As filed with the Securities and Exchange Commission on June 10, 2024

Registration No. [    ]

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ALLIANCE ENTERTAINMENT HOLDING CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	5199	85-2373325
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

8201 Peters Road

Suite 1000

Plantation, Florida

(954) 255-4000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jeffrey Walker

Chief Executive Officer

8201 Peters Road

Suite 1000

Plantation, Florida

(954) 855-4000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Brad L. Shiffman Kathleen A. Cunningham Blank Rome LLP 1271 Avenue of the America New York, New York 10020 Tel: (212) 885-5000	Mitchell S. Nussbaum Norwood P. Beveridge Lili Taheri Loeb & Loeb LLP 345 Park Avenue New York, New York 10154 Tel: (212) 407-4000

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information contained in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED JUNE 10, 2024

1,250,000 Shares

Class A Common Stock

Alliance Entertainment Holding Corporation

We are offering 1,250,000 shares of our Class A common stock at an assumed public offering price per share of $8.00 per share. The assumed public offering price used throughout this prospectus has been included for illustration purposes only. The actual offering price may differ materially from the assumed price used in the prospectus and will be determined by negotiations between us and the representatives of the underwriters, may not be indicative of prices of the actual offering price.

Our common stock is listed on the Nasdaq Capital Market under the symbol “AENT.” The last reported sale price of our Class A common stock on the Nasdaq Capital Market on June 7, 2024 was $3.01 per share

Investing in our Class A common stock involves a high degree of risk. See “Risk Factors” beginning on page  11 You should review carefully the risks and uncertainties described under the heading “Risk Factors” beginning on page 11 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public offering price	$	$
Underwriting discounts and commissions(1)	$	$
Proceeds, before expenses, to us	$	$

(1) We have agreed to reimburse the underwriters for certain expenses and the underwriters will receive compensation in addition to underwriting discounts and commissions. We refer you to “Underwriting” beginning on page 87 for additional information regarding underwriters’ compensation.

We have granted the underwriters a 45-day option to purchase up to 187,500 additional shares of our Class A common stock at the public offering price, less underwriting discounts and commissions.

The underwriters expect to deliver the shares on or about            , 2024.

ThinkEquity

The date of this prospectus is         , 2024.

You should rely only on the information contained in this prospectus and any free writing prospectus that we have authorized for use in connection with this offering. Neither we nor the underwriters have authorized anyone to provide you with information that is different. We are offering to sell, and seeking offers to buy, the securities covered hereby only in jurisdictions where offers and sales are permitted. The information in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities covered hereby. Our business, financial condition, results of operations and prospects may have changed since that date. We are not, and the underwriters are not, making an offer of these securities in any jurisdiction where the offer is not permitted. This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed or will be filed as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find Additional Information.”

For investors outside the United States: Neither we nor any of the underwriters have taken any action that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities covered hereby and the distribution of this prospectus outside of the United States.

Unless otherwise indicated, information contained in this prospectus concerning our industry and the markets in which we operate, including our general expectations and market position, market opportunity and market share, is based on information from our own management estimates and research, as well as from industry and general publications and research, surveys and studies conducted by third parties. Industry publications and third-party research, surveys and studies generally indicate that their information has been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. We believe that the data obtained from these industry publications and third-party research, surveys and studies are reliable. Management estimates are derived from publicly available information, our knowledge of our industry and assumptions based on such information and knowledge, which we believe to be reasonable. Our management estimates have not been verified by any independent source, and

i

we have not independently verified any third-party information. In addition, assumptions and estimates of our and our industry’s future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors.” These and other factors could cause our future performance to differ materially from our assumptions and estimates. See “Cautionary Note Regarding Forward-Looking Statements.” We are ultimately responsible for all disclosure included in this prospectus.

All other brand names or trademarks appearing in this prospectus supplement and the accompanying prospectus are the property of their respective holders. Use or display by us of other parties’ trademarks or trade dress in this prospectus supplement and the accompanying prospectus is not intended to, and does not, imply a relationship with, or endorsements or sponsorship of, us by the trademark or trade dress owners.

ii

FREQUENTLY USED TERMS

In this document:

➢	“Adara” means Adara Acquisition Corp., a Delaware corporation, prior to the completion of the Business Combination.
➢	“Adara Initial Stockholders” means the initial stockholders of Adara, including the Sponsor.
➢	“Board” or “Board of Directors” means the board of directors of Alliance.
➢	“Business Combination” means the transactions contemplated by the Business Combination Agreement.
➢	“Business Combination Agreement” means that Business Combination Agreement, dated as of June 22, 2022, by and among Adara, Merger Sub and Legacy Alliance.
➢	“Bylaws” means our amended and restated bylaws, adopted as of February 10, 2023.
➢	“Certificate of Incorporation” means our second amended and restated certificate of incorporation, dated February 10, 2023.
➢	“Class A common stock” means the Class A common stock par value $0.0001 per share, of Alliance.
➢	“Class E common stock” means the Class E common stock, par value $0.0001 per share, of Alliance.
➢	“Closing” means the closing of the Business Combination.
➢	“Code” means the Internal Revenue Code of 1986, as amended.
➢	“Common Stock” means the Class A common stock and the Class E common stock.
➢	“DGCL” means the General Corporation Law of the State of Delaware.
➢	“Exchange Act” means the Securities Exchange Act of 1934, as amended.
➢	“GAAP” means U.S. generally accepted accounting principles.
➢	“Initial Stockholder Shares” means 1,500,000 shares of Class A common stock that currently are owned by the Adara Initial Stockholders, The Initial Stockholder Shares were shares of Class B common stock, par value $0.0001 per share, of Adara that automatically converted into shares of Class A common stock upon the closing of the Business Combination.
➢	“Investment Company Act” means the Investment Company Act of 1940, as amended.
➢	“IPO” means Adara’s initial public offering, consummated on February 11, 2021, of 11,500,000 units at $10.00 per unit.
➢	“JOBS Act” means the Jumpstart Our Business Startups Act of 2012.
➢	“Legacy Alliance” means Alliance Entertainment Holding Corp, a Delaware corporation, prior to the Business Combination.
➢	“Merger Sub” means Adara Merger Sub., a Delaware corporation and a wholly owned subsidiary of Adara.
➢	“Private Warrants” means the warrants to purchase Class A common stock purchased is a private placement in consideration with the Adara IPO.
➢	“Public shares” means shares of Class A common stock included in the public units sold in the Adara IPO.

➢	“Public stockholders” means holders of public shares, including the Adara Initial Stockholders to the extent the Adara Initial Stockholders hold public shares; provided, that the Adara Initial Stockholders are considered a “public stockholder” only with respect to any public shares held by them.
➢	“Public Warrants” means the warrants included as a component of the public units sold in the Adara IPO.
➢	“SEC” means the U.S. Securities and Exchange Commission.
➢	“Securities Act” means the Securities Act of 1933, as amended.
➢	“Sponsor” means Adara Sponsor LLC, a Delaware limited liability company, and an Adara Initial Stockholder.
➢	“Transfer Agent” means Continental Stock Transfer & Trust Company.
➢	“Underwriter Warrants” means the warrants issued to the underwriter of the IPO and its designees in connection with the IPO.
➢	“$11.50 Warrants” means Public Warrants, the Private Warrants and the Underwriter Warrants.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus may constitute “forward-looking statements” for purposes of the federal securities laws. Our forward-looking statements include, but are not limited to, statements regarding Alliance’s and Alliance’s management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about:

➢	Alliance’s financial and business performance, including financial projections and business metrics; and
➢	expectations regarding Alliance’s strategies and future financial performance, including financial projections and business metrics, its future business plans or objectives, prospective performance and opportunities and competitors, revenues, products and services, pricing, operating expenses, market trends, liquidity, cash flows and uses of cash, capital expenditures and Alliance’s ability to invest in growth initiatives and pursue acquisition opportunities.

These forward-looking statements are based on information available as of the date of this prospectus, and current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

You should not place undue reliance on these forward-looking statements in deciding how to vote your proxy or instruct how your vote should be cast on the proposals set forth in this prospectus. As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include:

➢	risks relating to the anticipated growth rates and market opportunities;
➢	changes in applicable laws or regulations;
➢	the ability of Alliance to execute its business model, including market acceptance of its systems and related services;
➢	Alliance’s reliance on a concentration of suppliers for its products and services;
➢	increases in Alliance’s costs, disruption of supply or shortage of products and materials;
➢	Alliance’s dependence on a concentration of customers, and failure to add new customers or expand sales to Alliance’s existing customers;
➢	increased Alliance inventory and risk of obsolescence;
➢	Alliance’s significant amount of indebtedness;
➢	known or future litigation and regulatory enforcement risks, including the diversion of time and attention and the additional costs and demands on Alliance’s resources;
➢	Alliance’s business being adversely affected by increased inflation, higher interest rates and other adverse economic, business, and/or competitive factors;
➢	Alliance’s success in retaining or recruiting, or changes required in, our officers, key employees or directors, and our ability to attract and retain key personnel;
➢	geopolitical risk;

➢	substantial regulations, which are evolving, and unfavorable changes or failure by Alliance to comply with these regulations;
➢	product liability claims, which could harm Alliance’s financial condition and liquidity if Alliance is not able to successfully defend or insure against such claims;
➢	various environmental and safety laws and regulations that could impose substantial costs upon Alliance and negatively impact Alliance’s ability to operate Alliance’s distribution facilities;
➢	outages and disruptions of Alliance’s services if it fails to maintain adequate security and supporting infrastructure as it scales Alliance’s information technology systems;
➢	availability of additional capital to support business growth;
➢	failure to protect Alliance’s intellectual property;
➢	the inability of Alliance to develop and maintain effective internal controls;
➢	the diversion of management’s attention and consumption of resources as a result of potential acquisitions of other companies;
➢	cyber-attacks and security vulnerabilities;
➢	any changes to U.S. tax laws; and
➢	other risks and uncertainties described in this prospectus, including those on page 11 under the section titled “Risk Factors.”

In addition, statements that “Alliance believes” and similar statements reflect Alliance’s beliefs and opinions on the relevant subject. These statements are based upon information available to Alliance as of the date of this prospectus, and while Alliance believes such information forms a reasonable basis for such statements, such information may be limited or incomplete, and such statements should not be read to indicate that such party has conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

PROSPECTUS SUMMARY

This summary highlights selected information from this prospectus and does not contain all of the information that is important to you in making an investment decision. This summary is qualified in its entirety by the more detailed information included in this prospectus. Before making your investment decision with respect to our securities, you should carefully read this entire prospectus, including the information under “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations “ and the financial statements included elsewhere in this prospectus.

Unless otherwise indicated or the context otherwise requires, references in this prospectus to “we,“ “our, “ “us “ and other similar terms refer to Alliance.

Alliance

Alliance is a leading global wholesaler and distributor of physical media, entertainment products, hardware, and accessories across various platforms. Employing an established multi-channel strategy, Alliance operates as the vital link between renowned international manufacturers of entertainment content, such as Universal Pictures, Warner Brothers Home Video, Walt Disney Studios, Sony Pictures, Lionsgate, Paramount, Universal Music Group, Sony Music, Warner Music Group, Microsoft, Nintendo, Take Two, Electronic Arts, Ubisoft, Square Enix, and others, and top-tier retail partners both domestically and internationally, serving as wholesale distributor, direct-to-consumer (“DTC”) distributor and e-commerce provider. Notable partners encompass giants like Walmart, Amazon, Best Buy, Barnes & Noble, Wayfair, Costco, Dell, Verizon, Kohl’s, Target, Shopify, and others. Currently, the company sells its products, permitted for export, to more than 70 countries worldwide.

Additionally, Alliance manages a diverse portfolio of owned e-commerce brands, including Critics’ Choice, Collectors’ Choice, Movies Unlimited, DeepDiscount, popmarket, blowitoutahere, Fulfillment Express, Importcds, GamerCandy, WowHD, and others.

Alliance provides state-of-the art warehousing and distribution technologies, operating systems and services that seamlessly enable entertainment product transactions to better serve customers directly or through our distribution affiliates. These technology-led platforms with access to the Company’s in stock inventory of over 325,000 SKU products, consisting of vinyl records, video games, compact discs, DVD, Blu-Rays, toys, and collectibles, combined with Alliance’s sales and distribution network, create a modern entertainment physical product marketplace that provides the discerning customer with enhanced options on efficient consumer-friendly platforms inventory. Alliance is the retailers’ back office for in-store and e-commerce solutions. All electronic data interchange (“EDI”) and logistics are operational and ready for existing retail channels to add new products.

For the nine months ended March 31, 2024 and 2023, Alliance’s net revenues were $863.5 million and $911.6 million, respectively. Net income (loss) was $4.1 million and ($42.2) million, respectively, and Adjusted EBITDA was $22.2 million and ($21.0) million, respectively. See “Management’s Discussion and Analysis Of Financial Condition And Results Of Operations” for a description of Adjusted EBITDA and a reconciliation of net income (loss) to Adjusted EBITDA.

For the years ended June 30, 2023 and 2022, Alliance’s revenues were $1.16 billion and $1.42 billion, respectively, net income (loss) was ($35.4) million and $28.6 million, respectively, and Adjusted EBITDA was ($17.6) million and $60.0 million, respectively.

Alliance was founded in 1990 (previously named CD Listening Bar, Inc.). Through a series of acquisitions and organic growth, Alliance has expanded and strengthened its global footprint and product breadth, and greatly increased its service capabilities. Since its inception, Alliance has made ten accretive business acquisitions, including Phantom Sound and Vision, MSI Music, Infinity Resources, Alliance, ANConnect, Mecca Electronics, Distribution Solutions, Mill Creek, COKeM and Think3Fold, LLC. Management believes that Alliance’s ability to successfully integrate acquisitions is underpinned by its highly efficient operating systems and experienced leadership team.

Management believes Alliance’s existing Service, Selection, and Technology offering has well-positioned the Company to capitalize on shifts towards e-commerce and Omni-Channel strategies, especially with retailers’ and manufacturers’ vastly increased reliance on our DTC fulfillment capabilities. For calendar years 2022 and 2023, approximately 20% and 28%, respectively, of unit volume was DTC. Alliance’s goal has always been to provide all the meta-data of content and images, service, selection, and purchasing to Omni-Channel retailers to expand their selection to compete with the leading on-line retailer. With over 700 employees worldwide, Alliance has over 4,000 unique customers and over 35,000 “Ship-To” locations.

Alliance believes the three pillars of its business, Service, Selection, and Technology, create a powerful competitive advantage that will protect the Company’s market leadership and propel its future growth into the evolving physical entertainment product segments.

The Business Combination

On February 10, 2023, Alliance, Adara and Merger Sub consummated the transactions contemplated by the Business Combination Agreement. Pursuant to the terms of the Business Combination Agreement, a business combination of Legacy Alliance and Adara was effected by the merger of Merger Sub with and into Alliance (the “Merger”), with Alliance surviving the Merger as a wholly-owned subsidiary of Adara Following the consummation of the Merger on the closing date of the Business Combination, Adara changed its name from Adara Acquisition Corp. to Alliance Entertainment Holding Corporation.

Pursuant to the Business Combination Agreement, Adara issued (i) 47,500,000 shares of Class A common stock of Adara to holders of common stock of Legacy Alliance and (ii) 60,000,000 shares of Class E common stock of Adara to the Legacy Alliance stockholders were placed in an escrow account to be released to such Legacy Alliance stockholders and converted into Class A common stock upon the occurrence of certain triggering events.

Corporate Information

The mailing address of Alliance’s principal executive office is 1401 N.W. 16th Ave., Suite 100, Plantation, Florida 33324.

Risk Factors

Investing in our securities involves risks. You should carefully consider the risks described in “Risk Factors” beginning on page 11 before making a decision to invest in our Class A common stock. If any of these risks actually occurs, our business, financial condition and results of operations would likely be materially adversely affected. In such case, the trading price of our securities would likely decline, and you may lose all or part of your investment. Set forth below is a summary of some of the principal risks we face:

➢	If Alliance fails to respond to or capitalize on the rapid technological development in the music, video, gaming, and entertainment industry, including changes in entertainment delivery formats, its business could be harmed;
➢	If Alliance does not successfully optimize and operate its fulfillment network, its business could be harmed;
➢	Disruptions in Alliance’s supply chain have increased product expenditures and could result in an adverse impact on results of operations;
➢	Inflation could cause Alliance’s product costs and operating and administrative expenses to grow more rapidly than net sales, which could result in lower gross margins and lower net earnings;
➢	Weakness in the economy, market trends and other conditions affecting the profitability and financial stability of Alliance’s customers could negatively impact Alliance’s sales growth and results of operations;
➢	Our expansion into new products, services, technologies, and geographic regions subjects us to additional business, legal, financial, and competitive risks;
➢	Our business will suffer if we are not successful in developing and expanding our partner brands across our consumer base;
➢	Consumer interests change rapidly and acceptance of products and entertainment offerings are influenced by outside factors;
➢	If we are unable to navigate through global supply chain challenges, our business may be harmed;
➢	If we are unable to adapt our business to the continued shift to ecommerce, our business may be harmed;
➢	Our business, including our costs and supply chain, is subject to risks associated with sourcing, manufacturing, warehousing, distribution and logistics, and the loss of any of our key suppliers or service providers could negatively impact our business;

➢	We face significant inventory risk;
➢	We rely on third-party suppliers, labels, studios, publishers, suppliers, retail and ecommerce partners and other vendors, and they may not continue to produce products or provide services that are consistent with our standards or applicable regulatory requirements, which could harm our brand, cause consumer dissatisfaction, and require us to find alternative suppliers of our products or services;
➢	Alliance’s existing and any future indebtedness could adversely affect its ability to operate its business;
➢	Covenants and events of default under Alliance’s credit facility could limit our ability to undertake certain types of transactions and adversely affect our liquidity;
➢	Alliance has engaged in transactions with related parties, and such transactions present possible conflicts of interest that could have an adverse effect on our business and results of operations;
➢	Our indebtedness may limit our availability of cash, cause us to divert cash to fund debt service payments or make it more difficult to take certain other actions;
➢	If we were unable to obtain or service our other external financings, or if the restrictions imposed by such financing were too burdensome, our business would be harmed;
➢	Alliance has identified material weaknesses in its internal controls over financial reporting. If remediation of such material weaknesses is not effective, or if we fail to develop and maintain proper and effective internal controls over financial reporting, Alliance’s ability to produce timely and accurate financial statements, comply with applicable laws and regulations, or access the capital markets could be impaired;
➢	Prior to the Business Combination, Adara had accounted for its outstanding Warrants as a warrant liability and following the Business Combination, Alliance is required to determine the value warrant liability for the Private Warrants quarterly, which could have a material impact on Alliance’s financial position and operating results;
➢	Alliance’s management has limited experience in operating a public company;
➢	We might not be able to maintain the listing of our Class A common stock on the Nasdaq Capital Market;

THE OFFERING

Common stock offered by us:	1,250,000 shares of Class A common stock
Common stock to be outstanding immediately after this Offering:	52,187,370 shares (52,374,370 shares if the underwriters exercise their option to purchase up to an additional 187,500 shares to cover over-allotments, if any).
Over-Allotment Option:

We have granted the underwriters an option for a period of 45 days from the date of this prospectus to purchase up to an additional 137.500 shares of common stock at the public offering price, less the underwriting discount.

Use of proceeds:

We estimate that the net proceeds from this offering will be approximately $8.6 million or approximately $10.0 million if the underwriters exercise their over-allotment option in full, at an assumed public offering price of $8.00 per share, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us. We intend to use the net proceeds from this offering for working capital and general corporate purposes. We believe opportunities may exist from time to time to expand our current business through acquisitions of, or investments in, complementary businesses, products or technologies. While we currently have no agreements or commitments to complete any such transaction at this time, we may use a portion of the net proceeds for these purposes. See “Use of Proceeds” for a more complete description of the intended use of proceeds from this offering.

Risk factors:

An investment in our securities involves a high degree of risk and could result in a loss of your entire investment. Prior to making an investment decision, you should carefully consider all of the information in this prospectus and, in particular, you should evaluate the risk factors set forth under the caption “Risk Factors” beginning on page  11.

Nasdaq Capital Market Trading Symbol:	Our common stock is listed on The Nasdaq Capital Market under the symbol “AENT.”

The number of shares of common stock to be outstanding immediately after this offering is based on 50,937,370 shares of common stock outstanding as of June 10, 2024 and excludes:

➢	9,970,090 shares of Class A common stock reserved for issuance upon exercise of the Warrants at a weighted average exercise price of $11.46 per share;
➢	151,000 shares of Class A common stock available for issuance under our 2023 Omnibus Equity Incentive Plan or the 2023 Omnibus Equity and Incentive Plan, or 2023 Plan;
➢	60,000,000 shares of Class A common stock reserved for issuance upon automatic conversion of contingent Class E common stock in three equal tranches when the price of the Class A common stock reaches $20, $30, and $50 per share, and under a variety of conditions within five, seven and ten years from the date of the Business Combination; and
➢	62,500 shares of Class A common stock reserved for issuance upon issuance of warrants to be issued to the representative of the underwriters upon the consummation of this offering.

SUMMARY FINANCIAL INFORMATION

The selected historical consolidated statements of operations data of Alliance for the nine months ended March 31, 2024 and 2023 is unaudited. The years ended June 30, 2023 and 2022 and the historical consolidated balance sheet data as of June 30, 2023 and 2022 are derived from Alliance’s audited consolidated financial statements included elsewhere in this prospectus.

The information below is only a summary and should be read in conjunction with the sections entitled “Alliance Entertainment’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements of Alliance, and the notes and schedules related thereto, which are included elsewhere in this prospectus.

Consolidated Statement of Operations Date

($ in thousands except share and per share amounts)

	Nine Months	Nine Months
	Ended	Ended	Year Ended	Year Ended
	March 31, 2024	March 31, 2023	June 30, 2023	June 30, 2022
	(Unaudited)	(Unaudited)
Net Revenues	$863,549	$911,590	$1,158,722	$1,417,377
Cost of Revenues (excluding depreciation and amortization)	761,580	837,897	1,054,788	1,234,995
Operating Expenses
Distribution and Fulfillment Expense	37,983	50,153	62,841	64,260
Selling, General and Administrative Expense	43,626	44,559	59,057	58,110
Depreciation and Amortization	4,455	4,845	6,629	8,259
Transaction Costs	2,086	4,355	5,014	(251)
IC DISC Commissions	—	2,833	2,833	9,907
Restructuring Costs	226	—	306	—
(Gain) on Disposal of Fixed Assets	(51)	(3)	—	—
Total Operating Expenses	88,325	106,742	136,680	140,285
Operating (Loss) Income	13,644	(33,049)	(32,746)	42,098
Other Expenses
Interest Expense, Net	9,520	9,105	11,715	4,056
Change in Fair Value of Warrants	—	—	1	—
Total Other Expenses	9,520	9,105	11,716	4,056
(Loss) Income Before Income Tax Expense (Benefit)	4,124	(42,154)	(44,462)	38,042
Income Tax (Benefit) Expense	2,049	(11,380)	(9,058)	9,423
Net (Loss) Income	2,075	(30,774)	(35,404)	28,619
Other Comprehensive (Loss) Income
Foreign Currency Translation	—	—	(11)	7
Total Comprehensive (Loss) Income	—	—	(35,415)	28,626
Net (Loss) Income per Share - Basic and Diluted	$0.04	$(0.64)	$(0.74)	$(0.60)
EBITDA (1)	$18,099	$(28,204)	$(26,118)	$50,357
Adjusted EBITDA (2)	$22,166	$(21,019)	$(17,601)	$60,013
Weighted Average Common Shares Outstanding – Basic and Diluted	50,788,811	47,804,228	48,138,393	47,500,000
1)	EBITDA is defined as earnings before interest, taxes, depreciation and amortization. This measure is not a recognized measure of financial performance under GAAP in the United States and should not be considered as a substitute for operating earnings (losses), net earnings (loss) from continuing operations or cash flows from operating activities, as determined in accordance with GAAP.
2)	Adjusted EBITDA as net gain or loss adjusted to exclude: (i) income tax expense; (ii) other income (loss); (iii) interest expense; and (iv) depreciation and amortization expense and (v) fair value of Warrants and other non-recurring expenses. We use Adjusted EBITDA to evaluate our own operating performance and as an integral part of our planning process. We present Adjusted EBITDA as a supplemental measure because we believe such a measure is useful to investors as a reasonable indicator of operating performance. We believe this measure is a financial metric used by many investors to compare companies. This measure is not a recognized measure of financial performance under GAAP in the United States and should not be considered as a substitute for operating earnings (losses), net earnings (loss) from continuing operations or cash flows from operating activities, as determined in accordance with GAAP.

Consolidated Balance Sheet Data

	March 31, 2024
	Actual	As Adjusted(3)

	(Unaudited)
Cash	$1,642	$10,242
Current assets	$202,687	$211,287
Total assets	$324,021	$332,621
Current Liabilities	$145,445	$145,445
Total liabilities	$238,896	$238,896
Total stockholders’ equity	$85,125	$93,725
3)	On an as adjusted basis to give effect to the sale by us of 1,250,000 shares of Class A common stock at an assumed public offering price of $8.00 per share on this offering, after deducting the estimated underwriting discounts and commissions and estimated expenses payable by us in connection with this offering.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the risks described below before making an investment decision. Our business, prospects, financial condition, or operating results could be harmed by any of these risks, as well as other risks not known to us or that we consider immaterial as of the date of this prospectus. The trading price of our securities could decline due to any of these risks, and, as a result, you may lose all or part of your investment.

Risks Related to Our Business and Industry

If we fail to respond to or capitalize on the rapid technological development in the music, video, gaming, and entertainment industry, including changes in entertainment delivery formats, our business could be harmed.

The music, video, gaming, and entertainment industry continues to experience frequent change driven by technological development, including developments with respect to the formats through which music, films, television programming, games, and other content are delivered to consumers. With rapid technological changes and dramatically expanded digital content offerings, the scale and scope of these changes have accelerated in recent years. For example, consumers are increasingly accessing television, film and other episodic content on streaming and digital content networks, such as Netflix, Amazon Prime Video, Hulu, Disney+ and Apple TV+. Additionally, consumers access music content through Apple Music, Pandora, Amazon Music, Spotify and other providers. Video game services can be accessed through Xbox Game Pass, PlayStation Now, GeForce, Steam, Stadia, xCloud, Shadow, Luna, and Switch Online.

Some entertainment offerings have gone direct to streaming channels and are not produced in a physical content format. Direct release to streaming channels is likely to continue. Technological as well as other changes caused by the pandemic have caused significant disruption to the retail distribution of music and entertainment offerings and have caused and could in the future cause a negative impact on sales of our products and other forms of monetization of content. We may lose opportunities to capitalize on changing market dynamics, technological innovations or consumer tastes if we do not adapt our content offerings or distribution capabilities in a timely manner. The overall effect that technological development and new digital distribution platforms have on the revenue and profits we derive from our entertainment content, including from merchandise sales derived from such content, and the additional costs associated with changing markets, media platforms and technologies, is unpredictable. If we fail to accurately assess and effectively respond to changes in technology and consumer behavior in the entertainment industry, our business may be harmed.

If we do not successfully optimize and operate our fulfillment network, our business could be harmed.

If we do not adequately predict customer demand or otherwise optimize and operate our fulfillment network successfully, it could result in excess or insufficient fulfillment, or result in increased costs, impairment charges, or both, and harm our business in other ways. As we continue to add fulfillment or add new businesses with different requirements, our fulfillment networks become increasingly complex and operating them becomes more challenging. There can be no assurance that we will be able to operate our networks effectively. In addition, a failure to optimize inventory in our fulfillment network could result in lost sales from inventory shortages or extra costs of holding excess inventory or write downs on inventory. Due to tight labor markets, we may be unable to adequately staff our fulfillment network and customer service centers or have to increase wages to attract more employees.

We rely on a number of shipping companies to deliver inventory to us and complete orders to our customers. If we are not able to negotiate acceptable terms with these companies or they experience performance problems or other difficulties, it could negatively impact our operating results and customer experience. In addition, our ability to receive inbound inventory efficiently and ship completed orders to customers also may be negatively affected by inclement weather, fire, flood, power loss, earthquakes, labor disputes, acts of war or terrorism, acts of God, and similar factors.

Under some of our commercial agreements, we maintain the inventory of other companies, thereby increasing the complexity of tracking inventory and operating our fulfillment network. Our failure to properly handle such inventory or the inability of these other companies to accurately forecast product demand would result in unexpected costs and other harm to our business and reputation.

We face competition. If we are unable to compete effectively with existing or new competitors, our revenues, market share and profitability could decline.

Our businesses are rapidly evolving and competitive, and we have many competitors in different industries, including physical, e-commerce, and omni-channel retail, e-commerce services, digital content and electronic devices, web and infrastructure computing services, and transportation and logistics services, and across geographies, including cross-border competition. Some of our current and potential competitors have greater resources, longer histories, more customers, and/or greater brand recognition. They may also secure better terms from vendors, adopt more aggressive pricing, and devote more resources to technology, infrastructure, fulfillment, and marketing.

The music, video, gaming and entertainment industry is highly competitive. We compete in the U.S. and internationally with a wide array of large and small distributors, and sellers of vinyl records, CD’s, DVD’s, video games and other entertainment and consumer products. In addition, we compete with companies who are focused on building their brands across multiple product and consumer categories, including through entertainment offerings. Across our business, we face competitors who are constantly monitoring and attempting to anticipate consumer tastes and trends, seeking which will appeal to consumers, and introducing new products that compete with our products for consumer acceptance and purchase.

Competition may intensify, including with the development of new business models and the entry of new and well-funded competitors, and as our competitors enter into business combinations or alliances and established companies in other market segments expand to become competitive with our business. In addition, new and enhanced technologies, including search, digital content, and electronic devices, may increase our competition. The Internet facilitates competitive entry and comparison shopping, and increased competition may reduce our sales and profits.

Disruptions in Alliance’s supply chain have increased product expenditures and could result in an adverse impact on results of operations.

The occurrence of one or more natural or human induced disasters, including pandemic diseases or viral contagions such as the COVID-19 pandemic; geopolitical events, such as war, civil unrest attacks in a country in which Alliance’s suppliers are located; and the imposition of measures that create barriers to or increase the costs associated with international trade could result in disruption of Alliance’s logistics or supply chain network. For example, the outbreak of the COVID-19 pandemic disrupted the operations of Alliance and its suppliers and customers. Customer demand for certain products has also fluctuated during the pandemic which challenged Alliance’s ability to anticipate and/or procure product to maintain inventory levels to meet that demand. Additionally supply chain disruptions can be the result of the bankruptcy or failure of trucking and other logistics businesses. Labor shortages can also cause supply chain disruptions.

These factors have resulted in higher product inventory cost positions in certain products as well as delays in delivering those products to Alliance’s distribution centers, branches or customers, and similar results may occur in the future. Even when Alliance is able to find alternate sources for certain products, they may cost more or require Alliance to incur higher transportation costs, which could adversely impact Alliance’s profitability and financial condition. Any of these circumstances could impair Alliance’s ability to meet customer demand for products and result in lost sales, increased supply chain costs, penalties, or damage to Alliance’s reputation. Any such increased product costs from supplier disruption could adversely impact the results of operations and financial performance.

Inflation has caused and may continue to impact Alliance’s product costs and operating and administrative expenses to grow more rapidly than net sales, which could result in lower gross margins and lower net earnings.

Market variables, such as inflation of product costs from suppliers, labor rates and fuel, freight and energy costs, have and may continue to increase potentially causing Alliance to be unable to efficiently manage its product costs and operating and administrative expenses in a way that would enable it to leverage its revenue growth into higher net earnings. In addition, Alliance’s inability to pass on such increases in product costs to customers in a timely manner, or at all, could cause Alliance’s operating and administrative expenses to grow, which could result in lower gross profit margins and lower net earnings.

Weakness in the economy, market trends and other conditions affecting the profitability and financial stability of Alliance’s customers could negatively impact Alliance’s sales growth and results of operations.

Economic, political and industry trends affect Alliance’s business environments. Alliance serves several industries and markets in which the demand for its products and services is sensitive to the production activity, capital spending and demand for products and services of Alliance’s customers. Many of these customers operate in markets that are subject to cyclical fluctuations resulting from market uncertainty, trade and tariff policies, costs of goods sold, currency exchange rates, central bank interest rate fluctuations, economic downturns, recessions, foreign competition, offshoring of production, oil and natural gas prices, geopolitical developments, labor shortages, inflation, natural or human induced disasters, extreme weather, outbreaks of pandemic disease such as the COVID-19 pandemic, inflation, deflation, and a variety of other factors beyond Alliance’s control. Any of these factors could cause customers to idle or close stores, delay purchases, reduce wholesale purchasing levels, or experience reductions in the demand for their own retail and wholesale products or services.

Any of these events could also reduce the volume of products and services these customers purchase from Alliance or impair the ability of Alliance’s customers to make full and timely payments and could cause increased pressure on Alliance’s selling prices and terms of sale.

If we incurred any significant impairment charges, our net earnings would be reduced.

Declines in the profitability of acquired brands or our decision to reduce our focus or exit these brands may impact our ability to recover the carrying value of the related assets and could result in an impairment charge. Similarly, declines in our profitability may impact on the fair value of our reporting unit, which could result in a write-down of our goodwill and consequently harm our net earnings.

Risks Related to Expansion of our Business

Our expansion places a strain on our management, operational, financial, and other resources.

We are rapidly and significantly expanding operations, including increasing our product and service offerings and scaling our infrastructure to support our retail and services businesses. This expansion increases the complexity of our business and places strain on our management, personnel, operations, systems, technical performance, financial resources, and internal financial control and reporting functions. We may not be able to manage growth effectively, which could damage our reputation, limit our growth, and negatively affect our operating results.

We may not realize the anticipated benefits of acquisitions or investments in our acquisitions or joint ventures, or those benefits may be delayed or reduced in their realization.

Acquisitions and investments have been a component of our growth and the development of our business, such as our acquisitions of COKeM in September 2020 and the assets and liabilities of Think3Fold, LLC in 2022. Acquisitions can broaden and diversify our brand holdings and product offerings and allow us to build additional capabilities and competencies of the company.

We cannot be certain that the products and offerings of companies we may acquire, or acquire an interest in, will achieve or maintain popularity with consumers in the future or that any such acquired companies or investments will allow us to market our products more effectively, develop our competencies or grow our business. In some cases, we expect that the integration of the companies that we may acquire will create production, marketing and other operating, revenue or cost synergies which will produce greater revenue growth and profitability and, where applicable, cost savings, operating efficiencies and other advantages. However, we cannot be certain that these synergies, efficiencies, and cost savings will be realized. Even if achieved, these benefits may be delayed or reduced in their realization. In other cases, we may acquire or invest in companies that we believe have strong and creative management, in which case we may plan to operate them more autonomously rather than fully integrating them into our operations. We cannot be certain that the key talented individuals at these companies will continue to work for us after the acquisition or that they would develop popular and profitable products, entertainment or services in the future. We cannot guarantee that any acquisition or investment we may make will be successful or beneficial, and acquisitions can consume significant amounts of management attention and other resources, which may negatively impact other aspects of our business.

Our expansion into new products, services, technologies, and geographic regions subjects us to additional business, legal, financial, and competitive risks.

We may have limited or no experience in our newer market segments, and our customers may not adopt our offerings. These offerings may present new and difficult technology challenges, and we may be subject to claims if customers of these offerings experience service disruptions or failures or other quality issues. In addition, profitability, if any, in our newer activities may be lower than in our older activities, and we may not be successful enough in these newer activities to recoup our investments in them. If any of this were to occur, it could damage our reputation, limit our growth, and negatively affect our operating results.

We may experience significant fluctuations in our operating results and growth rate.

We may not be able to accurately forecast our growth rate. We base our expense levels and investment plans on sales estimates. A significant portion of our expenses and investments is fixed, and we may not be able to adjust our spending quickly enough if our sales are less than expected.

Our revenue growth may not be sustainable, and our percentage growth rates may decrease. Our revenue and operating profit growth depends on the continued growth of demand for the products and services offered by us or our customers, and our business is affected by general economic and business conditions worldwide. A softening of demand, whether caused by changes in customer preferences or a weakening of the U.S. or global economies, may result in decreased revenue or growth.

Our sales and operating results will also fluctuate for many other reasons, including due to risks described elsewhere in this section and the following:

our ability to retain and increase sales to existing customers, attract new customers, and satisfy our customers’ demands;

➢	our ability to retain and expand our network of customers;
➢	our ability to offer products on favorable terms, manage inventory, and fulfill orders;
➢	the introduction of competitive stores, websites, products, services, price decreases, or improvements;
➢	changes in usage or adoption rates of the Internet, e-commerce, electronic devices, and web services, including outside the U.S.;
➢	timing, effectiveness, and costs of expansion and upgrades of our systems and infrastructure;
➢	the success of our geographic, service, and product line expansions;
➢	the extent to which we finance, and the terms of any such financing for, our current operations and future growth;
➢	the outcomes of legal proceedings and claims, which may include significant monetary damages or injunctive relief and could have a material adverse impact on our operating results;
➢	variations in the mix of products and services we sell;
➢	variations in our level of merchandise and vendor returns;
➢	the extent to which we offer free shipping, continue to reduce prices worldwide, and provide additional benefits to our customers;
➢	factors affecting our reputation or brand image;
➢	the extent to which we invest in technology and content, fulfillment, and other expense categories;
➢	increases in the prices of fuel and gasoline, as well as increases in the prices of other energy products and commodities like paper and packing supplies;
➢	the extent to which our equity-method investees record significant operating and non-operating items;
➢	the extent to which operators of the networks between our customers and our stores successfully charge fees to grant our customers unimpaired and unconstrained access to our online services;
➢	our ability to collect amounts owed to us when they become due;

➢	the extent to which use of our services is affected by spyware, viruses, phishing and other spam emails, denial of service attacks, data theft, computer intrusions, outages, and similar events;
➢	terrorist attacks and armed hostilities;
➢	supply chain issues such as chip shortages; and
➢	long lead time in the manufacturing vinyl LP’s.

Our international operations expose us to a number of risks.

Our international activities are insignificant to our revenues and profits, and we plan to further expand internationally. In certain international market segments, we have relatively little operating experience and may not benefit from any first-to-market advantages or otherwise succeed. It is costly to establish, develop, and maintain international operations, and promote our brand internationally. Our international operations may not be profitable on a sustained basis.

In addition to risks described elsewhere in this section, our international sales and operations are subject to a number of risks, including:

➢	local economic and political conditions;
➢	government regulation and compliance requirements (such as regulation of our product and service offerings and of competition), restrictive governmental actions (such as trade protection measures, including export duties and quotas and custom duties and tariffs), nationalization, and restrictions on foreign ownership;
➢	restrictions on sales or distribution of certain products or services and uncertainty regarding liability for products, services, and content, including uncertainty as a result of less Internet- friendly legal systems, local laws, lack of legal precedent, and varying rules, regulations, and practices regarding the physical and digital distribution of media products and enforcement of intellectual property rights;
➢	business licensing or certification requirements, such as for imports, exports, web services, and electronic devices;
➢	limitations on the repatriation and investment of funds and foreign currency exchange restrictions;
➢	limited fulfillment and technology infrastructure;
➢	shorter payable and longer receivable cycles and the resultant negative impact on cash flow;
➢	laws and regulations regarding consumer and data protection, privacy, network security, encryption, payments, and restrictions on pricing or discounts;
➢	lower levels of consumer spending and fewer opportunities for growth compared to the U.S.;
➢	lower levels of credit card usage and increased payment risk;
➢	difficulty in staffing, developing, and managing foreign operations as a result of distance, language, and cultural differences;
➢	different employee/employer relationships and the existence of works councils and labor unions;
➢	compliance with the U.S. Foreign Corrupt Practices Act and other applicable U.S. and foreign laws prohibiting corrupt payments to government officials and other third parties;
➢	laws and policies of the U.S. and other jurisdictions affecting trade, foreign investment, loans, and taxes; and
➢	geopolitical events, including war and terrorism.

As international physical, e-commerce, and other services grow, competition will intensify, including through adoption of evolving business models. Local companies may have a substantial competitive advantage because of their greater understanding of, and focus on, the local customer, as well as their more established local brand names. We may not be able to hire, train, retain, and manage required personnel, which may limit our international growth.

Our business will suffer if we are not successful in developing and expanding our partner brands across our consumer base.

Our strategy is to focus on and expand relationship with larger global brands, with an emphasis on developing and expanding those of our key partner brands, which we view as having the largest global potential, across our customer base. As we concentrate our efforts on more brands, we believe we can gain additional leverage and enhance the consumer experience. This focus means that our success depends disproportionately on our and our new partners’ ability to successfully develop these new brands across our consumer base and to maintain and extend the reach and relevance of these brands to global consumers in a wide array of markets. This strategy has required us to acquire, build, invest in and develop our competencies in music, movies, gaming, consumer products and entertainment products. Acquiring, developing, investing in and growing these competencies has required significant effort, time and money, with no assurance of success. The success of our brand blueprint strategy also requires significant alignment and integration among our business segments. If we are unable to successfully develop, maintain and expand key partner brands across our brand blueprint, our business performance will suffer.

Risks Related to Shifts in Consumer Demand

Consumer interests change rapidly and acceptance of products and entertainment offerings are influenced by outside factors.

The interests of families, individuals, fans and audiences evolve extremely quickly and can change dramatically from year to year and by geography. To be successful, we must correctly anticipate the types of entertainment, products and play patterns which will capture consumers’ interests and imagination, and quickly develop and introduce innovative products and engaging entertainment which can compete successfully for consumers’ limited time, attention and spending. This challenge is more difficult with the ever- increasing utilization of technology, social media and digital media in entertainment offerings, and the increasing breadth of entertainment available to consumers. Evolving consumer tastes and shifting interests, coupled with an ever-changing and expanding pipeline of entertainment and consumer properties and products which compete for consumer interest and acceptance, create an environment in which some products and entertainment offerings can fail to achieve consumer acceptance, and other products and entertainment offerings can be popular during a certain period of time but then be rapidly replaced. As a result, our products and entertainment offerings can have short consumer life cycles.

Consumer acceptance of our or our partners’ entertainment offerings is also affected by outside factors, such as critical reviews, promotions, the quality and acceptance of films and television programs, music, video games, and content released into the marketplace at or near the same time, the availability of alternative forms of entertainment and leisure time activities, general economic conditions and public tastes generally, all of which could change rapidly and most of which are beyond our control. There can be no assurance that television programs and films, video games and video movies we distribute will obtain favorable reviews or ratings, or that films, video games and video movies we distribute will be popular with consumers and perform well in our distribution channels.

If we devote time and resources to distributing and marketing products or entertainment that consumers do not accept or do not find interesting enough to buy in sufficient quantities to be profitable to us, our revenues and profits may decline, and our business performance may be harmed. Similarly, if our product offerings and entertainment fail to correctly anticipate consumer interests, our revenues and earnings will be reduced.

An inability to develop, introduce and ship planned products, product lines and new brands in a timely and cost-effective manner may damage our business.

In acquiring new products, product lines and new brands we have anticipated dates for the associated product and brand introductions. When we state that we will introduce, or anticipate introducing, a particular product, product line or brand at a certain time in the future those expectations are based on completing the associated development, implementation, and marketing work in accordance with our currently anticipated development schedule. We cannot guarantee that we will be able to source and ship new or continuing products in a timely manner and on a cost-effective basis to meet constantly changing consumer demands.

The risk is also exacerbated by the increasing sophistication of many of the products we are distributing, providing greater innovation and product differentiation. Unforeseen delays or difficulties in the development process, significant increases in the planned cost of development, or changes in anticipated consumer demand for our products and new brands may cause the introduction date for products to be later than anticipated, may reduce or eliminate the profitability of such products or, in some situations, may cause a product or new brand introduction to be discontinued.

Risks Related to Our Supply Chain and Sales Channels

If we are unable to navigate through global supply chain challenges, our business may be harmed

Beginning in 2021, and continuing through 2022, we faced global supply chain challenges with the production and delivery of some products being delayed due to logistics, including labor, trucking and container shortages, port congestion and other shipping disruptions. We have in the past experienced increases in material costs and shortages for some of our products or any periodic and unpredictable manufacturing shut-downs, for example due to COVID-19. While we have taken actions to lessen the impact of these supply chain challenges, such as through the use of alternative ports and air freight, such actions resulted in higher costs and there can be no assurance that the actions taken will continue to be effective. We have also increased prices in some cases to help offset increased costs. We can provide no assurance that we will be able to avoid supply chain challenges in the future, or if we face such challenges, that we will be able to increase prices in the future. We also cannot assure that price increases we have already taken will offset the entirety of the additional costs we have incurred and may incur in the future to mitigate the supply chain disruption. Further, if we are unable to negotiate favorable carrier agreements, deliver products on time or otherwise satisfy demand for our products, our business may be harmed.

If we are unable to adapt our business to the continued shift to ecommerce, our business may be harmed.

For the fiscal year ended June 30, 2023 and the nine months ended March 31, 2024, ecommerce sales represented approximately 24% and 39% of our top four customers overall sales as consumers increasingly purchased our products online as compared to through in-store shopping due to the continued transition to ecommerce accelerated by the shutdown and limited access to retail stores during the COVID-19 pandemic. Ecommerce sales have resulted in retailers holding less inventory, which has caused us to adjust our supply chain. This supply chain is further strained by customers desiring faster delivery at reduced costs. Additionally, if our technology and systems used to support ecommerce order processing are not effective, our ability to deliver products on time on a cost-effective basis may be adversely affected. Failure to continue to adapt our systems and supply chain and successfully fulfill ecommerce sales could harm our business.

The concentration of our retail customer base and continued shift to ecommerce sales means that economic difficulties or changes in the purchasing or promotional policies or patterns of our major customers could have a significant impact on us.

For the year ended June 30, 2023, our top five customers generated approximately 50%, of net sales and our top customer accounted for approximately 23% (including all channels, market segments and lines of business) of our total net sales and purchased a mix of products comprised of approximately 47% music, 24% games, 23% movies, and 6% Consumer Products. For the nine months ended March 31, 2024, our top two customers generated approximately 29% of total net sales and our top customer accounted for approximately 18% of total net sales, which consisted of a mix of products comprised of approximately 39% music, 33% games, 19% movies, 4% consumer products, 2% digital and 3% freight and distribution fees. For the year ended June 30, 2023 and nine months ended March 31, 2024, our top customer accounted for 23% and 18%, respectively of our total net sales including all channels, market segments and lines of business. Due to our customer concentration, if our top customer was to experience difficulties in fulfilling their obligations to us, cease doing business with us, significantly reduce the amount of their purchases from us, favor competitors or new entrants, change their purchasing patterns, impose unexpected fees on us, alter the manner in which they promote our products or the resources they devote to promoting and selling our products, or return substantial amounts of our products, our business may be harmed.

Our customers do not make binding long-term commitments to us regarding purchase volumes and make all purchases by delivering purchase orders. Any customer could reduce its overall purchase of our products and reduce the number and variety of our products that it carries, and the shelf space allotted for our products. In addition, increased concentration among our customers could negatively impact our ability to negotiate higher sales prices for our products and could result in lower gross margins than would otherwise be obtained if there were less consolidation among our customers. Furthermore, the failure or lack of success of a significant retail customer could negatively impact our revenues and profitability.

Our business, including our costs and supply chain, is subject to risks associated with sourcing, manufacturing, warehousing, distribution and logistics, and the loss of any of our key suppliers or service providers could negatively impact our business.

All the products we offer are manufactured by third-party labels, studios, publishers and suppliers. As a result we may be subject to price fluctuations or demand disruptions. Our operating results would be negatively impacted by increases in the costs of the products we offer, and we have no guarantees that costs will not rise. In addition, as we expand into new categories and product types, we expect that we may not have strong purchasing power in these new areas, which could lead to higher costs than we have historically seen in our current categories. We may not be able to pass increased costs on to consumers, which could adversely affect our operating results. Moreover, in the event of a significant disruption in the supply of the materials used in the manufacture of the products we offer, we and the vendors that we work with might not be able to locate alternative suppliers of materials of comparable quality at an acceptable price.

In addition, products, and merchandise we receive from manufacturers and suppliers may not be of sufficient quality or free from damage, or such products may be damaged during shipping, while stored in our warehouse fulfillment centers or with third-party ecommerce or retail customers or when returned by consumers. We may incur additional expenses and our reputation could be harmed if consumers and potential consumers believe that our products do not meet their expectations, are not properly labeled or are damaged.

We purchase significant amounts from a limited number of suppliers with limited supply capabilities. There can be no assurance that our current suppliers will be able to accommodate our anticipated growth or continue to supply current quantities at preferential prices. An inability of our existing suppliers to provide products in a timely or cost-effective manner could impair our growth and have an adverse effect on our business, financial condition, results of operations and prospects. We generally do not maintain long-term supply contracts with any of our suppliers and any of our suppliers could discontinue selling to us at any time. The loss of any of our other significant suppliers, or the discontinuance of any preferential pricing or exclusive incentives they currently offer to us could have an adverse effect on our business, financial condition, results of operations and prospects.

We continually seek to expand our base of product suppliers, especially as we identify new markets. We also require our new and existing suppliers to meet our ethical and business partner standards. Suppliers may also have to meet governmental and industry standards and any relevant standards required by our consumers, which may require additional investment and time on behalf of suppliers and us. If any of our key suppliers becomes insolvent, ceases or significantly reduces its operations or experiences financial distress, any environmental, economic or other outside factors impact their operations, we are unable to identify or enter distribution relationships with new suppliers or to replace the loss of any of our existing suppliers, we may experience a competitive disadvantage, our business may be disrupted and our business, financial condition, results of operations and prospects could be adversely affected.

Our principal suppliers currently provide us with certain incentives such as extended payment terms, volume purchasing, trade discounts, cooperative advertising and market development funds. A reduction or discontinuance of these incentives would increase our costs and could reduce our ability to achieve or maintain profitability. Similarly, if one or more of our suppliers were to offer these incentives, including preferential pricing, to our competitors, our competitive advantage would be reduced, which could have an adverse effect on our business, financial condition, results of operations and prospects.

We face significant inventory risk.

In addition to risks described elsewhere relating to fulfillment network and inventory optimization by us and third parties, we are exposed to significant inventory risks that may adversely affect our operating results as a result of seasonality, new product launches, rapid changes in product cycles and pricing, defective merchandise, changes in consumer demand and consumer spending patterns, changes in consumer tastes with respect to our products, spoilage, and other factors. We endeavor to accurately predict these trends and avoid overstocking or understocking products we manufacture and/or sell. Demand for products, however, can change significantly between the time inventory or components are ordered and the date of sale. In addition, when we begin selling or manufacturing a new product, it may be difficult to establish vendor relationships, determine appropriate product or component selection, and accurately forecast demand. The acquisition of certain types of inventory or components requires significant lead-time and prepayment, and they may not be returnable. We carry a broad selection and significant inventory levels of certain products, and at times we are unable to sell products in sufficient quantities or to meet demand during the relevant selling seasons. If our inventory forecasting and production planning processes result in higher inventory levels exceeding the levels demanded by customers or should our customers decrease their orders with us, our operating results could be adversely affected due to costs of carrying the inventory and additional inventory write-downs for excess and obsolete inventory. Any one of the inventory risk factors set forth above may adversely affect our operating results.

If our third-party suppliers’ labels, studios, and publishers do not comply with applicable laws and regulations, our reputation, business, financial condition, results of operations and prospects could be harmed.

Our reputation and our consumers’ willingness to purchase our products depend in part on our suppliers’ labels, studios, publishers, and other suppliers, and retail partners’ compliance with ethical employment practices, such as with respect to child labor, wages and benefits, forced labor, discrimination, safe and healthy working conditions, and with all legal and regulatory requirements relating to the conduct of their businesses. We do not exercise control over our suppliers, manufacturers, and retail partners and cannot guarantee their compliance with ethical and lawful business practices. If our suppliers, manufacturers, or retail partners fail to comply with applicable laws, regulations, safety codes, employment practices, human rights standards, quality standards, environmental standards, production practices, or other obligations, norms, or ethical standards, our reputation and brand image could be harmed, and we could be exposed to litigation, investigations, enforcement actions, monetary liability, and additional costs that would harm our reputation, business, financial condition, results of operations and prospects.

Shipping is a critical part of our business and any changes in our shipping arrangements or any interruptions in shipping could adversely affect our operating results.

We primarily rely on the major suppliers for our shipping requirements. If we are not able to negotiate acceptable pricing and other terms with these suppliers or if one of the two experiences performance problems or other difficulties, it could negatively impact our operating results and our consumer or retail partner experience. Shipping vendors may also impose shipping surcharges from time to time. In addition, our ability to receive inbound inventory efficiently and ship products to consumers and retailers may be negatively affected by inclement weather, fire, flood, power loss, earthquakes, labor disputes, acts of war or terrorism, trade embargoes, customs and tax requirements and similar factors. For example, strikes at major international shipping ports have in the past impacted our supply of inventory from our third-party labels, studios, publishers, and suppliers, and the escalating trade dispute between the United States and China has caused, and may in the future lead to, increased tariffs, the revocation of current tariff exclusions for certain of our products, which may restrict the flow of the goods from China to the United States. We are also subject to risks of damage or loss during delivery by our shipping vendors. If our products are not delivered in a timely fashion or are damaged or lost during the delivery process, our consumers could become dissatisfied and cease shopping on our site or retailer or third-party ecommerce sites, which could have an adverse effect on our business, financial condition, operating results and prospects.

We are subject to risks related to online payment methods, including third-party payment processing-related risks.

We currently accept payments using a variety of methods, including checks, ACH, wire transfers, credit card, debit card, PayPal, and gift cards. As we offer new payment options to consumers, we may be subject to additional regulations, compliance requirements, fraud, and other risks. We also rely on third parties to provide payment processing services, and for certain payment methods, we pay interchange and other fees, which may increase over time and raise our operating costs and affect ability to achieve or maintain profitability. We are also subject to payment card association operating rules and certification requirements, including the Payment Card Industry Data Security Standard, or PCI-DSS, and rules governing electronic funds transfers, which could change or be reinterpreted to make it difficult or impossible for us to comply. If we (or a third-party processing payment card transactions on our behalf) suffer a security breach affecting payment card information, we may have to pay onerous and significant fines, penalties and assessments arising out of the major card brands’ rules and regulations, contractual indemnifications or liability contained in merchant agreements and similar contracts, and we may lose our ability to accept payment cards for payment for our goods and services, which could materially impact our operations and financial performance.

Furthermore, as our business changes, we may be subject to different rules under existing standards, which may require new assessments that involve costs above what we currently pay for compliance. As we offer new payment options to consumers, including by way of integrating emerging mobile and other payment methods, we may be subject to additional regulations, compliance requirements and fraud. If we fail to comply with the rules or requirements of any provider of a payment method we accept, if the volume of fraud in our transactions limits or terminates our rights to use payment methods we currently accept, or if a data breach occurs relating to our payment systems, we may, among other things, be subject to fines or higher transaction fees and may lose, or face restrictions placed upon, our ability to accept credit card payments from consumers or facilitate other types of online payments.

We also occasionally receive orders placed with fraudulent data and we may ultimately be held liable for the unauthorized use of a cardholder’s card number in an illegal activity and be required by card issuers to pay charge-back fees. Charge-backs result not only in our loss of fees earned with respect to the payment, but also leave us liable for the underlying money transfer amount. If our chargeback rate becomes excessive, card associations also may require us to pay fines or refuse to process our transactions. To mitigate credit card fraud, we use Kount to score all credit card orders for risk of fraud. In addition, we may be subject to additional fraud risk if third-party service providers or our employees fraudulently use consumer information for their own gain or facilitate the fraudulent use of such information. Overall, we may have little recourse if we process a criminally fraudulent transaction. If any of these events were to occur, our business, financial condition, results of operations and prospects could be adversely affected.

We rely on third-party suppliers, labels, studios, publishers, suppliers, retail and ecommerce partners and other vendors, and they may not continue to produce products or provide services that are consistent with our standards or applicable regulatory requirements, which could harm our brand, cause consumer dissatisfaction, and require us to find alternative suppliers of our products or services.

We do not own or operate any manufacturing facilities. We use multiple third-party suppliers and labels, studios, publishers, suppliers based primarily in the United States, China and Mexico and other countries to a lesser extent, to manufacture and supply all the products we offer and sell.

We engage many of our third-party suppliers and labels, studios, publishers, suppliers on a purchase order basis and in most cases are not party to long-term contracts with them. The ability and willingness of these third parties to supply and manufacture the products we offer, and sell may be affected by competing orders placed by other companies and the demands of those companies. If we experience significant increases in demand or need to replace a significant number of existing suppliers or manufacturers, there can be no assurance that additional supply and manufacturing capacity will be available when required on terms that are acceptable to us, or at all, or that any supplier or manufacturer will allocate sufficient capacity to us to meet our requirements. Furthermore, our reliance on suppliers and manufacturers outside of the United States, the number of third parties with whom we transact and the number of jurisdictions to which we sell complicates our efforts to comply with customs duties and excise taxes; any failure to comply could adversely affect our business. In addition, quality control problems, such as the use of materials and delivery of products that do not meet our quality control standards and specifications or comply with applicable laws or regulations, could harm our business. Quality control problems could result in regulatory action, such as restrictions on importation, products of inferior quality or product stock outages or shortages, harming our sales and creating inventory write-downs for unusable products.

We have also outsourced minute portions of our fulfillment process, as well as certain technology-related functions, to third-party service providers. Specifically, we are dependent on third-party vendors for credit card processing, and we use third-party hosting and networking providers to host our sites. The failure of one or more of these entities to provide the expected services on a timely basis, or at all, or at the prices we expect, or the costs and disruption incurred in changing these outsourced functions to being performed under our management and direct control or that of a third party, could have an adverse effect on our business, financial condition, results of operations and prospects.

We are party to short-term contracts with some of our retail and ecommerce partners, and upon expiration of these existing agreements, we may not be able to renegotiate the terms on a commercially reasonable basis, or at all.

Further, our third-party labels, studios, publishers, suppliers and retail and ecommerce partners may:

➢	have economic or business interests or goals that are inconsistent with ours;
➢	take actions contrary to our instructions, requests, policies or objectives;
➢	be unable or unwilling to fulfill their obligations under relevant purchase orders, including obligations to meet our production deadlines, quality standards, pricing guidelines and product specifications, and to comply with applicable regulations, including those regarding the safety and quality of products;
➢	have financial difficulties;
➢	encounter raw material or labor shortages;
➢	encounter increases in raw material or labor costs which may affect our procurement costs;
➢	encounter difficulties with proper payment of custom duties or excise taxes;
➢	disclose our confidential information or intellectual property to competitors or third parties;

➢	engage in activities or employ practices that may harm our reputation; and
➢	work with, be acquired by, or come under control of, our competitors.

Risks Related to Our Debt

Alliance’s existing and any future indebtedness could adversely affect its ability to operate its business.

On December 31, 2023, the Company as Parent and Guarantor, certain of its subsidiaries from time to time party thereto, as Borrowers and/or Guarantors, White Oak Commercial Finance, LLC, as administrative agent, and the other lenders from time to time party thereto, entered into a Loan and Security Agreement (the “Credit Agreement”) which provides for a $120 million senior secured revolving credit facility (the “Revolving Credit Facility”). The Revolving Credit Facility matures on December 21, 2026 (the “Revolving Credit Facility Maturity Date”). As of March 31, 2024, the Company had $77.34 million outstanding under the Revolving Credit facility.

Borrowings under the Revolving Credit Facility bear interest at the 30-day SOFR rate, subject to a floor rate of 2.00%, plus a margin of 4.50% to 4.75%, depending on the level of the Company’s utilization of the facility and consolidated fixed charge coverage ratio. The effective interest rate for the period from execution of the Revolving Credit Facility through March 31, 2024 was 8.8%.

The Credit Agreement is secured by a first priority security interest on the Company’s and the borrowers’ and other guarantors’ cash, accounts receivable, books and records and related assets. In addition, the Credit Facility contains certain financial covenants, financial reporting requirements and affirmative covenants with which the Company is required to comply.

A breach of the covenants under the Credit Agreement could result in an event of default under the applicable indebtedness. Such a default may allow the creditors to accelerate the related debt and may result in the acceleration of any other debt to which a cross-acceleration or cross-default provision applies. In addition, an event of default under the Credit Facility could permit the lenders under the Credit Agreement to terminate all commitments to extend further credit under the Credit Agreement. Furthermore, if we were unable to repay the amounts due and payable under the Credit Agreement, those lenders could proceed against the collateral granted to them to secure that indebtedness. In the event our lender accelerates the repayment of our borrowings, we may not have sufficient assets to repay that indebtedness.

The Revolving Credit Facility also includes an unused commitment fee of 0.25%. Upon the reduction or termination of the commitments under the Revolving Credit Facility prior to the Revolving Credit Facility Maturity Date, the Company will be required to pay an early termination fee of 2.0% if reduced or terminated prior to December 21, 2024 or 1.0% if reduced or terminated after December 21, 2024 but before August 21, 2025 plus an amount of minimum interest if reduced or terminated on or prior to June 21, 2025.

Availability under the Revolving Credit Facility is limited by formula based on eligible accounts receivable and eligible inventory, subject to adjustment at the discretion of the lenders.

Alliance’s outstanding indebtedness, including any additional indebtedness beyond our borrowings under the Credit Agreement, combined with its other financial obligations and contractual commitments could have significant adverse consequences, including:

➢	requiring us to dedicate a portion of our cash resources to the payment of interest and principal, reducing money available to fund working capital, capital expenditures, potential acquisitions, international expansion, new product development, new enterprise relationships and other general corporate purposes;
➢	increasing our vulnerability to adverse changes in general economic, industry and market conditions;
➢	subjecting us to restrictive covenants that may reduce our ability to take certain corporate actions or obtain further debt or equity financing;
➢	limiting our flexibility in planning for, or reacting to, changes in our business and the industry in which we compete; and
➢	placing us at a competitive disadvantage compared to our competitors that have less debt or better debt servicing options.

We intend to satisfy our current and future debt service obligations with our then existing cash and cash equivalents. However, we may not have sufficient funds, and may be unable to arrange for additional financing, to pay the amounts due under the Revolving Credit Facility or any other debt instruments. Failure to make payments or comply with other covenants under our existing credit facility or such other debt instruments could result in an event of default and acceleration of amounts due, which would have a material adverse effect on our business.

Government efforts to combat inflation, along with other interest rate pressures arising from an inflationary economic environment, could lead to us to incur even higher interest rates and financing costs.

Inflation has risen on a global basis, the United States has been experiencing historically high levels of inflation, and government entities have taken various actions to combat inflation, such as raising interest rate benchmarks. Government entities may continue their efforts, or implement additional efforts, to combat inflation, which could include among other things continuing to raise interest rate benchmarks and/or maintaining interest rate benchmarks at elevated levels. Such government efforts, along with other interest rate pressures arising from an inflationary economic environment, could lead to us to incur even higher interest rates and financing costs on our credit line with Bank of America and have material adverse effect on our business, financial condition and results of operations.

Our indebtedness may limit our availability of cash, cause us to divert cash to fund debt service payments or make it more difficult to take certain other actions.

We operate the business with an asset-based Revolving Credit Facility to fund working capital to support our Accounts Payable and our Inventory purchases. The outstanding indebtedness under the Revolving Credit Facility subjects us to the following risks:

➢	make it more difficult and/or costly for us to pay or refinance our debts as they become due, particularly during adverse economic and industry conditions, because a decrease in revenues or increase in costs could cause cash flow from operations to be insufficient to make scheduled debt service payments;
➢	require a substantial portion of our available cash to be used for debt service payments, thereby reducing the availability of our cash to fund working capital, capital expenditures, development projects, acquisitions or other strategic opportunities, dividend payments, share repurchases and other general corporate purposes;
➢	make it more difficult for us to raise capital to fund working capital, make capital expenditures, pay dividends, pursue strategic initiatives or for other purposes and result in higher interest expense, which could be further increased in case of current or future borrowings subject to variable rates of interest;
➢	require that materially adverse terms, conditions, or covenants be placed on us under our debt instruments, which could include, for example, limitations on additional borrowings or limitations on our ability to create liens, pay dividends, repurchase our common stock or make investments, any of which could hinder our access to capital markets or our flexibility in the conduct of our business and make us more vulnerable to economic downturns and adverse competitive industry conditions; and
➢	jeopardize our ability to pay our indebtedness if our business experienced a severe downturn.

If we were unable to obtain or service our other external financings, or if the restrictions imposed by such financing were too burdensome, our business would be harmed.

Due to the seasonal nature of our business, in order to meet our working capital needs we rely on borrowings under our Credit Agreement which provides for a $120,000,000 committed revolving asset-based loan credit facility. Availability under the Revolving Credit Facility is limited by formula based on eligible accounts receivable and eligible inventory, subject to adjustment at the discretion of the lenders. Any unexpected limitation could adversely affect our ability to access borrowings as needed.

Not only may our individual financial performance impact our ability to access sources of external financing, but significant disruptions to credit markets in general may also harm our ability to obtain financing. In times of severe economic downturn and/or distress in the credit markets, it is possible that one or more sources of external financing may be unable or unwilling to provide funding to us. In such a situation, it may be that we would be unable to access funding under our existing credit facilities, and it might not be possible to find alternative sources of funding.

We also may choose to finance our capital needs, from time to time, through the issuance of debt securities. Our ability to issue such securities on satisfactory terms, if at all, will depend on the state of our business and financial condition, any ratings issued by major credit rating agencies, market interest rates, and the overall condition of the financial and credit markets at the time of the offering. The condition of the credit markets and prevailing interest rates have fluctuated significantly in the past and are likely to fluctuate in the future. Variations in these factors could make it difficult for us to sell debt securities or require us to offer higher interest rates in order to sell new debt securities. The failure to receive financing on desirable terms, or at all, could damage our ability to support our future operations or capital needs or engage in other business activities.

If we are unable to generate sufficient available cash flow to service our outstanding debt, we would need to refinance our outstanding debt or face default. We cannot guarantee that we would be able to refinance debt on favorable terms, or at all.

Risks Related to our Management

Our success is dependent on the efforts and dedication of our officers and other employees.

Our officers and employees are at the heart of all our efforts. It is their skill, innovation and hard work that drive our success. We compete with many other potential employers in recruiting, hiring, and retaining our management team and our many other skilled officers and employees around the world. The increasing prevalence of remote work creates further challenges in retaining employees as some employees desire more flexibility in their employment and the ability to work remotely opens up more employment opportunities. The impact of failing to retain key employees can be high due to loss of key knowledge and relationships, loss of creative talent, lost productivity, hiring and training costs, all of which could result in lower profitability. We cannot guarantee that we will recruit, hire or retain the key personnel we need to succeed.

Our future success will depend on the leadership of our key executives such as Mr. Bruce Ogilvie, our Executive Chairman, and Mr. Jeff Walker, our Chief Executive Officer and Chief Financial Officer. Mr. Ogilvie and Mr. Walker are executives of other companies, including GameFly Holdings, Inc. GameFly is a customer of Alliance. Alliance uses GameFly’s Lakewood, California warehouse to ship and fulfill products for Alliance’s customers. A conflict of interest may arise with respect to their allocation of business time and such conflicts may not be resolved in Alliance’s favor. Our loss of key management or other employees, inability to drive success through our new leaders, or our inability to retain or hire talented people with the skill sets we need for our diverse and changing business, could significantly harm our business.

If we fail to develop diverse top talent, we may be unable to compete, and our business may be harmed.

To compete successfully, we must continuously develop a diverse group of talented people. We promote a diverse and inclusive work environment. To that end, we have set goals and objectives with respect to hiring and retention of talented, diverse employees, who we believe will foster new ideas and perspectives that will benefit our business. Competition for diverse talent is intense. We cannot guarantee we will achieve our goals or that our actions will result in expected benefits to our business.

Alliance has engaged in transactions with related parties, and such transactions present possible conflicts of interest that could have an adverse effect on our business and results of operations.

Alliance has entered transactions with related parties, including our two principal stockholders. We have entered into transactions with companies owned by Bruce Ogilvie and Jeffrey Walker, including GameFly Holdings, LLC. For the years ended June 30, 2023 and 2022 and nine months ended March 31, 2024 and 2023, Alliance made sales of new release movies, video games, and video game consoles to GameFly Holdings LLC in the amount of $16.8 million, $7.5 million, $7.9 million and $3.5 million, respectively. GameFly, a customer of Alliance, is equally owned by Bruce Ogilvie and Jeff Walker, the two shareholders of Alliance. Alliance believes the amounts payable to GameFly are at fair market value. The agreement between Alliance and GameFly can be terminated by either party at any time, given Mr. Ogilvie’s and Mr. Walker’s positions with Alliance as Executive Chairman and Chief Executive Officer, respectively. Additionally Mr. Ogilvie made loans to us ranging from $7.6 million to $17.0 million during the months of June, July and August 2023. As of March 31, 2024, $10,000,000 principal amount of these loans remain outstanding. We may in the future enter into additional transactions with entities in which majority shareholders, executive officers and members of our board of directors and other related parties hold ownership interests. See “Certain Relationships and Related Party Transactions.”

Transactions with such related parties present potential for conflicts of interest, as the interests of the third-party owned related entity and its shareholders may not align with the interests of our stockholders with respect to the negotiation of, and certain other matters. For example, conflicts of interest may arise in connection with decisions regarding the structure and terms of the GameFly contract, contractual remedies, events of default and dealings with customers.

Pursuant to our related party transactions policy, all additional material related party transactions that we enter into require either (i) the unanimous consent of our audit committee or (ii) the approval of a majority of the members of our board of directors. See “Certain Relationships and Related Party Transactions — Policies and Procedures for Related Party Transactions”. Nevertheless, we may have achieved more favorable terms if such transactions had not been entered into with related parties and these transactions, individually or in the aggregate, may have an adverse effect on our business and results of operations or may result in government enforcement actions or other litigation.

Alliance’s management has limited experience in operating a public company.

Alliance’s executive officers have limited experience in the management of a publicly traded company. Alliance’s management team may not successfully or effectively manage its transition to a public company that will be subject to significant regulatory oversight and reporting obligations under federal securities laws. Their limited experience in dealing with the increasingly complex laws pertaining to public companies could be a significant disadvantage in that it is likely that an increasing amount of their time may be devoted to these activities which will result in less time being devoted to the management and growth of Alliance.

Alliance may not have adequate personnel with the appropriate level of knowledge, experience, and training in the accounting policies, practices or internal controls over financial reporting required of public companies in the United States. The development and implementation of the standards and controls necessary for Alliance to achieve the level of accounting standards required of a public company in the United States may require costs greater than expected. It is possible that Alliance will be required to expand its employee base and hire additional employees to support its operations as a public company, which will increase its operating costs in future periods.

Risks Related to Our Technology and Intellectual Property

Our business may be harmed if we are unable to protect our critical intellectual property rights.

Our intellectual property, including our trademarks and tradenames, copyrights, patents, and rights under our license agreements and other agreements that establish our intellectual property rights and maintain the confidentiality of our intellectual property, is of critical value. We rely on a combination of trade secret, copyright, trademark, patent and other proprietary rights laws to protect our rights to valuable intellectual property in the U.S. and around the world. From time to time, third parties have challenged, and may in the future try to challenge, our ownership of our intellectual property in the U.S. and around the world. In addition, our business is subject to the risk of third parties counterfeiting our products or infringing on our intellectual property rights, as well as the risk of unauthorized third parties copying and distributing our entertainment content or leaking portions of planned entertainment content. We may need to resort to litigation to protect our intellectual property rights, which could result in substantial costs and diversion of resources. Similarly, third parties may claim ownership over certain aspects of our products, productions or other intellectual property. Our failure to successfully protect our intellectual property rights could significantly harm our business and competitive position.

Failure to successfully operate our information systems and implement new technology effectively could disrupt our business or reduce our sales or profitability.

We rely extensively on various information technology systems and software applications to manage many aspects of our business, including product development, management of our supply chain, sale and delivery of our products, royalty and financial reporting and various other processes and transactions. We are critically dependent on the integrity, security and consistent operations of these systems and related back-up systems. These systems are subject to damage or interruption from power outages, computer and telecommunications failures, computer viruses, malware and other cybersecurity breaches, catastrophic events such as hurricanes, fires, floods, earthquakes, tornadoes, acts of war or terrorism and usage errors by our employees or partners. The efficient operation and successful growth of our business depends on these information systems, including our ability to operate them effectively and to select and implement appropriate upgrades or new technologies and systems and adequate disaster recovery systems successfully. The failure of our information systems or third-party hosted technology to perform as designed or our failure to implement and operate them effectively could disrupt our business, require significant capital investments to remediate a problem or subject us to liability.

If our electronic data is compromised our business could be significantly harmed.

We and our business partners maintain significant amounts of data electronically in locations around the United States and in the cloud. This data relates to all aspects of our business, including current and future products and entertainment under development, and also contains certain customer, consumer, supplier, partner and employee data. We maintain systems and processes designed to protect this data, but notwithstanding such protective measures, there is a risk of intrusion, cyber-attacks or tampering that could compromise the integrity and privacy of this data. Cyber-attacks are increasing in their frequency, sophistication, and intensity, and are becoming increasingly difficult to detect. They are often carried out by motivated, well-resourced, skilled, and persistent actors, including nation states, organized crime groups, “hacktivists” and employees or contractors acting with malicious intent. Cyber-attacks could include the deployment of harmful malware and key loggers, ransomware, a denial-of-service attack, a malicious website, the use of social engineering and other means to affect the confidentiality, integrity and availability of our technology systems and data. Cyber-attacks could also include supply chain attacks, which could cause a delay in the manufacturing of our products. In addition, we provide confidential and proprietary information to our third-party business partners in certain cases where doing so is necessary to conduct our business. While we obtain assurances from those parties that they have systems and processes in place to protect such data, and where applicable, that they will take steps to assure the protections of such data by third parties, those partners may also be subject to data intrusion or otherwise compromise the protection of such data. Any compromise of the confidential data of our customers, consumers, suppliers, partners, employees or ourselves, or failure to prevent or mitigate the loss of or damage to this data through breach of our information technology systems or other means could substantially disrupt our operations, harm our customers, consumers, employees and other business partners, damage our reputation, violate applicable laws and regulations, subject us to potentially significant costs and liabilities and result in a loss of business that could be material.

Risks Related to Matters Outside our Control That May Impact Our Business

The global coronavirus outbreak or other similar outbreaks of communicable infections, diseases, or public health pandemics in the markets in which we and our employees, consumers, customers, partners, licensees, suppliers and manufacturers operate, could substantially harm our business.

The global outbreak of the coronavirus which continues to adversely impact global populations, and any other variants or outbreaks of communicable infections, diseases or other adverse public health conditions in markets in which we, our employees, consumers, customers, partners, licensees, licensors, suppliers and manufacturers operate, could have a significant negative impact on our business, revenues and profitability. The occurrence of these types of events can result, and in the case of the coronavirus has resulted in, disruptions and damage to our business, caused by a number of factors:

➢	difficulties in shipping and distributing products due to ongoing port capacity, and labor, shipping container and truck transportation shortages, resulting in higher costs for both ocean and air freight and delays in the availability of products, which can result in delayed sales and in some cases result in lost sales.
➢	disruptions in supply of products, due to closures or reductions in operations at third-party manufacturing facilities across several geographies including, but not limited to, China, Vietnam, and the United States.
➢	adverse sales impact due to changes in consumer purchasing behavior and availability of products to consumers, resulting from retail store closures, limited reopening of retail stores and limitations on the capacity of ecommerce channels to supply additional products.
➢	fluctuations in our performance based on the progress of different countries in controlling the coronavirus and the maturity of e-commerce platforms in those markets.
➢	limited production of live action scripted and unscripted entertainment content due to the hard stop and soft reopening of production studios.
➢	delays or postponements of entertainment productions and releases of entertainment content both internally and by our partners.
➢	increases in entertainment production costs due to measures required to minimize COVID-19 risks; and

➢	challenges of working remotely.

We have reopened our offices, providing employees with flexibility in their return to the office by working partially in the office and partially remote. We have taken measures to safely bring additional workers back to the office, including a return to fully remote work when variants emerge which increase infection rates significantly in areas where we do business. The transition back from fully remote work to partial remote and partial in person may be difficult for some employees. We are actively soliciting feedback and making modifications to provide our employees with a productive and safe environment, and plan to continue to monitor employee efficiency, satisfaction, and morale as we continue to transition. There can be no assurance that employees will not have some disruption in their work due to the transition. Changes in flexible working arrangements could impact employee retention, employees’ productivity, and morale, strain our technology resources and introduce operational risks. Additionally, the risk of cyber-attacks or other privacy or data security incidents may be heightened as a result of our moving increasingly towards a remote working environment, which may be less secure and more susceptible to hacking attacks.

Adverse economic conditions in the markets in which we and our employees, consumers, customers, suppliers and manufacturers operate could negatively impact our ability to produce and ship our products, and lower our revenues, margins and profitability.

Various economic conditions in the markets we, our employees, consumers, customers, suppliers and manufacturers operate, could have a significant negative impact on our revenues, profitability and business. The occurrence of adverse economic conditions can result in manufacturing and other work stoppages, slowdowns and delays; shortages or delays in production or shipment of products or raw materials; delays or reduced purchases from customers and consumers; and other factors that cause increases in costs or delay in revenues. Inflation, such as what consumers in the U.S. and other economies are experiencing, can cause significant increases in the costs of other products which are required by consumers, such as gasoline, home heating fuels, or groceries, may reduce household spending on the discretionary products and entertainment we offer. Weakened economic conditions, higher interest rates, lowered employment levels or recessions may also significantly reduce consumer purchases of our products and spending on entertainment. Economic conditions may also be negatively impacted by terrorist attacks, wars and other conflicts, such as the war in Ukraine, natural disasters, increases in critical commodity prices or labor costs, or the prospect of such events. Such a weakened economic and business climate, as well as consumer uncertainty created by such a climate, could significantly harm our revenues and profitability.

Our success and profitability not only depend on consumer demand for our products, but also on our ability to produce and sell those products at costs which allow us to make a profit. Rising fuel and raw material prices, due to inflation or otherwise, for paperboard and other components such as resin used in plastics or electronic components, increased transportation and shipping costs, and increased labor costs in the markets in which our products are manufactured all may increase the costs we incur to produce and transport our products, which in turn may reduce our margins, reduce our profitability and harm our business.

Changes in U.S., global or regional economic conditions could harm our business and financial performance.

Our financial performance is impacted by the level of discretionary consumer spending in the markets in which we operate. Reductions in stimulus payments provided to consumers, high inflation and rising interest rates on credit cards could impact discretionary spending. Recessions, credit crises and other economic downturns, or disruptions in credit and financial markets in the U.S. and in other markets in which we operate can result in lower levels of economic activity, lower employment levels, less consumer disposable income, and lower consumer confidence. Similarly, reductions in the value of key assets held by consumers, such as their homes or stock market investments, can lower consumer confidence and consumer spending power. Any of these factors can reduce the amount which consumers spend on the purchase of our products and entertainment. This in turn can reduce our revenues and harm our financial performance and profitability.

Our small global operations mean we transact business in many different jurisdictions with many different currencies. As a result, if the exchange rate between the U.S. dollar and a local currency for an international market in which we have significant sales or operations changes, our financial results as reported in U.S. dollars, may be meaningfully impacted even if our business in the local currency is not significantly affected. Similarly, our expenses can be significantly impacted, in U.S. dollar terms, by exchange rates, meaning the profitability of our business in U.S. dollar terms can be negatively impacted by exchange rate movements which we do not control. Depreciation in key currencies may have a significant negative impact on our revenues and earnings as they are reported in U.S. dollars.

Our quarterly and annual operating results may fluctuate due to seasonality in our business and union strikes impacting the availability of content.

Sales of our music, video movies, video games and other entertainment products are seasonal, with an increase of retail sales occurring during the period from September through December for the holiday season. This seasonality for our consumer products business has increased over time, as retailers become more and more efficient in their control of inventory levels through quick response or just in time inventory management techniques, including the use of automated inventory replenishment programs. Further, ecommerce continues to grow significantly and accounts for a higher portion of the ultimate sales of our products to consumers. Ecommerce retailers tend to hold less inventory and take inventory closer to the time of sale to consumers than traditional retailers. As a result, customers are timing their orders so that they are being fulfilled by suppliers, such as us, closer to the time of purchase by consumers. While these techniques reduce a retailer’s investment in inventory, they increase pressure on suppliers like us to fill orders promptly and thereby shift a significant portion of inventory risk and carrying costs to the supplier. This can also result in our losing significant revenues and earnings if our supply chain is unable to supply product to our customers when they want it.

The level of inventory carried by retailers may also reduce or delay retail sales resulting in lower revenues for us. If we or our customers determine that one of our products is more popular at retail than was originally anticipated, we may not have sufficient time to procure and ship enough additional products to fully meet consumer demand. Additionally, the logistics of supplying more product within shorter time periods increases the risk that we will fail to achieve tight and compressed shipping schedules, which also may reduce our sales and harm our financial performance.

Our entertainment business is also subject to seasonal variations based on the timing of music, television, film and gaming content releases. Release dates are determined by several factors, including the timing of holiday periods, geographical release dates and competition in the market. Additionally, the SAG AFTRA strike has created a lack of content for DVDs and other entertainment sectors. This could negatively effect our business.

This seasonal pattern of our business requires significant use of working capital, mainly to purchase inventory during the months prior to the holiday season and requires accurate forecasting of demand for products during the holiday season in order to avoid losing potential sales of popular products or producing excess inventory of products that are less popular with consumers. Our failure to accurately predict and respond to consumer demand, resulting in underproducing popular items and/or overproducing less popular items, would reduce our total sales and harm our results of operations.

As a result of the seasonal nature of our business, we would be significantly and adversely affected, in a manner disproportionate to the impact on a company with sales spread more evenly throughout the year, by unforeseen events such as a natural disaster, a terrorist attack, economic shock or pandemic that harms the retail environment or consumer buying patterns during our key selling season, or by events such as strikes or port delays or other supply chain challenges that interfere with the shipment of goods, particularly from the Far East, during the critical months leading up to the holiday shopping season.

Risks Related to Taxes and Government Related Matters

We face additional tax liabilities and collection obligations. Changes in, or differing interpretations of, income tax laws and rules, and changes in our geographic operating results, may impact our effective tax rate.

We are subject to a variety of taxes and tax collection obligations in the U.S. (federal and state) and numerous foreign jurisdictions. We may recognize additional tax expense and be subject to additional tax liabilities, including other liabilities for tax collection obligations due to changes in laws, regulations, administrative practices, principles, and interpretations related to tax, including changes to the global tax framework, competition, and other laws and accounting rules in various jurisdictions. Such changes could come about as a result of economic, political, and other conditions. Proposals to reform U.S. and foreign tax laws could significantly impact how U.S. multinational corporations are taxed on global earnings and could increase the U.S. corporate tax rate. For example, the Organization for Economic Co-operation and Development (OECD) and the G20 Inclusive Framework on Base Erosion and Profit Shifting (the “Inclusive Framework”) has put forth two proposals—Pillar One and Pillar Two—that revise the existing profit allocation and nexus rules and ensure a minimal level of taxation, respectively. On December 12, 2022, the European Union member states agreed to implement the Inclusive Framework’s global corporate minimum tax rate of 15%. Other countries are also actively considering changes to their tax laws to adopt certain parts of the Inclusive Framework’s proposals. Although we cannot predict whether or in what form these proposals will be enacted into law, these changes, if enacted into law, would not have a material impact on our effective tax rate, income tax expense and cash flows. On August 16, 2022, President Biden signed into law the Inflation Reduction Act of 2022, which contained certain tax measures, including, among other items, a corporate alternative minimum tax of

15% on some large corporations and an excise tax of 1% on certain corporate stock buy-backs. Moreover, an increasing number of jurisdictions are considering or have adopted laws or administrative practices that impose new tax measures, including revenue-based taxes, targeting online commerce and the remote selling of goods and services. These include new obligations to collect sales, consumption, value added, or other taxes on online marketplaces and remote sellers, or other requirements that may result in liability for third party obligations. For example, non-U.S. jurisdictions have proposed or enacted taxes on online marketplace service revenues. Proliferation of these or similar unilateral tax measures may continue unless broader international tax reform is implemented. Our results of operations and cash flows could be adversely affected by additional taxes imposed on us prospectively or retroactively or additional taxes or penalties resulting from the failure to comply with any collection obligations or failure to provide information about our customers, suppliers, and other third parties for tax reporting purposes to various government agencies. In some cases, we also may not have sufficient notice to enable us to build systems and adopt processes to properly comply with new reporting or collection obligations by the effective date.

We are subject to income taxes in the United States and in United Kingdom tax jurisdictions. We also conduct business activities between our operating units, and we are subject to transfer pricing rules in the United Kingdom in which we operate. There is some degree of uncertainty and subjectivity in complying with transfer pricing rules. Our effective tax rate could be impacted by changes in, or the interpretation of, tax laws, such as those being considered by the current United States administration and other jurisdictions in which we do business, or by changes in the amount of revenue and earnings we derive, or are determined to derive by tax authorities, from jurisdictions with differing tax rates.

In addition, we have been and may be subject to tax examinations by federal, state, and international jurisdictions, and these examinations can result in significant tax findings if the tax authorities interpret the application of laws and rules differently than we do or disagree with the intercompany rates we are applying. We assess the likelihood of outcomes resulting from tax uncertainties. While we believe our estimates are reasonable, the ultimate outcome of these uncertain tax benefits, or results of possible current or future tax examinations, may differ from our estimates and may have a significant adverse impact on our business and operating results.

We are subject to various government regulations, violation of which could subject us to sanctions or otherwise harm our business. In addition, we could be the subject of future product liability suits or merchandise recalls, which could harm our business.

We are subject to significant government regulations, including, in the U.S., under The Consumer Products Safety Act, The Federal Hazardous Substances Act, and The Flammable Fabrics Act, as well as under product safety and consumer protection statutes in our international markets. In addition, certain of our products are subject to regulation by the Food and Drug Administration or similar international authorities. Advertising to children is subject to regulation by the Federal Trade Commission, the Federal Communications Commission, and a host of other agencies globally, and the collection of information from children under the age of 13 is subject to the provisions of the Children’s Online Privacy Protection Act and other privacy laws around the world. The collection of personally identifiable information from anyone, including adults, is under increasing regulation in many markets, such as the General Data Protection Regulation adopted by the European Union, and data protection laws in the United States and in a number of other counties. While we take all the steps, we believe are necessary to comply with these acts and regulations, we cannot assure you that we will be in compliance and, if we fail to comply with these requirements or other regulations enacted in the future, we could be subject to fines, liabilities or sanctions which could have a significant negative impact on our business, financial condition and results of operations. We may also be subject to involuntary product recalls or may voluntarily conduct a product recall. While costs associated with product recalls have generally not been material to our business, the costs associated with future product recalls individually or in aggregate in any given fiscal year could be significant. In addition, any product recall, regardless of direct costs of the recall, may harm the reputation of our products and have a negative impact on our future revenues and results of operations.

As a multinational corporation, we are subject to a host of governmental regulations throughout the world, including antitrust, employment, customs and tax requirements, anti-boycott regulations, environmental regulations, and the Foreign Corrupt Practices Act. Complying with these regulations imposes costs on us which can reduce our profitability and our failure to successfully comply with any such legal requirements could subject us to monetary liabilities and other sanctions that could further harm our business and financial condition.

Risks Related to Litigation

We may face increased costs in achieving our sustainability goals and any failure to achieve our goals could result in reputational damage.

We view sustainability challenges as opportunities to innovate and continuously improve our product design and operational efficiencies. We also believe the long-term viability and health of our own operations and our supply chain, and the significant potential for environmental improvements, are critical to our business success.

We devote significant resources and expenditure to help achieve these goals. It is possible that we will incur significant expense in trying to achieve these goals with no assurance that we will be successful. Additionally, our reputation could be damaged if we fail to achieve our sustainability goals, or if we or others in our industry do not act, or are perceived not to act, responsibly with respect to the production and packaging of our products.

Our entertainment business involves risks of liability claims for media content, which could adversely affect our business, results of operations and financial condition.

As a distributor of media content, we may face potential liability for defamation, invasion of privacy, negligence, copyright or trademark infringement, and other claims based on the nature and content of the materials distributed. These types of claims have been brought, sometimes successfully, against producers and distributors of media content. Any imposition of liability that is not covered by insurance or is in excess of insurance coverage could have a material adverse effect on our business, results of operation and financial condition.

We are involved in litigation, arbitration or regulatory matters where the outcome is uncertain, and which could entail significant expense.

As a larger multinational corporation, we are subject to regulatory investigations, risks related to internal controls, litigation and arbitration disputes, including potential liability from personal injury or property damage claims by the users of products that have been or may be developed by us, claims by third parties that our products infringe upon or misuse such third parties’ property or rights, or claims by former employees for employment related matters. Because the outcome of litigation, arbitration and regulatory investigations is inherently difficult to predict, it is possible that the outcome of any of these matters could entail significant cost for us and harm our business. The fact that we operate in a significant number of international markets also increases the risk that we may face legal and regulatory exposures as we attempt to comply with a large number of varying legal and regulatory requirements. Any successful claim against us could significantly harm our business, financial condition and results of operations.

In particular, on March 31, 2023, a class action complaint, titled Matthew McKnight v. Alliance Entertainment Holding Corp. f/k/a Adara Acquisition Corp., Adara Sponsor LLC, Thomas Finke, Paul G. Porter, Beatriz Acevedo-Greiff, W. Tom Donaldson III, Dylan Glenn, and Frank Quintero, was filed in the Delaware Court of Chancery against our pre-Business Combination board of directors and executive officers and the Sponsor, alleging breaches of fiduciary duties by purportedly failing to disclose certain information in connection with the Business Combination and by approving the Business Combination. We have entered into a Stipulation and Proposed Order Regarding Dismissal and Compromise of Class Action for Court Approval with the plaintiff which is subject to formalizing and final documentation of the settlement and court approval.

Risks Related to Accounting Matters

Alliance has identified material weaknesses in its internal controls over financial reporting. If remediation of such material weaknesses is not effective, or if we fail to develop and maintain proper and effective internal controls over financial reporting, Alliance’s ability to produce timely and accurate financial statements, comply with applicable laws and regulations, or access the capital markets could be impaired.

Alliance has identified material weaknesses in its internal controls over financial reporting. If we fail to develop and maintain proper and effective internal controls over financial reporting, Alliance’s ability to produce timely and accurate financial statements, comply with applicable laws and regulations, or access the capital markets could be impaired.

As a public company, Alliance is actively evaluating its internal control over financial reporting in a manner that meets the standards of publicly traded companies required by Section 404(a) of the Sarbanes-Oxley Act, or Section 404. A material weakness is defined as a deficiency, or combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis.

Alliance is ultimately responsible for establishing and maintaining adequate internal control over our financial reporting, as defined in Rule 13a-15(f) under the Exchange Act. As disclosed in Item 9A, “Controls and Procedures,” management noted several material weaknesses in our internal control over financial reporting as of June 30, 2023, which have not been remediated as of March 31, 2024. Refer to “Item 9A. Control and Procedures” for a detailed discussion regarding the material weaknesses identified, as well as management’s remediation plans.

We are actively engaged in developing a remediation plan designed to address these material weaknesses, however, we cannot guarantee that these steps will be sufficient or that we will not have these or other material weaknesses in the future. If our remediation measures are insufficient to address the material weaknesses, or if additional material weaknesses in our disclosure controls and internal control over financial reporting are discovered or occur in the future, our financial statements may contain material misstatements and we could be required to restate our financial results.

If we identify any new material weaknesses in the future, or if our remediation measures are not effective, any such newly identified or existing material weakness could limit our ability to prevent or detect a misstatement of our accounts or disclosures that could result in a material misstatement of our annual or interim financial statements. In such case, we may be unable to maintain compliance with securities law requirements regarding timely filing of periodic reports in addition to applicable stock exchange listing requirements, investors may lose confidence in our financial reporting and our stock price may decline as a result. We cannot assure you that the measures we have taken to date, or any measures we may take in the future, will be sufficient to avoid potential future material weaknesses.

Prior to the Business Combination, Adara had accounted for its outstanding Warrants as a warrant liability and following the Business Combination, Alliance is now required to determine the value warrant liability for the Private Warrants quarterly, which could have a material impact on Alliance’s financial position and operating results.

Included on Alliance’s balance sheet as of June 30, 2023 are derivative liabilities related to embedded features contained within the Warrants. Accounting Standards Codification 815, Derivatives and Hedging (“ASC 815”) provides for the remeasurement of the fair value of such derivatives at each balance sheet date, with a resulting non-cash gain or loss related to the change in the fair value being recognized in earnings in the statements of operations. As a result of the recurring fair value measurement, our financial statements and results of operations may fluctuate quarterly based on factors which are outside of our control. Due to the recurring fair value measurement, we expect that we will recognize non-cash gains or losses on our warrants each reporting period and that the amount of such gains or losses could be material.

Following the Business Combination, although Alliance has determined that the Public Warrants are treated as equity, Alliance is required to continue to recognize the changes in the fair value of the Private Warrants from the prior period, if any, in its operating results for the current period, which could have a material impact on Alliance’s financial position and operating results.

We incur significantly increased expenses and administrative burdens as a public company, which could negatively impact our business, financial condition, and results of operations.

As a public company, we face increased legal, accounting, administrative and other costs, and expenses as a public company that we did not incur as a private company. The Sarbanes-Oxley Act, including the requirements of Section 404, as well as rules and regulations subsequently implemented by the SEC, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and the rules and regulations promulgated and to be promulgated thereunder, the PCAOB and the securities exchanges, impose additional reporting and other obligations on public companies. Compliance with public company requirements have increased costs and made certain activities more time-consuming. A number of those requirements require Alliance to carry out activities Alliance had not done previously. For example, Alliance created new board committees and has adopted new internal controls and disclosure controls and procedures. In addition, expenses associated with SEC reporting requirements have been incurred. Furthermore, issues in complying with those requirements have been identified, and Alliance has incurred additional costs in connection with remediation of such compliance issues. As an example, management has identified material weaknesses in our internal control over financial reporting. There may be additional material weaknesses, or a significant deficiency in the future. Alliance could incur additional costs rectifying those issues, and the existence of those issues could adversely affect Alliance’s reputation or investor perceptions of it. It may also be more expensive to obtain director and officer liability insurance. Risks associated with Alliance’s status as a public company may make it more difficult to attract and retain qualified people to serve on Alliance’s board of directors or as executive officers. The additional reporting and other obligations imposed by these rules and regulations have increased legal and financial compliance costs and the costs of related legal, accounting, and administrative activities, and may continue to do so. These increased costs require Alliance to divert a significant amount of funds that could otherwise be used to expand the business and achieve strategic objectives. Advocacy efforts by stockholders and third parties may also prompt additional changes in governance and reporting requirements, which could further increase these related costs.

Alliance’s failure to timely and effectively implement controls and procedures required by Section 404(a) of the Sarbanes-Oxley Act could negatively impact its business.

For the current fiscal year, Alliance Entertainment has opted to take advantage of staff guidance to omit management’s certification and the auditor’s report required by Section 404 of the Sarbanes-Oxley Act. However, it is important to note that, if Alliance does not qualify as a “non-accelerated filer” or an “emerging growth company,” Alliance will be required to provide attestation on internal controls. The standards required for a public company under Section 404(a) of the Sarbanes-Oxley Act are significantly more stringent than those required of Alliance as a privately held company. We may not be able to effectively and timely implement controls and procedures that adequately respond to the increased regulatory compliance and reporting requirements applicable to us after the Business Combination. If Alliance is not able to implement the additional requirements of Section 404(a) in a timely manner or with adequate compliance, it may not be able to assess whether its internal controls over financial reporting are effective, which may subject it to adverse regulatory consequences and could harm investor confidence and the market price of its securities.

Since Alliance currently qualifies as an “emerging growth company” and a “smaller reporting company” within the meaning of the Securities Act, it could make Alliance’s securities less attractive to investors and may make it more difficult to compare Alliance’s performance to the performance of other public companies.

Alliance qualifies as an “emerging growth company” and a “smaller reporting company” as defined in Rule 405 promulgated under the Securities Act and Rule12b-2 promulgated under the Exchange Act. As such, Alliance will be eligible for and intends to take advantage of certain exemptions from various reporting requirements applicable to other public companies, including (a) the exemption from the auditor attestation requirements with respect to internal control over financial reporting under Section 404(b) of the Sarbanes-Oxley Act, (b) the exemptions from say-on-pay, say-on-frequency and say-on-golden parachute voting requirements and (c) reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements. Alliance will remain an emerging growth company, since Alliance total annual gross revenue of in excess of $1.235 billion during fiscal year ended June 30, 2023 (as indexed for inflation). In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the exemption from complying with new or revised accounting standards provided in Section 7(a)(2)(B) of the Securities Act as long as Alliance is an emerging growth company. An emerging growth company can therefore delay the adoption of certain accounting standards until those standards would otherwise apply to private companies, which Alliance will not be able to do for its next fiscal year.

Even after Alliance no longer qualifies as an emerging growth company, it may still qualify as a “smaller reporting company” or “non-accelerated filer,” which would allow it to continue to take advantage of many of the same exemptions from disclosure requirements, including not being required to comply with the auditor attestation requirements, Section 404 of the Sarbanes-Oxley Act and reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements. Moreover, smaller reporting companies may choose to present only the two most recent fiscal years of audited financial statements in their Annual Reports on Form 10-K.

Investors may find the Class A common stock less attractive because Alliance will rely on these exemptions, which may result in a less active trading market for our Class A common stock and its price may be more volatile.

Risks Related to Our Securities and This Offering

The warrant agreement designates the courts of the State of New York or the United States District Court for the Southern District of New York as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by holders of the Warrants, which could limit the ability of warrant holders to obtain a favorable judicial forum for disputes with Alliance.

The warrant agreement provides that, subject to applicable law, (i) any action, proceeding or claim against us arising out of or relating in any way to the warrant agreement, including under the Securities Act, will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and (ii) that we irrevocably submit to such jurisdiction, which jurisdiction shall be the exclusive forum for any such action, proceeding or claim. Alliance will waive any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

Notwithstanding the foregoing, these provisions of the warrant agreement do not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal district courts of the United States of America are the sole and exclusive forum. Any person or entity purchasing or otherwise acquiring any interest in any of the Warrants shall be deemed to have notice of and to have consented to the forum provisions in the warrant agreement. If any action, the subject matter of which is within the scope the forum provisions of the warrant agreement, is filed in a court other than a court of the State of New York or the United States District Court for the Southern District of New York (a “foreign action”) in the name of any holder of the Warrants, such holder shall be deemed to have consented to:

(x)

the personal jurisdiction of the state and federal courts located in the State of New York in connection with any action brought in any such court to enforce the forum provisions (an “enforcement action”), and

(y)	having service of process made upon such warrant holder in any such enforcement action by service upon such warrant holder’s counsel in the foreign action as agent for such warrant holder.

This choice of forum provision may limit a warrant holder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with our company, which may discourage such lawsuits. Alternatively, if a court were to find this provision of our warrant agreement inapplicable or unenforceable with respect to one or more of the specified types of actions or proceedings, Alliance may incur additional costs associated with resolving such matters in other jurisdictions, which could materially and adversely affect our business, financial condition and results of operations and result in a diversion of the time and resources of our management and board of directors.

Alliance may redeem unexpired Warrants prior to their exercise at a time that is disadvantageous to a Warrant holder, thereby making the Warrants worthless.

Alliance has the ability to redeem outstanding Warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per warrant, provided that the last reported sales price of the Class A common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30 trading-day period commencing once the warrants become exercisable and ending on the third trading day prior to the date on which Alliance gives proper notice of such redemption and provided certain other conditions are met. If and when the Warrants become redeemable, Alliance may not exercise our redemption right if the issuance of shares of common stock upon exercise of the Warrants is not exempt from registration or qualification under applicable state blue sky laws or it is unable to affect such registration or qualification. Alliance will use its best efforts to register or qualify such shares of Class A common stock under the blue-sky laws of the state of residence in those states in which the Warrants were offered in the IPO, if necessary. Redemption of the outstanding warrants could force holders (i) to exercise the Warrants and pay the exercise price therefor at a time when it may be disadvantageous for a holder to do so, (ii) to sell Warrants at the then-current market price when the holder might otherwise wish to hold Warrants or (iii) to accept the nominal redemption price which, at the time the outstanding Warrants are called for redemption, is likely to be substantially less than the market value of the Warrants. None of the Private Warrants are redeemable by Alliance so long as they are held by the Sponsor or its permitted transferees.

If Warrant holders exercise Public Warrants on a “cashless basis,” they will receive fewer shares of Alliance common stock from such exercise than if you were to exercise such warrants for cash.

There are circumstances in which the exercise of the Public Warrants may be required or permitted to be made on a cashless basis. First, if a registration statement covering the shares of Class A common stock issuable upon exercise of the Warrants is not effective by a specified date, warrant holders may, until such time as there is an effective registration statement, exercise warrants on a cashless basis in accordance with Section 3(a)(9) of the Securities Act or another exemption. Second, if a registration statement covering the Class A common stock issuable upon exercise of the warrants is not effective within a specified period following the consummation of the Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when Alliance shall have failed to maintain an effective registration statement, exercise Warrants on a cashless basis pursuant to the exemption provided by Section 3(a)(9) of the Securities Act, provided that such exemption is available; if that exemption, or another exemption, is not available, holders will not be able to exercise their Warrants on a cashless basis.

Third, if Alliance calls the Public Warrants for redemption, Alliance’s management will have the option to require all holders that wish to exercise Warrants to do so on a cashless basis. In the event of an exercise on a cashless basis, a holder would pay the Warrant exercise price by surrendering the Warrants for that number of shares of Class A common stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A common stock underlying the Warrants, multiplied by the difference between the exercise price of the Warrants and the “fair market value” (as defined in the next sentence) by (y) the fair market value. The “fair market value” for this purpose shall mean the average reported last sale price of the Class A common stock for the ten trading days ending on the third trading day prior to the date on which the notice of exercise is received by the warrant agent or on which the notice of redemption is sent to the holders of Warrants, as applicable. As a result, you would receive fewer shares of Class A common stock from such exercise than if you were to exercise such warrants for cash.

The receipt of cash proceeds from the exercise of our Warrants is dependent upon the market price exceeding the $11.50 exercise price and the Warrants being exercised for cash.

The receipt of cash proceeds from the exercise of our Warrants is dependent upon the market price exceeding the $11.50 exercise price and the Warrants being exercised for cash. The $11.50 exercise price per share of the Warrants is considerably higher than the $1.32 closing sale price of the Class A common stock on October 17, 2023. If the price of our Class A Common Stock remains below the respective Warrant exercise prices per share, we believe warrant holders will be unlikely to cash exercise their Warrants, resulting in little or no cash proceeds to us.

In addition, we may lower the exercise price of the Warrants in accordance with the Warrant Agreement to induce the holders to exercise such warrants. We may effect such a reduction in exercise price without the consent of such warrant holders and such reduction would decrease the maximum amount of cash proceeds we would receive upon the exercise in full of the Warrants for cash. Further, the holders of the Private Warrants and the Underwriter Warrants may exercise such Warrants on a cashless basis at any time and the holders of the Public Warrants may exercise such Warrants on a cashless basis at any time a registration statement is not effective, and a prospectus is not currently available for the issuance of shares of Class A common stock upon such exercise. Accordingly, we would not receive any proceeds from a cashless exercise of Warrants.

Concentration of ownership among Alliance’s executive officers, directors and their affiliates may prevent new investors from influencing significant corporate decisions.

As of the date of this prospectus, the executive officers and directors and their affiliates collectively beneficially owned, directly, or indirectly, excluding the Contingent Consideration Shares, approximately 95% of the outstanding Class A common stock.

As a result, these stockholders are able to exercise a significant level of control over all matters requiring stockholder approval, including the election of directors, appointment and removal of officers, any amendment of our Certificate of Incorporation and approval of mergers and other business combination transactions requiring stockholder approval, including proposed transactions that would result in Alliance’s stockholders receiving a premium price for their shares and other significant corporate transactions. This control could have the effect of delaying or preventing a change of control or changes in and will make the approval of certain transactions difficult or impossible without the support of these stockholders.

Our common stock has historically been thinly traded, and you may be unable to sell at or near ask prices or at all if you need to sell or liquidate a substantial number of shares at one time.

Although our common stock is listed on the Nasdaq Capital Market, our common stock has historically been traded at relatively low volumes. As a result, the number of persons interested in purchasing our common stock at or near bid prices at any given time may be relatively small. This situation is attributable to a number of factors, including that we are currently a small company which is still relatively unknown to securities analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we become more seasoned and viable. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. We cannot provide any assurance that a broader or more active public trading market for our common stock will develop or be sustained, or that trading levels will be sustained.

Our common stock may be subject to the penny stock rules adopted by the SEC that require brokers to provide extensive disclosure to their customers prior to executing trades in penny stocks. These disclosure requirements may cause a reduction in the trading activity of our common stock, which could make it more difficult for our stockholders to sell their securities.

Rule 3a51-1 of the Exchange Act establishes the definition of a “penny stock,” for purposes relevant to us, as any equity security that has a minimum bid price of less than $5.00 per share, subject to a limited number of exceptions, including for having securities registered on certain national securities exchanges. If our common stock were delisted from the Nasdaq Capital Market, market liquidity for our common stock could be severely and adversely affected.

For any transaction involving a penny stock, unless exempt, the penny stock rules require that a broker or dealer approve a person’s account for transactions in penny stocks and the broker or dealer receive from the investor a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience and objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and that such person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form, sets forth:

➢	the basis on which the broker or dealer made the suitability determination; and
➢	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and commission payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Because of these regulations, broker-dealers may not wish to engage in the above-referenced necessary paperwork and disclosures and/or may encounter difficulties in their attempt to sell shares of our common stock, which may affect the ability of selling stockholders or other holders to sell their shares in any secondary market and have the effect of reducing the level of trading activity in any secondary market. These additional sales practice and disclosure requirements could impede the sale of our common stock even if and when our common stock becomes listed on the Nasdaq Capital Market. In addition, the liquidity of our common stock may decrease, with a corresponding decrease in the price of our common stock.

No assurance can be given that our stock will not be subject to these “penny stock” rules in the future.

Investors should be aware that, according to Commission Release No. 34-29093, the market for “penny stocks” has suffered in recent years from patterns of fraud and abuse. Such patterns include: (1) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (2) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (3) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (4) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and (5) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. The occurrence of these patterns or practices could increase the future volatility of our share price.

If securities or industry analysts do not publish or cease publishing research or reports about Alliance, its business, or its market, or if they change their recommendations regarding Alliance’s securities adversely, the price and trading volume of Alliance’s securities could decline.

The trading market for Alliance’s securities is influenced by the research and reports that industry or securities analysts may publish about Alliance, its business, market or competitors. Securities and industry analysts do not currently, and may never, publish research on Alliance. If no securities or industry analysts commence coverage of Alliance, Alliance’s share price and trading volume would likely be negatively impacted. If any of the analysts who may cover Alliance change their recommendation regarding Alliance’s shares of common stock adversely, or provide more favorable relative recommendations about its competitors, the price of Alliance’s shares of common stock would likely decline. If any analyst who may cover Alliance were to cease coverage of Alliance or fail to regularly publish reports on it, Alliance could lose visibility in the financial markets, which in turn could cause its share price or trading volume to decline.

Because we have no current plans to pay cash dividends on Alliance’s common stock for the foreseeable future, you may not receive any return on investment unless you sell Alliance’s common stock for a price greater than that which you paid for it.

Alliance may retain future earnings, if any, for future operations, expansion and debt repayment and has no current plans to pay any cash dividends for the foreseeable future. Any decision to declare and pay dividends as a public company in the future will be made at the discretion of Alliance’s board of directors and will depend on, among other things, Alliance’s results of operations, financial condition, cash requirements, contractual restrictions and other factors that Alliance’s board of directors may deem relevant. In addition, Alliance’s ability to pay dividends may be limited by covenants of any existing and future outstanding indebtedness it or its subsidiaries incur. As a result, you may not receive any return on an investment in the Class A common stock unless you sell your shares of common stock for a price greater than that which you paid for it.

Anti-takeover provisions in the Certificate of Incorporation and under Delaware law could make an acquisition of Alliance, which may be beneficial to its stockholders, more difficult and may prevent attempts by its stockholders to replace or remove Alliance’s then current management.

The Certificate of Incorporation contains provisions that may delay or prevent an acquisition of Alliance or a change in its management. These provisions may make it more difficult for stockholders to replace or remove members of the board of directors. Because the board of directors is responsible for appointing the members of the management team, these provisions could in turn frustrate or prevent any attempt by the stockholders to replace or remove current management. In addition, these provisions could limit the price that investors might be willing to pay in the future for shares of Class A common stock. Among other things, these provisions include:

➢	the limitation of the liability of, and the indemnification of, its directors and officers.
➢	a prohibition on actions by its stockholders except at an annual or special meeting of stockholders.
➢	a prohibition on actions by its stockholders by written consent; and
➢	the ability of the board of directors to issue preferred stock without stockholder approval, which could be used to institute a “poison pill” that would work to dilute the stock ownership of a potential hostile acquirer, effectively preventing acquisitions that have not been approved by the board of directors.

Moreover, because Alliance is incorporated in Delaware, it is governed by the provisions of Section 203 of the DGCL, which prohibits a person who owns 15% or more of its outstanding voting stock from merging or combining with Alliance for a period of three years after the date of the transaction in which the person acquired 15% or more of Alliance’s outstanding voting stock, unless the merger or combination is approved in a prescribed manner. This could discourage, delay or prevent a third party from acquiring or merging with Alliance, whether or not it is desired by, or beneficial to, its stockholders. This could also have the effect of discouraging others from making tender offers for Alliance’s common stock, including transactions that may be in its stockholders’ best interests. Finally, these provisions establish advance notice requirements for nominations for election to the board of directors or for proposing matters that can be acted upon at stockholder meetings. These provisions would apply even if the offer may be considered beneficial by some stockholders. For more information, see the section titled “Description of Securities — Certain Anti-Takeover Provisions of Delaware Law and the Existing Certificate of Incorporation and Bylaws.”

The Certificate of Incorporation requires, to the fullest extent permitted by law, that derivative actions brought in our name, actions against our directors, officers, other employees or stockholders for breach of fiduciary duty and certain other actions may be brought only in the Court of Chancery in the State of Delaware and, if brought outside of Delaware, the stockholder bringing the suit will, subject to certain exceptions, be deemed to have consented to service of process on such stockholder’s counsel, which may have the effect of discouraging lawsuits against our directors, officers, other employees or stockholders.

The Certificate of Incorporation requires, to the fullest extent permitted by law, that derivative actions brought in the name of Alliance, actions against our directors, officers, other employees or stockholders for breach of a fiduciary duty owed by any officer, director or other employee of Alliance or Alliance’s shareholders, any action asserting a claim against Alliance, its directors, officers or other employees arising pursuant to any provision of the DGCL or the Certificate of Incorporation or By-laws and certain other actions may be brought only in the Court of Chancery in the State of Delaware and, if brought outside of Delaware, the stockholder bringing the suit will be deemed to have consented to service of process on such stockholder’s counsel except any action (A) as to which the Court of Chancery in the State of Delaware determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), (B) which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery or (C) for which the Court of Chancery does not have subject matter jurisdiction. Any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock shall be deemed to have notice of and consented to the forum provisions in the Certificate of Incorporation. This choice of forum provision may limit or make more costly a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or any of our directors, officers, other employees or stockholders, which may discourage lawsuits with respect to such claims. Alternatively, if a court were to find the choice of forum provision contained in the Certificate of incorporation to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could harm Alliance’s business, operating results and financial condition.

The Certificate of Incorporation provides that the exclusive forum provision will be applicable to the fullest extent permitted by applicable law, subject to certain exceptions. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. In addition, The Certificate of Incorporation provides that, unless Alliance consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act, or the rules and regulations promulgated thereunder. There is, however, the uncertainty as to whether a court would enforce this provision and that investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. Section 22 of the Securities Act creates concurrent jurisdiction for state and federal courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder.

A possible “short squeeze” due to a sudden increase in demand of our Class A common stock that largely exceeds supply may lead to price volatility in our Class A common stock.

Investors may purchase our Class A common stock to hedge existing exposure in our Class A common stock or to speculate on the price of our Class A common stock. Speculation on the price of our Class A common stock may involve long and short exposures. To the extent aggregate short exposure exceeds the number of shares of our Class A common stock available for purchase in the open market, investors with short exposure may have to pay a premium to repurchase our common stock for delivery to lenders of our Class A common stock. Those repurchases may in turn, dramatically increase the price of our Class A common stock until investors with short exposure are able to purchase additional Class A common stock to cover their short position. This is often referred to as a “short squeeze.” A short squeeze could lead to volatile price movements in our common stock that are not directly correlated to the performance or prospects of our Class A common stock and once investors purchase the shares of Class A common stock necessary to cover their short position the price of our Class A common stock may decline.

We may issue additional shares of Class A common stock or preferred shares under the 2023 Plan, which would dilute the interest of our stockholders.

Pursuant to the Certificate of Incorporation, our authorized capital stock consists of 490,000,000 shares of Class A common stock, 60,000,000 shares of Class E common stock and 1,000,000 shares of preferred stock. As of the date of this prospectus, we have 50,937,370 shares of Class A common Stock and 60,000,000 shares of Class E common stock outstanding and no shares of preferred stock outstanding. We may issue a substantial number of additional shares of common stock or shares of preferred stock under the 2023 Plan. Pursuant to our 2023 Omnibus Equity Incentive Plan, Alliance may issue an aggregate of up to 151,000 additional shares of Class A common stock, which amount may be subject to increase from time to time. For additional information about this plan, please read the discussion under the heading “Alliance’s Executive Compensation — Employee Benefit Plans.” Additionally, as of the date of this prospectus, hawse have Warrants outstanding to purchase an aggregate of 9,920,000 shares of common stock at an exercise price of $11.50 per share and additional warrants to purchase 50,090 shares of Class A common stock at an exercise price of $3.75 per share. The shares of contingent Class E common stock are automatically convertible into shares of Class A common stock in three equal tranches when the price of the Class A common stock reaches $20, $30, and $50 per share, and under a variety of conditions within five, seven and ten years from the date of the Business Combination. We may also issue additional shares of common stock or other equity securities of equal or senior rank in the future in connection with, among other things, future acquisitions or repayment of outstanding indebtedness, without stockholder approval, in a number of circumstances.

The issuance of additional common stock or preferred shares:

➢	may significantly dilute the equity interest of holders of Class A common stock.
➢	may subordinate the rights of holders of shares of common stock if one or more classes of preferred stock are created, and such shares of preferred stock are issued, with rights senior to those afforded to Class A common stock.
➢	could cause a change in control if a substantial number of shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors; and
➢	may adversely affect prevailing market prices for the Class A common stock and/or Warrants.

Management will have broad discretion over the use of the proceeds from this offering and may not use the proceeds effectively.

Our management will have broad discretion with respect to the use of proceeds of this offering, including for any of the purposes described in the section of this prospectus supplement titled “Use of Proceeds.” You will have limited information concerning our management’s specific intentions regarding the use of the proceeds of this offering and be relying on the judgment of our management regarding the application of the proceeds of this offering. Because of the number and variability of factors that will determine our use of our existing cash, cash equivalents, short-term investments and the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. The results and effectiveness of the use of proceeds are uncertain, and we could spend the proceeds in ways that you do not agree with or that do not improve our results of operations or enhance the value of our common stock. Pending their use, we may invest the net proceeds from this offering in short-term, investment-grade, interest-bearing securities. These investments may not yield a favorable return to our shareholders. Our failure to apply these funds effectively could harm our business, delay the development of our pipeline product candidates and cause the price of our common stock to decline.

If you purchase shares of our common stock sold in this offering, you will experience immediate and substantial dilution.

Since the price per share of our common stock being offered is higher than the net tangible book value per share of our common stock, you will suffer immediate and substantial dilution in the net tangible book value of the common stock you purchase in this offering. Based on a public offering price of $8.00 per share of our common stock, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us, if you purchase shares of common stock in this offering, you will suffer immediate dilution of $8.19 per share with respect to the net tangible book value of common stock. See “Dilution” for a more detailed discussion of the dilution you will incur if you purchase shares of common stock in this offering.

USE OF PROCEEDS

We estimate that the net proceeds from our issuance and sale of shares of our Class A common stock in this offering will be approximately $ 8.6 million (or approximately $10.0 million if the underwriters exercise their over-allotment option in full), based upon an assumed public offering price of $8.00 per share and after deducting underwriting discounts and commissions and offering expenses payable by us.

We currently expect to use the net proceeds from this offering for working capital and general corporate purposes

While we currently have no agreements or commitments to complete any such transaction at this time, we may use a portion of the net proceeds for these purposes.

A $1.00 increase or decrease in the assumed public offering price of $8.00 per share would increase or decrease the net proceeds from this offering by approximately $1.15 million, assuming that the number of shares of common stock offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us. An increase or decrease of 100,000 in the number of shares of Class A common stock offered by us would increase or decrease our net proceeds by approximately $0.74 million, assuming the assumed public offering price remains the same, and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us.

Changing circumstances may cause us to consume capital significantly faster than we currently anticipate. Our management will retain broad discretion over the use of the proceeds from this offering. We may ultimately use the proceeds for different purposes than what we currently intend. Pending any ultimate use of any portion of the proceeds from this offering, if the anticipated proceeds will not be sufficient to fund all the proposed purposes, our management will determine the order of priority for using the proceeds, as well as the amount and sources of other funds needed.

Pending our use of the net proceeds from this offering, we may invest the net proceeds in a variety of capital preservation investments, including short-term, investment grade, interest bearing instruments and U.S. government securities.

MARKET INFORMATION FOR SECURITIES AND DIVIDEND POLICY

Market Information

Our Class A common stock and warrants are quoted on the NASDAQ under the symbol “AENT” and “AENTW,” respectively.

Holders

Although there are a larger number of beneficial owners, at June 30, 2023, there were 47 holders of record of our Class A common stock and 39 holders of record of our warrants.

Dividends

We have not paid any cash dividends on the Class A common stock to date. We may retain future earnings, if any, for future operations, expansion and debt repayment, and we have no current plans to pay cash dividends for the foreseeable future. Any decision to declare and pay dividends in the future will be made at the discretion of the Board and will depend on, among other things, our results of operations, financial condition, cash requirements, contractual restrictions and other factors that we may deem relevant. We do not anticipate declaring any cash dividends to holders of the Class A common stock in the foreseeable future. Further, our ability to declare dividends may be limited by the terms of financing or other agreements entered by us or our subsidiaries from time to time.

Description of Registrant’s Securities

A description of our capital stock is in the section entitled “Description of Securities.”

CAPITALIZATION

The following table shows our cash and cash equivalents and capitalization as of March 31, 2024:

➢	on an actual basis;
➢	On an as adjusted basis to give effect to the sale by us of 1,250,000 shares of Class A common stock at an assumed public offering price of $ 8.00 per share on this offering, after deducting the estimated underwriting discounts and commissions and estimated expenses payable by us in connection with this offering.

You should read the data set forth in the table below in conjunction with “Use of Proceeds,” appearing elsewhere in this prospectus supplement, as well as our unaudited financial statements and the accompanying notes and the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” included in our Annual Report on Form 10-K for the year ended June 30, 2023, which is included in this prospectus supplement.

	March 31, 2024 (Unaudited)
($in thousands)	Actual	As Adjusted
Cash and cash equivalents	$1,642	$10,242
Indebtedness:
Revolving Credit Facility	77,336	77,336
Debt, non-current	10,000	10,000
Total Indebtedness	$87,336	$87,336
Stockholder's Equity:
Preferred Stock Par Value $0.0001 per share, Authorized 1,000,000 shares, 0 shares Issued and Outstanding Actual and As Adjusted	—
Class A common stock, $0.0001 par value, 550,000,000 shares authorized; 50,937,370 (actual), 52,187,370 (as adjusted) issued and outstanding shares	5	5
Paid-in capital	48,058	56,658
Accumulated other comprehensive loss	(77)	(77)
Retained earnings	37,139	37,139
Total Stockholders' Equity	$85,125	$93,725
Total Capitalization	$182,461	$191,061

Each $1.00 increase (decrease) in the assumed public offering price of $ 8.00 per share, would increase (decrease) our as adjusted cash, additional paid-in capital, total stockholders’ equity (deficit) and total capitalization by approximately $1.15 million, assuming the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us. Each increase (decrease) of 100,000 shares in the number of shares of common stock offered by us would increase (decrease) our as adjusted cash, additional paid-in capital, total stockholders’ equity and total capitalization by approximately $0.74 million, assuming the public offering price remains the same, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us. The as adjusted information discussed above is illustrative only and will be adjusted based on the actual public offering price and other terms of this offering determined at pricing.

The total above excludes:

➢	9,970,090 shares of Class A common stock reserved for issuance upon exercise of the Warrants at a weighted average exercise price of $11.46 per share ;
➢	151,000 shares of Class A common stock available for issuance under our 2023 Omnibus Equity Incentive Plan or the 2023 Plan;
➢	60,000,000 shares of Class A common stock reserved for issuance upon automatic conversion of contingent Class E common stock in three equal tranches when the price of the Class A common stock reaches $20, $30, and $50 per share, and under a variety of conditions within five, seven and ten years from the date of the Business Combination; and
➢	62,500 shares of Class A common stock reserved for issuance upon issuance of warrants to be issued to the representative of the underwriters upon the consummation of this offering.

DILUTION

If you invest in our common stock in this offering, your ownership interest will be immediately diluted to the extent of the difference between the initial public offering price per share and the pro forma as adjusted net tangible book value per share of our common stock after this offering.

Our historical net tangible book value (deficit) as of March 31, 2024 was $(18.3) million, or $(0.36) per share of our Class A common stock. Our historical net tangible book value (deficit) represents the amount of our total tangible assets less our total liabilities. Historical net tangible book value (deficit) per share represents historical net tangible book value divided by the 50,937,370 shares of our Class A common stock outstanding as of March 31, 2024.

After giving effect to our (i) issuance and sale of 1,250,000 shares of our Class A common stock in this offering, based upon the assumed initial public offering price of $8.00 per share, and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us, totaling approximately $8.6 million of net proceeds; our as adjusted net tangible book value as of March 31, 2024, would have been $(9.7 million), or $(0.19) per share of Class A common stock. This amount represents an immediate increase in pro forma as adjusted net tangible book value of $ 0.17 per share to our existing stockholders and an immediate dilution in pro forma as adjusted net tangible book value of $8.00 per share to new investors purchasing shares of Class A common stock in this offering. We determine dilution by subtracting the pro forma as adjusted net tangible book value per share after this offering from the amount of cash that a new investor paid for a share of Class A common stock. The following table illustrates this dilution:

Initial public offering price per share of Class A common stock	$8.00
Historical net tangible book value (deficit) per share as of March 31, 2024	$(0.36)
Increase in pro forma as adjusted net tangible book value per share attributable to investors in this offering	$(0.17)
As adjusted net tangible book value per share after this offering	$(0.19)
Dilution per share to new Class A common stock investors in this offering	$8.19

Each $ 1.00 increase (decrease) in the assumed public offering price of $8.00 per share, would increase (decrease) the as adjusted net tangible book value per share after this offering by approximately $0.02 per share and the dilution to new investors purchasing common stock in this offering by approximately $0.02 per share, assuming the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us. An increase of 100,000 shares in the number of shares offered by us would increase the as adjusted net tangible book value per share after this offering by $0.02 and the dilution to new investors participating in this offering would decrease by approximately ($0.02), assuming no change in the assumed public offering price and after deducting underwriting discounts and commissions and estimated offering expenses payable by us. A decrease of 100,000 shares in the number of shares offered by us would (decrease) the as adjusted net tangible book value per share after this offering by approximately ($0.02) and the dilution to new investors participating in this offering would increase by $0.02, assuming no change in the assumed public offering price and after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

If the underwriters exercise their option to purchase additional shares of our Class A common stock in full, the pro forma as adjusted net tangible book value after the offering would be $(0.16) per share, the increase in pro forma as adjusted net tangible book value per share to existing stockholders would be $(0.20) per share and the dilution in pro forma as adjusted net tangible book value to new investors would be $8.16 per share.

Except as otherwise indicated, the discussion and the tables above assume no exercise of the underwriters’ option to purchase additional shares of our common stock and excludes:

➢	9,970,090 shares of Class A common stock reserved for issuance upon exercise of the Warrants at a weighted average exercise price of $11.46 per share;
➢	151,000 shares of Class A common stock available for issuance under our 2023 Omnibus Equity Incentive Plan or the 2023 Plan;
➢	60,000,000 shares of Class A common stock reserved for issuance upon automatic conversion of contingent Class E common stock in three equal tranches when the price of the Class A common stock reaches $20, $30, and $50 per share, and under a variety of conditions within five, seven and ten years from the date of the Business Combination; and

➢	62.500 shares of Class A common stock reserved for issuance upon issuance of warrants to be issued to the representative of the underwriters upon the consummation of this offering.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The objective for the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” is to provide information the Company’s management team believes is necessary to achieve an understanding of its financial condition and the results of business operations with particular emphasis on the Company’s future and should be read in conjunction with the Company’s audited consolidated financial statements, and footnotes.

This analysis contains forward-looking statements concerning the Company’s performance expectations and estimates. Other than statements with historical context, commentary should be considered forward- looking and carries with it risks and uncertainties.

Alliance is a leading global wholesaler and a key player in the entertainment industry, boasts a diverse portfolio of owned brands, including Critics’ Choice, Collectors’ Choice, Movies Unlimited, DeepDiscount, popmarket, blowitoutahere, Fulfillment Express, Importcds, GamerCandy, WowHD, and others. As a leading global wholesaler, direct-to-consumer (“DTC”) distributor, and e-commerce provider, Alliance operates as the vital link between renowned international manufacturers of entertainment content, such as Universal Pictures, Warner Brothers Home Video, Walt Disney Studios, Sony Pictures, Lionsgate, Paramount, Universal Music Group, Sony Music, Warner Music Group, Microsoft, Nintendo, Take Two, Electronic Arts, Ubisoft, Square Enix, and others.

This pivotal role extends to connecting these manufacturers with top-tier retail partners both domestically and internationally. Notable partners encompass giants like Walmart, Amazon, Best Buy, Barnes & Noble, Wayfair, Costco, Dell, Verizon, Kohl’s, Target, Shopify, and others.

Employing an established multi-channel strategy, Alliance distributes physical media, entertainment products, hardware, and accessories across various platforms. Currently, the company sells its products, permitted for export, to more than 70 countries worldwide.

Alliance provides state-of-the art warehousing and distribution technologies, operating systems and services that seamlessly enable entertainment product transactions to better serve customers directly or through our distribution affiliates. These technology-led platforms with access to the Company’s in stock inventory of over 325,000 SKU products, consisting of vinyl records, video games, compact discs, DVD, Blu-Rays, toys, and collectibles, combined with Alliance’s sales and distribution network, create a modern entertainment physical product marketplace that provides the discerning customer with enhanced options on efficient consumer-friendly platforms inventory. Alliance is the retailers’ back office for in-store and e-commerce solutions. All electronic data interchange (“EDI”) and logistics are operational and ready for existing retail channels to add new products.

Merger and Business Acquisition

Alliance has a proven history of successfully acquiring and integrating competitors and complementary businesses. The Company will continue to evaluate opportunities to identify targets that meet strategic and economic criteria.

On July 1, 2022, Alliance purchased the assets and liabilities of Think3Fold, LLC, a collectibles distribution company. This acquisition resulted in increased shelf space at our largest customer and expanded our product offerings.

On February 10, 2023, Alliance, Adara and Merger Sub consummated the closing of the transactions contemplated by the Business Combination Agreement. Pursuant to the terms of the Business Combination Agreement, a business combination of Legacy Alliance and Adara was effected by the merger of Merger Sub with and into Alliance (the “Merger”), with Alliance surviving the Merger as a wholly-owned subsidiary of Adara. Following the consummation of the Merger on the closing of the Business Combination, Adara changed its name from Adara Acquisition Corp. to Alliance Entertainment Holding Corporation.

While the legal acquirer in the Business Combination Agreement was Adara, for financial accounting and reporting purposes under U.S. GAAP, Legacy Alliance was the accounting acquirer, and the Merger was accounted for as a “reverse recapitalization.” A reverse recapitalization (i.e., a capital transaction involving the exchange of stock by Adara for Legacy Alliance’s stock) does not result in a new basis of accounting, and the consolidated financial statements of the combined entity represent the continuation of the consolidated financial statements of Legacy Alliance in many respects. Accordingly, the consolidated assets, liabilities, and results of operations of Legacy Alliance became the historical consolidated financial statements of the combined company, and Adara’s assets, liabilities and results of operations were consolidated with Legacy Alliance beginning on the acquisition date. Operations prior to the Business Combination are presented as those of Legacy Alliance. The net assets of Adara were recognized at historical cost (which was consistent with carrying value), with no goodwill or other intangible assets recorded.

Upon consummation of the Business Combination, the most significant change in Legacy Alliance’s future reported financial position and results of operations was a decrease in net Equity of $787,000 as compared to Legacy Alliance’s consolidated balance sheet.

As a result of the Business Combination, Alliance Entertainment became the successor to an SEC-registered company, which required us to hire additional personnel and implement procedures and processes to address public company regulatory requirements and customary practices. We are incurring additional annual expenses as a public company for, among other things, directors’ and officers’ liability insurance, director fees and additional internal and external accounting, legal and administrative resources, including increased audit and legal fees.

Macroeconomic Uncertainties

Unfavorable conditions in the economy in the United States and abroad may negatively affect the growth of our business and have affected our results of operations. For example, macroeconomic events, including rising inflation, the U.S. Federal Reserve raising interest rates, recent bank failures, two wars and the lingering effects of the COVID-19 pandemic have led to economic uncertainty globally. The effect of macroeconomic conditions may not be fully reflected in our results of operations until future periods. If, however, economic uncertainty increases or the global economy worsens, our business, financial condition and results of operations may be harmed.

Key Performance Indicators

Management monitors and analyzes key performance indicators to evaluate financial performance, including:

➢	Net Revenue: To derive net revenue, the Company reduces total gross sales by customer returns, returns reserve, and allowances including discounts.
➢	Cost of Revenues (excluding depreciation and amortization): Our cost of revenues reflects the total costs incurred to market and distribute products to customers. Changes in cost are impacted primarily by sales volume, product mix, product obsolescence, freight costs, and market development funds (“MDF”).
➢	Operating Expenses: Our Operating Expenses are the direct and indirect costs associated with the distribution and fulfillment of products and services. They include both Distribution and Fulfillment and Selling, General and Administrative (SG&A) Expenses. The Distribution and Fulfillment Expenses are the payroll and operating expenses associated with the receipt, warehousing, and distribution of product.
➢	Margins: To analyze profitability, the Company reviews gross and net margins in dollars and as a percent of revenue by line of business and product line.
➢	Selling, General and Administrative Expenses: The Selling, General and Administrative Expenses are payroll and operating costs for Information Technology, Sales & Marketing, and General & Administrative functions. In addition, we include Depreciation and Amortization expenses and Transaction Costs, if applicable.
➢	Balance Sheet Indicators: The Company views cash, product inventory, accounts payable, and working capital as key indicators of its financial position.

Results of Operations Three Months Ended March 31, 2024, Compared to Three Months Ended March 31, 2023

	Three Months Ended	Three Months Ended
($ in thousands except shares)	March 31, 2024	March 31, 2023
Net Revenues	$211,209	$227,728
Cost of Revenues (excluding depreciation and amortization)	183,196	200,402
Operating Expenses
Distribution and Fulfillment Expense	11,125	14,923
Selling, General and Administrative Expense	14,072	14,783
Depreciation and Amortization	1,402	1,679
Transaction Costs	2,086	3,348
Restructuring Cost	179	—
Gain on Disposal of Property and Equipment	(51)	—
Total Operating Expenses	28,813	34,733
Operating Loss	(800)	(7,407)
Other Expenses
Interest Expense, Net	3,052	3,207
Total Other Expenses	3,052	3,207
Loss Before Income Tax Benefit	(3,852)	(10,614)
Income Tax Benefit	(475)	(2,864)
Net Loss	$(3,377)	$(7,750)

Net Revenue: Year-over-year, net revenue decreased from $228 million to $211 million (-$17 million, -7%) for the three months ended March 31, 2024. Along with other retailers and distributors in the United States, we are not immune to the macroeconomic headwinds caused by high interest rates and consumer discretion prompted by reduced buying power. Alliance Entertainment stands out as a value-added retail distributor with our exclusive distribution rights for approximately 160 studios and labels in the film and music industry. This extensive portfolio of unique content enables us to cater to bulk B2B and direct-to-consumer (DTC) businesses with a vast selection of products unavailable through other distributors. Our unique DTC suite of distribution and inventory solutions for the e-commerce retail industry, including our consumer direct subsidiary DirectToU LLC, enabled over 33% of our gross sales revenue for the three months ended March 31, 2024, versus approximately 33% for the same period prior year.

Year-over-year, gaming sales decreased from $55 million to $43 million (-$12 million, -22%) for the three months ended March 31, 2024. The average selling price of gaming products increased 40% which was offset by a decrease in volume as we focus on profitable growth. As gaming suppliers attempt to transition to subscription-based models, we are experiencing increased sales of gaming hardware and accessories including retro arcade games. We continue to monitor gaming market trends to ensure we have the right product mix to meet market demand and maximize profitability.

Vinyl record sales increased from $75 million to $78 million ($3 million, 4%) for the three months ended March 31, 2024. The average selling price of Vinyl was up 10% and partially offset by decreased volume resulting in net revenue improvement versus the prior year. Music Compact Discs (CDs) sales declined marginally from $25.6 million to $25.4 million ($.2 million, 1%) due to a lack of prominent new releases versus prior year. The average selling price of CDs increased by 9%, however, the decline in volume offset the gains resulting in a marginal decline in revenue year-over-year. Physical movie sales, which include DVDs, Blu-Ray, and Ultra HD, increased from $33 million to $42 million ($9 million, 27%) versus the same period last year. The average selling price of physical film products significantly increased year over year and partially offset by a decline in volume. Digital sales of our exclusive content increased approximately 75% over the same period prior year. The consistent flow of new theatrical releases, combined with 4K and collectable SteelBook content, continues to drive home video sales. We expect the trend of higher price points to continue as brick & mortar retailers cater to the consumer preference for omnichannel shopping experiences and curated content versus inexpensive, mass market product offerings. Alliance Entertainment’s ability to offer retailers in-store and on-line channels a deep, extensive library of both music and movies helps provide them the products for a cohesive shopping experience based on personal preference and engagement with their respective brands.

Consumer products revenue decreased from $19 million to $9 million (-$10 million, or -53%) versus the prior year. The average selling price has increased by more than 60% versus the prior year period as the toys & collectibles industry normalizes in the post-pandemic era. And while volume declined for the three months ended March 31, 2024, margins improved significantly as we rationalized our inventory and procure market driven collectables and accessories.

Cost of Revenues: Total cost of revenues, excluding depreciation and amortization, decreased from $200 million to $183 million (-$17 million or -9%) the prior year period primarily due to the direct relation of product costs to sales volume. However, gross margin dollars increased the prior year period as product margins improved from 12.0% to 13.3% primarily due to less overstock inventory resulting in significantly less consumer incentives to stimulate demand.

Operating Expenses: Total operating expenses decreased from $34.7 million to $28.8 million (-5.9 million, -17%) and decreased as a percentage of net revenue over the same period prior year from 15.3% to 13.6% (-1.7% points). Total distribution and fulfillment expense declined 25% and decreased from 6.6% to 5.3% (-1.3% points) as a percentage of net revenue for the three months ended March 31, 2024, versus the same period prior year. Fulfillment payroll was $7.4 million for the three months ended March 31, 2024, and $9.5 million (-$2.1 million, -22%) for the same period of the prior year. Low unemployment rates, combined with competition for temporary labor, increased the average cost per labor hour approximately 4% versus the prior year. To address the scarcity of labor resources, we have invested in warehouse automation and will continue to use temporary labor forces to manage changes in demand. Since we believe that for the foreseeable future, there will be upward pressure on labor availability and costs, we continue to innovate our warehouse processes to reduce fulfilment costs. Total selling, administrative, and general costs decreased by $0.8 million or 6% compared to the same period last year due primarily due to the reduction in workforce last Spring to right size the back-office support for the business.

Interest Expense: For the three months ended March 31, 2024, interest expense decreased from $3.2 million to $3.1 million (-$0.1 million, -3%) versus the same period of the prior year. While our effective interest rate increased from 6.9% to 10.0% (3.1 points), the financial impact was tempered by a significant decline of the average revolver balance from $150 million to $94 million (-$56 million, -37%) year over year.

Income Tax: For the three months ended March 31, 2024, an income tax benefit of $0.5 million was recorded compared to a $2.9 million benefit for the same period in the prior year. Alliance reported a pretax loss of $3.9 million and pretax loss of $10.6 million for the three-months ended March 31, 2024, and 2023, respectively. The expected annual effective tax rate for twelve months ended June 30, 2024, is 50%, including two discrete one-time tax adjustments for out of period goodwill adjustment and the distribution of Restricted Stock Units. Without these adjustments, the annual effective tax rate would have been 28%.

Non-GAAP Financial Measures: For the three months ended March 31, 2024, we had non-GAAP Adjusted EBITDA of approximately $2.9 million compared to Adjusted EBITDA of approximately -$2.4 million prior year or a year-over-year improvement of $5.3 million. We define Adjusted EBITDA as net gain or loss adjusted to exclude: (i) income tax expense; (ii) other income (loss); (iii) interest expense; and (iv) depreciation and amortization expense and (v) fair value of Warrants and other non- recurring expenses. Our method of calculating Adjusted EBITDA may differ from other issuers and accordingly, this measure may not be comparable to measures used by other issuers. We use Adjusted EBITDA to evaluate our own operating performance and as an integral part of our planning process. We present Adjusted EBITDA as a supplemental measure because we believe such a measure is useful to investors as a reasonable indicator of operating performance. We believe this measure is a financial metric used by many investors to compare companies. This measure is not a recognized measure of financial performance under GAAP in the United States and should not be considered as a substitute for operating earnings (losses), net earnings (loss) from continuing operations or cash flows from operating activities, as determined in accordance with GAAP. See the table below for a reconciliation, for the periods presented, of our GAAP net income (loss) to Adjusted EBITDA.

	Three Months Ended	Three Months Ended
($ in thousands)	March 31, 2024	March 31, 2023
Net Loss	$(3,377)	$(7,750)
Add back:
Interest Expense	3,052	3,207
Income Tax Benefit	(475)	(2,864)
Depreciation and Amortization	1,402	1,679
EBITDA	$602	$(5,728)
Adjustments
Restructuring Cost	179	—
Transaction Cost	2,086	3,348
Change In Fair Value of Warrants	124	—
Gain on Disposal of PPE	(51)	—
Adjusted EBITDA	$2,940	$(2,380)

Results of Operations Nine Months Ended March 31, 2024, Compared to Nine Months Ended March 31, 2023

	Nine Months Ended	Nine Months Ended
($ in thousands except shares)	March 31, 2024	March 31, 2023
Net Revenues	$863,549	$911,590
Cost of Revenues (excluding depreciation and amortization)	761,580	837,897
Operating Expenses
Distribution and Fulfillment Expense	37,983	50,153
Selling, General and Administrative Expense	43,626	44,559
Depreciation and Amortization	4,455	4,845
Transaction Costs	2,086	4,355
IC DISC Commissions	—	2,833
Restructuring Costs	226	—
Loss on Disposal of Fixed Assets	(51)	(3)
Total Operating Expenses	88,325	106,742
Operating Income (Loss)	13,644	(33,049)
Other Expenses
Interest Expense, Net	9,520	9,105
Total Other Expenses	9,520	9,105
Income (Loss) Before Income Tax Expense (Benefit)	4,124	(42,154)
Income Tax Expense (Benefit)	2,049	(11,380)
Net Income (Loss)	$2,075	$(30,774)

Net Revenues: Net revenues decreased from $912 million to $864 million (-$47 million, -5%) for the nine months ended March 31, 2024 over the prior year period. Along with other retailers and distributors in the United States, we are not immune to the macroeconomic headwinds caused by high interest rates and consumer discretion prompted by reduced buying power. Alliance Entertainment stands out as a value-added retail distributor thanks to our exclusive distribution rights for approximately 160 studios and labels in the film and music industry. This extensive portfolio of unique content enables us to cater to bulk B2B and DTC businesses with a vast selection of products unavailable through other distributors. Our unique DTC suite of distribution and inventory solutions for the e-commerce retail industry, including our consumer direct subsidiary DirectToU LLC, enabled approximately 40% of our gross sales revenue for the nine months ended March 31, 2024, versus 34% for the same period prior year.

Gaming sales decreased from $333 million to $287 million (-$46 million, -14%) for the nine months ended March 31, 2024 over the prior year period. The average selling price of gaming products nearly doubled and offset by a decrease in volume as we transitioned to higher dollar margin products including hardware and retro arcade games. Gaming hardware sales were up significantly as suppliers capitalized on gaming social trends and subscription-based models.

Vinyl record sales remained consistent at $242 million for the nine months ended March 31, 2024, compared to the prior year period. The average selling price of vinyl was up 6% and partially offset by volume versus the prior year period. Music compact discs (CDs) increased from $91 million to $97 million ($6 million, 7%). The continued popularity of K-Pop helped us realize a 12% increase in the average selling price of CDs, however, the decline in volume offset some of the gains but resulted in a year-over-year revenue improvement. Physical movie sales, which include DVDs, Blu-Ray, and Ultra HD, increased from $147 million to $159 million ($12 million, 8%) versus the same period last year. The average selling price of physical film products increased 18% year-over-year and partially offset by the decline in volume. Digital sales of our exclusive content more than doubled compared to the same period last year. The consistent flow of new theatrical releases continues to drive home video sales, combined with 4K and more recently SteelBook collectables, drove the average selling price higher. We expect the trend of higher price points to continue as brick & mortar retailers cater to the consumer preference for omnichannel shopping experiences and curated content versus inexpensive, mass market product offerings. Alliance Entertainment’s ability to offer retailers in-store and on-line channels a deep, extensive library of both music and movies helps provide them the products for a cohesive shopping experience based on personal preference and engagement with their respective brands.

Consumer products revenue decreased from $65 million to $35 million (-$30 million, or -46%) for the nine months ended March 31, 2024, versus the same period prior year. The average selling price has increased by 27% versus the same period prior year as the toys & collectibles industry normalizes in the post-pandemic era. And while volume declined for the period, margins more than doubled as we rationalized our inventory and procure market driven collectables and accessories.

Cost of Revenues: Total cost of revenues, excluding depreciation and amortization, decreased from $838 million to $762 million (-$76 million or -9%) compared to the prior year period primarily due to the direct relation of product costs to sales volume. However, gross margin dollars increased year over year as product margins improved from 8.1% to 11.8% primarily due to less overstock inventory resulting in significantly less consumer incentives to stimulate demand.

Operating Expenses: Total operating expenses decreased from $107 million to $88 million (-$19 million, 18%) and decreased as a percentage of net revenue over the same period prior year from 11.7% to 10.2%. There was a $2.1 million transaction expense for a non-cash out of period transaction, without which total operating costs as a percentage of net revenue would have decreased to 10.0%. This adjustment is directly related to the purchase accounting of a recent acquisition by the company. Had this adjustment been recognized within the designated measurement period, it would have led to an increase in the goodwill of the Company. Total distribution and fulfillment expense declined 24% and decreased from 5.5% to 4.4% as a percentage of net revenue for the nine months ended March 31, 2024, versus the same period prior year. Fulfillment payroll was $24 million for the nine months ended March 31, 2024, and $32 million (-$8 million, 25%) for the same period of the prior year. Low unemployment rates and competition for temporary labor increased the average cost per labor hour by approximately 3% versus the same period prior year. To address the scarcity of labor resources, we have invested in warehouse automation and will continue to use temporary labor forces to manage changes in demand. Since we believe that there will be upward pressure on labor availability and costs for the foreseeable future, we will continue to innovate our warehouse processes to reduce fulfillment costs. Total selling, administrative, and general costs decreased by $1.0 million or 2% compared to the same period last year primarily due to the reduction in the workforce. Selling, administrative, and general costs also include a one-time expense of $1.4 million for restricted stock awards. IC DISC Commissions were $0 for the nine months ended March 31, 2024, versus $2.8 million for the same period of the prior year. The IC DISC was discontinued as of December 31, 2022, and no additional expenses were incurred.

Interest Expense: For the nine months ended March 31, 2024, interest expense increased from $9.1 million to $9.5 million ($0.4 million, 4%) versus the same period of the prior year. The primary driver was an increase of our effective interest rate from 5.5% to 8.8% and offset by a reduction of the average revolver balance from $167 million to $114 million (-$53 million, -32%) for the nine months ended March 31, 2024 versus the nine months ended March 31, 2023.

Income Tax: For the nine months ended March 31, 2024, an income tax expense of $2.0 million was recorded compared to a benefit of $11.4 million for the same period in the prior year. Alliance reported a pretax income of $4.1 million and a pretax loss of $42.2 million for the nine months ended March 31, 2024, and 2023, respectively. The expected annual effective tax rate for twelve months ending June 30, 2024, is 50%, including two discrete one-time tax adjustments for out of period goodwill adjustment and the distribution of Restricted Stock Units. Without these adjustments, the annual effective tax rate would have been 28%.

Non-GAAP Financial Measures: For the nine months ended March 31, 2024, we had non-GAAP Adjusted EBITDA of approximately $22.2 million compared to Adjusted EBITDA of approximately -$21.0 million for the prior year or a year-over-year improvement of $43.2 million. We define Adjusted EBITDA as net gain or loss adjusted to exclude: (i) income tax expense; (ii) other income (loss); (iii) interest expense; and (iv) depreciation and amortization expense and (v) fair value of Warrants and other non- recurring expenses. Our method of calculating Adjusted EBITDA may differ from other issuers and accordingly, this measure may not be comparable to measures used by other issuers. We use Adjusted EBITDA to evaluate our own operating performance and as an integral part of our planning process. We present Adjusted EBITDA as a supplemental measure because we believe such a measure is useful to investors as a reasonable indicator of operating performance. We believe this measure is a financial metric used by many investors to compare companies. This measure is not a recognized measure of financial performance under GAAP in the United States and should not be considered as a substitute for operating earnings (losses), net earnings (loss) from continuing operations or cash flows from operating activities, as determined in accordance with GAAP. See the table below for a reconciliation, for the periods presented, of our GAAP net income (loss) to Adjusted EBITDA.

	Nine Months Ended	Nine Months Ended
($ in thousands)	March 31, 2024	March 31, 2023
Net Income (Loss)	$2,075	$(30,774)
Add back:
Interest Expense	9,520	9,105
Income Tax Expense (Benefit)	2,049	(11,380)
Depreciation and Amortization	4,455	4,845
EBITDA	$18,099	$(28,204)
Adjustments
IC-DISC	—	2,833
Stock-based Compensation	1,386	—
Transaction Costs	2,086	4,355
Restructuring Cost	226	—
Change In Fair Value of Warrants	(41)	—
Merger-related Contingent Losses	461	—
Gain on Disposal of PPE	(51)	(3)
Adjusted EBITDA	$22,166	$(21,019)

Results of Operations Year Ended June 30, 2023, Compared to Year Ended June 30, 2022

	Year Ended	Year Ended
($ in thousands)	June 30, 2023	June 30, 2022
Net Revenues	$1,158,722	$1,417,377
Cost of Revenues (excluding depreciation and amortization)	1,054,788	1,234,995
Operating Expenses
Distribution and Fulfillment Expense	62,841	64,260
Selling, General and Administrative Expense	59,057	58,110
Depreciation and Amortization	6,629	8,259
Transaction Costs	5,014	(251)
IC DISC Commissions	2,833	9,907
Restructuring Costs	306	—
Total Operating Expenses	136,680	140,285
Operating (Loss) Income	(32,746)	42,098
Other Expenses
Change in Fair Value of Warrants	1	—
Interest Expense, Net	11,715	4,056
Total Other Expenses	11,716	4,056
(Loss) Income Before Income Tax (Benefit) Expense	(44,462)	38,042
Income Tax (Benefit) Expense	(9,058)	9,423
Net (Loss) Income	(35,404)	28,619

Net Revenue: Year-over-year, total Net Revenues decreased from $1,417 million to $1,159 million (-$259 million or -18%) for the year ended June 30, 2023. Along with other Retailers and Distributors in the United States, we are not immune to the macroeconomic headwinds caused by increased inflation and interest rates. Our business to business (“B2B”) customer base, which are primarily retailers, are reacting relatively conservatively with their inventory positions due to economic uncertainty and those retailers have their own inventory supply chain challenges. Our DTC channels are facing constant competition and it’s important for our merchants to keep investing while keeping a tight rein on inventories. Our B2B wholesale customer base revenue was down almost 20% over the previous year due to their relatively rigorous inventory management. However, as economic conditions stabilized, our B2B revenues improved to -8% year over year in the fourth fiscal quarter of the year ended June 30, 2023. For the year ended June 30, 2023, our DTC omni-channel sales decreased 11%, our DirectToU division outperformed B2B with sales up 7% year over year.

Year-over-year, for the year ended June 30, 2023, vinyl sales decreased 2% to $324 million. Gaming products revenue decreased 30% to $391 million; however, the decline in demand for physical gaming products presents an opportunity as we expect to benefit from industry consolidation. Combined, for the year ended June 30, 2023, gaming and vinyl revenue totaled $715 million and 62% of our revenue mix compared to $887 million and 63% of total revenue in the prior year. While we captured an increase in the average selling price in Gaming, it was not enough to offset the negative impact of decreased volume. For the year ended June 30, 2023, the average selling price of Vinyl was flat and volume was down marginally; however, for the trailing three months, both price and volume improved year over year. Consumer Products, including revenue from our July 1, 2022, acquisition of Think3Fold, increased from $58 million to $80 million ($22 million, 37%) versus the prior year. We benefited from an increase in both the average selling price and volume. As the popularity of collectibles grows, an increasing number of musicians, celebrities, sport organizations, and content providers are expanding their portfolio of merchandise as a way to connect with their audiences. The average selling price of music Compact Disc’s (CD’s) was essentially flat, and a decrease in volume resulted in a 16% year-over-year revenue decline. We expect this trend for CDs to continue due to the popularity and growth of on-line streaming services. Similarly, physical movie sales declined 28% year over year as the average price increase was not enough to offset the reduction of volume.

Cost of Revenues: Total cost of revenues, excluding depreciation and amortization, decreased from $1,235 million to $1,055 million ($180 million or 15%) year over year primarily due to the direct relation of product costs to sales volume. Gross Margin dollars declined as a result of lower sales and a lower overall product margin of 9.0% compared to 12.9% in the prior year. The gross margin decline of approximately 4% points for the year ended June 30, 2023, over the same period prior year, was primarily due to an inventory adjustment to address the exorbitant landed cost experienced during supply chain disruptions related to Covid and reduced supplier MDF. The Company recorded an inventory write-down of $7.1 million to reduce its gaming arcades to their estimated net realizable value. In addition, excessive transportation costs of $15.3 million, arcade markdowns of $12.2 million, and additional reserves for consumer products inventory of $3.7 million were recorded. The postponement of some theatrical releases delayed MDF in the form of Price Protection. Price Protection is the mechanism used by vendors to stimulate sales when demand slows to reduce the return of product. Also, since gaming products are largely non-returnable, the supply chain does not have an established practice and cadence for mark downs like the movie and music industries. As such, gaming products typically require the distributor to bear the risk of slow-moving inventory which may increase the cost of goods sold as a percentage of sales. The change in MDF in future periods is dependent on consumer demand for gaming products and the volume and success of new movie and music releases. In addition, higher freight costs negatively impacted the cost of sales due to general rate hikes and incremental fuel surcharges.

Operating Expenses: Total operating expenses as a percentage of net revenue increased year-over-year from 9.9% to 11.8%. Total distribution and fulfillment expense, as a percentage of net revenue, increased from 4.5% to 5.4% for the year ended June 30, 2023, versus the same period prior year. Fulfillment payroll was $40.4 million for the year ended June 30, 2023, and $46.5 million for the same period of the prior year. Despite low unemployment rates, the average cost per labor hour is down 3% versus the prior year as we increased our throughput rate and reduced our use of overtime. To address the scarcity of labor resources, we are investing in additional warehouse automation and will continue to use temporary labor forces to manage changes in demand. We believe that for the foreseeable future, there will continue to be upward pressure on labor costs and availability; however, our investment in warehouse automation began to show significant improvements in the fourth fiscal quarter of the year ended June 30, 2023. The primary factor for the increased Fulfillment expenses is storage fees, which amounted to $4.6 million for the year ended June 30, 2023. The annual storage expenses will decline as the incremental inventory occupying this space is sold. Total Selling, Administrative, and General costs increased by $0.6 million or 1% versus the same period last year; however, non-customer impact staffing reductions were made in fourth fiscal quarter to reduce costs and position the company for the future. For the year ended June 30, 2023, vs same period prior year, Consolidated Depreciation and Amortization expense decreased from $8.3 million to $6.6 million ($1.6 million or -20%) due to fully depreciated assets and the declining balance method of intangible asset amortization. Transaction Costs for the year ended June 30, 2023, were $5.0 million for expenses related to the Think3Fold acquisition and the merger with Adara. These expenses were required for legal, financial advisory and other professional fees associated with the acquisition and execution of the business combination agreement. Year over year, the IC DISC Commissions decreased from $9.9 million to $2.8 million due to reduced eligible sales and elimination of the IC DISC. The owners of the IC-DISC forgave the commission expense for the calendar year ended December 31, 2022, which was recorded as a capital contribution by our shareholders.

Interest Expense: For the year ended June 30, 2023, Interest Expense increased from $4.1 million to $11.7 million ($7.6 million or 189%) versus the prior year. The primary driver for the increase was a higher average revolver balance of $156 million and an increase of 3.7% points of effective interest rate to 6.0%.

Income Tax: For the year ended June 30, 2023, an income tax benefit of $9.1 million was recorded compared to an expense of $9.4 million for the same period in the prior year. Alliance reported a pretax loss of $(44.5) million and pretax net income of $38.0 million for the years ended June 30, 2023, and 2022, respectively. The annual effective tax rate (“ETR”) for the year ended June 30, 2023, was -21%. Provision for income taxes, effective tax rate and statutory federal income tax rate for the years ended June 30, 2023 and 2022 were as follows:

	Year Ended	Year Ended
($ in thousands)	June 30, 2023	June 30, 2022
Income tax (benefit) expense	$(9,058)	$9,423
Effective tax rate	(21)%	26%
Statutory federal income tax rate	21%	21%

Non-GAAP Financial Measures: For the year ended June 30, 2023, we had non-GAAP Adjusted EBITDA of approximately $(17.6) million compared with Adjusted EBITDA of approximately $60.0 million prior year. Adjusted EBITDA for the year ended June 30, 2023, includes excessive transportation costs of $15.3 million, arcade markdowns of $12.2 million, incremental arcade storage fees of $4.6 million and additional reserves for consumer products inventory of $3.7 million. We define Adjusted EBITDA as net gain or loss adjusted to exclude: (i) income tax expense; (ii) other income (loss); (iii) interest expense; and (iv) depreciation and amortization expense and (v) other infrequent, non- recurring expenses. Our method of calculating Adjusted EBITDA may differ from other issuers and accordingly, this measure may not be comparable to measures used by other issuers. We use Adjusted EBITDA to evaluate our own operating performance and as an integral part of our planning process. We present Adjusted EBITDA as a supplemental measure because we believe such a measure is useful to investors as a reasonable indicator of operating performance. We believe this measure is a financial metric used by many investors to compare companies. This measure is not a recognized measure of financial performance under GAAP in the United States and should not be considered as a substitute for operating earnings (losses), net earnings (loss) from continuing operations or cash flows from operating activities, as determined in accordance with GAAP. See the table below for a reconciliation, for the periods presented, of our GAAP net income (loss) to Adjusted EBITDA.

	Year Ended	Year Ended
($ in thousands)	June 30, 2023	June 30, 2022
Net (Loss) Income	$(35,404)	$28,619
Add back:
Interest Expense	11,715	4,056
Income Tax (Benefit) Expense	(9,058)	9,423
Depreciation and Amortization	6,629	8,259
EBITDA	(26,118)	50,357
Adjustments
IC-DISC	2,833	9,907
SPAC Merger Transaction Cost	5,014	(251)
Restructuring Cost	306	—
Stock-based Compensation Expense	216	—
Change in Fair Value of Warrants	1	—
Contingent Loss	150	—
Gain on Disposal of PPE	(3)	—
Adjusted EBITDA	$(17,601)	$60,013

Adjusted EBITDA for the year ended June 30, 2023, includes the following expenses:

Excessive International Transportation Costs (Units Sold)	$8,241	—
Excessive International Transportation Costs (On Hand)	7,100	—
Markdown for Arcades Sold	12,156	—
Incremental Storage Fees Arcades	4,643	—
Consumer Products Inventory Reserve	3,700	—
Total	$35,840	—

LIQUIDITY AND CAPITAL RESOURCES

Liquidity: On December 21, 2023, Alliance Entertainment Holding Corporation entered into a Revolving Credit Facility, which is a three-year $120 million senior secured asset-based credit facility with White Oak Commercial Finance, LLC. The Revolving Credit Facility replaces the Company’s revolver with Bank of America (the “Prior Credit Facility”). The Prior Credit Facility was scheduled to expire on December 31, 2023.

The Company has implemented certain strategic initiatives to reduce expenses and focus on the sale of higher margin products. As a result of the new credit facility, combined with these initiatives and the Company’s financial performance for the three and nine months ended March 31, 2024, the Company has concluded that it has sufficient cash to fund its operations and obligations (from its cash on hand, operations, working capital and availability on the credit facility) for at least twelve months from the issuance of these consolidated financial statements.

Our primary sources of liquidity are cash and cash equivalents, cash provided by operating activities, and borrowings under our credit facility. As of March 31, 2024, in addition to the $1.6 million of cash, we carried a $81 million revolver balance on our $120 million credit facility under the Loan and Security Agreement with White Oak Commercial Finance, LLC. Since June 30, 2023, our available collateral decreased from $135 million to $115 million ($20 million, 15%); however, our availability increased from $2 million to $34 million, an increase of $32 million, as we converted accounts receivable and inventory to cash which was used to reduce debt. Combined with a lower loan ceiling of $120 million versus $175 million, we have reduced debt service costs.

	March 31,	June 30,
($ in millions)	2024	2023
Credit Facility	120	175
Available Credit Facility, considering Collateral	115	135
Less: Revolver Balance	81	133
Availability	$34	$2

Our liquidity position has not changed significantly since the Business Combination, and we intend to principally rely on our borrowing capacity under the Revolving Credit Facility as well as any renewal of such facility. Although the Company does not currently intend to do so, following this offering, the Company may seek to raise additional capital through the sale of equity securities.

The receipt of cash proceeds from the exercise of our Warrants is dependent upon the market price exceeding the $11.50 exercise price and the Warrants being exercised for cash. Since the exercise price of the Warrants of $11.50 per share is significantly greater than the current market price of the Class A common stock, we do not expect the Warrants to be exercised until such time, if ever, that the market price of the Class A common stock exceeds the exercise price of the Warrants. If the price of our Class A common stock remains below the respective Warrant exercise prices per share, we believe warrant holders will be unlikely to cash exercise their Warrants, resulting in little or no cash proceeds to us.

In addition, we may lower the exercise price of the Warrants in accordance with the Warrant Agreement to induce the holders to exercise such Warrants. We may effect such reduction in exercise price without the consent of such warrant holders and such reduction would decrease the maximum amount of cash proceeds we would receive upon the exercise in full of the Warrants for cash. Further, the holders of the Private Warrants and the Underwriter Warrants may exercise such Warrants on a cashless basis at any time and the holders of the Public Warrants may exercise such Warrants on a cashless basis at any time an effective registration statement is not available for the issuance of shares of Class A common stock upon such exercise. Accordingly, we would not receive any proceeds from a cashless exercise of Warrants.

Cash Flow: The following table summarizes net cash provided by or used in operating activities, investing activities and financing activities for the periods indicated and should be read in conjunction with our consolidated financial statements for the nine months ended March 31, 2024 and 2023.

	Nine Months Ended
($ in thousands)	March 31, 2024	March 31, 2023
Net Income (Loss)	$2,075	$(30,774)
Net Cash Provided By (Used In):
Operating Activities	47,501	8,314
Investing Activities	(143)	1
Financing Activities	(46,581)	(8,750)

For the nine months ended March 31, 2024, on a net income of $2.0 million, the Company’s cash provided by operating activities was $46.2 million versus $8.3 million for the nine months ended March 31, 2023. The $37.9 million improvement to cash provided by operating activities was driven by several variables. Net income, year over year, improved $32.9 million or from a net loss of ($30.8) million to $2.7 million for the trailing nine months. Accounts payable increased $19.1 million for the trailing nine months versus an increase of $73.3 million to accounts payable for the same period prior year. The relatively large change in payables was directly attributed to the Company’s objective to reduce inventory on-hand. Inventory decreased $38.9 million for the nine months ended March 31, 2024, versus a decrease of $80.8 million for same nine-month period prior year; however, the central element was an ending inventory of $108 million at March 31, 2024 versus $163 million (-$55 million, -34%) at March 31, 2023.

The cashflow from investing activities was $0.2 million for the nine months ended March 31, 2024. For the same prior year period, the change was marginal due to the combined net working capital structure of the acquisition transaction attributed to cash paid for business acquisition of Think3Fold that was acquired for no consideration.

Net cash used in financing activities was $45.2 million for the nine months ended March 31, 2024, versus cash used in financing of $8.8 million for the same period prior year. The primary reason for the favorable change in borrowing was our ability to sell through excess inventory levels. In addition, our debt service exposure declined as the revolver balance declined from $127 million on March 31, 2023, to $81 million (-$46 million or -36%) on March 31, 2024.

The following table summarizes our net cash provided by or used on operating activities, investing activities and financing activities for the periods indicated and should be read in conjunction with our consolidated financial statements for the year ended June 30, 2023 and 2022.

	Year Ended
($ in thousands)	June 30, 2023	June 30, 2022
Net Income (Loss)	$(35,404)	$28,619
Net Cash (Used In) Provided By:
Operating Activities	3,388	(83,554)
Investing Activities	(824)	(50)
Financing Activities	(3,157)	81,038

For the year ended June 30, 2023, on a net loss of $(35.4) million, the Company’s cash provided by operating activities was $3.4 million versus $(83.6) million used in operations for the year ended June 30, 2022. The primary drivers, year over year, was a $64.0 million decline in net income combined with a $99.7 million reduction in Inventory vs. an increase of $108 million prior year. Less inventory was required to support sales for the year ended June 30, 2023, due to the relatively high inventory position on June 30, 2022, because of the supply chain disruptions that occurred in the prior year. As a result, accounts payable increased approximately $69 million vs. an increase of $16 million prior year because of liabilities related to the Think3Fold acquisition and less pre-paid purchases which were required to support the gaming inventory prior year. In addition, deferred income taxes increased by $8.2 million due to fiscal year 2023 losses. Other Assets decreased by $5.0 million primarily due to the merger-related transactions costs that were classified as prepaids and subsequently expensed.

The cashflow from investing activities was marginal due to the combined net working capital structure of the acquisition transaction attributed to cash paid for business acquisition of Think3Fold that was acquired for no consideration.

Net cash used in financing activities was $3.2 million for the year ended June 30, 2023, versus cash provided of $81.0 million for the same period prior year. The primary reason for the decline was reduced borrowing, necessary to maintain lower, desired inventory levels.

Critical Accounting Policies and Estimates

The consolidated financial statements and disclosures have been prepared in accordance with generally accepted accounting principles (GAAP) which requires that management apply accounting policies, estimates, and assumptions that impact the results of operations and the reported amounts of assets and liabilities in the financial statements. Management uses estimates and judgments based on historical experience and other variables believed to be reasonable at the time. Actual results may differ from these estimates under a separate set of assumptions or conditions. Note 1 of the Notes to the Consolidated Financial Statements includes a summary of the significant accounting policies and methods used by the Company in the preparation of its consolidated financial statements. Management believes that of the Company’s significant accounting policies and estimates, the following involve a higher degree of judgment or complexity:

Inventory and Returns Reserve: Product inventory is recorded at the lower of cost or net realizable value. The valuation of inventory requires significant judgment and estimates, including evaluating the need for any adjustments to net realizable value related to excess or obsolete inventory to ensure that the inventory is reported at the lower of cost or net realizable value. For all product categories, the Company records any adjustments to net realizable value, if appropriate, based on historical sales, current inventory levels, anticipated customer demand, and general market conditions.

For the year ended June 30, 2023, the Company performed a net realizable value analysis to determine if a reserve or write- down was necessary for excess or obsolete inventory. The two most critical assumptions in the analysis were the estimated monthly sales and the average sales price. In the analysis of the average sales price, we considered our master pricing list or alternative approximations of net realizable value including: (a) Estimates based on fluctuations of market price or cost of manufacturing similar items, (b) Invoices for new purchases made after the year-end from the original supplier of the inventory item, if sales prices are not available (replacement cost), and/or (c) Advertised prices on product brochures, also considering possible discounts, costs to complete and sell, and salability.

Goodwill and Definite-Lived Intangible Assets, Net: The Company tests its goodwill for impairment only upon the occurrence of an event or circumstances that may indicate the fair value of the entity is less than it’s carrying amount. For the nine months ended March 31, 2024, and year ended June 30, 2023, the Company tested goodwill for impairment at the entity level, since there is one Reporting Unit. As part of the analysis, we performed a discounted cash flow based on the Company’s three-year projections and determined that the fair value of equity is higher than the carrying value of equity. As such, the Company’s analysis concluded that there was no impairment to goodwill.

As of March 31, 2024, the fair value of the Company’s reporting unit exceeded its carrying value by approximately 11.8%. Either a reduction in the long-term growth rate by more than 80 basis points or an increase in the discount rate by 60 basis points would result in the carrying value of the Company’s reporting unit exceeding its fair value, resulting in an impairment loss of the Company’s goodwill. Given the inherent uncertainties on the macroeconomic conditions and interest rates in general, actual results may differ from management’s current estimates and could have an adverse impact on one or more of the assumptions used in our quantitative model related to impairment assessment, resulting in potential impairment charges in subsequent periods.

When a triggering event occurs, the Company has an option to first perform a qualitative assessment to determine whether it is more likely than not (i.e., 50% likely) that the fair value of the entity is less than its carrying amount. If the Company elects to use the qualitative option, it must decide whether it is more than 50% likely that the fair value of the entity is less than its carrying amount. If so, the one-step impairment test is required. However, if management concludes that fair value exceeds the carrying amount, further testing is unnecessary. Goodwill impairment is calculated as the amount by which the carrying amount of the entity including goodwill exceeds its fair value.

Intangible assets are stated at cost, less accumulated amortization. Amortization of customer relationships and lists is recorded using an accelerated method over the useful lives of the related assets, which range from 10 to 15 years. Covenants not to compete, trade name and favorable leases are amortized using the straight-line method over the estimated useful lives of the related assets, which range from 5 to 15 years.

Impairment of Long-Lived Assets: Recoverability of long-lived assets, including property and equipment, goodwill and certain identifiable intangible assets are evaluated whenever events or circumstances indicate that the carrying amount of an asset may not be recoverable. Factors considered important which could trigger an impairment review include but are not limited to significant underperformance relative to historical or projected future operating results, significant changes in the manner of use of the assets or the strategy for the overall business, significant decrease in the market value of the assets and significant negative industry or economic trends. In the event the carrying amount of the long-lived assets may not be recoverable based upon the existence of one or more of the indicators, the assets are assessed for impairment based on the estimated future undiscounted cash flows expected to result from the use of the asset and its eventual deposition. If the carrying amount of an asset exceeds the sum of the estimated future undiscounted cash flow, an impairment loss is recorded for the excess of the asset’s carrying amount over its fair value. There was no impairment during the three-month period ended March 31, 2024.

Business Combinations — Valuation of Acquired Assets and Liabilities Assumed: The Company allocates the purchase price for each business combination, or acquired business, based upon (i) the fair value of the consideration paid and (ii) the fair value of net assets acquired, and liabilities assumed. The determination of the fair value of net assets acquired and liabilities assumed requires estimates and judgements of future cash flow expectations for the acquired business and the allocation of those cash flows to identifiable tangible and intangible assets. Fair values are calculated by applying estimates related to Internal Rate of Return (IRR) and Weighted Average Cost of Capital (WACC) assumptions as well as incorporating expected cash flows into industry standard valuation techniques. Goodwill is the amount by which the purchase price consideration exceeds the fair value of tangible and intangible assets acquired, less assumed liabilities. Intangible assets, such as customer relations and trade names, when identified, are separately recognized and amortized over their estimated useful lives, if considered definite lived. Acquisition costs are expensed as incurred and are included in the consolidated statements of operations and comprehensive income.

Warrant Liability – The Company’s warrant liability is remeasured at fair value as of the reporting period balance sheet date. The fair value of the Private Warrant was measured using the Lattice model approach. Significant inputs into the respective models at March 31, 2024, and February 10, 2023 (the initial recognition) are as follows:

	March 31,	June 30,	February 10,
	2024	2023	2023
Stock Price	$2.14	$2.55	$3.30
Exercise price per share	$11.50	$11.50	$11.50
Risk-free interest rate	4.27%	4.16%	3.58%
Expected term (years)	4.1	4.6	4.8
Expected volatility	40.1%	34.6%	28.6%
Expected dividend yield	—	—	—

The significant assumptions using the Lattice model approach for valuation of the Private Warrants and Representative Warrants were determined in the following manner:

➢	Risk-free interest rate: the risk-free interest rate is based on the U.S. Treasury rate with a term matching the time to expiration.
➢	Expected term: the expected term is estimated to be equivalent to the remaining contractual term.
➢	Expected volatility: expected stock volatility is based on daily observations of the Company’s historical stock value and implied by market price of the Public Warrants, adjusted by guideline public company volatility.
➢	Expected dividend yield: expected dividend yield is based on the Company’s anticipated dividend payments. As the Company has never issued dividends, the expected dividend yield is 0% and this assumption will be continued in future calculations unless the Company changes its dividend policy.

BUSINESS

Alliance is a leading global wholesaler and a key player in the entertainment industry, boasts a diverse portfolio of owned brands, including Critics’ Choice, Collectors’ Choice, Movies Unlimited, DeepDiscount, popmarket, blowitoutahere, Fulfillment Express, Importcds, GamerCandy, WowHD, and others. As a leading global wholesaler, direct-to-consumer (“DTC”) distributor, and e-commerce provider, Alliance operates as the vital link between renowned international manufacturers of entertainment content, such as Universal Pictures, Warner Brothers Home Video, Walt Disney Studios, Sony Pictures, Lionsgate, Paramount, Universal Music Group, Sony Music, Warner Music Group, Microsoft, Nintendo, Take Two, Electronic Arts, Ubisoft, Square Enix, and others.

This pivotal role extends to connecting these manufacturers with top-tier retail partners both domestically and internationally. Notable partners encompass giants like Walmart, Amazon, Best Buy, Barnes & Noble, Wayfair, Costco, Dell, Verizon, Kohl’s, Target, Shopify, and others.

Employing an established multi-channel strategy, Alliance distributes physical media, entertainment products, hardware, and accessories across various platforms. Currently, the company sells its products, permitted for export, to more than 70 countries worldwide.

Alliance provides state-of-the art warehousing and distribution technologies, operating systems and services that seamlessly enable entertainment product transactions to better serve customers directly or through our distribution affiliates. These technology-led platforms with access to the Company’s in stock inventory of over 325,000 SKU products, consisting of vinyl records, video games, compact discs, DVD, Blu-Rays, toys, and collectibles, combined with Alliance’s sales and distribution network, create a modern entertainment physical product marketplace that provides the discerning customer with enhanced options on efficient consumer-friendly platforms inventory. Alliance is the retailers’ back office for in-store and e-commerce solutions. All electronic data interchange (“EDI”) and logistics are operational and ready for existing retail channels to add new products.

Alliance was founded in 1990 (previously named CD Listening Bar, Inc.). Through a series of acquisitions and organic growth, Alliance has expanded and strengthened its global footprint and product breadth, and greatly increased its service capabilities. Since its inception, Alliance has made ten accretive business acquisitions, including Phantom Sound and Vision, MSI Music, Infinity Resources, Alliance, ANConnect, Mecca Electronics, Distribution Solutions, Mill Creek, COKeM, and Think 3 Fold. Management believes that Alliance’s ability to successfully integrate acquisitions is underpinned by its highly efficient operating systems and experienced leadership team.

Alliance believes the three pillars of its business; Service, Selection, and Technology create a powerful competitive advantage that will protect the Company’s market leadership and propel its future growth into the evolving physical entertainment product segments.

The Business Combination Agreement

On February 10, 2023, Adara, Alliance and Merger Sub consummated the closing of the transactions contemplated by the Business Combination Agreement. Pursuant to the terms of the Business Combination Agreement, a business combination of Legacy Alliance and Alliance was affected by the merger of Merger Sub with and into Alliance (the “Merger”), with Alliance surviving the Merger as a wholly owned subsidiary of Alliance. Following the consummation of the Merger on the closing of the Business Combination, Alliance changed its name from Alliance Acquisition Corp. to Alliance Entertainment Holding Corporation.

Pursuant to the Business Combination Agreement, Alliance issued (i) 47,500,000 shares of Class A common stock of Alliance to holders of common stock of Legacy Alliance and (ii) 60,000,000 shares of Class E common stock of Alliance to the Legacy Alliance stockholders were placed in an escrow account to be released to such Legacy Alliance stockholders and converted into Class A common stock upon the occurrence of certain triggering events.

Alliance’s Business

With more than thirty years of distribution experience, Alliance serves customers of every size, providing a suite of services to resellers and retailers worldwide. We believe that our efficient processing and essential seller tools noticeably reduce the costs associated with administrating multiple vendor relationships and streamline the overall purchasing experience. Alliance believes that it is a single source for all customer entertainment product needs. As a solutions-based operation, Alliance seeks to drive sales for their suppliers with broad product selection and cost-efficient processing.

Alliance’s distribution business is built around three areas, where our marketplace value is created: Service, Selection and Technology.

Service

Alliance provides efficient, Omni-Channel expansion solutions for retailers, including:

➢	E-Commerce and DTC

Alliance provides leading product and e-commerce distribution and inventory solutions. Alliance provides a full, enterprise-level infrastructure and dropships orders directly to consumers on behalf of its customers. The entire ordering, confirmation and invoicing process is automated. The functionality allows customers to focus on sales while Alliance performs all stocking, warehousing, and shipping functions.

➢	Vendor Managed Inventory

Alliance is a leader in vendor managed inventory (VMI) solutions providing solutions tailored to customers to support their inventory needs. These value-add services provide a highly technical, critical business function for our partners using traiting of locations and min/max system of supply.

➢	Subsidiary Brands — We operate under the following subsidiaries which focus on the following product brand areas:
➢	COKeM — Alliance acquired COKeM International Ltd. in September 2020. COKeM is one of the leading and innovative distribution service companies in the video game and accessory industries. COKeM continues to expand its capabilities, providing full-service distribution, fulfillment and 3PL services for a wide array of industries and across many product categories. Alliance acquired Mecca Electronics in 2018 and, in 2021, Mecca Electronics was merged into COKeM.
➢	DirectToU — division consists of Alliances owned retail brands using the dba’s of ImportCDs, Deep Discount, Collectors Choice Music, Collectors Choice Video, Blow It Out of Here, Wow, Pop Market, Collectors Choice Video, and Movies Unlimited. These brands were purchased from Infinity Resources in 2010.
➢	Alliance — was a competitor to CD Listening Bar when CD Listening Bar acquired Alliance in 2013. Alliance primarily serviced B&N and Best Buy, and hundreds of independent retailers. This reverse merger by which CD Listening Bar merged into Alliance made Alliance the largest music and video distributor in the world.
➢	Mill Creek Entertainment — is a home entertainment industry’s leading independent studio for Blu-ray, DVD, and digital distribution. With direct sales pipelines to all primary retail and online partners, Mill Creek Entertainment licenses, produces, markets, and distributes a dynamic array of film and television content to over 30,000 retail stores and thousands of websites reaching millions of customers across North America. Mill Creek Entertainment’s expansive library includes Oscar®-winning theatrical feature films, Emmy®-winning classic and contemporary TV series, original documentary productions and pop-culture favorites that enlighten, educate, and entertain.
➢	NCircle Entertainment — Founded in 2006, NCircle Entertainment is one of the largest independent studio of quality children and family entertainment content. NCircle is committed to providing quality children’s entertainment that builds a solid foundation of early learning skills upon which future educational success can be built. NCircle’s award winning brands engage your child in the learning process, using the interdisciplinary STEM approach, teaching reading readiness, science concepts, problem solving tactics, social skills and environmental awareness, while entertaining them with song, dance and laughter. NCircle’s library includes many of the most loved and best-selling children’s brands including Gigantosarus, The Cat in the Hat Knows a Lot About That!, Llama, The Octonauts, Sonic Boom, The Snowman and many more.
➢	Amped Distribution — is a division of Alliance that consists of 90 music labels where Amped is the exclusive supplier of physical media to all retailers in the United States.
➢	Distribution Solutions — is the largest aggregator and distributor of independent film labels in North America. Alliance acquired Distribution Solutions in 2018 and has over 62 small movie studios that are exclusively distributed through Distribution Solutions.

Selection:

Product Categories — Alliance consolidates and distributes a portfolio of entertainment products with over 325,000 SKUs in stock in core media and entertainment product areas in five primary categories:

➢	Gaming Products: For the fiscal years ended June 30, 2022 and 2023 and nine months ended March 31, 2024, gaming represented approximately 39%, 34% and 33% of Alliance revenues on a consolidated basis. Leading products distributed are: Nintendo, Microsoft, Arcade1Up, and all third party video game publishers.
➢	Vinyl Records: For the fiscal years ended June 30,2022 and 2023 and nine months ended March 31, 2024, vinyl represented approximately 23%, 28% and 28% of all Company revenues on a consolidated basis.
➢	Digital Video Discs and Blu-Ray: DVD sales for the fiscal years ended June 30, 2022 and 2023 and nine months ended March 31, 2024, represented approximately 19%, 16% and 19% of Alliance’s revenues on a consolidated basis.
➢	Compact Discs: CDs for the fiscal years ended June 30, 2022 and 2023 and nine months ended March 31, 2024, represent 11%, 11% and 11% of Alliance’s revenues on a consolidated basis.
➢	Consumer Products and Collectibles: For the fiscal years ended June 30, 2022 and 2023 and nine months ended March 31, 2024, collectibles and consumer products represented approximately 4%, 7% and 4% of Alliance revenues on a consolidated basis.

Technology:

Alliance’s technology platforms combine customer-friendly applications and efficient operating systems with access to the Company’s global content inventory across all current market segments. These platforms offer the Alliance marketplace stakeholders feature-rich tools and services for all aspects of consumer engagement, transaction processing and business development.

We continue to invest in enhancements to our automated handling equipment capable of reducing shipping times, streamlining order processing, and improving overall warehouse. In December 2022, Alliance completed installation of a state-of-the art AutoStore Automated Storage & Retrieval System for its Shepherdsville, KY warehouse. This system has improved Alliance’s warehouse operations, allowing the Company to achieve increased levels of speed, reliability, capacity, and precision, resulting in significant cost savings.

The Company’s platforms enable stakeholders to search and purchase personalized product selections efficiently. Through a modern and intuitive user interface, customers access Alliance’s global inventory as well as integrated marketing tools, conversational commerce, Fintech solutions, self-service purchasing and 24/7 support. Current features of Alliance’s customer engaging technology features include seamless connectivity across desk-top, notebook and mobile devices.

Alliance’s newer platforms also incorporate tools and services that increase revenue and profitability when compared to legacy distribution systems. In addition to robust search, selection and purchase transaction tools and service support, the Company’s platforms currently incorporate a Fintech platform with an extensive selection of payment options. Further, Alliance’s technology offers a multi-channel marketing platform supporting retailer marketplace participants’ growth and business development with fully integrated product marketing and CRM tools. Management believes the result is a more comprehensive, engaging and cost-effective transaction process designed to make all stakeholders more productive and competitive.

Industry Background

The industries in which the Company participates are:

➢	Packaged Goods consisting of physical media and entertainment content;
➢	Gaming Consoles and Accessories; and
➢	Toys and Collectibles.

The background components within the physical media and entertainment industry are as follows:

Vinyl Records

The Company expects vinyl sales to increase during the next five plus years. Industry wide, vinyl sales surpassed CD sales and revenue in the vinyl industry grew to approximately $2 billion in 2022. The industry projects vinyl sales to reach $4.1 billion by 2030 or a compounded annual growth rate, or CAGR. of nearly 10%. Alliance believes that the growth in vinyl is being driven by millennial consumers. It is economically priced, more accessible and has better audio quality, according to some experts.

Gaming Products

The gaming industry shows strong growth over the next few years from 2023 to 2030. The global gaming industry was valued at approximately $250 billion in 2022 and is expected to reach $665 billion by 2030. The CAGR is 13.1% during the forecast period from 2023 to 2030. Contributing factors include more people staying home than before and emerging technologies in gaming such as cloud, AR, VR and AI.

Consumer Products and Collectibles

The market for consumer products/collectibles shows steady growth over the next few years. While market segmentation is expansive, the collectibles market CAGR estimates range from 4% to 6% this decade. Toys and collectibles (Funko, Mattel, Hasbro, Lego, Playmobil, action figures) capitalize on the social trend of facilitating creative play combined with reducing screen time. In addition, nostalgic franchises have become relatively trendy.

Compact Discs

Vinyl continues to surpass CD sales. CD revenues in the US in 2022 were $483 million as compared to approximately $585 million in 2021. Sales volume have decreased from 47 million units in 2021 to 33 million in 2022. Alliance historically over-indexes the industry compared to CD revenues in the United States due to its Amped division adding more exclusive labels to distribute.

DVD and Blu-Ray

Disc versions of video game consoles allow those users access to play the disc version of movies. Broadband speeds are not always ideal for high quality streaming even in developed countries. This problem is worse in developing countries. However, factors such as access to digital copies of films, and on-demand streaming services have caused DVD sales to decline. In 2022, US sales declined from approximately $2.0 billion in 2021 to $1.6 billion in 2022 or -20%. Alliance historically over-indexes the industry compared to DVD and Blu-ray revenues in the United States because of Distribution Solution’s division adding more exclusive studio products to distribute.

Market Opportunity

The Company has identified two primary market areas where it currently conducts business and plans to grow its business:

Content Media

➢	As technology and social trends evolve, the film and music market studios are overhauling their business models to take advantage of changing consumer behavior and expanding media platforms. A large opportunity for licensing and distributing products exists for companies with the technology, process, and relationships to efficiently manage supply chain logistics in bulk to major retailers and direct to consumers.
➢	Consumers continue to trend towards vinyl records due to the desire to own the physical product, the sound quality, and the intrinsic value of the album artwork.
➢	Collectables are non-digital down-loadable products that Alliance current carries. Alliance is seeking additional supplies of collectables to expand its selection to offer to its existing customers base as well as to new customers. The global brand licensing market is projected to grow from $274.9 billion in 2022 to $385.4 billion by 2027 at a CAGR of 4.1% from 2022 to 2027.

Fulfillment.

➢	The global e-commerce fulfillment services market size was valued at $110 billion in 2023 and is expected to grow at a CAGR of 14% from 2023 to 2030).
➢	The market is anticipated to witness substantial growth during the period due to the proliferation of the e-commerce industry, especially in emerging markets leading to an unprecedented rise in the number of online buyers.
➢	It is anticipated that fulfilment in North America will continue to be funneled into established brands (for example, Amazon, Walmart, Best Buy and Target).
➢	The global third-party logistics market was valued at $1,022 billion in 2023 and is forecasted to reach $1,590 billion by the year 2028. The market is anticipated to register a CAGR of 5.5% during the same period.
➢	Retailers and manufacturers are increasing their focus on core competencies to sustain the intense competition in their respective markets. Due to this, they are outsourcing their other supporting activities to third party vendors.

Our Competitive Strengths

Alliance is one of the largest physical media and entertainment product distributors in the world and is a leader in fulfillment and e-commerce distribution solutions. Its existing product and service offering has positioned the Company to capitalize on shifts towards e-commerce and Omni-Channel strategies, especially with retailers and manufacturers vastly increased reliance on their DTC fulfillment capabilities.

We believe that our key strengths position us to deliver on our strategy to grow profitably and optimize our core physical media and entertainment product distributors fulfillment and e-commerce distribution solutions while expanding and investing in higher margin advanced technology solutions and high value services.

The Company believes the following strengths are key to its ability to grow and maintain its position as a market leader:

➢	Proven Management Experience and Equity Rollover. With over 30 years of operations and experience, Alliance management has extensive knowledge and is rolling over all of their equity in the Business Combination in preparation to lead the Company towards future growth.
➢	Significant barriers to entry and market leadership. Alliance is a leader in fulfillment and e-commerce distribution with over 325,000 SKUs in stock. The Company’s market leadership is further protected by a three-pronged moat of services, selection, and technology. The Company’s platforms create efficiencies, which benefit its partners in the physical media and entertainment marketplace. As a result, both suppliers and retailer customers rely on the Company’s platforms to fuel transaction volume.
➢	Organic Growth Opportunities. Through the expansion of partnerships with vendors and customers as well as investment in existing facilities, Alliance expects to continue to grow revenue and expand margins.
➢	Proven track record of building scale through significant acquisitions. Since inception, Alliance has successfully acquired and integrated nine businesses that have greatly expanded our vendors and customers we are supporting. This M&A activity has built scale and added capabilities to the Company’s platforms. Further, Alliance has demonstrated an ability to integrate those companies into its existing platforms to improve the acquired businesses fundamentally. Alliance management believes there remain significant consolidation opportunities to drive future growth through the acquisition of complementary businesses and competitors.
➢	Modern technology distribution platform and interface. The Company’s technology platform increases the efficiency of transactions, provides great mobile accessibility, and incorporates modern marketing and Fintech tools.

Strategy for Future Growth

Alliance will continue to capitalize on its services, selection, and scalable distribution network technology, to propel its future growth both organically and through acquisitions. With a public listing, we have access to additional capital to finance future growth.

Our strategy will include:

➢	Execute Acquisition Strategy. Alliance has a proven track record of successfully acquiring and integrating competitors and complementary businesses. With additional capital, Alliance will be able to execute on its acquisition strategy more effectively.
➢	Increase Market Share. Expanding its existing product and service offerings and executing its acquisition strategy will drive Alliance’s efforts toward increasing market share. The Company has historically built scale and added capabilities through acquisitions. It has demonstrated an ability to execute accretive and synergistic acquisitions as well as integrate and fundamentally improve the acquired businesses. Alliance expects to continue pursuing strategic opportunities that strengthen its platforms, expand the breadth and depth of its content, and enhance its distribution infrastructure. Alliance will continue to actively monitor and evaluate these and future opportunities in its acquisition pipeline in both the near and mid-term.
➢	Enhance DTC Relationships and Capabilities. Alliance’s DTC services are in greater demand as consumer preferences shift and stress retailers’ e-commerce and DTC capabilities. Enhancing DTC relationships will grow existing revenue lines and improving capabilities will generate a more attractive overall service offering.
➢	Expand into New Consumer Products. Leveraging existing relationships, Alliance can expand into new consumer product segments, growing its product offering and providing more to its existing customer base while attracting new customers in the process.
➢	Continue Technological Advancement. Alliance will further invest in automating facilities and upgrading proprietary software.
➢	Expand Exclusive Distribution. Alliance’s large customer base provides Alliance with a significant market opportunity for its exclusive distribution through the following divisions:
➢	Distribution Solutions which manufactures, supplies and markets video products for 62 significant studios under exclusive contracts to large retailers, such as Amazon, Walmart, Target and Best Buy, and other significant customers. Distribution Solutions also develops digital video distribution;
➢	Amped which markets and supplies music (vinyl and CDs) for more than 90 labels under exclusive contracts Amazon, Walmart, Target and Best Buy, and through Amazon, Walmart, Target, Best Buy, and over 1,000 independent music stores; and
➢	Mill Creek which exclusively licenses content from studios, including Disney, Sony, Universal, Lionsgate, CBS and significant independent studios, to create, manufacture market video DVDs which are sold through Distribution Solutions.

Suppliers

Alliance distributes and markets over 600,000 products worldwide from approximately over 600 of the industry’s premier physical media entertainment products suppliers. Typically, it maintains approximately over 325,000 SKUs of unique items in its on-hand inventory.

For the nine months ended March 31, 2024, five suppliers made up approximately 60% of product receipt value and 23 suppliers made up 86%. For the fiscal year ended June 30, 2023, five suppliers made up approximately 49% of product receipt value and 23 suppliers made up 80%. By comparison, for the fiscal year ended June 30, 2022, five suppliers made up approximately 52% of the product receipts and 20 suppliers made up 80%. One supplier comprised of approximately 15% of Alliance’s total receipts foreach of the year ended June 30, 2022, and 2023 and 22% for the nine months ended March 31, 2024.

Alliance has written supply agreements with many of its suppliers and these agreements usually provide for nonexclusive distribution rights and often include territorial restrictions that limit the countries, and in some cases certain channels, in which it may distribute the products. Some of Alliance’s agreements with suppliers may contain limitations of liability with respect to our suppliers’ obligations and warranties. Historically, warranty expenses have not been material.

The agreements also are generally short-term, subject to annual renewal, and in some cases contain provisions permitting termination by either party without cause upon relatively short notice. Certain supply agreements either require (at our option) or allow for the repurchase of inventory upon termination of the agreement. In cases in which suppliers are not obligated to accept inventory returns upon termination, some suppliers will nevertheless elect to repurchase the inventory while other suppliers will assist with either liquidation or resale of the inventory.

Customers

Alliance conducts business with most of the leading retailers of entertainment products and services around the world. Alliance serves a customer base that is divided into categories including retailers, direct marketers, Internet-based resellers, independent dealers, product category specialists and other distributors. Management believes that many of its customers are heavily dependent on Alliance as a partner with the necessary systems, capital, inventory availability, and distribution and facilities in place to provide fulfillment and other services. Alliance tries to reduce our exposure to the impact of business fluctuations by maintaining a balance in the customer categories we serve. Alliance has over 4,000 customers shipping to over 35,000 storefronts and service over 2,000 independent music and video retailers.

In most cases Alliance conducts business with our customers under our general terms and conditions, without minimum purchase requirements. It also has resale contracts with some of its reseller customers that are terminable at will after a reasonable notice period and have no minimum purchase requirements. Alliance typically ships products on the same day it receives and accepts customers’ purchase orders. Unless otherwise requested, substantially all of Alliance’s products are delivered by common freight carriers. Backlog is usually not material to its business because orders are generally filled shortly after acceptance.

Alliance has specific agreements in place with certain suppliers and resellers in which it provides supply chain management services such as order management, technical support, call center services, forward and reverse logistics management, and procurement management services. These agreements generally may be terminated by either party without cause following reasonable notice. None of the Company’s customer contracts exceed a one-year term, with most contracts having auto-renewal clauses.

For the year ended June 30, 2023, Alliance’s top five customers represented approximately 50% of its consolidated revenue. Alliance’s top customer represented 23% of its consolidated net sales. By comparison, for the fiscal year ended June 30, 2022, the top five customers generated approximately 55% of consolidated revenue with one customer representing almost 27%.

Our Business is Affected by Seasonality

Alliance experiences some seasonal fluctuation in demand in our business due to changes in consumer behavior and schedules of new releases. In addition, the Company typically experiences an increase in demand in the September-to-December period, driven primarily by pre-holiday stocking levels in the retail channel for its North American business.

How We Manage Our Inventory

Alliance strives to maintain enough product inventories to achieve optimum order fill rates. Alliance’s business, like that of other distributors, is subject to the risk that the value of our inventory will be impacted adversely by suppliers’ price reductions or by technological changes affecting the usefulness or desirability of the products comprising the inventory. It is the policy of many suppliers to offer distributors limited protection from the loss in value of inventory due to technological change or a supplier’s price reductions. When protection is offered, the distributor may be restricted to a designated period of time in which products may be returned for credit or exchanged for other products or during which price protection credits may be claimed. Alliance continually takes various actions, including monitoring inventory levels and controlling the timing of purchases, to maximize its protection under supplier programs and reduce inventory risk. However, no assurance can be given that current protective terms and conditions will continue or that they will adequately protect Alliance against declines in inventory value, or that they will not be revised in such a manner as to adversely impact Alliance’s ability to obtain price protection. Alliance is subject to the risk that inventory values may decline, and supplier agreements may not adequately cover the decline in values. Alliance manages these risks through pricing and continual monitoring of existing inventory levels relative to customer demand, reflecting its forecasts of future demand and market conditions. On an ongoing basis, Alliance reduces inventory values for excess and obsolescence to assist in the liquidation of impacted inventories. Music CDs and video movies are 100% returnable back to Alliance’s suppliers. Products that have exclusive distributions for Amped and Distribution Solutions are not owned by Alliance and are treated as consignment as for ownership and title.

Inventory levels may vary from period to period, due, in part, to differences in actual demand from that forecasted when orders were placed, the addition of new suppliers or new product lines with current suppliers, expansion into new product areas and strategic purchases of inventory. In addition, payment terms with inventory suppliers may vary from time to time and could result in fewer inventories being financed by suppliers and a greater amount of inventory being financed by our own capital. Our payment patterns can be influenced by incentives, such as early pay discounts offered by suppliers.

Sales and Marketing

Alliance’s product management and marketing groups help create demand for Alliance’s suppliers’ products and services, enable the launch of new products, and facilitate customer contact. Our marketing programs are tailored to meet specific supplier and customer needs. These needs are met through a wide offering of services by our in-house marketing organization, including advertising, market research, online marketing, retail programs, sales promotions, training, and solutions marketing. In addition, Alliance creates and utilizes specialized channel marketing communities to deliver focused resources and business building support to solution providers.

For its DTC (direct-to-consumer) division, the Company deploys performance marketing strategies through digital and offline channels to drive additional traffic and transactions from high-intent prospective customers. To increase the efficiency of its performance marketing initiatives, the Company utilizes a customer relationship management platform, which provides further opportunities to personalize marketing campaigns and target advertising to specific market segments. Alliance complements its brand and performance marketing with nurture initiatives through email and outbound communications to ensure the Company retains high-value customers, increases brand loyalty, and drives recurring transactions.

The Company’s marketing strategy includes brand performance, and viral marketing. Brand marketing, which may also include the Company’s presence on social media platforms, increases awareness among potential customers, helping them understand the benefits of using Alliance’s platforms. In addition to brand, and performance marketing, Alliance engages in traditional public relations and communications activities, such as trade show participation, to strengthen its brand and enable it to be less reliant on performance marketing, reducing the Company’s customer acquisition costs. The Company’s communications team works across press and policy channels to share timely and important news about the Company. They also oversee the execution of a consumer, product, corporate, and policy communications plan that supports Alliance’s brand strategy.

Competition

Alliance faces competition from a variety of competitors, including some of our own suppliers that sell directly to certain segments of the market, wholesale distributors, retailers, and internet-based businesses. We are a leading company in the sale and marketing of physical media entertainment products, including vinyl, gaming, DVDs, CD’s and consumer products and toys offerings, and operate in the competitive e-commerce business environment. We compete with several smaller physical media companies in our product categories, as well as with many larger e-commerce companies in the United States and internationally. In addition, we compete with entertainment companies that digitally download and stream their products. Competition is based primarily on meeting consumer product preferences and on the quality and play value of our physical media products and experiences. To a lesser extent, competition is also based on product pricing.

Many of the major entertainment and gaming companies are part of large, diversified companies with a variety of other operations. Some of these competitors have substantially greater marketing and financial resources than we do and may be able to compete aggressively on pricing in order to increase entertainment revenues and streaming placement. In addition, the resources of the major entertainment producers may give them an advantage in acquiring other businesses or assets, including media content, that we might also be interested in acquiring. The competition we face may cause us to lose market share, achieve lower prices for our products or pay more for third party content, any of which could harm our business.

The changing trends in consumer preferences with respect to entertainment and barriers to entry as well as the emergence of new technologies and different mediums for viewing content, such as the growing number of streaming platform options, continually creates new opportunities for existing competitors and start-ups to develop products and offerings that compete with our entertainment and e-commerce offerings. In the future, the Company may face increased competition through the emergence of new competitors or business models. Some of Alliance’s competitors may have access to significant financial resources, greater name recognition and well-established client bases in their target customer segments, differentiated business models, technology and other capabilities, or a differentiated geographic coverage, which may make it more difficult for Alliance to attract new customers.

Intellectual Property

Alliance’s intellectual property is an important component of its business. The Company relies on a combination of domain names, trademarks, copyright, know-how and trade secrets, as well as contractual provisions and restrictions, to protect its intellectual property. As of the date of this prospectus, Alliance has no active patents or patent applications, but intends to pursue patent protection to the extent it believes it would be beneficial and cost effective.

As of March 31, 2024, the Company owned 22 U.S. registered or pending trademarks and registered or pending trademarks in two other jurisdictions. Alliance also owns over 140 domain names, including www.aent.com, www.deepdiscount.com, www.cokem.com, www.importcds.com, www.ds.aent.com, www.millcreek.com, www.ncircleentertainment.com, www.popmarket.com, www.ccmusic.com, www.ccvideo.com,and www.ampeddistribution.com.

The Company relies on trade secrets and confidential information to develop and maintain its competitive advantage. Alliance seeks to protect its trade secrets and confidential information through a variety of methods, including confidentiality agreements with employees, third parties, and others who may have access to the Company’s proprietary information. Alliance also requires key employees to sign invention assignment agreements with respect to inventions arising from their employment and restrict unauthorized access to the Company’s proprietary technology.

Notwithstanding the Company’s efforts to protect its intellectual property, there can be no assurance the measures taken will be effective or that its intellectual property will provide any competitive advantage. Alliance can provide no assurance that any patents will be issued from its pending applications or any future applications or that any issued patents will adequately protect its proprietary technology. The Company’s intellectual property rights may be invalidated, circumvented, or challenged. Furthermore, the laws of certain countries do not protect intellectual property and proprietary rights to the same extent as the laws of the United States and, as a result, Alliance may be unable to protect its intellectual property and other proprietary rights in certain jurisdictions. In addition, while the Company has confidence in the measures it takes to protect and preserve its trade secrets, it cannot guarantee these measures will not be circumvented, or that all applicable parties have executed confidentiality or invention assignment agreements. In addition, such agreements can be breached, and may not have adequate remedies should any such breach occur. Accordingly, Alliance’s trade secrets may otherwise become known or be independently discovered by competitors.

Human Capital Resources

As of March 31, 2024, Alliance had approximately 671 employees on its payroll and approximately 251workers hired through staffing agencies throughout the U.S. and internationally. Staffing agencies are used to flex labor capacity to ensure the labor supply and demand are in balance. None of Alliance’s employees are subject to a collective bargaining agreement and Alliance believes it has a good relationship with its employees and staffing agencies.

Employees & Demographics. With respect to global demographics at March 31, 2024, approximately 46% of the Company’s payroll employees are female and 54% are male.

Talent & Turnover. With a focus on talent acquisition, the leadership team seeks out the most qualified candidates for open roles and endeavors to keep them at Alliance. Alliance has a robust program for seeking out those candidates, which ranges from sourcing through talent applications, reviewing direct applicants and using internal referrals to fill roles. Additionally, Alliance strives to promote internally when possible. Alliance’s program resulted in an annualized turnover rate of about 15% for the fiscal year ended June 30, 2023.

Compensation Practice & Pay Equality. As Alliance evolves and expands operations, human resources, in partnership with the leadership team, will continue to evaluate the existing workforce to ensure that best practices are maintained across the entire team without risk of inequality. Pay structures for hourly employees are reviewed annually and for all other employees, compensation is benchmarked according to the position when a vacancy becomes available. This ensures best practices in a competitive market and, as part of that review, compensation will be realigned where appropriate for existing employees and new hires.

Health, Safety & Welfare. Management acted quickly to respond to safety protocols as a result of the COVID-19 pandemic to protect the health and safety of its team members. We established comprehensive protocols and guidelines in line with the recommendations of health authorities to protect the health and safety of our employees. As we transition into the post-pandemic period, we are evaluating the effectiveness of these changes and identifying opportunities to address our policies in the event of a recurrence.

Regulatory Compliance

The Company’s overall business approach and strategy includes rigorous attention to regulatory compliance, as its operations are subject to regulations across a wide variety of jurisdictions. Alliance’s business is subject to a wide array of laws, regulations, and standards in each domestic and foreign jurisdiction where we operate. Alliance has a buying office in the UK and operates under the name Fulfillment Express. Fulfillment Express sources music from the UK music suppliers that is then transferred (exported from the United Kingdom) to Kentucky where that music product is prepared to sell in the US market. Fulfillment Express makes no sales of any kind, it is a buying office.

The regulatory environment in each market is often complex, evolving and can be subject to significant change. Some relevant laws and regulations are inconsistent, ambiguous and could be interpreted by regulators and courts in ways that could adversely affect the Company’s business, results of operations, and financial condition. Moreover, certain laws and regulations have not historically been applied to an innovative hospitality provider such as Alliance, which often makes their application to its business uncertain. For additional information regarding the laws and regulations that affect the Company’s business, see “Item 1A. Risk Factors.”

Privacy and Data Protection Regulation

In processing purchase transactions and information about customers, the Company receives and stores a large volume of personally identifiable data. The collection, storage, processing, transfer, use, disclosure and protection of this information are increasingly subject to legislation and regulations in numerous jurisdictions around the world, such as the European Union’s General Data Protection Regulation (“GDPR”) and variations and implementations of that regulation in the member states of the European Union, as well as privacy and data protection laws and regulations in various U.S. states and other jurisdictions, such as the California Consumer Privacy Act (as amended by the California Privacy Rights Act), the Canadian Personal Information Protection and Electronic Documents Act (“PIPEDA”), and the UK General Data Protection Regulation and the UK Data Protection Act.

Alliance incorporates a variety of technical and organizational security measures and other procedures and protocols to protect data within the Company’s platforms and business services, including personally identifiable data pertaining to guests and employees, and Alliance is engaged in an ongoing process of evaluating and considering additional steps to maintain compliance with the California Consumer Privacy Act, GDPR, PIPEDA, the UK General Data Protection Regulation, and the UK Data Protection Act.

Employment Laws

The Company is also subject to laws governing its relationship with employees, including laws governing wages and hours, benefits, immigration and workplace safety and health.

Other Regulation

Alliance’s business is subject to various other laws and regulations, involving matters such as income tax and other taxes, consumer protection, online messaging, advertising, and marketing, the U.S. Foreign Corrupt Practices Act and other laws governing bribery and other corrupt business activities, and regulations aimed at preventing money laundering or prohibiting business activities with specified countries or persons. As the Company expands into additional markets, it will be subject to additional laws and regulations.

Periodic Reporting and Financial Information

Our Class A common stock and warrants are registered under the Exchange Act and we have reporting obligations, including the requirement that we file annual, quarterly and current reports with the SEC. In accordance with the requirements of the Exchange Act, our annual reports contain financial statements audited and reported on by our independent registered public accountants. We also maintain a website at www.aent.com. Through the Investors Relations section of our website, we make available, free of charge, annual, quarterly and current reports, proxy statements and other information as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this annual report.

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the JOBS Act. As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “ emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of the benefits of this extended transition period.

We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) of 2026, (b) in which we have total annual gross revenue of at least $1.235 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our shares of Class A common stock that are held by non-affiliates exceeds $700 million as of the prior June 30th, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period. References herein to “emerging growth company” will have the meaning associated with it in the JOBS Act.

Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our common stock held by non-affiliates equals or exceeds $250 million as of the end of that year’s second fiscal quarter, or (2) our annual revenues equals or exceeds $100 million during such completed fiscal year and the market value of our common stock held by nonaffiliates equals or exceeds $700 million as of the end of that year’s second fiscal quarter.

MANAGEMENT

The table below lists our directors and executive officers, together with each person’s age as of the date of this prospectus and any other position that such person holds.

Name	Age	Position
Bruce Ogilvie	66	Executive Chairman of the Board and Director
Jeffrey Walker	56	Chief Executive Officer, Chief financial Officer and Director
Amanda Gnecco	44	Chief Accounting Officer
Robert Black	63	Chief Compliance Officer
Warwick Golby	48	Chief Operations Officer
Thomas Finke	58	Independent Director
W. Tom Donaldson III	46	Independent Director
Terilea J. Wielenga	65	Independent Director
Chris Nagelson	55	Independent Director

Bruce Ogilvie.  Bruce Ogilvie has been Alliance’s Executive Chairman since 2023 and has been Executive Chairman of Legacy Alliance since 2013. Prior to assuming his current role, in 1996, Mr. Ogilvie was selected by a bank group to turn around the 600-store chain, Wherehouse Records. Under Mr. Ogilvie’s leadership Wherehouse emerged from bankruptcy within nine months and was sold to Cerberus Capital. Following his success with Wherehouse Records, Mr. Ogilvie bought a one-third interest in Super D in 2001 and assumed the role as CEO, joining with founders Jeff Walker and David Hurwitz. Bruce became the Chairman in 2013 after the merger of Super D and Alliance. Mr. Ogilvie has spent his entire career in the entertainment distribution industry starting with the founding of Abbey Road Distributors in 1980. Over the next 14 years, Mr. Ogilvie led Abbey Road’s growth to over $94 million in sales and successfully sold the business in 1994. In 1995, Mr. Ogilvie was awarded E&Y’s Distribution Entrepreneur of the Year Award for his work with Abbey Road.

Jeffrey Walker.  Jeffrey Walker has been Alliance’s Chief Executive Officer since February 2023 and Chief Financial Officer since October 2023 and was Legacy Alliance’s Chief Executive Officer since 2013. Mr. Walker has also been a director of Alliance since February 2023 and a director of Legacy Alliance since 2013. In 1990, Mr. Walker co-founded the CD Listening Bar, Inc., a retail music store. A few years later, Mr. Walker started wholesaling CDs from the back of the store, beginning the journey to create Super D, a music wholesaler founded in 1995. In 2001, Jeff and co-founder David Hurwitz sold a third of Super D to Bruce Ogilvie. Over the next decade, Mr. Ogilvie and Mr. Walker continued to grow Super D’s presence in the music wholesaling space, with the acquisition of Alliance in 2013. In 2015, Mr. Walker was awarded E&Y’s Distribution Entrepreneur of the Year award in Orange County. Mr. Walker received a bachelor’s degree in economics from University of California — Irvine.

Amanda Gnecco. Amanda Gnecco has been Alliance’s Chief Accounting Officer since May 2024. Ms. Gnecco joined Alliance in August 2018 and previously served as Senior Vice President, Accounting and Finance until her promotion to Chief Accounting Officer. As Senior Vice President, Accounting and Finance, Ms. Gnecco, together with Mr. Black, has been responsible for overseeing Alliance’s financial operations and financial and SEC reporting. Ms. Gnecco received a Master of Science in Accounting from the Keller Graduate School of Management and a B.S. in Accounting from Midwestern State University.

Robert Black. Mr. Black has been Alliance’s Chief Compliance Officer since May 2024. Mr. Black joined Alliance in September 2019 and previously served as Senior Vice President, Accounting and Finance until his promotion to Chief Compliance Officer. As Senior Vice President, Accounting and Finance, Mr. Black, together with Ms. Gnecco, has been responsible for overseeing Alliance’s financial operations and financial and SEC reporting. Prior to joining Alliance, Mr. Black served as Senior Finance Manager at Amazon.com, Inc. from March 2017 through August 2019. Mr. Black earned an M.B.A. from the University of Notre Dame Mendoza College of Business and a B.S. at Ferris State University in Industrial Relations and Machine Tool Technology.

Warwick Golby. Mr. Golby has been Alliance’s Chief Operations Officer since May 2024. Mr. Golby joined Alliance in November 2016 and previously served as Senior Vice President of Distribution Operations until his promotion to Chief Operations Officer. Prior to serving as Senior Vice President of Distribution Operations, Mr. Goldby has held several positions with increasing responsibilities in the operations department at Alliance. Mr. Goldby graduated from the University of Natal, South Africa, with a bachelor’s degree in Commerce.

Thomas M. Finke.  Thomas Finke has been a director of Alliance since the closing of the Business Combination in February 2023 and was Chairman of Adara from its inception in August 2020, and CEO of Adara since June 2022, in each case, until the consummation of the Business Combination. Mr. Finke has served as a director of Invesco Ltd. (NYSE: IVZ), a global investment management firm, since December 1, 2020. From September 2016 to November 2020, Mr. Finke was the Chairman and Chief Executive Officer of Barings LLC, a global financial services firm and a subsidiary of Massachusetts Mutual Life Insurance Company (“MassMutual Life”). From December 2008 until September 2016, he was the Chairman and CEO of Babson Capital Management LLC (“Babson Capital”), also a subsidiary of MassMutual Life. In 2016, Mr. Finke led the merger of Babson Capital, Barings Asset Management Limited, and two other MassMutual Life subsidiaries to create Barings LLC. From December 2008 to May 2011, Mr. Finke also served as the Executive Vice President and Chief Investment Officer for the MassMutual Life. He was appointed President of Babson Capital in August 2007. Prior to joining Babson Capital, Mr. Finke was a Managing Director and Co-Founder of First Union Institutional Management LLC (“IDM”), an asset manager and subsidiary of First Union Corporation, from September 1998 until June 2002. He was appointed President of IDM in March of 2001. Mr. Finke served on the boards of Barings Business Development Corp. (NYSE: BBDC), a business development company that primarily makes debt investments in middle market companies, since August 2018; Barings Global Short Duration High Yield Fund (NYSE: BGH), a closed end fund that primarily invests in US and European high yield bonds, since October 2012; and Barings Capital Funds Trust since May 2013, until his retirement from Barings LLC in 2020.

Mr. Finke received a Master of Business Administration degree from Duke University’s Fuqua School of Business and holds a bachelor’s degree from the University of Virginia’s McIntire School of Commerce. Mr. Finke is a Trustee of Davidson College, member of the Fuqua School of Business Board of Visitors, Chairman of the Board of Charlotte Center City Partners, and a member of the Investment Committee of the Roman Catholic Diocese of Charlotte.

We believe Mr. Finke is qualified to serve as a member of Alliance’s board of directors based on his experience as chief executive officer, his role on several public and private boards of directors as well as his experience in investing in finance companies.

Terilea J. Wielenga.  Ms. Wielenga is a senior global finance executive, board director, and advisor with more than 30 years of experience at complex, highly regulated Fortune 500 companies and a Big Four accounting firm. She is retired from Gilead Sciences (Nasdaq: GILD) where she served as Vice President, Head of Global Tax Policy and Strategy and also served as board director, secretary, treasurer for The Gilead Foundation., She currently serves as audit committee chair for the Arc Research Institute. Ms. Wielenga managed rapid global growth as the Senior Vice President of Tax for Allergan (NYSE: AGN). She also previously served as board director, chief financial officer of the Allergan Foundation and served as a board director for multiple Allergan subsidiaries in Ireland, Japan, and Bermuda.

In addition to her experience as a senior finance executive with public companies, Teri has advised a variety of pharmaceutical start-ups, pre-IPO ventures, and privately held companies.

Teri is recognized as a global tax specialist and has taught advanced accounting and business taxation for MBA programs at Chapman University and Loyola Marymount University. She is a Certified Public Accountant. She earned her M.S. in Taxation from Golden Gate University in San Francisco and her B.A. in Business Economics from the University of California, Santa Barbara.

We believe Ms. Wielenga is qualified to serve as a member of Alliance’s board of directors based on her experience as a senior global finance executive and, her governance experience with public, private, and non-profit boards of directors.

Chris Nagelson.  Chris Nagelson has served as a director of Alliance since February 2023. From February 2005 until August 2022, Mr. Nagelson was the Vice President, DMM for Walmart, Inc. in Bentonville, AR. During that period, he was responsible for providing the strategic direction for the department that delivered market share growth as well as supported the overall corporate strategy. Mr. Nagelson also identified and established key performance indicators to improve team efficiencies and sales strategies and led a broad, cross-functional team in strategic executive-level planning. From June 1997 to February 2005, Mr. Nagelson was the Divisional Merchandise Manager for American Eagle Outfitters, Inc., based in Pittsburgh, PA.

Mr. Nagelson received a Bachelor of Arts degree from the University of Arkansas, where he majored in advertising and public relations.

We believe Mr. Nagelson is qualified to serve as a member of Alliance’s board of directors based on his extensive experience as a senior executive at a global merchandise and sales corporation.

W. Tom Donaldson III.  Tom Donaldson has served as a director of Alliance since the Business Combination and as a director of Adara from its inception in August 2022 until the Business Combination in August 2020. Mr. Donaldson founded and has been the Managing Partner of Blystone & Donaldson since October 2018, a Charlotte, NC-based investment firm that focuses on middle-market companies. From January 2016 to December 2018, Mr. Donaldson served as an executive at Investors Management Corporation where he focused on investment decisions, managing risk and developing relationships with companies of interest. From around September 2013 to December 2015, he served as a Partner of Morehead Capital Management, LLC before it was merged into Investors Management Corporation in January 2016. From around June 2003 to August 2013, he practiced law as an associate and then a Partner at McGuireWoods LLP where he represented private funds and their portfolio companies in corporate governance, structuring and financing transactions and operating businesses in a wide variety of industries. Mr. Donaldson received his Master of Business Administration degree and Juris Doctor degree from Villanova University. He earned his undergraduate degree in Political Science from North Carolina State University.

We believe Mr. Donaldson is qualified to serve as a member of Alliance’s board of directors based on his experience as managing investment firms, his role on public and private boards of directors as well as his experience in investing in operating companies.

Director Independence

An “independent director” is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship which in the opinion of the company’s board of directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. Our board of directors has determined that Messrs. Donaldson, Finke, and Nagelson and Ms. Wielenga are “independent directors” as defined in the Nasdaq listing standards and applicable SEC rules. Our independent directors regularly scheduled meetings at which only independent directors are present.

Committees of the Board of Directors

Our board of directors has three standing committees: an audit committee, a compensation committee and a nominating committee. Subject to phase-in rules and a limited exception, the Nasdaq listing rules and Rule 10A-3 of the Exchange Act require that the audit committee of a listed company be comprised solely of independent directors, and the Nasdaq listing rules require that the compensation committee of a listed company be comprised solely of independent directors. Each of the audit committee, the compensation committee and the nominating committee may have as one of its members a “non-independent director” under exceptional and limited circumstances pursuant to the exemptions under Rules 5605(c)(2)(B), 5605(d)(2)(B) and 5605(e)(3) of the Nasdaq listing rules.

Audit Committee

Ms. Wielenga and Messrs. Donaldson and Finke serve as members of our audit committee, and Ms. Wielenga chairs the audit committee. Under the Nasdaq listing standards and applicable SEC rules, the audit committee must have at least three members, all of whom must be independent, except that the audit committee may have as one of its members a “non-independent director” under exceptional and limited circumstances pursuant to the exemption under Rule 5605(c)(2)(B) of the Nasdaq listing rules. Each member of the audit committee meets the independent director standard under the Nasdaq listing standards and under Rule 10-A-3(b)(1) of the Exchange Act.

Each member of the audit committee is financially literate and our board of directors has determined that Mr. Donaldson qualifies as an “audit committee financial expert” as defined in applicable SEC rules.

We have adopted an audit committee charter, which details the principal functions of the audit committee, including:

➢	the appointment, compensation, retention, replacement, and oversight of the work of the independent registered public accounting firm engaged by us;
➢	pre-approving all audit and permitted non-audit services to be provided by the independent registered public accounting firm engaged by us, and establishing pre-approval policies and procedures;
➢	setting clear hiring policies for employees or former employees of the independent registered public accounting firm, including but not limited to, as required by applicable laws and regulations;
➢	setting clear policies for audit partner rotation in compliance with applicable laws and regulations;
➢	obtaining and reviewing a report, at least annually, from the independent registered public accounting firm describing (i) the independent registered public accounting firm’s internal quality-control procedures, (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the audit firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm and any steps taken to deal with such issues and (iii) all relationships between the independent registered public accounting firm and us to assess the independent registered public accounting firm’s independence;
➢	review adequacy and effectiveness of internal control policies and procedures, including establishing special audit procedures in response to any material control deficiencies;
➢	reviewing and approving any related party transaction required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC prior to us entering into such transaction address any conflicts of interest;
➢	reviewing with management, the independent registered public accounting firm, and our legal advisors, as appropriate, any legal, regulatory or compliance matters, including any correspondence with regulators or government agencies and any employee complaints or published reports that raise material issues regarding our financial statements or accounting policies and any significant changes in accounting standards or rules promulgated by the Financial Accounting Standards Board, the SEC or other regulatory authorities;
➢	periodically review risk management policies;
➢	review, approve and monitor code of ethics for senior officers.

Compensation Committee

Messrs. Donaldson, Finke and Nagelson serve as members of our compensation committee. Mr. Donaldson chairs our compensation committee. Under the Nasdaq listing standards and applicable SEC rules, the compensation committee must have at least two members, all of whom must be independent, except that the compensation committee may, if it is comprised of at least three members, have as one of its members a “non-independent director” under exceptional and limited circumstances pursuant to the exemption under Rule 5605(d)(2)(B) of the Nasdaq listing rules.

We have adopted a compensation committee charter, which detail the principal functions of the compensation committee, including:

➢	reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Office’s compensation, if any is paid by us, evaluating our Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of our Chief Executive Officer based on such evaluation;
➢	reviewing and approving on an annual basis the compensation, if any is paid by us, of all of our other officers;
➢	reviewing on an annual basis our executive compensation policies and plans;
➢	implementing and administering our incentive compensation equity-based remuneration plans;
➢	assisting management in complying with our proxy statement and annual report disclosure requirements;
➢	approving all special perquisites, special cash payments and other special compensation and benefit arrangements for our officers and employees;
➢	if required, producing a report on executive compensation to be included in our annual proxy statement; and
➢	reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

The charter also provides that the compensation committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other adviser and will be directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the compensation committee will consider the independence of each such adviser, including the factors required by the SEC and any national securities exchange on which the Company is listed.

Nominating Committee

Messrs. Finke, Donaldson and Chris Nagelson serve as members of the nominating committee. Mr. Finke serves as chair of the nominating committee. Under the Nasdaq listing standards, all of the directors on the nominating committee must be independent, except that the nominating committee may, if it is comprised of at least three members, have as one of its members a “non-independent director” under exceptional and limited circumstances pursuant to the exemption under Rule 5605(e)(3) of the Nasdaq listing rules.

The Nominating Committee Charter, which details the purpose and responsibilities of the nominating committee, includes:

➢	identifying, screening and reviewing individuals qualified to serve as directors, consistent with criteria approved by the board, and recommending to the board of directors candidates for nomination for election at the annual general meeting or to fill vacancies on the board of directors;
➢	developing and recommending to the board of directors and overseeing implementation of our corporate governance guidelines;
➢	coordinating and overseeing the annual self-evaluation of the board of directors, its committees, individual directors and management in the governance of the company; and
➢	reviewing on a regular basis our overall corporate governance and recommending improvements as and when necessary.

The charter will also provide that the nominating committee may, in its sole discretion, retain or obtain the advice of, and terminate, any search firm to be used to identify director candidates, and will be directly responsible for approving the search firm’s fees and other retention terms.

We have not formally established any specific, minimum qualifications that must be met or skills that are necessary for directors to possess. In general, in identifying and evaluating nominees for director, the board of directors will consider educational background, diversity of professional experience, knowledge of our business, integrity, professional reputation, independence, wisdom, and the ability to represent the best interests of our shareholders. Prior to Closing our initial business combination, holders of our public shares will not have the right to recommend director candidates for nomination to our board of directors.

Code of Ethics

We have adopted a Code of Ethics applicable to our directors, officers and employees. We have filed a copy of our Code of Ethics and our audit and compensation committee charters as exhibits to the registration statement of which this prospectus forms a part. You will be able to review these documents by accessing our public filings at the SEC’s web site at www.sec.gov. In addition, a copy of the Code of Ethics will be provided without charge upon request from us. We intend to disclose any amendments to or waivers of certain provisions of our Code of Ethics in a Current Report on Form 8-K.

EXECUTIVE COMPENSATION

2023 and 2022 Summary Compensation Table

The following table shows information regarding the compensation of Alliance’s named executive officers for services performed during the fiscal years ended June 30, 2023 and 2022.

				Stock
Name and Position	Fiscal Year	Salary	Bonus	Awards(1)	All Other Compensation	Total Compensation
Bruce Ogilvie(2)	2023	$769,231	—	—	$35,550	$804,781
Executive Chairman	2022	$800,000	—	—	$35,261	$835,261
Jeffrey Walker(3)	2023	$769,231	—	—	$37,905	$807,136
Chief Executive Offer	2022	$800,000	—	—	$38,174	$838,174
John Kutch(4)	2023	$275,000	$34,575	$43,125	$11,360	$364,060
Chief Financial Officer	2022	$275,000	$68,750	—	$11,710	$355,460
Paul Eibeler(5)	2023	$287,508	$21,900	—	$11,562	$320,970
Board Chairman, COKeM	2022	$292,000	$29,200	—	$9,941	$331,141
Ben Means(6)	2023	$335,000	$25,125	$17,250	$14,290	$391,665
President, Distribution Solutions	2022	$135,000	$50,250	—	$12,940	$398,190
1)	These amounts represent the fair value of restricted stock awards as of the date of grant, computed in accordance with ASC 718. See Note 16 to Notes to Financial Statements for the year ended June 30, 2023.
2)	Included in all other compensation expenses is $18,300 for car and phone allowance in FY23 and FY22. Also included is $16,500 in 401K and health benefits in FY23 and $16,900 in FY22
3)	Included in all other compensation expenses is $24,000 for car and phone allowance in FY23 and $23,900 in FY22. Also included is $13,900 in 401K and health benefits in FY23 and $14,200 in FY22
4)	Included in all other compensation expenses is $11,400 for 401K and health benefits in FY23 and $11,700 in FY22.
5)	Included in all other compensation expenses is $11,600 for 401K and health benefits in FY23 and $9,900 in FY22.
6)	Included in all other compensation expenses is $14,300 for 401K and health benefits in FY23 and $12,900 in FY22.

Employment Agreements for Named Executive Officers

Overview; Salaries and Bonuses

On February 10, 2023, Bruce Ogilvie, Alliance’s Chairman, and Jeffrey Walker, Alliance’s Chief Executive Officer, entered into employment agreements for initial three-year terms, which will automatically renew thereafter for successive one-year terms. Following the Business Combination, the two Named Executive Officers are entitled to base salary and a target bonus of a certain percentage of his base salary as follows:

	Base	Target
Name	Salary ($)	Bonus Percentage(%)
Bruce Ogilvie	800,000	100
Jeffrey Walker	800,000	100

Equity Incentive Plan Awards

In addition to the salaries and bonus targets set forth above, each of the two Named Executive Officers are eligible to participate in and receive awards under the 2023 Plan.

Benefits

Each of the two Named Executive Officers also has the right to receive or participate in all employee benefit programs and perquisites generally established by the Company from time to time for employees similarly situated to the Named Executive Officer, subject to the general eligibility requirements and other terms of such programs and perquisites, and subject to the Company’s right to amend, terminate or take other similar action with respect to any such programs and perquisites. Each also receives $2,000 per month for an automobile lease and be entitled to first class air travel where available.

Termination; Severance Benefits

Pursuant to their employment agreements, in the event of a termination of such Named Executive Officer’s employment for any reason, the executive would generally be entitled to receive earned but unpaid salary, accrued but unpaid annual bonus, any owed accrued expenses, as well as amounts payable under any benefit plans, programs or arrangements that such Named Executive Officer participates in or benefits therefrom. In the event that a Named Executive Officer’s employment is terminated due to his death, in addition to the foregoing, he would be entitled to a pro-rated portion of his annual bonus, as determined by the Board.

In the event that a Named Executive Officer’s employment is terminated either without “cause” (as defined in the applicable employment agreement) or by the Named Executive Officer for “good reason” (as defined in the applicable employment agreement), subject to his execution and non-revocation of a general release of claims and continued compliance with his restrictive covenant obligations, as described below, such Named Executive Officer would be entitled to payment of an amount (i) equal to the executive’s base salary immediately prior to the termination date (or, if for “good reason” was attributable to the Company’s failure to pay the minimum amount of Base Salary provided herein, such minimum amount) for the period of time from the day after the Termination Date through the last day of the employment term or for a period of twelve (12) months, whichever is greater (the “Severance Period”); (ii) in addition to payment of any unpaid bonuses from a prior fiscal year, a pro-rata portion of the bonus based on the amount of days executive worked for the fiscal year in which the termination occurs, and (iii) payment for such Named Executive Officer’s insurance premiums incurred for participation in COBRA coverage pursuant group health plan through the earliest to occur of (A) the last day of the Severance Period, (B) the date the executive ceases to be eligible for COBRA or (C) such time as Executive is eligible for group health insurance benefits from another employer.

Provision of the severance benefits is conditioned on (i) the Named Executive Officer’s continued compliance in all material respects with executive’s continuing obligations to the Company, including, without limitation, the terms of the employment agreement that survive termination of executive’s employment with the Company, and (ii) the Named Executive Officer’s signing (without revoking if such right is provided under applicable law) a separation agreement and general release in a form of that provided to the Named Executive Officer by the Company on or about the termination date. The Named Executive Officer must so execute the separation agreement within 60 days following the termination date.

2023 Director Compensation

Alliance currently has no formal arrangements under which directors receive compensation for their service on Alliance’s board of directors or its committees. However, in June 2023, each of Ms. Wielenga and Mr. Nagelson were granted 5,000 shares of Series A common stock under the 2023 Omnibus Equity and Incentive Plan.

Equity Plans

Our board of directors adopted and approved the 2023 Omnibus Equity and Incentive Plan, or 2023 Plan, which was subsequently adopted by Alliance’s stockholders. The 2023 Plan became effective on February 10, 2023 and is a comprehensive incentive compensation plan under which we can grant equity-based and other incentive awards to based officers, employees and directors of, and consultants and advisers to, Alliance and its subsidiaries. The purpose of the 2023 Plan is to help us attract, motivate and retain such persons with awards designed for the U.S. market and thereby enhance shareholder value.

Grant of Awards; Shares Available for Awards. The 2023 Plan provides for the grant of awards which are distribution equivalent rights, incentive share options, non-qualified share options, performance shares, performance units, restricted common stock, restricted share units, share appreciation rights (“SARs”), tandem share appreciation rights, unrestricted common stock or any combination of the foregoing, to key management employees and non-employee directors of, and non-employee consultants of, Alliance or any of its subsidiaries (each a “participant”) (however, solely Alliance employees or employees of Alliance subsidiaries are eligible for awards which are incentive share options). We have reserved a total of 600,000 shares of common stock for issuance as or under awards to be made under the 2023 Plan. To the extent that an award lapses, expires, is canceled, is terminated unexercised or ceases to be exercisable for any reason, or the rights of its holder terminate, any common stock subject to such award shall again be available for the grant of a new award. The 2023 Plan shall continue in effect, unless sooner terminated, until the tenth (10th) anniversary of the date on which it is adopted by the board of directors (except as to awards outstanding on that date). The board of directors in its discretion may terminate the 2023 Plan at any time with respect to any shares for which awards have not theretofore been granted; provided, however, that the 2023 Plan’s termination shall not materially and adversely impair the rights of a holder, without the consent of the holder, with respect to any award previously granted. The number of shares of common stock for which awards which are options or SARs may be granted to a participant under the 2023 Plan during any calendar year is limited to a number of shares equal to three percent (3%) of the total number of shares of common stock of the Company outstanding on the last day of the prior calendar year. Future new hires, non-employee directors and additional non-employee consultants are eligible to participate in the 2023 Plan as well. The number of awards to be granted to officers, non-employee directors, employees and non-employee consultants cannot be determined at this time as the grant of awards is dependent upon various factors such as hiring requirements and job performance.

Options. The term of each share option shall be as specified in the option agreement; provided, however, that except for share options which are incentive share options (“ISOs”), granted to an employee who owns or is deemed to own (by reason of the attribution rules applicable under Code Section 424(d)) more than 10% of the combined voting power of all classes of our common stock or the capital stock of our subsidiaries (a “ten percent shareholder”), no option shall be exercisable after the expiration of ten years from the date of its grant (five (5) years for an employee who is a ten percent shareholder).

The price at which a share may be purchased upon exercise of a share option shall be determined by the Plan Committee; provided, however, that such option price (i) shall not be less than the fair market value of a share on the date such share option is granted, and (ii) shall be subject to adjustment as provided in the 2023 Plan. The Plan Committee or the board of directors shall determine the time or times at which or the circumstances under which a share option may be exercised in whole or in part, the time or times at which options shall cease to be or become exercisable following termination of the share option holder’s employment or upon other conditions, the methods by which such exercise price may be paid or deemed to be paid, the form of such payment, and the methods by or forms in which common stock will be delivered or deemed to be delivered to participants who exercise share options.

Options which are ISOs shall comply in all respects with Section 422 of the Code. In the case of ISOs granted to a ten percent shareholder, the per share exercise price under such ISO (to the extent required by the Code at the time of grant) shall be no less than 110% of the fair market value of a share on the date such ISO is granted. ISOs may only be granted to employees of Alliance or one of its subsidiaries. In addition, the aggregate fair market value of the shares subject to an ISO (determined at the time of grant) which are exercisable for the first time by an employee during any calendar year may not exceed $100,000. An Option which specifies that it is not intended to qualify as ISOs or any Option that fails to meet the requirement of an ISO at any point in time will automatically be treated as a nonqualified option (“NQSO”) under the terms of the Plan.

Restricted Share Awards. A restricted share award is a grant or sale of common stock to the participant, subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Plan Committee or the board of directors may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise, as the Plan Committee or the board of directors may determine at the date of grant or purchase or thereafter. Except to the extent restricted under the terms of the 2023 Plan and any agreement relating to the restricted share award, a participant who is granted or has purchased restricted shares shall have all of the rights of a shareholder, including the right to vote the restricted shares and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the Plan Committee or the Board of Directors or in the award agreement). During the restricted period applicable to the restricted shares, subject to certain exceptions, the restricted shares may not be sold, transferred, pledged, hypothecated, or otherwise disposed of by the participant.

Unrestricted Share Awards. An unrestricted share award is the award of common stock which is not subject to transfer restrictions. Pursuant to the terms of the applicable unrestricted share award agreement, a holder may be awarded (or sold) common stock which are not subject to transfer restrictions, in consideration for past services rendered thereby to us or an affiliate or for other valid consideration.

Restricted Share Unit Awards. A restricted share unit award provides for a cash payment to be made to the holder upon the satisfaction of predetermined individual service-related vesting requirements, based on the number of units awarded to the holder. The Plan Committee shall set forth in the applicable restricted share unit award agreement the individual service-based or performance-based vesting requirement which the holder would be required to satisfy before the holder would become entitled to payment and the number of units awarded to the holder. The vesting restrictions under any restricted share unit award shall constitute a “substantial risk of forfeiture” under Section 409A of the Code. At the time of such an award, the Plan Committee may, in its sole discretion, prescribe additional terms and conditions or restrictions. The holder of a restricted share unit shall be entitled to receive a cash payment equal to the fair market value of a share, or one (1) share, as determined in the sole discretion of the Plan Committee and as set forth in the restricted share unit award agreement, for each restricted share unit subject to such restricted share unit award, if and to the extent the applicable vesting requirement is satisfied. Such payment shall be made no later than by the fifteenth (15th) day of the third (3rd) calendar month next following the end of the calendar year in which the restricted share unit first becomes vested.

Performance Unit Awards. A performance unit award provides for a cash payment to be made to the holder upon the satisfaction of predetermined individual and/or Alliance performance goals or objectives, based on the number of units awarded to the holder. The Plan Committee shall set forth in the applicable performance unit award agreement the performance goals and objectives (and the period of time to which such goals and objectives shall apply) which the holder and/or Alliance would be required to satisfy before the holder would become entitled to payment, the number of units awarded to the holder and the dollar value assigned to each such unit. The vesting restrictions under any performance under award shall constitute a “substantial risk of forfeiture” under Section 409A of the Code. At the time of such an award, the Plan Committee may, in its sole discretion, prescribe additional terms and conditions or restrictions. The holder of a performance unit shall be entitled to receive a cash payment equal to the dollar value assigned to such unit under the applicable performance unit award agreement if the holder and/or Alliance satisfy (or partially satisfy, if applicable under the applicable performance unit award agreement) the performance goals and objectives set forth in such performance unit award agreement. If achieved, such payment shall be made no later than by the 15th day of the third calendar month following the end of Alliance’s fiscal year to which such performance goals and objectives relate.

Performance Share Awards. A performance share award provides for distribution of common stock to the holder upon the satisfaction of predetermined individual and/or Alliance goals or objectives. The Plan Committee shall set forth in the applicable performance share award agreement the performance goals and objectives (and the period of time to which such goals and objectives shall apply) which the holder and/or Alliance would be required to satisfy before the holder would become entitled to the receipt of common stock pursuant to such holder’s performance share award and the number of shares of common stock subject to such performance share award. The vesting restrictions under any performance share award shall constitute a “substantial risk of forfeiture” under Section 409A of the Code and, if such goals and objectives are achieved, the distribution of such common stock shall be made no later than by the 15th day of the 3rd calendar month next following the end of our fiscal year to which such goals and objectives relate. At the time of such an award, the Plan Committee may, in its sole discretion, prescribe additional terms and conditions or restrictions. The holder of a performance share award shall have no rights as an Alliance shareholder until such time, if any, as the holder actually receives common stock pursuant to the performance share award.

Distribution Equivalent Rights. A distribution equivalent right entitles the holder to receive bookkeeping credits, cash payment and/or share distributions equal in amount to the distributions that would be made to the holder had the holder held a specified number of common stock during the period the holder held the distribution equivalent rights. The Plan Committee shall set forth in the applicable distribution equivalent rights award agreement the terms and conditions, if any, including whether the holder is to receive credits currently in cash, is to have such credits reinvested (at fair market value determined as of the date of reinvestment) in additional common stock or is to be entitled to choose among such alternatives. Such receipt shall be subject to a “substantial risk of forfeiture” under Section 409A of the Code and, if such award becomes vested, the distribution of such cash or common stock shall be made no later than by the 15th day of the third calendar month next following the end of the Company’s fiscal year in which the holder’s interest in the award vests. Distribution equivalent rights awards may be settled in cash or in common stock, as set forth in the applicable distribution equivalent rights award agreement. A distribution equivalent rights award may, but need not be, awarded in tandem with another award other than an Option or SAR award, whereby, if so awarded, such distribution equivalent rights award shall terminate or be forfeited by the holder, as applicable, under the same conditions as under such other award. The distribution equivalent rights award agreement for a distribution equivalent rights award may provide for the crediting of interest on a distribution rights award to be settled in cash at a future date (but in no event later than by the 15th day of the third calendar month next following the end of the Company’s fiscal year in which such interest was credited), at a rate set forth in the applicable distribution equivalent rights award agreement, on the amount of cash payable thereunder.

Share Appreciation Rights. A SAR provides the participant to whom it is granted the right to receive, upon its exercise, the excess of (A) the fair market value of the number of shares of common stock subject to the SAR on the date of exercise, over (B) the product of the number of shares of common stock subject to the SAR multiplied by the base value under the SAR, as determined by the Plan Committee or the board of directors. The base value of a SAR shall not be less than the fair market value of a share on the date of the grant. If the Plan Committee grants a share appreciation right which is intended to be a tandem SAR, additional restrictions apply.

Amendment and Termination. The 2023 Plan shall continue in effect, unless sooner terminated pursuant to its terms, until February 10, 2033, the tenth anniversary of the date on which it is adopted by the Board of Directors (except as to awards outstanding on that date).

As of         , 2024, an aggregate of 459,200 shares have been granted under the 2023 Plan, of which 10,200 shares were forfeited.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Initial Stockholder Shares

In August 2020, the Sponsor purchased an aggregate of 2,875,000 Initial Stockholder Shares for an aggregate purchase price of $25,000 in cash, or approximately $0.009 per share. Prior to the IPO, Sponsor transferred 50,000 Initial Stockholder Shares to the underwriter for the IPO and to affiliated of the underwriter. In connection with the Business Combination the Adara Initial Stockholders forfeited 1,375,000 of these Initial Stockholder Shares. At the closing of the Business Combination, each of the remaining 1,500,000 Initial Stockholder Shares converted into one share of Class A common stock.

Sponsor Service Agreement

From February 8, 2021 through May 2022, we paid an affiliate of the Sponsor, a total of $10,000 per month for office space, utilities and secretarial and administrative support.

Registration Rights Agreement

The holders of the Initial Stockholder Shares and private warrants (and in each case holders of their underlying securities, as applicable) have registration rights to require us to register a sale of any of our securities held by them pursuant to a registration rights agreement that was signed on February 8, 2021. This agreement provided that these holders are entitled to make up to three demands, excluding short form registration demands, that we register such securities for sale under the Securities Act. In addition, these holders were granted “piggy-back” registration rights to include their securities in other registration statements filed by us.

In connection with the closing of the Business Combination, the Adara Initial Stockholders and the Legacy Alliance stockholders entered into the Registration Rights Agreement, which amended and restated the former registration rights agreement. Pursuant to the Registration Rights Agreement, Alliance filed a resale registration statement and it was declared effective in accordance with the terms of the registration statement. In certain circumstances, the Adara Initial Stockholders and the Legacy Alliance stockholders may each demand up to two registrations, which may be underwritten offerings, and all of the registration rights holders will be entitled to piggyback registration rights.

Private Warrants

Simultaneously with the IPO, the Sponsor purchased an aggregate of 4,120,000 private warrants at a price of $1.00 per private warrant ($4,120,000 in the aggregate) in a private placement. Each private warrant entitles the holder to purchase one share of Class A common stock at a price of $11.50 per share, subject to adjustment. The private warrants will be non-redeemable and exercisable on a cashless basis so long as they are held by the Sponsor or its permitted transferees.

Promissory Note and Affiliate Loans

Prior to the closing of the IPO, the Sponsor loaned us an aggregate of $600,000, which was used to fund a portion of the expenses of the IPO. These loans were non-interest bearing, unsecured and were due at the earlier of March 31, 2021 or the closing of the IPO. The loan was repaid upon the closing of the IPO out of the offering proceeds.

On June 22, 2022, each of Blystone & Donaldson, LLC, an affiliate of W. Tom Donaldson III, a director of Adara prior to the Business Combination and a director of Alliance, and Thomas Finke, Chief Executive Officer and a director of Adara, prior to the Business Combination and a director of Alliance, agreed to loan us up to $250,000 to fund operating expenses, including expenses related to the Business Combination pursuant to the Promissory Notes. The Promissory Notes were deemed payable upon the earlier of the closing of the Business Combination and February 10, 2023 and were non-interest bearing. At the closing, the amounts outstanding under the promissory notes were $250,000 to Blystone & Donaldson, LLC and $221,598 to Mr. Finke. In addition, Alliance had an additional payable of $53,710 owed to Blystone & Donaldson, LLC for advances of expenses paid on Alliance’s behalf. Blystone & Donaldson, LLC and Mr. Finke agreed to convert the amounts owed to them into payables and that such amounts would be payable after certain other payables assumed by Alliance in connection with the Business Combination.

Sponsor Support Agreement

On June 22, 2022, Adara, Legacy Alliance and the Alliance Initial Stockholders entered into the Sponsor Support Agreement pursuant to which the Alliance Initial Stockholders agreed to vote all of their Initial Stockholder Shares and shares of Class A common stock in favor of the approval and adoption of the Business Combination and related matters subject to a stockholder vote at the stockholder meeting at which the Business Combination proposal was voted upon by the Alliance stockholders.

Alliance Indemnification Agreements

In connection with the IPO, Alliance entered into agreements with its officers and directors to provide contractual indemnification in addition to the indemnification provided for in its certificate of incorporation. Alliance also purchased a policy of directors’ and officers’ liability insurance that insures its officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures Alliance against its obligations to indemnify its officers and directors.

Alliance Related Party Transactions

Captive Insurance Policies

Bruce Ogilvie, Executive Chairman, a director and a principal stockholder of Alliance, and Jeff Walker, Chief Executive Officer, a director and a principal stockholder of Alliance, established two insurance companies; Guard Yourself Insurance Company, Ltd. and Super O Insurance Company, Ltd., replaced effective April 1, 2018, with the current new insurance companies, Airlie Protection Ins. Co., Inc. and Protection for You Ins. Co., Inc. These insurance companies additionally insure the general assets, liabilities and claims of Alliance through March 30, 2022, and were not renewed for future periods. The entities are known as captive insurance companies. New policies covered the period of March 31, 2021, to March 30, 2022, and incurred an annual expense of $2.4 million. Premium payments are allowed based on the Loan Agreement dated February 21, 2017. The Company is not a guarantor and does not have exposure in the event of a loss. Total captive policy expense for the nine months ended March 31, 2024, and fiscal years ended June 30, 2023 and 2022, was $0, $0 and $1.6 million, respectively. Total claims filed for the year ended June 30, 2022 was $1.2 million. There were no receivables from the captive as of June 30, 2023 or 2022.

Interest-Charge Domestic International Sales Corporation (IC-DISC)

The Company has an affiliate, My Worldwide Market Place, Inc. which is an IC-DISC and was established February 12, 2013. The IC-DISC is owned by the Company Stockholders. Effective December 31, 2022, IC-DISC was discontinued as a result there will be no future accruals or commissions paid out.

The IC-DISC is organized to manage sales to certain qualified customers and receive commissions from the Company for this activity. The commissions expenses were $0, $2.8 and $9.9 million for the nine months ended March 31, 2024 and fiscal years ended June 30, 2023, and 2022 respectively. Determined under formulas and rules defined in the law and regulations of the US tax code. Under these regulations, the commission is deductible by the Company and results in a specified profit to the IC-DISC. This net profit is not subject to Federal income tax. The IC-DISC, which is managed on a calendar year, distributes the profit to its Stockholders, who are taxed on the income as a dividend. For twelve months ended December 31, 2022, the owners of the IC-DISC elected to forgive the distribution. The commission was not paid out but rolled into Equity of Alliance Entertainment for the period ended June 30, 2023.

GameFly Holdings, LLC

During the years ended June 30, 2023, 2022, Alliance has made sales of new release movies, video games, and video game consoles to GameFly Holdings LLC in the amount of $7.9 million, $16.8 million and $7.5 million, respectively. GameFly, a customer of Alliance, is equally owned by Bruce Ogilvie and Jeff Walker, the two shareholders of Alliance. Alliance believes the amounts that GameFly paid for new release, movies, video games, and video game consoles are at fair market value. GameFly does fulfillment services of fast selling new releases by providing 3PL services at market rates. The agreement between Alliance and GameFly can be terminated by either party at any time. GameFly is free to purchase from any competitor of Alliance.

On February 1, 2023, Alliance entered into a Distribution Agreement (the “Agreement”) with GameFly, which is effective from February 1, 2023, through March 31, 2028, at which time the Agreement continues indefinitely until either party provides the other party with six-month advance notice to terminate the Agreement. During the nine months ended March 31, 2024 and year ended June 30, 2023 Alliance had distribution revenue in the amount of $0.22 million and $0.22 million, respectively.

MVP Logistics, LLC

During the nine months ended March 31, 2024 and year ended June 30, 2023, and 2022 Alliance incurred costs with MVP Logistics, LLC, in the amount of $1.0 million, $8.3 million, and $11.4 million, respectively, for freight shipping fees, transportation costs, warehouse distribution, and 3PL management services (for arcades) at the Redlands, California and South Gates, California distribution facilities.

MVP Logistics is an independent contractor, which, prior to August 31, 2023, was partially owned by Joe Rehak, the SVP of Operations of COKeM International Limited, which was acquired by Alliance in September 2020. Subsequent to August 31, 2023, Mr. Rehak no longer has an equity stake in MVP Logistics. Alliance believes the amounts payable to MVP Logistics are at fair market value. Joe Rehak retired from COKeM on January 19, 2024.

Ogilvie Loans

Alliance: (i) borrowed $7,595,520 from Ogilvie on June 6, 2023 (the “June 2023 Ogilvie Loan”) and repaid the June 6 Ogilvie Loan on June 28, 2023 (such repayment, together with the June 2023 Ogilvie Loan, the “June 2023 Ogilvie Loan Transactions”); (ii) entered into a $17,000,000 line of credit with Ogilvie on July 3, 2023 (the “Ogilvie 2023 Line of Credit”), (iii) borrowed $10,000,000 under the Ogilvie 2023 Line of Credit on July 3, 2023 and an additional $5,000,000 under the Ogilvie 2023 Line of Credit on July 10, 2023 (collectively, such loans the “July 2023 Ogilvie Loans”) and repaid the July 2023 Ogilvie Loans on July 26, 2023 (such repayment, together with the July 2023 Ogilvie Loans, the “July 2023 Ogilvie Loan Transactions”) and (iv) borrowed $17,000,000 under the Ogilvie 2023 Line of Credit on August 10, 2023 (such loan the “August 2023 Ogilvie Loan” and collectively with the June 2023 Ogilvie Loan and the July 2023 Ogilvie Loans, the “2023 Ogilvie Loans”) and repaid $7,000,000 of the August 2023 Ogilvie Loan on August 28, 2023 (such repayment, together with the August 2023 Ogilvie Loan, the “August 2023 Ogilvie Loan Transactions” and collectively with the June 2023 Ogilvie Loan Transactions and the July 2024 Ogilvie Loan Transactions, the “2023 Ogilvie Loan Transactions”).

An additional $7 million loan was made on September 14, 2023 and repaid on September 28, 2023. On October 10, 2023, an additional $7 million was borrowed and repaid on October 18th, 2023. As of March 31, 2024, the outstanding balance on the Ogilvie Loan stood at $10 million.

The Ogilvie Loan matures on December 22, 2026, and bears interest at the rate of the 30-day SOFR plus 5.5%. Interest expense for the nine-months ended March 31, 2024 and year ended December 31, 2023, was $0.8 million and $0.5 million, respectively. The interest rate at March 31, 2024, was 10.8%.

Policies and Procedures for Related Person Transactions

Our board of directors adopted a related person transaction policy setting forth the policies and procedures for the identification, review and approval or ratification of related person transactions. This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we and a related person were or will be participants and the amount involved exceeds $120,000, including purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness and guarantees of indebtedness. In reviewing and approving any such transactions, our audit committee will consider all relevant facts and circumstances as appropriate, such as the purpose of the transaction, the availability of other sources of comparable products or services, whether the transaction is on terms comparable to those that could be obtained in an arm’s length transaction, management’s recommendation with respect to the proposed related person transaction, and the extent of the related person’s interest in the transaction.

PRINCIPAL STOCKHOLDERS

The information included under the heading “Equity Plans” in Item 12 of Part III of this annual report is hereby incorporated by reference into this Item 12 of Part II of this annual report.

The following table sets forth information regarding the beneficial ownership of our Class A common stock as of the date of this annual report, by:

➢	each person known by us to be the beneficial owner of more than 5% of our outstanding shares of Class A common stock;
➢	each of our executive officers and directors; and
➢	all our executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. Except as described in the footnotes below and subject to applicable community property laws and similar laws, we believe that each person listed below has sole voting and investment power with respect to such shares.

The beneficial ownership percentages set forth in the table below are based on 50,937,370 shares of Class A common stock issued and outstanding as of the date of this prospectus.

		Percentage of
	Number of Shares of	Outstanding
	Class A Common Stock	Class A
Name of Beneficial Owner(1)	Beneficially Owned	Common Stock
Bruce Ogilvie (2)(3)	15,281,475	30.0%
Jeffrey Walker(2)	22,936,078	45.0%
Amanda Gnecco	7,500	—
Robert Black	10,000	—
Warwick Goldby	14,000	—
Thomas Finke(4)	958,361	1.9%
W. Tom Donaldson III(5)	2,508,362	4.8%
Terilea J. Wielenga	13,000	—
Chris Nagelson	5,000	—
Directors and executive officers as a group (9 individuals)	41,738,276	78.2%
Ogilvie Legacy Trust dated September 14, 2021(6)	8,554,025	16.8%
1)	Unless otherwise indicated, the business address of each of the directors and executive officers of Alliance is c/o Alliance Entertainment Holding Corporation, 8201 Peters Road, Suite 1000, Plantation, Florida 33324.
2)	Excludes Class E common stock.
3)	The shares are beneficially owned by the Bruce Ogilvie, Jr. Trust dated January 20, 1994, having Mr. Bruce Ogilvie, Jr. as trustee, Mr. Ogilvie disclaims individual ownership of such shares except for his individual pecuniary interest in such trusts.
4)	Includes 637,333 shares issuable upon exercise of private warrants. 321,028 of the shares, including 250,000 shares issuable upon exercise of private warrants, are held directly by the Thomas M. Finke Family Trust dtd 12/14/2012, of which Mr. Finke’s spouse is the trustee and Mr. Finke’s spouse and children are the beneficiaries. Mr. Finke disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.
5)	Includes (i) 40,000 shares held directly, (ii) 2,385,062 shares, including 1,837,335 shares issuable upon exercise of private warrants, held directly by B&D Series 2020, LLC, of which Mr. Donaldson is the manager and (ii1) 83,300 shares held by Blystone & Donaldson, LLC, of which Mr. Donaldson is the manager. Mr. Donaldson disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.
6)	Mr. Ogilvie’s two adult children are trustees of the Ogilvie Legacy Trust dated September 14, 2021. Mr. Ogilvie disclaims beneficial ownership of the shares held by such trust.

DESCRIPTION OF SECURITIES

The following summary of the material terms of the Company’s securities is not intended to be a complete summary of the rights and preferences of such securities. We urge you to read the Certificate of Incorporation in its entirety for a complete description of the rights and preferences of the Company’s securities.

Authorized and Outstanding Stock

The Certificate of Incorporation authorizes the issuance of 551,000,000 shares, consisting of (i) 490,000,000 shares of Class A common stock, (ii) 60,000,000 shares of Class E common stock and (iii) 1,000,000 shares of preferred stock.

As of the date of this prospectus, we have 50,937,370 shares of Class A common stock outstanding and 60,000,000 shares of Class E common stock outstanding.

Class A Common Stock; Class E Common Stock Voting rights.

Each holder of Class A common stock and Class E common stock will be entitled to one (1) vote for each share of Common Stock held of record by such holder on all matters voted upon by the stockholders, provided, however, that, except as otherwise required in the Certificate of Incorporation or by applicable law, the holders of Class A common stock will not be entitled to vote on any amendment to the Certificate of Incorporation that alters or changes the powers, preferences, rights or other terms of one or more outstanding series of preferred stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to the Certificate of Incorporation (including any certificate of designation relating to any series of preferred stock) or pursuant to the DGCL.

Class E Common Stock — Escrow Agreement Limitations

Under the Contingent Consideration Escrow Agreement dated February 10, 2023, each stockholder owning shares of Class E common stock Shares will have all rights with respect to the shares attributable to ownership of such Class E common stock, except (1) the right of possession thereof, (2) the right to sell, assign, pledge, hypothecate or otherwise dispose of or encumber such shares or any interest therein, and (3) the right to be paid dividends with respect to such shares (other than non-taxable stock dividends, which shall remain in and become part of the shares). Additionally, the stockholders will have the right to vote such shares of s Class E common stock, provided that during the escrow period they have contractually agreed to vote their shares of Class E common stock in the same manner and proportion as the Class A common stock votes.

Dividend rights.

Subject to the rights of the holders of preferred stock and any other provisions of the Certificate of Incorporation, as it may be amended from time to time, holders of Class A common stock will be entitled to receive such dividends and other distributions in cash, stock or property of the Company when, as and if declared thereon by the Board, in its discretion, from time to time out of assets or funds of the Company legally available therefor. See “— Preferred Stock,” below for more information regarding the dividend rights of the holders of preferred stock.

Rights upon liquidation, dissolution or winding up.

Subject to the rights of holders of the preferred stock, in the event of any liquidation, dissolution or winding up of its affairs, whether voluntary or involuntary, after payment or provision for payment of the Company’s debts and any other payments required by law and amounts payable upon shares of preferred stock ranking senior to the shares of Class A common stock upon such dissolution, liquidation or winding up, if any, the Company’s remaining net assets will be distributed to the holders of the Class A common stock and the holders of any other class or series of capital stock ranking equally with the Class A common stock upon such dissolution, liquidation or winding up, equally on a per share basis.

Transfer Rights.

Subject to applicable law and the transfer restrictions set forth in the Bylaws, shares of Class A common stock and the rights and obligations associated therewith shall be fully transferable to any transferee.

Other rights.

There are no redemption or sinking fund provisions applicable to the Class A common stock. The rights, preferences and privileges of holders of the Class A common stock will be subject to those of the holders of the preferred stock that the Company may issue in the future.

Preferred Stock

The Board has the authority to issue shares of preferred stock from time to time on terms it may determine, to divide shares of preferred stock into one or more series and to fix the designations, preferences, privileges, and restrictions of preferred stock, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preference, sinking fund terms and the number of shares constituting any series or the designation of any series to the fullest extent permitted by the DGCL. The issuance of preferred stock could have the effect of decreasing the trading price of the Class A common stock, restricting dividends on the capital stock of the Company, diluting the voting power of the Class A common stock, impairing the liquidation rights of the capital stock of the Company, or delaying or preventing a change in control of the Company.

Election of Directors and Vacancies

Subject to the rights of the holders of any series of preferred stock to elect additional directors under specified circumstances, the number of directors of the Board shall be fixed solely and exclusively by resolution duly adopted from time to time by the Board, but shall initially consist of seven directors, who shall be divided into three classes, designated Class I, II and III, respectively.

Under the Bylaws, at all meetings of stockholders called for the election of directors, a plurality of the votes properly cast will be sufficient to elect such directors to the Board.

Except as the DGCL may otherwise require and subject to the rights, if any, of the holders of any series of preferred stock, in the interim between annual meetings of stockholders or special meetings of stockholders called for the election of directors and/or the removal of one or more directors and the filling of any vacancy in that connection, newly created directorships and any vacancies on the Board, including unfilled vacancies resulting from the removal of directors, may be filled only by the affirmative vote of a majority of the remaining directors then in office, although less than a quorum, or by the sole remaining director. All directors will hold office until the expiration of their respective terms of office and until their successors will have been elected and qualified. A director elected or appointed to fill a vacancy resulting from the death, resignation or removal of a director or a newly created directorship will serve for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until his or her successor will have been elected and qualified.

Subject to the rights, if any, of the holders of any series of preferred stock, any director may be removed from office only for cause and only by the affirmative vote of the holders of at least at least two-thirds (662∕3%) of the voting power of all of the then-outstanding shares of voting stock (as defined below) of the Company then entitled to vote generally in the election of directors, voting together as a single class. In case the Board or any one or more directors should be so removed, new directors may be elected at the same time for the unexpired portion of the full term of the director or directors so removed only by the affirmative vote of a majority of the directors then in office, even though less than a quorum of the Board, or by a sole remaining director, and not by the stockholders, unless the Board determines by resolution that any such vacancies or newly created directorships shall be filled by stockholders. In addition to the powers and authorities hereinbefore or by statute expressly conferred upon them, the Directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Company, subject, nevertheless, to the provisions of the DGCL, the Certificate of Incorporation and to any Bylaws adopted and in effect from time to time; provided, however, that no bylaw so adopted will invalidate any prior act of the Directors which would have been valid if such bylaw had not been adopted.

Notwithstanding the foregoing provisions, any Director elected pursuant to the right, if any, of the holders of preferred stock to elect additional directors under specified circumstances will serve for such term or terms and pursuant to such other provisions as specified in the relevant certificate of designations related to the preferred stock.

Quorum; Voting

The holders of a majority of the voting power of the capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, will constitute a quorum at all meetings of the Stockholders for the transaction of business except as otherwise required by law or provided by the Certificate of Incorporation. If, however, such quorum will not be present or represented at any meeting of the stockholders, the Chairperson or holders of a majority of the voting power present in person or represented by proxy, will have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum will be present or represented. At such adjourned meeting at which a quorum will be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. If the adjournment is for more than 30 days, a notice of the adjourned meeting will be given to each stockholder entitled to vote at such adjourned meeting. If after the adjournment a new record date for determination of stockholders entitled to vote is fixed for the adjourned meeting, the Board shall fix as the record date for determining stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote at the adjourned meeting, and shall give notice of the adjourned meeting to each stockholder of record as of the record date so fixed for notice of such adjourned meeting. The stockholders present at a duly called or convened meeting, at which a quorum is present, may continue to transact business until adjournment, notwithstanding the withdrawal of enough Stockholders to leave less than a quorum.

Except as otherwise provided by statute or by applicable stock exchange rules, or by the Certificate of Incorporation or the Bylaws, in all matters other than the election of directors, the affirmative vote of the majority of the voting power of the shares present in person, by remote communication, if applicable, or represented by proxy at the meeting and entitled to vote generally on the subject matter will be the act of the stockholders. Except as otherwise provided by statute, the Certificate of Incorporation or the Bylaws, Directors will be elected by a plurality of the votes of the shares present in person, by remote communication, if applicable, or represented by proxy at the meeting and entitled to vote generally on the election of Directors. Where a separate vote by a class or classes or series is required, except where otherwise provided by the statute or by the Certificate of Incorporation or the Bylaws, a majority of the voting power of the outstanding shares of such class or classes or series, present in person, by remote communication, if applicable, or represented by proxy duly authorized, will constitute a quorum entitled to take action with respect to that vote on that matter. Except where otherwise provided by statute or by the Certificate of Incorporation or the Bylaws, the affirmative vote of the majority (plurality, in the case of the election of directors) of the voting power of the outstanding shares of such class or classes or series present in person, by remote communication, if applicable, or represented by proxy at the meeting will be the act of such class or classes or series.

Delaware Anti-Takeover Statute

Section 203 of the DGCL provides that if a person acquires 15% or more of the voting stock of a Delaware corporation, such person becomes an “interested stockholder” and may not engage in certain “business combinations” with the corporation for a period of three years from the time such person acquired 15% or more of the corporation’s voting stock, unless:

1.	the board of directors approves the acquisition of stock or the merger transaction before the time that the person becomes an interested stockholder;
2.	the interested stockholder owns at least 85% of the outstanding voting stock of the corporation at the time the merger transaction commences (excluding voting stock owned by directors who are also officers and certain employee stock plans); or
3.	the merger transaction is approved by the board of directors and at a meeting of stockholders, not by written consent, by the affirmative vote of 2∕3 of the outstanding voting stock which is not owned by the interested stockholder. A Delaware corporation may elect in its certificate of incorporation or bylaws not to be governed by this particular Delaware law.

Under the Certificate of Incorporation, the Company opted out of Section 203 of the DGCL and therefore is not subject to Section 203.

Authorized but Unissued Capital Stock

Delaware law does not require stockholder approval for any issuance of authorized shares. However, the Nasdaq listing requirements, which would apply if and so long as the Class A common stock (or units or warrants) remains listed on the Nasdaq Capital Market, require stockholder approval of certain issuances equal to or exceeding 20% of the then outstanding voting power or then outstanding number of shares of Class A common stock. Additional shares that may be issued in the future may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions.

One of the effects of the existence of unissued and unreserved common stock may be to enable the Board to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise and thereby protect the continuity of management and possibly deprive Stockholders of opportunities to sell their shares of Class A common stock at prices higher than prevailing market prices.

Special Meeting, Action by Written Consent and Advance Notice Requirements for Stockholder Proposals

Unless otherwise required by law, and subject to the rights, if any, of the holders of any series of preferred stock, special meetings of the stockholders of the Company, for any purpose or purposes, may be called only (i) by a majority of the Board or (ii) at any time when no annual meeting thirteen months after the Company’s last annual meeting, a special meeting in lieu thereof may be held, and such special meeting shall have, for the purposes of the Bylaws or otherwise, all the force and effect of an annual meeting. Unless otherwise required by law, written notice of a special meeting of stockholders, stating the time, place and purpose or purposes thereof, shall be given to each Stockholder entitled to vote at such meeting, not less than ten or more than 60 days before the date fixed for the meeting. Business transacted at any special meeting of stockholders will be limited to the purposes stated in the notice.

The Bylaws also provide that unless otherwise restricted by the Certificate of Incorporation or the Bylaws, any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting, if all Members of the Board or of such committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board or committee.

In addition, the Bylaws require advance notice procedures for stockholder proposals to be brought before an annual meeting of the stockholders, including the nomination of directors. stockholders at an annual meeting may only consider the proposals specified in the notice of meeting or brought before the meeting by or at the direction of the Board, or by a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has delivered a timely written notice in proper form to the Company’s Secretary, of the stockholder’s intention to bring such business before the meeting.

These provisions could have the effect of delaying until the next stockholder meeting any stockholder actions, even if they are favored by the holders of a majority of Company outstanding voting securities.

Amendment to Certificate of Incorporation and Bylaws

The DGCL provides generally that the affirmative vote of a majority of the outstanding stock entitled to vote on amendments to a corporation’s Certificate of Incorporation or bylaws is required to approve such amendment, unless a corporation’s Certificate of Incorporation or bylaws, as the case may be, requires a greater percentage. The Certificate of Incorporation provides:

➢	Required Vote to Amend the Certificate of Incorporation — The Certificate of Incorporation requires an affirmative vote of holders of at least two-thirds (662∕3%) of the voting power of the then outstanding shares of voting stock of the Company, voting together as a single class, to amend, alter, repeal or rescind, in whole or in part, certain provisions of the Certificate of Incorporation;
➢	Required Vote to Amend the Bylaws — the Certificate of Incorporation requires an affirmative vote of holders of at least two-thirds (662∕3%) of the voting power of the then outstanding shares of voting stock of the Company entitled to vote generally in an election of directors to adopt, amend, alter, repeal or rescind the Bylaws;

The Bylaws may also be amended or repealed (A) by the affirmative vote of a majority of the entire Board then in office, without the assent or vote of any stockholder (subject to any bylaw requiring the affirmative vote of a larger percentage of the members of the Board).

Limitations on Liability and Indemnification of Officers and Directors

The Certificate of Incorporation limits the liability of the directors of the Company to the fullest extent permitted by law, and both the Certificate of Incorporation and the Bylaws provide that we will indemnify them to the fullest extent permitted by such law. The Company has entered into agreements to indemnify its directors, executive officers and other employees as determined by the Board. Under the terms of such indemnification agreements, the Company will be required to indemnify each of its directors and officers, to the fullest extent permitted by applicable law. The Company will indemnify its officers and directors against all reasonable fees, expenses, charges and other costs of any type or nature whatsoever, including any and all expenses and obligations paid or incurred in connection with investigating, defending, being a witness in, participating in (including on appeal), or preparing to defend, be a witness or participate in any completed, actual, pending or threatened action, suit, claim or proceeding, whether civil, criminal, administrative or investigative, or establishing or enforcing a right to indemnification under the indemnification agreement. The indemnification agreements will also require the Company, if so requested, to advance within a specified number of days of such request, all reasonable fees, expenses, charges and other costs that any of the Company’s directors incur, provided that such director will return any such advance if it is ultimately determined that such director is not entitled to indemnification by the Company. Any claims for indemnification by the Company’s directors and officers may reduce the Company’s available funds to satisfy successful third-party claims against it and may reduce the amount of money available to it.

Exclusive Forum of Certain Actions

The Certificate of Incorporation requires, to the fullest extent permitted by law, unless the Company consents in writing to the selection of an alternative forum, that derivative actions brought in the name of the Company, actions against current or former directors, officers, employees, agents or Stockholders for breach of fiduciary duty, actions arising pursuant to any provision of the DGCL or the Certificate of Incorporation or the Bylaws, actions to interpret, apply, enforce or determine the validity of the Certificate of Incorporation or the Bylaws, actions asserting a claim against the Company or any current or former director, officer, employee, agent or stockholder arising pursuant to any provision of the DGCL or the Certificate of Incorporation or the Bylaws or as to which the DGCL confers jurisdiction on the Delaware Court of Chancery, and actions asserting a claim against the Company or any current or former director, officer, employee, agent or stockholder governed by the internal affairs doctrine of the law of the State of Delaware may be brought only in the Court of Chancery in the State of Delaware (or, if such court lacks subject matter jurisdiction, another state or federal court located within the State of Delaware); provided, however, that the foregoing shall not apply to any suits brought to enforce any liability or duty created by the Securities Act, the Exchange Act, or any other claim for which the federal courts of the United States of America has exclusive jurisdiction. Unless the Company consents in writing to the selection of an alternative forum, to the fullest extent permitted by law, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complain asserting a cause of action arising under the Securities Act or the Exchange Act. Although we believe this provision benefits the Company by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against the Company’s directors and officers.

Conflicts of Interest

Delaware law permits corporations to adopt provisions renouncing any interest or expectancy in certain opportunities that are presented to the corporation or its officers, directors or stockholders. The Certificate of Incorporation, to the fullest extent permitted by law, renounces any interest or expectancy that the Company has in, or right to be offered an opportunity to participate in, specified business opportunities that are from time to time presented to the Company’s directors or their respective affiliates, other than those directors or affiliates who are the Company’s employees or if such corporate opportunity was offered to any non-employee director (including any non-employee director who serves as an officer of the Company) expressly solely in his or her capacity as a director or officer of the Company. The Certificate of Incorporation provides that, to the fullest extent permitted by law, none of the non-employee directors or their respective affiliates will have any duty to refrain from (i) engaging in a corporate opportunity in the same or similar business activities or lines of business in which the Company or any of its affiliates has historically engaged, now engages or proposes to engage or (ii) otherwise competing with the Company or its affiliates. In addition, to the fullest extent permitted by law, in the event that any non-employee director or his or her affiliates acquires knowledge of a potential transaction or other business opportunity which may be a corporate opportunity for itself, herself or himself and for the Company or its affiliates, such person will have no duty to communicate or offer such transaction or business opportunity to the Company or any of its affiliates and they may take any such opportunity for themselves or offer it to another person or entity. To the fullest extent permitted by law, no business opportunity will be deemed to be a potential corporate opportunity for the Company unless the Company is financially or legally able or contractually permitted to undertake such opportunity, the opportunity, by its nature, would be in the line of the Company’s business or is of some practical advantage to the Company, and the Company has some interest or reasonable expectancy in such opportunity.

Warrants

Public Warrants

Each whole warrant entitles the registered holder to purchase one share of Class A common stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing March 12, 2023. Pursuant to the warrant agreement, a warrant holder may exercise its warrants only for a whole number of shares of Class A common stock. This means that only a whole warrant may be exercised at any given time by a warrant holder. No fractional warrants will be issued upon separation of the units and only whole warrants trade. Accordingly, unless you hold a multiple of two units, you will not be able to receive or trade a whole warrant.

The warrants will expire five years after the completion of our initial business combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

We will not be obligated to deliver any shares of Class A common stock pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the shares of Class A common stock underlying the warrants is then effective and a prospectus relating thereto is current, subject to our satisfying our obligations described below with respect to registration. No warrant will be exercisable, and we will not be obligated to issue shares of Class A common stock upon exercise of a warrant unless Class A common stock issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In no event will we be required to net cash settle any warrant.

The shares of Class A common stock issuable upon exercise of the warrants are not registered at this time. However, we have agreed that as soon as practicable, but in no event later than 15 business days after the closing of our initial business combination, we will use our best efforts to file with the SEC a registration statement covering the shares of Class A common stock issuable upon exercise of the warrants, to cause such registration statement to become effective and to maintain a current prospectus relating to those shares of Class A common stock until the warrants expire or are redeemed, as specified in the warrant agreement. If a registration statement covering the shares of Class A common stock issuable upon exercise of the warrants is not effective by the 60th business day after the closing of our initial business combination, warrant holders may, until such time as there is an effective registration statement and during any period when we will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. Notwithstanding the foregoing, if a registration statement covering the Class A common stock issuable upon exercise of the warrants is not effective within a specified period following the consummation of our initial business combination, warrant holders may, until such time as there is an effective registration statement and during any period when we shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to the exemption provided by Section 3(a)(9) of the Securities Act, provided that such exemption is available. If that exemption, or another exemption, is not available, holders will not be able to exercise their warrants on a cashless basis. Once the warrants become exercisable, we may call the warrants for redemption:

➢	in whole and not in part;
➢	at a price of $0.01 per warrant;
➢	upon not less than 30 days’ prior written notice of redemption given after the warrants become exercisable (the “30-day redemption period”) to each warrant holder; and
➢	if, and only if, the reported last sale price of the Class A common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period commencing once the warrants become exercisable and ending three business days before we send the notice of redemption to the warrant holders.

If and when the warrants become redeemable by us, we may not exercise our redemption right if the issuance of shares of common stock upon exercise of the warrants is not exempt from registration or qualification under applicable state blue sky laws or we are unable to effect such registration or qualification. We will use our best efforts to register or qualify such shares of common stock under the blue-sky laws of the state of residence in those states in which the warrants were offered by us in the IPO.

We have established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise e price. If the foregoing conditions are satisfied and we issue a notice of redemption of the warrants, each warrant holder will be entitled to exercise its warrant prior to the scheduled redemption date. However, the price of the Class A common stock may fall below the $18.00 redemption trigger price (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) as well as the $11.50 warrant exercise price after the redemption notice is issued.

If we call the warrants for redemption as described above, our management will have the option to require any holder that wishes to exercise its warrant to do so on a “cashless basis.” In determining whether to require all holders to exercise their warrants on a “cashless basis,” our management will consider, among other factors, our cash position, the number of warrants that are outstanding and the dilutive effect on our stockholders of issuing the maximum number of shares of Class A common stock issuable upon the exercise of our warrants. If our management takes advantage of this option, all holders of warrants would pay the exercise price by surrendering their warrants for that number of shares of Class A common stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” for this purpose shall mean the average reported last sale price of the Class A common stock for the ten trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. If our management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of Class A common stock to be received upon exercise of the warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a warrant redemption. If we call our warrants for redemption and our management does not take advantage of this option, the Sponsor and its permitted transferees would still be entitled to exercise their Private Warrants for cash or on a cashless basis using the same formula described above that other warrant holders would have been required to use had all warrant holders been required to exercise their warrants on a cashless basis, as described in more detail below.

A holder of a warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 4.9% or 9.8% (or such other amount as a holder may specify) of the shares of Class A common stock outstanding immediately after giving effect to such exercise.

If the number of outstanding shares of Class A common stock is increased by a stock dividend payable in shares of Class A common stock, or by a split-up of shares of Class A common stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of Class A common stock issuable on exercise of each whole warrant will be increased in proportion to such increase in the outstanding shares of Class A common stock. A rights offering to holders of Class A common stock entitling holders to purchase shares of Class A common stock at a price less than the fair market value will be deemed a stock dividend of a number of shares of Class A common stock equal to the product of (i) the number of shares of Class A common stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Class A common stock) and (ii) one (1) minus the quotient of (x) the price per share of Class A common stock paid in such rights offering divided by (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for Class A common stock, in determining the price payable for Class A common stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of Class A common stock as reported during the ten trading day period ending on the trading day prior to the first date on which the shares of Class A common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if we, at any time while the warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to the holders of Class A common stock on account of such shares of Class A common stock (or other shares of our capital stock into which the warrants are convertible), other than (a) as described above or (b) certain ordinary cash dividends, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of Class A common stock in respect of such event.

If the number of outstanding shares of the Class A common stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of Class A common stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of Class A common stock issuable on exercise of each warrant will be decreased in proportion to such decrease in outstanding shares of Class A common stock.

Whenever the number of shares of Class A common stock purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of Class A common stock purchasable upon the exercise of the warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of Class A common stock so purchasable immediately thereafter.

In case of any reclassification or reorganization of the outstanding shares of Class A common stock (other than those described above or that solely affects the par value of such shares of Class A common stock), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our outstanding shares of Class A common stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of the shares of the Class A common stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised their warrants immediately prior to such event. However, if less than 70% of the consideration receivable by the holders of Class A common stock in such a transaction is payable in the form of Class A common stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the warrant properly exercises the warrant within thirty days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the warrant agreement based on the Black-Scholes value (as defined in the warrant agreement) of the warrant. The purpose of such exercise price reduction is to provide additional value to holders of the warrants when an extraordinary transaction occurs during the exercise period of the warrants pursuant to which the holders of the warrants otherwise do not receive the full potential value of the warrants in order to determine and realize the option value component of the warrant. This formula is to compensate the warrant holder for the loss of the option value portion of the warrant due to the requirement that the warrant holder exercise the warrant within 30 days of the event. The Black-Scholes model is an accepted pricing model for estimating fair market value where no quoted market price for an instrument is available.

The warrants were issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any mistake, including to conform the provisions of the warrant agreement to the description of the terms of the warrants and the warrant agreement set forth in the prospectus relating to the IPO, or defective provision, but requires the approval by the holders of at least a majority of the then outstanding Public Warrants to make any change that adversely affects the interests of the registered holders of Public Warrants.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of Class A common stock and any voting rights until they exercise their warrants and receive shares of Class A common stock. After the issuance of shares of Class A common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number of shares of Class A common stock to be issued to the warrant holder.

We have agreed that, subject to applicable law, any action, proceeding or claim against us arising out of or relating in any way to the warrant agreement will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and we irrevocably submit to such jurisdiction, which jurisdiction will be the exclusive forum for any such action, proceeding or claim.

See “Risk Factors — Our warrant agreement designates the courts of the State of New York or the United States District Court for the Southern District of New York as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by holders of our warrants, which could limit the ability of warrant holders to obtain a favorable judicial forum for disputes with our company.” This provision applies to claims under the Securities Act but does not apply to claims under the Exchange Act or any claim for which the federal district courts of the United States of America are the sole and exclusive forum.

Private Warrants

Except as described below, the Private Warrants have terms and provisions that are identical to the Public Warrants, including as to exercise price, exercisability and exercise period. The Private Warrants (including the Class A common stock issuable upon exercise of the Private Warrants) will not be transferable, assignable or salable until 30 days after the completion of our initial business combination (except, among other limited exceptions to our officers and directors and other persons or entities affiliated with the Sponsor). They will also be exercisable on a cashless basis and will not be redeemable by us so long as they are held by the Sponsor or its permitted transferees. The Sponsor or its permitted transferees, have the option to exercise the Private Warrants on a cashless basis.

If the Private Warrants are held by holders other than the Sponsor or its permitted transferees, the Private Warrants will be redeemable by us and exercisable by the holders on the same basis as the Public Warrants.

If holders of the Private Warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering their warrants for that number of shares of Class A common stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” for this purpose shall mean the average reported last sale price of the Class A common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent. The reason that we have agreed that these warrants will be exercisable on a cashless basis so long as they are held by the Sponsor or its permitted transferees is because it is not known at this time whether they will be affiliated with us following an initial business combination. If they remain affiliated with us, their ability to sell our securities in the open market will be significantly limited. We expect to have policies in place that prohibit insiders from selling our securities except during specific periods of time. Even during such periods of time when insiders will be permitted to sell our securities, an insider cannot trade in our securities if he or she is in possession of material non-public information. Accordingly, unlike Public Stockholders who could sell the shares of Class A common stock issuable upon exercise of the warrants freely in the open market, the insiders could be significantly restricted from doing so. As a result, we believe that allowing the holders to exercise such warrants on a cashless basis is appropriate.

Underwriter Warrants

We issued to ThinkEquity (and/or its designees) 50,090 warrants (exercisable at $11.50 per share or an aggregate exercise price of $575,000) upon the closing of the IPO. The Underwriter Warrants may be exercised for cash or on a cashless basis, at the holder’s option, at any time during the period commencing on the later of February 8, 2022, and the closing of our initial business combination and terminating on the fifth anniversary of such effectiveness date. Notwithstanding anything to the contrary, ThinkEquity has agreed that neither it nor its designees will be permitted to exercise the Underwriter Warrants after February 8, 2026. The Underwriter Warrants and such shares purchased pursuant to the warrants have been deemed compensation by FINRA. The Underwriter Warrants grant to holders certain registration rights with respect to the registration under the Securities Act of the shares of Class A common stock issuable upon exercise of the Underwriter Warrants. The exercise price and number of shares of Class A common stock issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a share dividend, or our recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of shares of Class A common stock at a price below its exercise price. We will have no obligation to net cash settle the exercise of the Underwriter Warrants. The holder of the Underwriter Warrants will not be entitled to exercise the Underwriter Warrants for cash unless a registration statement covering the securities underlying the Underwriter Warrants is effective or an exemption from registration is available.

Dividends

We have not paid any cash dividends on the Class A common stock to date and do not intend to pay cash dividends prior to the completion of an initial business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial conditions subsequent to completion of an initial business combination. The payment of any cash dividends subsequent to an initial business combination will be within the discretion of our board of directors at such time. Further, if we incur any indebtedness, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith.

Our Transfer Agent and Warrant Agent

The transfer agent for the Class A common stock and warrant agent for our warrants is Continental Stock Transfer & Trust Company. We have agreed to indemnify Continental Stock Transfer & Trust Company in its roles as transfer agent and warrant agent, its agents and each of its stockholders, directors, officers and employees against all claims and losses that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence, willful misconduct or bad faith of the indemnified person or entity.

SHARES ELIGIBLE FOR FUTURE SALE

Future sales of shares of our Class A common stock in the public market, or the availability of such shares for sale in the public market could adversely affect the market price of our Class A common stock prevailing from time to time. As described below, only a limited number of shares are currently available for sale due to contractual and legal restrictions on resale. Nonetheless, sales of our common stock, or the perception that these sales could occur, could adversely affect prevailing market prices for our Class A common stock and could impair our future ability to raise equity capital in the future.

Based on the number of shares outstanding as of the date of this prospectus, upon the closing of this offering, 50,937,370 shares of Class A common stock will be outstanding, assuming no exercise of outstanding options or warrants and no exercise of the underwriters’ option to purchase additional shares. Of the outstanding shares, all of the shares of Class A common stock sold in this offering (including pursuant to the underwriters’ exercise of their option to purchase additional shares) will be freely tradable, except that any shares held by our affiliates, as that term is defined in Rule 144 under the Securities Act, may only be sold in compliance with the limitations described below.

Of the 50,937,370 shares of our Class A common stock outstanding prior to this offering, 48,102,778 shares are restricted securities, as that term is defined in Rule 144 under the Securities Act. All of such shares are being registered for resale under the Second Prospectus and, following the expiration of the lock-up period, these restricted securities may be sold in the public market under the Second Prospectus or if otherwise registered or if their resale qualifies for exemption from registration described below under Rule 144 promulgated under the Securities Act.

Rule 144

In general, persons who have beneficially owned restricted shares of our Class A common stock for at least six months, and any affiliate of ours who owns either restricted or unrestricted shares of our common stock, are entitled to sell their securities without registration with the Securities and Exchange Commission under an exemption from registration provided by Rule 144 under the Securities Act.

In general, a person who has beneficially owned restricted shares of our Class A common stock for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the 90 days preceding, a sale and (ii) we have been subject to the Exchange Act periodic reporting requirements for at least 90 days before the sale. Persons who have beneficially owned restricted shares of our Class A common stock for at least six months, but who are our affiliates at the time of, or any time during the 90 days preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of either of the following:

➢	1% of the number of shares of our Class A common stock then outstanding, which will equal approximately 521,873 shares immediately after the closing of this offering based on the number of shares of our Class A common stock outstanding as of the date of this prospectus and assuming no exercise of the underwriters’ option to purchase additional shares of our Class A common stock; or
➢	the average weekly trading volume of our Class A common stock on the Nasdaq Capital Market during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale;

provided, in each case, that we have been subject to the Exchange Act periodic reporting requirements for at least 90 days before the sale. Such sales both by affiliates and by non-affiliates must also comply with the manner of sale, current public information and notice provisions of Rule 144.

Lock-Up Agreements

Pursuant to “lock-up” agreements, we and our executive officers and directors have agreed, without the prior written consent of the representative not to directly or indirectly, offer to sell, sell, pledge or otherwise transfer or dispose of any of shares of (or enter into any transaction or device that is designed to, or could be expected to, result in the transfer or disposition by any person at any time in the future of) our Class A common stock, enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of shares of our Class A common stock, make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any shares of Class A common stock or securities convertible into or exercisable or exchangeable for Class A common stock or any other securities of ours or publicly disclose the intention to do any of the foregoing, subject to customary exceptions, for a period ending 90 days from the date of this prospectus.

Rule 701

Rule 701, as in effect on the date of this prospectus, permits resale of shares in reliance upon Rule 144 but without compliance with some of the restrictions of Rule 144, including the holding period requirement. Most of the employees, executive officers or officers who purchased shares under a written compensatory plan or contract may be entitled to rely on the resale provisions of Rule 701.

Registration Rights

The holders of the Initial Stockholder Shares and Private Warrants (and in each case holders of their underlying securities, as applicable) have registration rights to require us to register a sale of any of our securities held by them pursuant to a registration rights agreement that was signed on February 8, 2021. This agreement provided that these holders are entitled to make up to three demands, excluding short form registration demands, that we register such securities for sale under the Securities Act. In addition, these holders were granted “piggy-back” registration rights to include their securities in other registration statements filed by us.In connection with the closing of the Business Combination, the Adara Initial Stockholders and the Legacy Alliance stockholders entered into the Registration Rights Agreement which amended and restated the existing registration rights agreement. Pursuant to the Registration Rights Agreement, Alliance that, no later than 30 calendar days after the closing of the Business Combination Alliance will file with the SEC (at Alliance’s sole cost and expense) the resale registration statement, and Alliance shall use commercially reasonable efforts to have the resale registration statement declared effective as soon as practicable after the filing thereof, but no later than the earlier of (i) the 60th calendar day (or 120th calendar day if the SEC notifies Alliance that it will “review” the resale registration statement) following the closing of the Business Combination and (ii) the tenth business day after the date Alliance is notified (orally or in writing, whichever is earlier) by the SEC that the resale registration statement will not be “reviewed” or will not be subject to further review. In certain circumstances, the Adara Initial Stockholders and the Legacy Alliance stockholders may each demand up to two registrations, which may be underwritten offerings, and all of the registration rights Holders will be entitled to piggyback registration rights.

UNDERWRITING

ThinkEquity LLC is acting as representative of the underwriters. Subject to the terms and conditions of an underwriting agreement between us and the representative, we have agreed to sell to each underwriter named below, and each underwriter named below has severally agreed to purchase, at the public offering price less the underwriting discounts set forth on the cover page of this prospectus, the number of shares of Class A common stock listed next to its name in the following table:

Underwriter	Number of Shares
ThinkEquity LLC
Total

The underwriting agreement provides that the obligations of the underwriters to pay for and accept delivery of the shares of Class A common stock offered by this prospectus are subject to various conditions and representations and warranties, including the approval of certain legal matters by their counsel and other conditions specified in the underwriting agreement. The shares of Class A common stock are offered by the underwriters, subject to prior sale, when, as and if issued to and accepted by them. The underwriters reserve the right to withdraw, cancel or modify the offer to the public and to reject orders in whole or in part. The underwriters are obligated to take and pay for all of the shares of Class A common stock offered by this prospectus if any such shares of Class A common stock, other than those shares of Class A common stock covered by the over-allotment option described below.

We have agreed to indemnify the underwriters against specified liabilities, including liabilities under the Securities Act, and to contribute to payments the underwriters may be required to make in respect thereof.

Over-Allotment Option

We have granted a 45-day option to the representative of the underwriters to purchase up to187,500 additional shares of our Class A common stock at a public offering price less the underwriting discount, solely to cover over-allotments, if any. The underwriters may exercise this option for 45 days from the date of this prospectus solely to cover sales of shares of Class A common stock by the underwriters in excess of the total number of shares of Class A common stock set forth in the table above. If any of these additional shares are purchased, the underwriters will offer the additional shares on the same terms as those on which the shares are being offered.

Discounts, Commissions and Reimbursement

The underwriters propose initially to offer the shares of Class A common stock to the public at the public offering price set forth on the cover page of this prospectus and to dealers at that price less a concession not in excess of $        per share. If all of the shares of Class A common stock offered by us are not sold at the public offering price, the underwriters may change the offering price and other selling terms by means of a supplement to this prospectus.

The following table shows the public offering price, underwriting discounts and commissions and proceeds, before expenses, to us. The information assumes either no exercise or full exercise of the over-allotment option we granted to the representative of the underwriters.

		Total Without	Total With
		Over-allotment	Over-allotment
	Per Share	Option	Option
Public offering price	$	$	$
Underwriting discounts and commissions (7.0%)	$	$	$
Non-accountable expense allowance (1%)	$	$	$
Proceeds, before expenses, to us	$	$	$

The non-accountable expense allowance will not be payable with respect to the representative’s exercise of the over-allotment option, if any.

We have agreed to pay a non-accountable expense allowance to the representative of the underwriters equal to 1% of the gross proceeds received at the completion of the offering. The non-accountable expense allowance of 1% is not payable with respect to any shares sold upon exercise of the representative’s over-allotment option. We have paid an expense deposit of $25,000 to the representative, which will be applied against the out-of-pocket accountable expenses that will be paid by us to the underwriters in connection with this offering, and will be reimbursed to us to the extent not actually incurred in compliance with FINRA Rule 5110(g)(4)(A).

We have also agreed to pay certain of the representative’s expenses relating to the offering, including (i) all filing fees and communication expenses relating to the registration of the shares of common stock to be sold in the offering (including the securities subject to the representative’s over-allotment option) with the SEC; (ii) all filing fees and expenses associated with the review of the offering by FINRA; (iii) all fees and expenses relating to the listing of our common stock on the Nasdaq Capital Market, including any fees charges by The Depository Trust for new securities; (iv) all fees, expenses and disbursements relating to the registration or qualification of our common stock under the “blue sky” securities laws of such states, if applicable, and other jurisdictions as the representative may reasonably designate; (v) all fees, expenses and disbursements relating to the registration, qualification or exemption of our securities under the securities laws of such foreign jurisdictions as the representative may reasonably designate; (vi) the costs of all mailing and printing of the underwriting documents (including, without limitation, the underwriting agreement, any blue sky surveys and, if appropriate, any agreement among underwriters, selected dealers’ agreement, underwriters’ questionnaire and power of attorney), registration statements, prospectuses and all amendments, supplements and exhibits thereto and as many preliminary and final prospectuses as the representative may reasonably deem necessary; (vii) the costs and expenses of our public relations firm; (viii) the costs of preparing, printing and delivering certificates representing our shares of Class A common stock; (x) fees and expenses of the transfer agent for our common stock; (ix) stock transfer and/or stamp taxes, if any, payable upon the transfer of shares of our common stock from us to the representative; (x) the fees and expenses of our accountants; (xi) the fees and expenses of our legal counsel and other agents and representatives; (xii) the fees and expenses of the underwriter’s legal counsel not to exceed $125,000; (xiii) the $25,000 cost associated with the use of Ipreo’s book building, prospectus tracking and compliance software for this offering; (xiv) $7,000 for data services and communications expenses; (xv) up to $7,000 of the representative’s actual accountable “road show” expenses; and (xvi) up to $7,000 of the representative’s market making and trading, and clearing firm settlement expenses for this offering. In addition, in the event the gross proceeds from the Offering are at least $5 million, the representative has agreed to credit us for all non-deal roadshow calls for which we have paid for since January 1,2024 and no additional such charges for the rest of 2024 will be charged to us.

Our total estimated expenses of the offering, including registration and filing fees, printing fees and legal and accounting expenses, but excluding underwriting discounts and commissions, are approximately $700,000.

Representative’s Warrants

Upon completion of this offering, we have agreed to issue to the representative the representative’s warrants to purchase 62,500 shares of common stock, or 71,875 if the over-allotment option is exercised in full. The representative’s warrants will be exercisable at a per share exercise price of $10.00, which is equal to 125% of the public offering price per share in this offering. The representative’s warrants are exercisable at any time and from time to time, in whole or in part, during the four year period commencing 180 days following the commencement of sales of the securities issued in this offering.

The representative’s warrants have been deemed compensation by FINRA and are therefore subject to a 180-day lock-up pursuant to Rule 5110(e)(1)(A) of FINRA. The representative (or permitted assignees under Rule 5110(e)(2)) will not sell, transfer, assign, pledge, or hypothecate these warrants or the securities underlying these warrants, nor will they engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the warrants or the underlying securities for a period of 180 days following the commencement of sales of the securities issued in this offering. In addition, the representative’s warrants provide for registration rights upon request, in certain cases. The sole demand registration right provided will not be greater than five years from the commencement of sales of the securities issued in this offering in compliance with FINRA Rule 5110(g)(8)(C). The piggyback registration rights provided will not be greater than seven years from the commencement of sales of the securities issued in this offering in compliance with FINRA Rule 5110(g)(8)(D). We will bear all fees and expenses attendant to registering the securities issuable on exercise of the warrants other than underwriting commissions incurred and payable by the holders. The exercise price and number of shares issuable upon exercise of the representative’s warrants may be adjusted in certain circumstances including in the event of a stock dividend or our recapitalization, reorganization, merger or consolidation. However, the representative’s warrant exercise price or underlying shares will not be adjusted for issuances of shares of common stock at a price below the warrant exercise price.

Lock-Up Agreements

Pursuant to “lock-up” agreements, we and our executive officers and directors have agreed, without the prior written consent of the representative not to directly or indirectly, offer to sell, sell, pledge or otherwise transfer or dispose of any of shares of (or enter into any transaction or device that is designed to, or could be expected to, result in the transfer or disposition by any person at any time in the future of) our Class A common stock, enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of shares of our Class A common stock, make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any shares of Class A common stock or securities convertible into or exercisable or exchangeable for Class A common stock or any other securities of ours or publicly disclose the intention to do any of the foregoing, subject to customary exceptions, for a period ending 90 days from the date of this prospectus.

Determination of Offering Price

The public offering price of the shares of our common stock that we are offering was negotiated between us and the representative based on, among other things, the trading price of our common stock prior to the offering. Other factors considered in determining the public offering price of the shares of our common stock include our history and prospects, the stage of development of our business, our business plans for the future and the extent to which they have been implemented, an assessment of our management, general conditions of the securities markets at the time of the offering and such other factors as were deemed relevant.

Right of First Refusal

In connection with this offering, the representative shall have an irrevocable right of first refusal for a period of six months after the date this offering is completed to act as sole and exclusive investment banker, sole and exclusive book-runner, sole and exclusive financial advisor, sole and exclusive underwriter and/or sole and exclusive placement agent, at the representative’s sole and exclusive discretion, for each and every future public and private equity and debt offering (excluding entering into a line of credit with a traditional bank), including all equity linked financings (each, a “Subject Transaction”), during such six month period, of the company, or any successor to or subsidiary of the company, on terms and conditions customary to the Representative for such Subject Transactions (except that such the terms the engagement for such offering shall not include a right of first refusal or participation or similar rights or restrictions on lock-up terms less favorable to the Company than set forth in the underwriting agreement for this offering). For the avoidance of any doubt, the company shall not retain, engage or solicit any additional investment banker, book-runner, financial advisor, underwriter and/or placement agent in a Subject Transaction without the express written consent of the representative. The representative will have the sole right to determine whether or not any other broker-dealer will have the right to participate in any such offering and the economic terms of any such participation.

Nasdaq Capital Market Listing

Our Class A common stock and Warrants are listed on The Nasdaq Capital Market under the symbol “AENT” and “AENTW,” respectively.

Other

From time to time, certain of the underwriters and/or their affiliates may in the future provide, various investment banking and other financial services for us for which they may receive customary fees. In the course of their businesses, the underwriters and their affiliates may actively trade our securities or loans for their own account or for the accounts of customers, and, accordingly, the underwriters and their affiliates may at any time hold long or short positions in such securities or loans. Except for services provided in connection with this offering, no underwriter has provided any investment banking or other financial services to us during the 180-day period preceding the date of this prospectus and we do not expect to retain any underwriter to perform any investment banking or other financial services for at least 90 days after the date of this prospectus.

Price Stabilization, Short Positions and Penalty Bids

In connection with this offering, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of our Class A common stock. Specifically, the underwriters may over-allot in connection with this offering by selling more shares than are set forth on the cover page of this prospectus. This creates a short position in our Class A common stock for its own account. The short position may be either a covered short position or a naked short position. In a covered short position, the number of shares of Class A common stock over-allotted by the underwriters is not greater than the number of shares of Class A common stock that they may purchase in the over-allotment option. In a naked short position, the number of shares of Class A common stock involved is greater than the number of shares Class A common stock in the over-allotment option. To close out a short position, the underwriters may elect to exercise all or part of the over-allotment option. The underwriters may also elect to stabilize the price of our Class A common stock or reduce any short position by bidding for, and purchasing, Class A common stock in the open market.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter or dealer repays selling concessions allowed to it for distributing shares of Class A common stock in this offering because the underwriter repurchases the shares of Class A common stock in stabilizing or short covering transactions.

Finally, the underwriters may bid for, and purchase, shares of our Class A common stock in market making transactions, including “passive” market making transactions as described below.

These activities may stabilize or maintain the market price of our Class A common stock at a price that is higher than the price that might otherwise exist in the absence of these activities. The underwriters are not required to engage in these activities, and may discontinue any of these activities at any time without notice. These transactions may be effected on the national securities exchange on which our shares of Class A common stock are traded, in the over-the-counter market, or otherwise.

In connection with this offering, the underwriters or their affiliates may engage in passive market making transactions in our Class A common stock immediately prior to the commencement of sales in this offering, in accordance with Rule 103 of Regulation M under the Exchange Act. Rule 103 generally provides that:

➢	a passive market maker may not effect transactions or display bids for our Class A common stock in excess of the highest independent bid price by persons who are not passive market makers;
➢	net purchases by a passive market maker on each day are generally limited to 30% of the passive market maker’s average daily trading volume in our common stock during a specified two-month prior period or 200 shares of Class A common stock, whichever is greater, and must be discontinued when that limit is reached; and
➢	passive market making bids must be identified as such.

Indemnification

We have agreed to indemnify the underwriters against liabilities relating to this offering arising under the Securities Act and the Exchange Act, liabilities arising from breaches of some, or all of the representations and warranties contained in the underwriting agreement, and to contribute to payments that the underwriters may be required to make for these liabilities.

Electronic Distribution

This prospectus in electronic format may be made available on websites or through other online services maintained by one or more of the underwriters, or by their affiliates. Other than this prospectus in electronic format, the information on any underwriter’s website and any information contained in any other website maintained by an underwriter is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or any underwriter in its capacity as underwriter, and should not be relied upon by investors.

Selling Restrictions

No action has been taken in any jurisdiction (except in the United States) that would permit a public offering of our Class A common stock, or the possession, circulation or distribution of this prospectus or any other material relating to us or our common stock in any jurisdiction where action for that purpose is required. Accordingly, our Class A common stock may not be offered or sold, directly or indirectly, and this prospectus or any other offering material or advertisements in connection with our Class A common stock may be distributed or published, in or from any country or jurisdiction, except in compliance with any applicable rules and regulations of any such country or jurisdiction.

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive, each a “Relevant Member State”, with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State, or the “Relevant Implementation Date”, our securities will not be offered to the public in that Relevant Member State prior to the publication of a prospectus in relation to our securities that has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that, with effect from and including the Relevant Implementation Date, an offer of our securities may be made to the public in that Relevant Member State at any time:

➢	to any legal entity that is a qualified investor as defined in the Prospectus Directive;
➢	to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the manager for any such offer; or
➢	in any other circumstances which do not require the publication by the issuer of a prospectus pursuant to Article 3(2) of the Prospectus Directive, provided that no such offer of the securities shall require the issuer or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of securities to the public” in relation to any securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and securities to be offered so as to enable an investor to decide to purchase or subscribe securities, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State and the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in each Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

United Kingdom

In the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion)

Order 2005, as amended (the Order), and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together, the relevant persons). This document must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this document relates is only available to, and will be engaged in with, relevant persons.

Canada

The offering of our common stock in Canada is being made on a private placement basis in reliance on exemptions from the prospectus requirements under the securities laws of each applicable Canadian province and territory where our common stock may be offered and sold, and therein may only be made with investors that are purchasing, or deemed to be purchasing, as principal and that qualify as both an “accredited investor” as such term is defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario) and as a “permitted client” as such term is defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any offer and sale of our common stock in any province or territory of Canada may only be made through a dealer that is properly registered under the securities legislation of the applicable province or territory wherein our common stock is offered and/or sold or, alternatively, where such registration is not required.

Any resale of our common stock by an investor resident in Canada must be made in accordance with applicable Canadian securities laws, which require resales to be made in accordance with an exemption from, or in a transaction not subject to, prospectus requirements under applicable Canadian securities laws. These resale restrictions may under certain circumstances apply to resales of the common stock outside of Canada.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non- Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Upon receipt of this prospectus, each Québec investor hereby confirms that it has expressly requested that all documents evidencing or relating in any way to the sale of the securities described herein (including for greater certainty any purchase confirmation or any notice) be drawn up in the English language only. Par la réception de ce document, chaque investisseur québecois confirme par les présentes qu’il a expressément exigé que tous les documents faisant foi ou se rapportant de quelque manière que ce soit à la vente des valeurs mobilières décrites aux présentes (incluant, pour plus de certitude, toute confirmation d’achat ou tout avis) soient rédigés en anglais seulement.

LEGAL MATTERS

The validity of the shares of Class A common stock offered by this prospectus will be passed upon for us by Blank Rome LLP, New York, New York. The underwriters are being represented by Loeb & Loeb LLP, New York, New York.

EXPERTS

The consolidated financial statements of Alliance Entertainment Holding Corporation (the Company) as of June 30, 2023 and 2022 and for each of the years then ended included in this Prospectus and in the Registration Statement have been so included in reliance on the report of BDO USA, P.C, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The report on the consolidated financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-1, including exhibits, under the Securities Act of 1933, as amended, with respect to the securities offered by this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information pertaining to us and our securities, you should refer to the registration statement and the exhibits.

In addition, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public on a website maintained by the SEC located at www.sec.gov. We also maintain a website at www.aent.com. Through the Investors Relations section of our website, we make available, free of charge, annual, quarterly and current reports, proxy statements and other information as soon as `reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons, we have been informed that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

PART I - FINANCIAL INFORMATION

Item 1. Unaudited Condensed Consolidated Financial Statements.

ALLIANCE ENTERTAINMENT HOLDING CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

($ in thousands)	March 31, 2024	June 30, 2023
	(Unaudited)
Assets
Current Assets
Cash	$1,642	$865
Trade Receivables, Net	87,517	104,939
Inventory, Net	107,893	146,763
Other Current Assets	5,634	8,299
Total Current Assets	202,686	260,866
Property and Equipment, Net	13,502	13,421
Operating Lease Right-of-Use Assets	2,204	4,855
Goodwill	89,116	89,116
Intangibles, Net	14,356	17,356
Other Long-Term Assets	275	1,017
Deferred Tax Asset, Net	1,882	2,899
Total Assets	$324,021	$389,530
Liabilities and Stockholders’ Equity
Current Liabilities
Accounts Payable	$132,521	$151,622
Accrued Expenses	7,337	9,340
Current Portion of Finance Lease Obligations	2,782	2,449
Current Portion of Operating Lease Obligations	2,294	3,902
Revolving Credit Facility, Net	—	133,281
Contingent Liability	511	150
Promissory Note	—	495
Total Current Liabilities	145,445	301,239
Revolving Credit Facility, Net	77,336	—
Shareholder Loan (subordinated), Non-Current	10,000	—
Warrant Liability	165	206
Finance Lease Obligation, Non- Current	5,779	7,029
Operating Lease Obligations, Non-Current	171	1,522
Total Liabilities	238,896	309,996
Commitments and Contingencies (Note 12)
Stockholders’ Equity
Preferred Stock: Par Value $0.0001 per share, Authorized 1,000,000 shares, Issued and Outstanding 0 shares as of March 31, 2024 and June 30, 2023	—	—
Common Stock: Par Value $0.0001 per share, Authorized 550,000,000 shares at March 31, 2024, and at June 30, 2023; Issued and Outstanding 50,937,370 Shares at March 31, 2024, and 49,167,170 at June 30, 2023	5	5
Paid In Capital	48,058	44,542
Accumulated Other Comprehensive Loss	(77)	(77)
Retained Earnings	37,139	35,064
Total Stockholders’ Equity	85,125	79,534
Total Liabilities and Stockholders’ Equity	$324,021	$389,530

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

ALLIANCE ENTERTAINMENT HOLDING CORPORATION

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended	Three Months Ended	Nine Months Ended	Nine Months Ended
($ in thousands except share and per share amounts)	March 31, 2024	March 31, 2023	March 31, 2024	March 31, 2023
Net Revenues	$211,209	$227,728	$863,549	$911,590
Cost of Revenues (excluding depreciation and amortization)	183,196	200,402	761,580	837,897
Operating Expenses
Distribution and Fulfillment Expense	11,125	14,923	37,983	50,153
Selling, General and Administrative Expense	14,072	14,783	43,626	44,559
Depreciation and Amortization	1,402	1,679	4,455	4,845
Transaction Costs	2,086	3,348	2,086	4,355
IC DISC Commissions	—	—	—	2,833
Restructuring Costs	179	—	226	—
(Gain) on Disposal of Fixed Assets	(51)	—	(51)	(3)
Total Operating Expenses	28,813	34,733	88,325	106,742
Operating (Loss) Income	(800)	(7,407)	13,644	(33,049)
Other Expenses
Interest Expense, Net	3,052	3,207	9,520	9,105
Total Other Expenses	3,052	3,207	9,520	9,105
(Loss) Income Before Income Tax Expense (Benefit)	(3,852)	(10,614)	4,124	(42,154)
Income Tax (Benefit) Expense	(475)	(2,864)	2,049	(11,380)
Net (Loss) Income	(3,377)	(7,750)	2,075	(30,774)
Net (Loss) Income per Share – Basic and Diluted	(0.07)	(0.16)	$0.04	$(0.64)
Weighted Average Common Shares Outstanding	50,933,020	48,426,206	50,788,811	47,804,228

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

ALLIANCE ENTERTAINMENT HOLDING CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

THREE AND NINE MONTHS ENDED MARCH 31, 2024 (UNAUDITED)

				Accumulated
	Common			Other
	Stock Shares		Paid In	Comprehensive	Retained
($ in thousands)	Issued	Par Value	Capital	Loss	Earnings	Total
Balances at June 30, 2023	49,167,170	$5	$44,542	$(77)	$35,064	$79,534
Issuance of Common Stock, net of transaction cost of $1.9 million	1,335,000	—	1,332	—	—	1,332
Stock-based compensation	—	—	1,328	—	—	1,328
Net loss	—	—	—	—	(3,462)	(3,462)
Balances at September 30, 2023	50,502,170	$5	$47,202	$(77)	$31,602	$78,732
Issuance of Common Stock	—	—	798	—	—	798
Stock-based compensation	428,600	—	58	—	—	58
Net Income	—	—	—	—	8,914	8,914
Balances at December 31, 2023	50,930,770	$5	$48,058	$(77)	$40,516	$88,502
Stock-based compensation	6,600	—	—	—	—
Net loss	—	—	—	—	(3,377)	(3,377)
Balances at March 31, 2024	50,937,370	$5	$48,058	$(77)	$37,139	$85,125

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

ALLIANCE ENTERTAINMENT HOLDING CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

THREE AND NINE MONTHS ENDED MARCH 31, 2023 (UNAUDITED)

	Common				Accumulated
	Stock			Cost of	Other
	Shares	Par	Paid In	Treasury	Comprehensive	Retained
($ in thousands)	Issued	Value	Capital	Stock	Loss	Earnings	Total
Balances at June 30, 2022	47,500,000	$5	$39,995	$(2,674)	$(66)	$71,668	$108,928
Net loss	—	—	—	—	—	(7,509)	(7,509)
Balances at September 30, 2022	47,500,000	$5	$39,995	$(2,674)	$(66)	$64,159	$101,419
Capital Contribution	—	—	6,592	—	—	—	6,592
Net loss	—	—	—	—	—	(15,515)	(15,515)
Balances at December 31, 2022	47,500,000	$5	$46,587	$(2,674)	$(66)	$48,644	$92,496
Conversion of Treasury Stock	—	—	(2,674)	2,674	—	—	—
Fair Value of Contingent Shares	—	—	1,200	—	—	(1,200)	—
Merger: Reverse Recapitalization	1,667,170	—	(787)	—	—	—	(787)
Net Loss	—	—	—	—	—	(7,750)	(7,750)
Balances at March 31, 2023	49,167,170	$5	$44,326	—	$(66)	$39,694	$83,959

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

ALLIANCE ENTERTAINMENT HOLDING CORPORATION

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine Months Ended	Nine Months Ended
($ in thousands)	March 31, 2024	March 31, 2023
Cash Flows from Operating Activities:
Net Income (Loss)	$2,075	$(30,774)
Adjustments to Reconcile Net Income (Loss) to
Net Cash Provided by Operating Activities:
Inventory Write-down	—	10,800
Depreciation of Property and Equipment	1,455	1,804
Amortization of Intangible Assets	3,000	3,041
Amortization of Deferred Financing Costs (Included in Interest)	511	125
Bad Debt Expense	457	330
Stock-Based Compensation	1,386	—
Gain on Disposal of Fixed Assets	(51)	(3)
Changes in Assets and Liabilities, Net of Acquisitions
Trade Receivables	16,966	22,213
Related Party Receivable	—	245
Inventory	38,871	80,814
Income Taxes Payable (Receivable)	1,764	(11,960)
Operating Lease Right-of-Use Assets	2,651	867
Operating Lease Obligations	(2,959)	(969)
Other Assets	3,021	5,606
Accounts Payable	(19,101)	(73,313)
Accrued Expenses	(2,544)	(512)
Net Cash Provided by Operating Activities	47,501	8,314
Cash Flows from Investing Activities:
Capital Expenditures	(186)	—
Proceeds from Asset Disposal	43	—
Cash Received for Business Acquisitions, Net of Cash Acquired	—	1
Net Cash (Used In) Provided by Investing Activities	(143)	1
Cash Flows from Financing Activities:
Payments on Revolving Credit Facility	(872,760)	(873,137)
Borrowings on Revolving Credit Facility	820,517	864,387
Proceeds from Shareholder Note (Subordinated), Non-Current	46,000	—
Payments on Shareholder Note (Subordinated), Current	(36,000)	—
Issuance of common stock, net of transaction costs	2,130	—
Deferred Financing Costs	(4,211)	—
Payments on Financing Leases	(2,257)	—
Net Cash Used in Financing Activities	(46,581)	(8,750)
Net Increase (Decrease) in Cash	777	(435)
Cash, Beginning of the Period	865	1,469
Cash, End of the Period	$1,642	$1,034
Supplemental disclosure for Cash Flow Information
Cash Paid for Interest	$9,520	$10,128
Cash Paid for Income Taxes	$366	$586
Supplemental Disclosure for Non-Cash Investing and Financing Activities
Stock-based compensation conversion to stock	$1,386	$—
Fixed Asset Financed with Debt	$—	$8,252
Capital Contribution (Note 13)	$—	$6,592

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

ALLIANCE ENTERTAINMENT HOLDING CORPORATION

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2024

Note 1: Organization and Summary of Significant Accounting Policies

Alliance Entertainment Holding Corporation, established on August 9, 2010, is a leading provider of distribution services for music, movies, video games, gaming hardware, arcades, and associated accessories and merchandise. With licenses and exclusive product offerings, we primarily serve retailers and independent customers across the United States, providing comprehensive solutions for both traditional “brick-and-mortar” stores and e-commerce platforms. Our strong partnerships with manufacturers enable us to offer a diverse range of high-quality products. Additionally, we extend our services by providing third-party logistics (3PL) solutions.

Under its retail division, DirectToU, Alliance sells all AENT products through wholly-owned websites, catalogs, and third-party marketplaces. Through these various channels, Alliance Entertainment Holding Corporation remains a key player in the distribution and retail landscape, catering to diverse customer needs.

On February 10, 2023, Alliance, Adara Acquisition Corp. (“Adara”) and a Merger Sub consummated the closing of the transactions contemplated by a Business Combination Agreement. Pursuant to the terms of the Business Combination Agreement, a business combination of Legacy Alliance (Alliance Entertainment Holding Corporation Pre-Merger, as defined below) and Adara was affected by the merger of Merger Sub with and into Alliance (the “Merger” or the “Business Combination”), with Alliance surviving the Merger as a wholly- owned subsidiary of Adara. Following the consummation of the Merger on the closing date, Adara changed its name from Adara Acquisition Corp. to Alliance Entertainment Holding Corporation (the “Company”). See Note 16.

Pursuant to the Business Combination Agreement, Adara exchanged (i) 47,500,000 shares of Class A common stock of Adara to holders of common stock of Legacy Alliance and (ii) 60,000,000 shares of Class E common stock of Adara to the Legacy Alliance stockholders were placed in an escrow account to be released to such Legacy Alliance stockholders and converted into Class A common stock upon the occurrence of certain triggering events.

On July 1, 2022, the Company added the assets and liabilities of Think3Fold LLC to its portfolio.

Consolidated financial statements are presented for Alliance Entertainment Holding Corporation and business operations are conducted through seven subsidiaries. The Company’s corporate offices are headquartered in Plantation, FL, with primary warehouse facilities located in Shepherdsville, KY and Shakopee, MN.

The accompanying unaudited condensed consolidated financial statements include the accounts of the Company. All material intercompany balances and transactions have been eliminated in consolidation.

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial statements. Accordingly, the accompanying unaudited condensed consolidated financial statements do not include certain information and footnotes required by GAAP for complete financial statements.

However, in management’s opinion, the accompanying unaudited condensed consolidated financial statements contain all adjustments (consisting only of normal recurring accruals and adjustments) which are necessary in order to state fairly the Company’s results of operations, financial position, stockholders’ equity and cash flows as of and for the periods presented. The results of operations for interim periods are not necessarily indicative of the results to be expected for the full year or any other future period. The unaudited condensed consolidated financial statements should be read in conjunction with the Company’s audited consolidated financial statements and related notes, including the Summary of Significant Accounting Policies, included in the Company’s Annual Report on Form 10-K filed October 19, 2023. The June 30, 2023, balance sheet information contained herein was derived from the Company’s audited consolidated financial statements as of that date included therein.

Basis for Presentation

The preparation of the unaudited condensed consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. The estimates and assumptions made may not prove to be correct, and actual results could differ from the estimates.

Significant estimates inherent in the preparation of the accompanying condensed unaudited consolidated financial statements include management’s estimates of sales returns, warrants fair value, rebates, inventory valuation, and inventory recoverability. On an ongoing basis, management evaluates its estimates compared to historical experience and trends, which form the basis for making judgments about the carrying value of assets and liabilities.

Liquidity

For the fiscal year ended June 30, 2023, and the three-month period ended September 30, 2023, Alliance disclosed substantial doubt regarding its ability to continue as a going concern, citing operational losses, a working capital deficit, and the approaching December 31, 2023, maturity date of the Revolver with Bank of America (the “Revolver”).

On December 21, 2023, the Company secured a new three-year $120 million credit facility, replacing the Revolver (see Note 9). Additionally, the Company has implemented certain strategic initiatives to reduce expenses and focus on the sale of higher margin products. As a result of the new credit facility, combined with these initiatives and the Company’s financial performance for the three and nine months ended March 31, 2024, the Company has concluded that it has sufficient cash to fund its operations and obligations (from its cash on hand, operations, working capital and availability on the credit facility) for at least twelve months from the issuance of these consolidated financial statements.

Concentration of Credit Risk

Concentration of Credit Risk consists of the following at:

Revenue

	3 Months Ended	3 Months Ended	9 Months Ended	9 Months Ended
($ in thousands)	March 31, 2024	March 31, 2023	March 31, 2024	March 31, 2023
Customer #1	20.8%	21.9%	17.9%	13.0%
Customer #2	10.3%	*	11.3%	10.9%
Customer #3	10.8%	10.0%	*	*

* Less than 10%

Receivables Balance

	March 31, 2024	June 30, 2023
Customer #1	20.1%	15.5%
Customer #2	11.4%	12.1%
Customer #3	*	10.5%
Customer #4	10.0%	*

*Less than 10%

Purchases

	Three Months Ended	Three Months Ended	Nine Months Ended	Nine Months Ended
($ in thousands)	March 31, 2024	March 31, 2023	March 31, 2024	March 31, 2023
Supplier #1	*	*	21.5%	14.0%
Supplier #2	24.7%	19.1%	19.4%	13.2%
Supplies #3	14.2%	12.6%	10.2%	*
Supplier #4	12.2%	13.1%	*	*

* Less than 10%

Payables Balance

	March 31, 2024	June 30, 2023
Supplier #1	*	12.3%
Supplier #2	17.6%	*
Supplier #3	15.0%	*
Supplier #4	13.8%	*
Supplier #5	10.2%	*

*Less than 10%

Accounting Pronouncements

In October 2021, The FASB issued ASU No. 2021-08, Accounting for contract Assets and Contract Liabilities from contracts with customers (Topic 805) (“ASU 2021-08”). ASU 2021-08 requires an acquirer in a business combination to recognize and measure contract assets and contract liabilities (deferred revenue) from acquired contracts using the revenue recognition guidance in Topic 606. At the acquisition date, the acquirer applies the revenue model as if it had originated the acquired contracts. ASU 2021-08 is effective for annual periods beginning after December 15, 2022, including interim periods within those fiscal years. The company adopted this ASU using the prospective approach method in July 2023. There have been no acquisitions since adoption and thus did not have a material impact on the Company’s condensed consolidated financial statements.

Recently Issued but Not Yet Adopted Accounting Pronouncements

Accounting Standard Update 2023-09, Improvements to Income Tax Disclosures (“ASU 2023-09”). In December 2023, the FASB issued ASU 2023-09, which requires more detailed income tax disclosures. The guidance requires entities to disclose disaggregated information about their effective tax rate reconciliation as well as expanded information on income taxes paid by jurisdiction. The disclosure requirements will be applied on a prospective basis, with the option to apply them retrospectively. The standard is effective for fiscal years beginning after December 15, 2024, with early adoption permitted. We are evaluating the disclosure requirements related to the new standard.

Accounting Standard Update 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures (“ASU 2023-07”). In November 2023, the FASB issued ASU 2023-07, which is intended to improve reportable segment disclosure requirements, primarily through additional disclosures about significant segment expenses. The standard is effective for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024, with early adoption permitted. The amendments should be applied retrospectively to all prior periods presented in the financial statements. We are evaluating the disclosure requirements related to the new standard.

Note 2: Summary of Significant Accounting Policies

There have been no material changes or updates to the Company’s significant accounting policies from those described in Note 1 to the Company’s audited consolidated financial statements included in the Annual Report on Form 10-K for the fiscal year ended June 30, 2023.

Earnings per Share

Basic Earnings Per Share (“EPS”) is computed by dividing net income available to common shareholders by the weighted average shares outstanding during the period. Diluted EPS takes into account the potential dilution that could occur if securities or other contracts to issue shares, such as stock options, warrants, and unvested restricted stock units, were exercised and converted into common shares and the impact would not be antidilutive. Diluted EPS is computed by dividing net income available to common shareholders by the weighted average shares outstanding during the period, increased by the number of additional shares that would have been outstanding if the potential shares had been issued and were dilutive. Contingently issuable shares are included in basic net loss per share only when there is no circumstance under which those shares would not be issued.

As a result of the Merger (see Note 16), the Company has retroactively adjusted the weighted average shares outstanding prior to February 10, 2023, to give effect to the Exchange Ratio used to determine the number of shares of Class A common stock into which they were converted.

The following table sets forth the computation of basic and diluted net earnings (loss) per share of Class A common stock for the three and nine months ended March 31, 2024, and 2023:

	Three Months Ended	Three Months Ended	Nine Months Ended	Nine Months Ended
	March 31, 2024	March 31, 2023	March 31, 2024	March 31, 2023
Net (Loss) Income (in thousands)	$(3,377)	$(7,750)	$2,075	$(30,774)
Basic and diluted shares
Weighted-average Class A common stock outstanding	50,933,020	48,426,206	50,788,811	47,804,228
(Loss) Income per share for Class A common stock
— Basic and Diluted	$(0.07)	$(0.16)	$0.04	$(0.64)

For the three and nine months ended March 31, 2024, and March 31, 2023, there are 60,000,000 shares of contingently issuable Class A common stock that were not included in the computation of basic earnings (loss) per share since the contingencies for the issuance of these shares have not been met as of March 31, 2024, and March 31, 2023. There are also warrants to purchase 9,920,000 shares of Class A common stock outstanding that have been excluded from diluted earnings per share because they are anti-dilutive.

Note 3: Trade Receivables, Net

Trade Receivables, Net consists of the following at:

($ in thousands)	March 31, 2024	June 30, 2023
Trade Receivables	$89,000	$106,467
Less:
Allowance for Credit Losses	(413)	(235)
Sales Returns Reserve, Net	(1,128)	(1,470)
Customer Rebate and Discount Reserve	58	177
Total Allowances	(1,483)	(1,528)
Trade Receivables, Net	$87,517	$104,939

Note 4: Inventory, Net

Inventory, Net (all finished goods) consists of the following at:

($ in thousands)	March 31, 2024	June 30, 2023
Inventory	$115,551	$156,016
Less: Reserves	(7,658)	(9,253)
Inventory, Net	$107,893	$146,763

Note 5: Other Current and Long-Term Assets

Other Current and Long-Term Assets consists of the following at:

($ in thousands)	March 31, 2024	June 30, 2023
Other Assets - Current
Prepaid Intellectual Property	$2,844	$2,890
Prepaid Insurance	69	1,365
Prepaid Manufacturing Components	—	164
Prepaid Catalogs	322	—
Prepaid Inventory	559	—
Prepaid Rent	—	1,054
Prepaid Maintenance	929	1,572
Prepaid Shipping Supplies	911	1,254
Total Other Assets - Current	$5,634	$8,299

Other Long-Term Assets
Income tax receivable	—	747
Deposits	$275	$270
Total Other Long-Term Assets	$275	$1,017

Note 6: Property and Equipment, Net

Property and Equipment, Net consists of the following at:

($ in thousands)	March 31, 2024	June 30, 2023
Property and Equipment
Leasehold Improvements	$927	$1,680
Machinery and Equipment	29,420	29,537
Furniture and Fixtures	1,728	1,749
Capitalized Software	10,507	10,508
Equipment Under Capital Leases	12,488	12,488
Computer Equipment	1,626	1,626
Construction in Progress	1,341	154
	58,037	57,742
Less: Accumulated Depreciation and Amortization	(44,535)	(44,321)
Total Property and Equipment, Net	13,502	$13,421

Depreciation Expense for the three months ended March 31, 2024, and 2023 was $0.4 million and $0.7 million respectively, and for the nine months ended March 31, 2024, and 2023 was $1.5 million and $1.8 million, respectively.

Note 7: Goodwill and Intangibles, Net

($ in thousands)	March 31, 2024	June 30, 2023
Goodwill, beginning of period	$89,116	$79,903
Additions from business acquisition	—	9,213
Goodwill, end of period	$89,116	$89,116

Intangibles, Net consists of the following at:

($in thousands)	March 31, 2024	June 30, 2023
Intangibles:
Customer Relationships	$78,000	$78,000
Trade Name - Alliance	5,200	5,200
Covenant Not to Compete	10	10
Mecca Customer Relationships	8,023	8,023
Customer List	12,760	12,760
Total	$103,993	$103,993
Accumulated Amortization	(89,637)	(86,637)
Intangibles, Net	$14,356	$17,356

During the three months ended March 31, 2024, and 2023, the Company recorded an amortization expense of $1.0 million, and during the nine months ended March 31, 2024, and 2023, the Company recorded an amortization expense of $3.0 million.

Expected amortization over the next five years including the remainder of fiscal 2024 and thereafter, as of March 31, 2024, is as follows:

($ in thousands)	Intangible Assets
Year Ended June 30
Remaining in fiscal year 2024	$976
2025	3,326
2026	3,014
2027	2,954
2028	1,931
Thereafter	2,155
Total Expected Amortization	$14,356

Note 8: Accrued Expenses

Accrued Expenses consists of the following at:

($ in thousands)	March 31, 2024	June 30, 2023
Marketing Funds Accruals	$2,897	$5,203
Payroll and Payroll Tax Accruals	2,454	2,765
Accruals for Other Expenses	1,986	1,372
Total Accrued Expenses	$7,337	$9,340

Note 9: Revolving Credit Facility

On December 21, 2023, the Company terminated its old credit facility with Bank of America which had a maturity on December 31, 2023, and established a new Credit Facility with White Oak Commercial Financing, LLC.

The Bank of America Credit Facility, has been fully terminated, resulting in an outstanding revolver balance of $0 million as of March 31, 2024.

White Oak Commercial Finance, LLC.

On December 21, 2023, the company entered a new credit facility with White Oak Commercial Financing, LLC with a maturity date of December 21, 2026. The new credit facility includes a $120 million asset based revolving credit facility (the “Revolving Credit Facility”). Borrowings under the new Revolving Credit Facility bear interest at the 30-day SOFR rate, subject to a floor rate of 2.00% plus a margin of 4.50% to 4.75%, depending on the level of the Company’s utilization of the facility and consolidated fixed charge coverage ratio. The effective interest rate as of March 31, 2024, was 8.77%. The Revolving Credit Facility also includes an unused commitment fee of 0.25%. Upon the reduction or termination of the commitments under the Revolving Credit Facility prior to the Revolving Credit Facility maturity date, the Company will be required to pay an early termination fee of 2.0% if reduced or terminated prior to December 21, 2024, or 1.0% if reduced or terminated after December 21, 2024, but before August 21, 2025, plus an amount of minimum interest if reduced or terminated on or prior to June 21, 2025. Maximum borrowings under the Revolving Credit Facility are calculated pursuant to a formula based on eligible accounts receivable and eligible inventory, subject to adjustment at the discretion of the lenders. The Revolving Credit Facility also contains customary representations and warranties, events of default, financial reporting requirements, and affirmative covenants, including a fixed charge coverage ratio at the end of each month (on a trailing twelve months (TTM) basis) of at least 1.0 to 1.1, and certain additional covenants, including restrictions limiting the Company’s ability to incur additional indebtedness, grant liens, pay dividends, hold unpermitted investments, or make material changes to the business. The Revolving Credit Facility is secured by a first priority security interest on the Company’s and the borrowers’ and other guarantors’ cash, accounts receivable, books and records and related assets.

The Company was in compliance with its covenants as March 31, 2024.

Revolving Credit Facility Balance consists of the following at:

($in thousands)	March 31, 2024	June 30, 2023
White Oak Revolving Credit Facility Outstanding Balance	$81,079	$—
Less: Deferred Finance Costs	(3,743)	—
Revolving Credit Facility, Net	$77,336	$—

($ in thousands)	March 31, 2024	June 30, 2023
Bank of America Revolving Credit Outstanding Balance	$—	$133,323
Less: Deferred Finance Costs	—	(42)
Revolving Credit, Net	$—	$133,281

Note 10: Employee Benefits

Company Health Plans

The Company sponsors the Alliance Health & Benefits Plan (AHBP) consisting of the following plans: self-insured medical (PPO and HDHP), dental (PPO and HMO), vision, life Insurance, and short & long-term disability. The medical insurance is self-insured to a maximum company exposure of $225,000 per individual occurrence, at which time a stop loss policy covers the balance of covered claims. The Company contributes various percentages to different levels of premium coverage. As of March 31, 2024, the Company fully accrued for estimated run out exposure on a mature claim basis, as provided and calculated by our plan administrator.

The Dental insurance HMO is self-insured to a maximum per individual procedure based on a published schedule which measures exposure. The PPO policy is fully insured. The Company contributes various percentages to different levels of premium coverage. As of March 31, 2024, the Company was fully accrued for estimated run out exposure on a mature claim basis, as provided and calculated by the plan administrator. The vision plan, life insurance plan, and short and long-term disability plans are fully insured, sponsored by the Company and premiums are paid by the employer and employee based on various Board approved schedules. At March 31, 2024, and June 30, 2023, the accrued estimated run out exposure totaled approximately $218,000, for the medical and dental insurance plans. Accrued estimated runout exposure is included in accrued expenses on the condensed consolidated balance sheets.

401(k) Plan

The Company has the Alliance Entertainment 401(k) Plan (the Plan) covering all eligible employees of the Company. All employees over the age of 18 are eligible to participate in the Plan at the beginning of the month following the date of hire. The Plan has automatic deferral at the beginning of the month following the date of hire. Employees are automatically enrolled in the Plan with a 3% contribution; however, they have the option to increase/decrease their deferrals or opt out of the Plan at any time. The Company currently offers a match contribution of $0.50 of every dollar up to 4% of contribution percentage. The Company conducts a retirement plan review on an annual basis.

Note 11: Income Taxes

The effective tax rate was 50% for the nine months ended March 31,2024, compared to 27% for the same periods of 2023. State tax rates vary among states and average approximately 7.0% although some state rates are higher, and a small number of states do not impose an income tax.

For the nine months ended March 31, 2024, and 2023, the difference between the Company's effective tax rate and the federal statutory rate primarily resulted from state income taxes and two discrete items one time adjustments for out of measurement period Goodwill adjustment and distribution of Restricted Stock units.

Note 12: Commitments and Contingencies

Commitments

The Company enters into various agreements with suppliers for the products it distributes. The Company had no long-term purchase commitments or arrangements with its suppliers as of March 31, 2024, and June 30, 2023.

Litigation, Claims and Assessments

We are exposed to claims and litigations of varying degrees arising in the ordinary course of business and use various methods to resolve these matters. When a loss is probable, we record an accrual based on the reasonably estimable loss or range of loss. When no point of loss is more likely than another, we record the lowest amount in the estimated range of loss and, if material, disclose the estimated range of loss. We do not record liabilities for reasonably possible loss contingencies but do disclose a range of reasonably possible losses if they are material and we are able to estimate such a range. If we cannot provide a range of reasonably possible losses, we explain the factors that prevent us from determining such a range. Historically, adjustments to our estimates have not been material. We believe the recorded reserves in our consolidated financial statements are adequate in light of the probable and estimable liabilities. We do not believe that any of these identified claims or litigation will be material to our results of operations, cash flows, or financial condition.

On March 31, 2023, a class action complaint, titled Matthew McKnight v. Alliance Entertainment Holding Corp. f/k/a Adara Acquisition Corp., Adara Sponsor LLC, Thomas Finke, Paul G. Porter, Beatriz Acevedo-Greiff, W. Tom Donaldson III, Dylan Glenn, and Frank Quintero, was filed in the Delaware Court of Chancery against our pre-Business Combination board of directors and executive officers and Adara Sponsor LLC, alleging breaches of fiduciary duties by purportedly failing to disclose certain information in connection with the Business Combination and by approving the Business Combination. We intend to vigorously defend the lawsuit. There can be no assurance, however, that we will be successful. At this time, we are unable to estimate potential losses, if any, related to the lawsuit. The Company has accrued $511,000 and $150,000 as of March 31, 2024, and June 30, 2023, respectively, based on the expected loss.

Note 13: Related Party Transactions

Interest-Charge Domestic International Sales Corporation (“IC-DISC”)

The Company had an affiliate, My Worldwide Marketplace, Inc., which was an IC-DISC and was established February 12, 2013. The IC-DISC was owned by the same shareholders of the Company, pre-Merger. Effective December 31, 2022, IC-DISC was discontinued and there will be no future accruals or commissions paid out.

The IC-DISC was organized to manage sales to certain qualified customers and receive commissions from the Company for this activity. There were no commissions expenses for the three months ended March 31, 2024, and 2023, respectively. For the nine months ended March 31, 2024, and 2023 commissions expenses were $0 and $2.8 million, respectively. The commissions were determined under formulas and rules defined in the law and regulations of the US tax code, and under these regulations, the commissions were deductible by the Company and resulted in a specified profit to the IC-DISC. The owners of the IC-DISC elected to forgive the commissions earned for the twelve months ended December 31, 2022. The forgiveness of $6.6 million was recorded as a deemed capital contribution by the Company Stockholders for the three and six months ended December 31, 2022.

GameFly Holdings, LLC

On February 1, 2023, Alliance entered into a Distribution Agreement (the “Distribution Agreement”) with GameFly Holdings, Inc., a customer of Alliance that is owned by the principal stockholders of Alliance. The Distribution Agreement is effective from February 1, 2023, through March 31, 2028, at which time the Distribution Agreement continues indefinitely until either party provides the other party with six-month advance notice to terminate the Distribution Agreement. During the three months ended March 31, 2024, and 2023 and the nine months ended March 31, 2024, and 2023, Alliance had distribution revenue in the amount of $0.05 million, $0, $0.22 million and $0 respectively, recorded as net revenues in the unaudited condensed consolidated statements of operations.

During the three-month periods ended March 31, 2024, and 2023 and the nine-month periods ended March 31, 2024, and 2023, the Company had additional sales to GameFly of $2.8 million, $1.2 million, $7.9 million, and $3.5 million, respectively.

MVP Logistics, LLC

MVP Logistics is an independent contractor, which, prior to August 31, 2023, was partially owned by Joe Rehak, the SVP of Operations of COKeM International Limited, which was acquired by Alliance in September 2020. Subsequent to August 31, 2023, Mr. Rehak no longer has an equity stake in MVP Logistics. Alliance believes the amounts payable to MVP Logistics are at fair market value.

During the three months ended March 31, 2024 and 2023, Alliance incurred costs with MVP Logistics LLC, in the amount of $0 and $1.4 million respectively and $1.0 million and $6.8 million for the nine months ended March 31, 2024, and 2023, respectively, recorded as cost of revenues in the unaudited condensed consolidated statements of operations, for freight shipping fees, transportation costs, warehouse distribution, and MVP 3PL services (for Arcades) at the Redlands, California and South Gates, California distribution facilities.

Ogilvie Loans

On July 3, 2023, the Company entered into a $17 million line of credit (the “Ogilvie Loan”) with Bruce Ogilvie, a principal stockholder. Initial borrowings amounted to $10 million on that date, followed by an additional $5 million on July 10, 2023. These sums were repaid on July 26, 2023. Subsequently, on August 10, 2023, the Company accessed the Ogilvie Loan for the full $17 million, repaying $7 million on August 28, 2023. Further transactions occurred on September 14th, with a borrowing of $7 million, repaid on September 28, 2023. On October 10, 2023, an additional $7 million was borrowed and repaid on October 18th, 2023. As of March 31, 2024, the outstanding balance on the Ogilvie Loan stood at $10 million.

The Ogilvie Loan matures on December 22, 2026, and bears interest at the rate of the 30-day SOFR plus 5.5%. Interest expense for the three and nine-months ended March 31, 2024, was $0.3 million and $0.8 million, respectively. The interest rate at March 31, 2024, was 10.8%.

Other Related Party Transactions

During the year ended June 30, 2023, two promissory notes of approximately $0.25 million were outstanding between Adara and two of its then shareholders to provide cash to pay operating costs. The notes did not accrue interest and were payable no earlier than when the Merger closed or February 10, 2023. As of March 31, 2024, these two related party promissory notes were paid in full.

Note 14: Leases

The Company leases offices and warehouses, computer equipment and vehicles. Certain operating leases may contain one or more options to renew. The renewal terms can extend the lease term from one to 13 years. The exercise of lease renewal options is at the Company’s sole discretion. Renewal option periods are included in the measurement of the Right of Use (ROU) asset and lease liability when the exercise is reasonably certain to occur.

The depreciable lives of assets and leasehold improvements are limited by the expected lease term unless there is a transfer of title or purchase option reasonably certain of exercise.

The Company’s lease agreements do not contain any material residual value guarantees or material restrictive covenants. Payments due under the lease contracts include fixed payments plus, may include variable payments. The Company’s office space leases require it to make variable payments for the Company’s proportionate share of the building’s property taxes, insurance, and common area maintenance. These variable lease payments are not included in lease payments used to determine the lease liability and are recognized as variable costs when incurred. Fixed payments may contain predetermined fixed rent escalations.

Operating leases are included in the following asset and liability accounts on the Company’s Balance Sheet: Operating Lease Right-of-Use Assets, Current Portion of Operating Lease Obligations, and Noncurrent Operating Lease Obligations. ROU assets and liabilities arising from finance leases are included in the following asset and liability accounts on the Company’s Consolidated Balance Sheet: Property & Equipment - Net, Current Portion of Finance Lease Obligation, and Noncurrent Finance Lease Obligations.

Components of lease expense were as follows for the three and nine months ended March 31, 2024, and 2023:

	Three Months	Three Months	Nine Months	Nine Months
	Ended	Ended	Ended	Ended
	March 31,	March 31,	March 31,	March 31,
($ in thousands)	2024	2023	2024	2023
Lease Cost
Finance Lease Cost:
Amortization of Right of Use Assets	46	51	139	153
Interest on lease liabilities	1	3	4	9
Capitalized Operating Lease Cost	915	949	2,768	3,137
Short – Term Lease Cost	18	—	55	—
Variable Lease Cost	336	14	1,927	36
Total Lease Cost	1,316	1,017	4,893	3,335

Other Information
Cash paid for amounts included in the measurement of lease liabilities:
Operating cash flows from finance leases	1	3	4	10
Operating cash flows from Capitalized Operating leases	1,031	1,043	3,077	3,387
Financing cash flows from finance leases	50	53	149	158

Right of use assets obtained in exchange for new finance lease liabilities	—	10,457	—	10,457
Right of use assets obtained in exchange for new Capitalized Operating lease liabilities	8,561	—	8,561	—
Net ROU remeasurement	—	—	—	(9)
Weighted average remaining lease term - finance leases (in Years)	0.42	10.4	0.42	10.4
Weighted average remaining lease term - Capitalized Operating leases (in Years)	0.87	1.7	0.87	1.7
Weighted average discount rate - finance leases	3.57%	3.70%	3.57%	3.70%
Weighted average discount rate - Capitalized Operating leases	4.16%	4.13%	4.16%	4.13%

Maturities of operating and finance lease liabilities as of March 31, 2024 are as follows:

($ in thousands)	Operating Leases	Finance Leases
Remaining in fiscal 2024	956	871
2025	1,415	3,338
2026	113	3,340
2027	14	1,987
2028	4	—
Total Lease Payments	2,502	9,536
Less Imputed Interest	(37)	(975)
Total	2,465	8,561

Note 15: Business Acquisition

On July 1, 2022, Alliance purchased the Assets and Liabilities of Think3Fold, LLC, a collectibles distribution company for no consideration. The transaction expanded and diversified the Company’s portfolio of products and enabled scale and fixed cost leverage.

The results of operations of the acquired entity have been included in the Consolidated Financial Statements since July 1, 2022. The Company recognized $1.0 million in acquisition related costs in the six months ended December 30, 2022, which are included in the consolidated statements of operations and comprehensive income within transaction costs.

Think3Fold revenue and earnings included in the Company’s consolidated statements of operations for the three- and nine-month periods ended March 31, 2023, were $2.6 million and $13.2 million, and $0.4 million and $1.5 million respectively.

As part of the Think3Fold acquisition, a contingent consideration, or earn-out, arrangement was established. The contingent consideration is contingent upon the achievement of certain predefined performance milestones from July 1, 2022, to June 30, 2025. The fair value of the contingent consideration was zero as of March 31, 2024, and as of June 30, 2023. Any subsequent changes in the fair value of the contingent consideration will be accounted for as an adjustment to the statement of operations and comprehensive (loss) income.

The Think3Fold acquisition was treated for accounting purposes as a purchase of Think3Fold using the acquisition method of accounting in accordance with ASC 805, Business Combination. Under the acquisition method of accounting, the aggregate consideration was allocated to the acquired assets and assumed liabilities, in each case, based on their respective fair value as of the closing date, with the excess of the consideration transferred over the fair value of the net assets acquired (or net liabilities assumed) being allocated to intangible assets and goodwill.

Allocation of purchase price consideration ($ in thousands)

Cash Acquired	$1
Trade Receivables	2,212
Inventory	7,853
Intangibles	3,000
Other Assets	19
Accounts Payable	(22,298)
Total identifiable net assets (liabilities)	(9,213)
Goodwill	9,213
Total Consideration	$—

Goodwill resulting from the Think3Fold acquisition is not deductible for tax purposes. This non-deductibility arises from the intrinsic nature of the transaction and applicable tax regulations. The recognized goodwill associated with the Think3Fold acquisition primarily comprises expected synergies, since the acquisition is expected to generate synergies in various aspects, including operational efficiencies and revenue growth. These synergies are a significant component of recognized goodwill, as they are anticipated to enhance the overall value of the combined entity.

Note 16: Merger

As disclosed in Note 1, on February 10, 2023, the Company completed the Merger with Adara and a Merger Sub, resulting in the Company becoming a publicly traded company. While Adara was the legal acquirer in the Merger, for financial accounting and reporting purposes under U.S. GAAP, Pre-Merger Alliance was the accounting acquirer, and the Merger was accounted for as a “reverse recapitalization.” A reverse recapitalization (i.e., a capital transaction involving the exchange of stock by Adara for Pre-Merger Alliance’s stock) does not result in a new basis of accounting, and the consolidated financial statements of the combined entity represent the continuation of the consolidated financial statements of Pre-Merger Alliance. Accordingly, the consolidated assets, liabilities, and results of operations of Pre-Merger Alliance became the historical consolidated financial statements of the combined company, and Adara’s assets, liabilities and results of operations were consolidated with Pre-Merger Alliance beginning on the acquisition date. Operations prior to the Merger are presented as those of Pre-Merger Alliance in future reports. The net assets of Adara were recognized at historical cost (which was consistent with carrying value), with no goodwill or other intangible assets recorded.

At the closing of the Merger, each of the then issued and outstanding shares of Alliance common stock were cancelled and automatically converted into the right to receive the number of shares of Adara common stock equal to the exchange ratio (determined in accordance with the Business Combination Agreement). The Company’s 900 shares of previously outstanding common stock were exchanged for 47,500,000 shares of Class A Common Stock. In addition, the treasury stock was cancelled. This change in equity structure has been retroactively reflected in the financial statements for all periods presented.

The following table summarizes the shares of Class A outstanding following consummation of the Merger:

Alliance Public Shares	167,170
Alliance Sponsor Shares	1,500,000
Pre - Merger Alliance Shares	47,500,000
Total Shares of Common Stock Outstanding after Merger	49,167,170

Up to 60 million additional shares of Class A common stock may be issued to the Legacy Alliance shareholders at no cost and upon automatic conversion of the 60 million shares of Class E common stock based on future performance of the Company’s stock price and warrants that can be exercised to purchase shares of Class A common stock at $11.50 per share (See Note 17). The 60 million shares of Class E common stock are held in an escrow account as additional consideration contingent on triggering events occurring within 10 years after the Merger. Upon reaching the following triggering events, the Class E shares will be released from the escrow account to the three major shareholders, and converted to Class A shares on a 1:1 basis:

➢	If the stock price increases to $20 per share within five years from the closing of the Merger, 20 million Class E shares will be released.
➢	If the stock price increases to $30 per share within seven years from the closing of the Merger, 20 million Class E shares will be released.
➢	If the stock price increases to $50 per share within ten years from the closing of the Merger, 20 million Class E shares will be released.

Each share of Class A and Class E common stock has one vote, and the common shares collectively will possess all voting power and will have the exclusive right to vote for the election of directors and on all other matters properly submitted to a vote of the stockholders. Since the Class E shares are subject to vesting conditions and meet the contingent exercise and settlement provisions to be considered indexed to the Company’s stock, they are accounted for as equity instruments, and are reflected as a reduction of retained earnings, at their fair value on the date of the Merger.

In connection with the Merger, the Company’s 2023 Omnibus Equity Incentive Plan (the “2023 Plan”) became effective. The 2023 Plan is a comprehensive incentive compensation plan under which the Company can grant equity-based and other incentives awards to based officers, employees and directors of, and consultants and advisers to, Alliance and its subsidiaries. The Company has reserved a total of 600,000 shares of common stock for issuance as or under awards to be made under the 2023 Plan. To the extent that an award lapses, expires, is canceled, is terminated unexercised or ceases to be exercisable for any reason, or the rights of its holder terminate, any common stock subject to such award shall again be available for the grant of a new award. The 2023 Plan shall continue in effect, unless sooner terminated, until the tenth anniversary of the date on which it was adopted by the Board of Directors (except as to awards outstanding on that date), and the Board of Directors in its discretion may terminate the 2023 Plan at any time with respect to any shares for which awards have not theretofore been granted, provided certain conditions are met, in accordance with the 2023 Plan. The price at which a share may be purchased upon exercise of a share option shall be determined by the Plan Committee; provided, however, that such option price (i) shall not be less than the fair market value of a share on the date such share option is granted, and (ii) shall be subject to adjustment as provided in the 2023 Plan. As of March 31, 2024, 449,000 shares were vested, and 10,200 shares were forfeited under the 2023 Plan.

Note 17: Warrants

As a result of the Merger, at June 30, 2023, there were 5,750,000 Public Warrants, 4,120,000 Private Placement Warrants and 5,090 Representatives Warrants issued and outstanding, each exercisable to purchase one share of Class A common stock at an exercise price of $11.50 (the “Warrants”).

The Company will not be obligated to deliver any shares of Class A common stock pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act covering the issuance of the shares of Class A common stock underlying the Warrants is then effective and a prospectus relating thereto is current, subject to the Company satisfying its obligations with respect to registration. Additionally, no Warrant will be exercisable, and the Company will not be obligated to issue shares of Class A common stock upon exercise of a warrant unless Class A common stock issuable upon such warrant exercise has been registered, qualified, or deemed to be exempt under the securities laws of the state of residence of the registered holder of the Warrants.

The Company filed with the SEC on April 11, 2023, its registration statement covering the shares of Class A common stock issuable upon exercise of the Warrants, to cause such registration statement to become effective and to maintain a current prospectus relating to those shares of Class A common stock until the Warrants expire or are redeemed, as specified in the warrant agreement. The registration, as amended, became effective June 29, 2023.

Public Warrants

The Public Warrants qualify for the derivative scope exception under ASC 815 and are therefore classified as equity on the consolidated balance sheets. They may only be exercised for a whole number of shares. The Public Warrants are currently exercisable at $11.50 per share and will expire five years after the completion of the Merger or earlier upon redemption or liquidation. The Company may redeem for cash the outstanding Public Warrants:

➢	in whole and not in part;
➢	at a price of $0.01 per Public Warrant;
➢	upon not less than 30 days’ prior written notice of redemption after the Warrants become exercisable to each warrant holder; and
➢	if, and only if, the reported last sale price of the Class A common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations, and the like) for any 20 trading days within a 30-trading day period commencing once the Public Warrants become exercisable and ending three business days before the Company sends the notice of redemption to the warrant holders. If and when the Public Warrants become redeemable by the Company, the Company may exercise its redemption right even if it is unable to register or qualify the underlying securities for sale under all applicable state securities laws.

If the Company calls the Public Warrants for redemption, management will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement. The exercise price and number of shares of Class A common stock issuable upon exercise of the Public Warrants may be adjusted in certain circumstances including in the event of a stock dividend, or recapitalization, reorganization, merger, or consolidation. However, the Public Warrants will not be adjusted for issuances of Class A common stock at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the Public Warrants.

Private Placement Warrants:

The Private Placement Warrants are identical to the Public Warrants underlying the Units sold in the initial public offering but are classified as liabilities on the consolidated balance sheet as they are not considered indexed to the Company’s own stock. Additionally, the Private Placement Warrants are exercisable on a cashless basis and are non-redeemable, so long as they are held by the initial purchasers or their permitted transferees. If the Private Placement Warrants are held by someone other than the initial purchasers or their permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants as described above.

Representative Warrants

The Company issued Representative Warrants, for minimal consideration to ThinkEquity, a division of Fordham Financial Management, Inc. (and/or its designees), in a private placement simultaneously with the closing of Alliance’s public offering, which are also classified as liabilities on the consolidated balance sheet. The Representative Warrants are identical to the Private Warrants except that so long as the Representative Warrants are held by ThinkEquity (and/or its designees) or its permitted transferees, the Representative Warrants (i) will not be redeemable by the Company, (ii) may be exercised by the holders on a cashless basis, (iii) are entitled to registration rights and (iv) are not exercisable more than five years from the effective date of the Merger.

Note 18: Fair Value

The Company complies with the provisions of FASB ASC 820, Fair Value Measurements, for its financial and non-financial assets and liabilities. ASC 820 defines fair value, establishes a framework for measuring fair value and expands disclosure for each major asset and liability category measured at fair value on either a recurring or nonrecurring basis.

The Company accounts for certain assets and liabilities at fair value. The hierarchy below lists three levels of fair value based on the extent to which inputs used in measuring fair value are observable in the market. The Company categorizes each of its fair value measurements in one of these three levels based on the lowest level input that is significant to the fair value measurement in its entirety. These levels are:

Level 1 – Quoted prices are available in active markets for identical assets or liabilities at the reporting date. Generally, this includes debt and equity securities that are traded in an active market.

Level 2 – Observable inputs other than Level 1 prices such as quote prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities. Generally, this includes debt and equity securities that are not traded in an active market.

Level 3 – Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities. Level 3 assets and liabilities include financial instruments whose value is determined using pricing models, discounted cash flow methodologies, or other valuation techniques, as well as instruments for which the determination of fair value requires significant management judgment or estimation. As of March 31, 2024, the Company has classified the private placement warrants and the representative warrants as Level 3 fair value measurements. Management evaluates a variety of inputs and then estimates fair value based on those inputs. As discussed below, the Company utilized the Lattice Model in valuing the Warrants.

The fair value of cash, accounts payable and accrued expenses approximate their carrying value due to the short term maturities of these items.

The Company recomputes the fair value of the Private and the Representative Warrants at the issuance date and the end of each quarterly reporting period. Such value computation includes subjective input assumptions that are consistently applied each period. If the Company were to alter its assumptions or the numbers input based on such assumptions, the resulting fair value could be materially different.

The Company utilized the following assumptions to estimate fair value of the Private Warrants and Representative Warrants as of March 31, 2024.

Stock Price	$2.14
Exercise price per share	$11.50
Risk-free interest rate	4.27%
Expected term (years)	4.1
Expected volatility	40.1%
Expected dividend yield	—

The significant assumptions using the Lattice model approach for valuation of the Warrants were determined in the following manner:

(i)	Risk-free interest rate: the risk-free interest rate is based on the U.S. Treasury rate with a term matching the time to expiration.
(ii)	Expected term: the expected term is estimated to be equivalent to the remaining contractual term.
(iii)	Expected volatility: expected stock volatility is based on daily observations of the Company’s historical stock value and implied by market price of the public warrants, adjusted by guideline public company volatility.

(iv)	Expected dividend yield: expected dividend yield is based on the Company’s anticipated dividend payments. As the Company has never issued dividends, the expected dividend yield is 0% and this assumption will be continued in future calculations unless the Company changes its dividend policy.

The table below presents the balances of assets and liabilities measured at fair value on a recurring basis by level within the hierarchy as (in thousands):

	As of March 31, 2024
	Total	Level 1	Level 2	Level 3
Private Placement and Representative Warrants	$165	$—	$—	$165

The table below presents the change in number and fair value of the Private and Representative Warrants since June 30, 2023: (in thousands, except the number of shares)

	Private Warrants		Representative Warrants		Total
	Shares	Value	Shares	Value	Shares	Value
June 30, 2023	4,120,000	$203	50,000	$3	4,170,000	$206
Exercised	—	—	—	—	—	—
Change in value	—	$(122)	—	$(2)	—	$(124)
September 30, 2023	4,120,000	$81	50,000	$1	4,170,000	$82
Exercised	—	—	—	$—	—	$—
Change in value	—	(41)	—	$—	—	$(41)
December 31, 2023	4,120,000	$40	50,000	$1	4,170,000	$41
Exercised	—	—	—	$—	—	$—
Change in value	—	123	—	$1	—	$124
March 31, 2024	4,120,000	$163	50,000	$2	4,170,000	165

Note 19: Stock-Based Compensation

As part of the Merger with Adara on February 10, 2023, 600,000 shares were authorized for a one-time employee stock plan, the 2023 Plan. Total restricted stock awards of 463,800 shares were granted to employees on June 15, 2023, by approval of the compensation committee, which administers the 2023 Plan. The shares fully vested on October 4, 2023.The Company does not have an annual stock-based compensation program.

Number of RSAs
Outstanding and Unvested as of June 30, 2023	459,200
Vested	(449,000)
Forfeited	(10,200)
Outstanding and Unvested as of March 31 , 2024	—

In connection with awards granted, for the three and nine months ended March 31, 2024, the Company recognized $0 and $1.4 million respectively in stock-based compensation expense.

Note 20: Issuance of Common Stock

During the nine months ended March 31, 2024, the Company sold 1,335,000 shares of its Class A common stock at $3.00 per share, resulting in net proceeds of approximately $1.3 million after deducting underwriter discounts and offering and other accrued expenses. This capital raise allowed the Company to generate gross proceeds, with a portion allocated to underwriting discounts, offering related expenses, representative’s warrants and outstanding accounts payable. Net proceeds were determined after accounting for these expenses.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Shareholders and Board of Directors

Alliance Entertainment Holding Corporation

Plantation, Florida

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of Alliance Entertainment Holding Corporation (the “Company”) as of June 30, 2023 and 2022, the related consolidated statements of operations and comprehensive (loss) income, changes in stockholders’ equity, and cash flows for each of the years then ended, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company at June 30, 2023 and 2022, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Going Concern Uncertainty

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has suffered losses from operations for the year ended June 30, 2023, and has a working capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ BDO USA, P.C.

We have served as the Company’s auditor since 2021.

Miami, Florida

October 18, 2023

ALLIANCE ENTERTAINMENT HOLDING CORP.

Consolidated Balance Sheets

($ in thousands) except share information	June 30, 2023	June 30, 2022
Assets
Current Assets
Cash and Cash Equivalents	$865	$1,469
Trade Receivables, Net	104,939	98,699
Related Party Receivable	—	245
Inventory, Net	146,763	249,439
Other Current Assets	8,299	9,128
Total Current Assets	260,866	358,980
Property and Equipment, Net	13,421	3,284
Operating Lease Right-Of-Use Assets	4,855	8,360
Goodwill	89,116	79,903
Intangibles, Net	17,356	18,764
Other Long-Term Assets	1,017	3,748
Deferred Tax Asset, Net	2,899	—
Total Assets	$389,530	$473,039
Liabilities and Stockholders' Equity
Current Liabilities
Accounts Payable	$151,622	$198,187
Accrued Expenses	9,340	11,573
Current Portion of Operating Lease Obligations	3,902	4,453
Current Portion of Finance Lease Obligations	2,449	—
Promissory Note	495	—
Contingent Liability	150	—
Revolving Credit Facility, Net	133,281	135,968
Income Taxes Payable	—	418
Total Current Liabilities	301,239	350,599
Finance Lease Obligation, Non- Current	7,029	3,377
Operating Lease Obligations, Non-Current	1,522	4,864
Warrant Liability	206	—
Deferred Tax Liability	—	5,271
Total Liabilities	309,996	364,111
Commitments and Contingencies (Note 11)
Stockholders' Equity
Preferred Stock Par Value $0.0001 per share, authorized 1,000,000 shares, 0 shares Issued and Outstanding	—	—
Common Stock: Par Value $0.0001 per share, Authorized 550,000,000 shares at June 30, 2023, and 100,000,000 at June 30, 2022; Issued and Outstanding 49,167,170 Shares as of June 30, 2023, and 47,500,000 at June 30, 2022	5	5
Paid In Capital	44,542	39,995
Treasury Stock	—	(2,674)
Accumulated Other Comprehensive Loss	(77)	(66)
Retained Earnings	35,064	71,668
Total Stockholders' Equity	79,534	108,928
Total Liabilities and Stockholders' Equity	$389,530	$473,039

The accompanying notes are an integral part of the consolidated financial statements.

ALLIANCE ENTERTAINMENT HOLDING CORP.

Consolidated Statements of Operations and Comprehensive (Loss) Income

	Year Ended	Year Ended
($ in thousands except share and per share amounts)	June 30, 2023	June 30, 2022
Net Revenues	$1,158,722	$1,417,377
Cost of Revenues (excluding depreciation and amortization)	1,054,788	1,234,995
Operating Expenses
Distribution and Fulfillment Expense	62,841	64,260
Selling, General and Administrative Expense	59,057	58,110
Depreciation and Amortization	6,629	8,259
Transaction Costs	5,014	(251)
IC DISC Commissions	2,833	9,907
Restructuring Cost	306	—
Total Operating Expenses	136,680	140,285
Operating (Loss) Income	(32,746)	42,098
Other Expenses
Interest Expense, Net	11,715	4,056
Change in Fair Value of Warrants	1	—
Total Other Expenses	11,716	4,056
(Loss) Income Before Income Tax (Benefit) Expense	(44,462)	38,042
Income Tax (Benefit) Expense	(9,058)	9,423
Net (Loss) Income	(35,404)	28,619
Other Comprehensive (Loss) Income
Foreign Currency Translation	(11)	7
Total Comprehensive (Loss) Income	(35,415)	28,626
Net (Loss) Income per Share – Basic and Diluted	$(0.74)	$0.60
Weighted Average Common Shares Outstanding – Basic and Diluted	48,138,393	47,500,000

The accompanying notes are an integral part of the consolidated financial statements.

ALLIANCE ENTERTAINMENT HOLDING CORP.

Consolidated Statements of Changes in Stockholders’ Equity

Years Ended June 30, 2023 and 2022

					Accumulated
	Common			Cost of	Other
	Stock Shares		Paid In	Treasury	Comprehensive	Retained
($ in thousands)	Issued	Par Value	Capital	Stock	(Loss) Income	Earnings	Total
Balances at June 30, 2021	47,500,000	$5	$39,995	$(2,674)	$(73)	$43,049	$80,302
Currency Translation Adjustment					7		7
Net Income	—	—	—	—	—	28,619	28,619
Balances at June 30, 2022	47,500,000	$5	$39,995	$(2,674)	$(66)	$71,668	$108,928
Capital Contribution	—	—	6,592	—	—	—	6,592
Net Loss	—	—	—	—	—	(35,404)	(35,404)
Conversion of Treasury Stock	—	—	(2,674)	2,674	—	—	—
Merger: Reverse Recapitalization	1,667,170	—	(787)	—	—	—	(787)
Fair Value of Contingent Shares	—	—	1,200	—	—	(1,200)	—
Currency Translation Adjustment	—	—	—	—	(11)	—	(11)
Stock-based Compensation Expense	—	—	216	—	—	—	216
Balances at June 30, 2023	49,167,170	$5	$44,542	$—	$(77)	$35,064	$79,534

The accompanying notes are an integral part of the consolidated financial statements.

ALLIANCE ENTERTAINMENT HOLDING CORP.

Consolidated Statements of Cash Flows

	Year Ended	Year Ended
($ in thousands)	June 30, 2023	June 30, 2022
Cash Flows from Operating Activities:
Net (Loss) Income	$(35,404)	$28,619
Adjustments to Reconcile Net (Loss) Income to
Net Cash Provided by (Used in) Operating Activities:
Inventory write-down	10,800	—
Depreciation of Property and Equipment	2,221	3,096
Amortization of Intangible Assets	4,408	5,163
Amortization of Deferred Financing Costs (Included in Interest)	167	165
Bad Debt Expense	598	496
Deferred Income Taxes	(8,171)	(1,177)
Stock-based Compensation Expense	216	—
Gain on Disposal of Fixed Assets	(3)	—
Changes in Assets and Liabilities, Net of Acquisitions
Trade Receivables	(4,626)	12,138
Related Party Receivable	245	1,231
Inventory	99,729	(107,778)
Income Taxes Payable\Receivable	(1,533)	(1,867)
Operating Lease Right-Of-Use Assets	3,505	4,299
Operating Lease Obligations	(3,893)	(4,583)
Other Assets	5,031	(5,230)
Accounts Payable	(68,950)	(16,146)
Accrued Expenses	(952)	(1,980)
Net Cash Provided by (Used in) Operating Activities	3,388	$(83,554)
Cash Flows from Investing Activities:
Cash Received for Business Acquisitions, Net of Cash Acquired	1	—
Capital Expenditures	(825)	(50)
Net Cash Used in Investing Activities	(824)	(50)
Cash Flows from Financing Activities:
Payments on Financing Leases	(304)	(811)
Payments on Seller Notes	—	(3,750)
Payments on Revolving Credit Facility	(1,092,306)	(1,346,442)
Borrowings on Revolving Credit Facility	1,089,453	1,428,664
Payments on related party loans	(7,596)	—
Borrowings on related party loans	7,596	—
Proceeds from Financing advancements	—	3,377
Net Cash (Used in) Provided by Financing Activities	(3,157)	81,038
Net Decrease in Cash and Cash Equivalents	(593)	(2,566)
Net Effect of Currency Translation on Cash and Cash Equivalents	(11)	7
Cash, Beginning of the Period	1,469	4,028
Cash, End of the Period	$865	$1,469
Supplemental disclosure for Cash Flow Information
Cash Paid for Interest	$11,425	$2,878
Cash Paid for Income Taxes	$648	$9,345
Supplemental Disclosure for Non-Cash Investing and Financing Activities
Conversion of Treasury stock	$2,674	$—
Fixed Asset Financed with Debt	$10,080	$—
Capital Contribution	$6,592	$—
Business Combination: Reverse recapitalization	$(787)	—

The accompanying notes are an integral part of the consolidated financial statements.

Note 1: Organization and Summary of Significant Accounting Policies

Alliance Entertainment Holding Corporation (“Alliance”) was formed on August 9, 2010. The Company provides full-service distribution of pre-recorded music, video movies, video games and related accessories, and merchandising to retailers and other independent customers primarily in the United States. It provides product and commerce solutions to “brick-and-mortar”, e-commerce retailers, and consumer direct websites, while maintaining trading relationships with manufacturers of pre-recorded music, video movies, video games and related accessories. The Company also provides third party logistics (3PL) products and services to customers.

On July 1, 2022, the Company added Think3Fold Ltd. to its portfolio. Consolidated financial statements are presented for Alliance Entertainment Holding Corporation and business operations are conducted through seven subsidiaries. The Company’s corporate offices are headquartered in Plantation, FL, with primary warehouse facilities located in Shepherdsville, KY and Shakopee, MN.

On February 10, 2023, Alliance, Adara Acquisition Corp. (“Adara”) and a Merger Sub consummated the closing of the transactions contemplated by a Business Combination Agreement. Pursuant to the terms of the Business Combination Agreement, a business combination of Legacy Alliance (Alliance Entertainment Holding Corporation pre-Merger, as defined below) and Adara was affected by the merger of Merger Sub with and into Alliance (the “Merger”), with Alliance surviving the Merger as a wholly- owned subsidiary of Adara. Following the consummation of the Merger on the closing date, Adara changed its name from Adara Acquisition Corp. to Alliance Entertainment Holding Corporation (the “Company”). See Note 15.

At the closing of the Merger, each of the then issued and outstanding shares of Alliance common stock were cancelled and automatically converted into the right to receive the number of shares of Adara common stock equal to the exchange ratio (determined in accordance with the Business Combination Agreement). The Company’s 900 shares of previously outstanding common stock were exchanged for 47,500,000 shares of Class A Common Stock. The Merger was accounted for as a recapitalization of Legacy Alliance and the change in equity structure has been retroactively reflected in the financial statements for all periods presented. In addition, pursuant to the Business Combination Agreement, 60,000,000 shares of Class E common stock of Adara to the Legacy Alliance stockholders were placed in an escrow account to be released to such Legacy Alliance stockholders and converted into Class A common stock upon the occurrence of certain triggering events.

A summary of the significant accounting policies consistently applied in the preparation of the consolidated financial statements:

Basis of Presentation

The consolidated financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP). The consolidated financial statements include the accounts of Alliance Entertainment Holding Corporation and its wholly owned subsidiaries. Significant intercompany transactions have been eliminated in consolidation.

Liquidity and Going Concern

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. The going concern basis of presentation assumes that the Company will continue in operation one year after the date these financial statements are issued and will be able to realize its assets and discharge its liabilities and commitments in the normal course of business.

Pursuant to the requirements of the Financial Accounting Standards Board’s (the “FASB”) Accounting Standards Codification (“ASC”) Topic 205-40, Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern, management must evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for one year from the date these financial statements are issued. This evaluation does not take into consideration the potential mitigating effect of management’s plans that have not been fully implemented or are not within control of the Company as of the date the financial statements are issued. When substantial doubt about the Company’s ability to continue as a going concern exists, management evaluates whether the mitigating effect of its plans sufficiently alleviates the substantial doubt. The mitigating effect of management’s plans, however, is only considered if both (1) it is probable that the plans will be effectively implemented within one year after the date that the financial statements are issued, and (2) it is probable that the plans, when implemented, will mitigate the relevant conditions or events that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are issued.

The Company’s principal source of liquidity is its borrowing capacity under the revolving credit facility (the “Revolver”) with Bank of America, which matures on December 31, 2023, and cash generated from operations. The Company has suffered losses from operations for the year ended June 30, 2023, and has a working capital deficiency. Management is in active discussions with lenders to renew the Revolver prior to its maturity. These conditions raise substantial doubt regarding the Company’s ability to continue as a going concern for a period of at least one year from the date of issuance of these consolidated financial statements. Management is currently evaluating cost reduction opportunities, process efficiencies, and its overall growth and diversification strategy. If the Company is unable to get an extension of its Revolver and implement sufficient mitigation efforts, the Company may be forced to limit its business activities or be unable to continue as a going concern, which would have a material adverse effect on its results of operations and financial condition.

Revenue Recognition

The Company enters into contracts with its customers for the purchase of products in the ordinary course of business. A contract with commercial substance exists once the Company receives and accepts a purchase order under a sales contract. Payment terms on invoiced amounts generally range from 0 to 90 days. Revenue from the sale and distribution of pre-recorded music, video, games, accessories, and other related products are recognized when the performance obligations under the terms of a contract with its customer are satisfied, which occurs with the transfer of control of the product. For the majority of the Company’s products, control is transferred, and revenue is recognized when the product is shipped from the Company’s distribution center to the Company’s customers, which primarily consist of retailers. For most of the Company’s distribution contracts, the Company is considered to be the principal to these transactions and the revenue is recognized on a gross basis, since the Company is the primary obligor for fulfilling the promise to its customers on these arrangements, has inventory risk, and has latitude in establishing prices. Additionally, the Company ships some of its products to retailers on a consignment basis. The Company retains ownership of its products stored at these retailers. As the Company’s products are sold by the retailer, ownership is transferred from the Company to the retailer. At that time, the Company invoices the retailer and recognizes revenue for these consignment transactions. If a contract contains more than one performance obligation, the transaction price is allocated to each performance obligation based on relative standalone selling price. Shipping and handling activities are treated as a fulfillment activity rather than a promised service, and therefore, are not considered a performance obligation. Sales, use, value-added, and other excise taxes the Company collects concurrent with revenue producing activities are excluded from revenue. Incidental items that are immaterial in the context of the contract are recognized as expense when incurred.

The Company applies ASC 606, Revenue from Contracts with Customers, (ASC 606) utilizing the following allowable exemptions or practical expedients:

➢	Portfolio approach practical expedient relative to the estimation of variable consideration.
➢	Shipping and handling practical expedient to account for shipping and handling activities that occur after control of the related good transfers as fulfillment activities.
➢	Costs of obtaining a contract practical expedient to recognize the incremental costs of obtaining a contract as an expense when incurred if the amortization period of the asset is one year or less.
➢	Sales taxes practical expedient to exclude sales taxes and other similar taxes from the transaction price.
➢	Significant financing component practical expedient

Revenue is recognized at the transaction price which the Company expects to be entitled to receive. When determining the transaction price, the Company estimates variable consideration by applying the portfolio approach practical expedient under ASC 606. The primary sources of variable consideration for the Company are rebate programs, incentive programs and product returns. The rebate and incentives are recorded as a reduction to revenue at the time of the initial sale or when offered. The Company estimates variable consideration related to products sold under its rebate and incentive programs using the expected value method, which is based on sales terms with customers, historical experience, inventory levels, volume purchases, and known changes in relevant trends in the future. There are no material instances where variable consideration is constrained and not recorded at the initial time of sale.

Substantially all of the Company’s sales are domestic and are made to customers under agreements permitting certain limited rights of return based upon the prior months’ sales and vendor return rights. Except for video games and vinyl sales, which are not returnable, generally it is the Company’s policy not to accept product returns that cannot be returned to the Company’s vendors. Revenue from product sales is recognized net of estimated returns. Sales in the pre-recorded music and video movies industry generally give certain customers the right to return products. In addition, the Company’s suppliers generally permit the Company to return products that are in the supplier’s current product listing, except for video games and vinyl.

Based on historical returns, review of current catalog list and the change of mass merchant’s floor space and store locations carrying the Company’s products, management provides for estimated net returns at the time of sale and other specific reserves when appropriate. This is typically done using a twelve-month average return rate by product.

The Company has determined that the nature, amount, timing, and uncertainty of revenue and cash flows are most significantly affected by the overall economic health of the consumer product industry in the United States.

Cash and Cash Equivalents

Cash equivalents include all investments with original maturities of three months or less when purchased. The Company maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts.

Trade Receivables, Net

The Company grants credit to customers on credit terms in the ordinary course of business. Credit is extended based on an evaluation of a customer’s financial condition and collateral is generally not required. Trade receivables are carried at original invoice amount less estimates made for allowances for uncollectible accounts based on a periodic review of all outstanding amounts. Management measures all expected losses based on a forward-looking expected loss model which reflects probable losses based on historical experience, current conditions, and reasonable and supportable forecasts. Trade receivables are written off against the allowance when they are deemed uncollectible. Recoveries of trade receivables previously written off are recorded as a credit to the allowance for uncollectible accounts when received.

Inventory and Inventory Reserves

Inventory is stated at the lower of cost, using the weighted average cost method, or net realizable value. Net realizable value is the estimated selling price in the ordinary course of business, less reasonably predictable costs of completion, disposal, and transportation. Excess or obsolete inventory reserves that reduce the cost basis of the assets are established when inventory is estimated to not be sellable or returnable to suppliers based on product demand and product life cycle.

Property and Equipment, Net

Property and equipment are recorded at cost less accumulated depreciation. Depreciation and amortization are calculated using the straight-line method over the estimated useful life of the asset. Costs of major additions and improvements are capitalized while repair and maintenance costs are charged to expense as incurred. When items are disposed of, the cost and accumulated depreciation are eliminated from the accounts, and any gain or loss is reflected in the consolidated statements of operations.

Depreciation and Amortization

Depreciation is provided in amounts sufficient to allocate the cost of depreciable assets to operations over their estimated useful lives using the straight-line method. The estimated useful lives are as follows:

Asset Class	Useful Life
Leasehold Improvements	5 – 10 years
Machinery and Equipment	3 – 7 years
Furniture and Fixtures	5 – 7 years
Capitalized Software	1 – 3 years
Equipment Under Capital Leases	5 years
Computer Equipment	2 – 5 years

Leasehold improvements and equipment under capitalized leases are amortized over the shorter of the useful life of the asset or the life of the lease.

Goodwill and Definite-Lived Intangible Assets, Net

Goodwill is assessed using either a qualitative assessment or quantitative approach to determine whether it is more likely than not that the fair value of the reporting unit is less than the carrying amount. The qualitative assessment evaluates factors including macroeconomic conditions, industry-specific and company-specific considerations, legal and regulatory environments, and historical performance. If the Company determines that it is more likely than not that the fair value of a reporting unit is less than its carrying value, a quantitative assessment is performed. Otherwise, no further assessment is required. The quantitative approach compares the estimated fair value of the reporting units to it carrying amount, including goodwill. Impairment is indicated if the estimated fair value of the reporting unit is less than the carrying amount of the reporting unit, and an impairment charge is recognized for the differential.

The Company completes its annual goodwill impairment test as of June 30 each year. For the years ended June 30, 2023 and 2022, the Company did not record any impairment.

Definite-Lived intangible assets are stated at cost, less accumulated amortization. Amortization of customer relationships and lists is recorded using an accelerated method over the useful lives of the related assets, which range from 10 to 15 years. Covenants not to compete, trade name and favorable leases are amortized using the straight-line method over the estimated useful lives of the related assets, which range from 5 to 15 years.

Impairment of Long-Lived Assets

Recoverability of long-lived assets, including property and equipment and certain identifiable intangible assets are evaluated whenever events or circumstances indicate that the carrying amount of an asset may not be recoverable. Factors considered important which could trigger an impairment review include but are not limited to significant underperformance relative to historical or projected future operating results, significant changes in the manner of use of the assets or the strategy for the overall business, significant decrease in the market value of the assets and significant negative industry or economic trends. In the event the carrying amount of the long-lived assets may not be recoverable based upon the existence of one or more of the indicators, the assets are assessed for impairment based on the estimated future undiscounted cash flows expected to result from the use of the asset and its eventual deposition. If the carrying amount of an asset exceeds the sum of the estimated future undiscounted cash flow, an impairment loss is recorded for the excess of the asset’s carrying amount over its fair value. There was no impairment during the years ended June 30, 2023 and 2022.

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period. Actual results could differ from those estimates.

Significant estimates inherent in the preparation of the accompanying consolidated financial statements include management’s estimates of sales returns, warrants fair value, rebates, inventory valuation, and inventory recoverability. On an ongoing basis, management evaluates its estimates compared to historical experience and trends, which form the basis for making judgments about the carrying value of assets and liabilities.

Fair Value of Financial Instruments

The Company complies with ASC 820, Fair Value Measurements and Disclosures, which defines fair value, establishes a framework for measuring fair value in accordance with U.S. generally accepted accounting principles and expands disclosure requirements about fair value measurements. Under ASC 820, there are three categories for the classification and measurement of assets and liabilities carried at fair value:

Level 1:   Valuation based on quoted market prices in active markets for identical assets or liabilities. Since valuations are based on quoted prices that are readily and regularly available in an active market, valuation of these products does not entail a significant degree of judgment. Examples include publicly traded equity securities and publicly traded mutual funds that are actively traded on a major exchange or over-the-counter market.

Level 2:   Valuation based on quoted market prices of investments that are not actively traded or for which certain significant inputs are not observable, either directly or indirectly. Examples include municipal bonds, where fair value is estimated using recently executed transactions, bid asked prices and pricing models that factor in, where applicable, interest rates, bond spreads and volatility.

Level 3:   Valuation based on inputs that are unobservable and reflect management’s best estimate of what market participants would use as fair value. Examples include limited partnerships and private equity investments.

The estimated fair value of cash, trade receivables, accounts payable, accrued expenses and other current liabilities are based on Level 1 inputs as the fair values approximate carrying amounts as of June 30, 2023, and 2022, based on the short-term nature and maturity of these instruments.

The estimated fair values of debt and the credit facility is based on Level 2 inputs, which consist of interest rates that are currently available to the Company for issuance of debt with similar terms and remaining maturities. As of June 30, 2023 and 2022 the estimated fair value of the Company’s short and long-term debt approximates it carrying value due to market interest rates charged on such debt or their short-term maturities.

The estimated fair value of the tangible and intangible assets acquired, and the liabilities assumed in connection with the acquisition of Think3Fold were measured using Level 2 and Level 3 inputs.

The estimated fair value of warrants, contingent shares and restricted stock awards is determined based on various valuation methodologies, including the Black-Scholes option pricing model and other appropriate valuation techniques. These methodologies consider factors such as the exercise price, expected volatility, expected term, and risk-free interest rate.

Warrants

Management evaluates all of the Company’s financial instruments, including warrants issued to purchase its Class A Common Stock, to determine if such instruments are derivatives or contain features that qualify as embedded derivatives, pursuant to ASC 480 and ASC 815-15. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is assessed at issuance of the financial instrument and re-assessed at the end of each reporting period.

As a result of the Merger, the Company initially had 5,750,000 Public Warrants, 4,120,000 Private Placement Warrants, and 50,000 Representative Warrants issued that are exercisable to purchase shares of Class A Common Stock. The Public Warrants qualify for the derivative scope exception under ASC 815 and are therefore presented as a component of Stockholders’ Equity on the consolidated balance sheets without subsequent fair value re-measurement.

The Private Placement Warrants and Representative Warrants are recognized as derivative liabilities in accordance with ASC 815-40. Accordingly, the Company recognizes the Private Placement Warrants and Representative Warrants as liabilities at fair value in the consolidated balance sheets with the warrant liabilities subject to re-measurement at each balance sheet date until exercised, and any change in fair value recognized in the consolidated statements of operations.

The Company re-computes the fair value of the Private and the Representative Warrants at the issuance date and the end of each quarterly reporting period. Such value computation includes subjective input assumptions that are consistently applied each period. If the Company were to alter its assumptions or the numbers input based on such assumptions, the resulting fair value could be materially different. Refer to Note 17, Warrants and Note 18, Fair Value for additional details of the Warrants and related valuation.

Earnings per Share

Basic Earnings Per Share is computed by dividing net income available to common shareholders by the weighted average shares outstanding during the period. Diluted EPS takes into account the potential dilution that could occur if securities or other contracts to issue shares, such as stock options, warrants, and unvested restricted stock units, were exercised and converted into common shares and the impact would not be antidilutive. Diluted EPS is computed by dividing net income available to common shareholders by the weighted average shares outstanding during the period, increased by the number of additional shares that would have been outstanding if the potential shares had been issued and were dilutive. Contingently issuable shares are included in basic net loss per share only when there is no circumstance under which those shares would not be issued.

As a result of the Merger (see Note 15), the Company has retroactively adjusted the weighted average shares outstanding prior to February 10, 2023, to give effect to the Exchange Ratio used to determine the number of shares of Common Stock into which they were converted.

The following table sets forth the computation of basic and diluted net earnings (loss) per share of Common Stock for the years ended June 30, 2023, and 2022 respectively:

	Year Ended	Year Ended
	June 30, 2023	June 30, 2022
Net (loss) Income (in thousands)	$(35,404)	$28,626
Basic and diluted shares
Weighted-average Class A Common Stock outstanding (basic)	48,138,393	47,500,000
Weighted-average Class A Common Stock outstanding (diluted)	48,398,623	47,500,000
(Loss) Income per share for Class A Common Stock
— Basic and Diluted	$(0.74)	$0.60

There are 60,000,000 shares of contingently issuable Common Stock that were not included in the computation of basic earnings (loss) per share since the contingencies for the issuance of these shares have not been met as of June 30, 2023. There are also 9,920,000 warrants outstanding and 260,000 restricted shares that have been excluded from diluted earnings per share because they are anti-dilutive.

Advertising Costs

Advertising costs, which consist primarily of mailers, catalogs, online marketing and other promotions, are expensed in the period in which the advertisement or promotion occurs. Additionally, the Company maintains cooperative advertising agreements with certain vendors to include their logos and product descriptions prominently in the catalogs and calendars. The fee revenues charged to the vendors for the cooperative advertising arrangements are recorded as a reduction of advertising expense and any excess fees are recorded as a reduction of cost of goods sold. Advertising costs, which are included as selling, general and administrative expenses, were $7.9 million and $6.5 million for the years ended June 30, 2023 and 2022, respectively.

Deferred Financing Costs

Deferred financing costs relating to the Company’s revolving credit facility are deferred and amortized ratably over the life of the debt using the straight-line method. Deferred financing costs are included as an addition to interest expense on the consolidated statements of operations and comprehensive income and are included in Revolving Credit Facility, Net on the Consolidated Balance Sheets.

Shipping and Handling

The Company accounts for shipping and handling activities as fulfillment activities. As such, the Company does not evaluate shipping and handling as promised services to its customers. Shipping and handling costs are included in cost of revenues in the accompanying consolidated statements of operations and comprehensive income.

Foreign Currency Translation and Transactions

The financial position and results of operations of the Company’s foreign subsidiary is measured using the local currency as the functional currency. Assets and liabilities of this subsidiary are translated into United States dollars at the exchange rate in effect at each period end. Income statement accounts are translated at the average rate of exchange prevailing during the period. Foreign currency translation (loss) income totaled ($11) and $7,000 for the years ended June 30, 2023, and 2022, respectively.

The Company does not typically hedge its foreign exchange rate position. Realized gains or losses from foreign currency transactions are included in operations as incurred.

Business Combinations — Valuation of Acquired Assets and Liabilities Assumed

The Company allocates the purchase price for each business combination, or acquired business, based upon (i) the fair value of the consideration paid and (ii) the fair value of net assets acquired, and liabilities assumed. The determination of the fair value of net assets acquired and liabilities assumed requires estimates and judgements of future cash flow expectations for the acquired business and the allocation of those cash flows to identifiable tangible and intangible assets. Fair values are calculated by applying estimates related to Internal Rate of Return (IRR) and Weighted Average Cost of Capital (WACC) assumptions as well as incorporating expected cash flows into industry standard valuation techniques. Goodwill is the amount by which the purchase price consideration exceeds the fair value of tangible and intangible assets acquired, less assumed liabilities.

Intangible assets, such as customer relations and trade names, when identified, are separately recognized and amortized over their estimated useful lives, if considered definite lived. Acquisition costs are expensed as incurred and are included in the consolidated statements of operations and comprehensive income.

Leases

The Company is a lessee in multiple noncancelable operating and financing leases. If the contract provides the Company with the right to substantially all the economic benefits and the right to direct the use of the identified asset, it is generally considered to be or contain a lease. Right-of-Use (ROU) assets and lease liabilities are recognized at the lease commencement date based on the present value of the future lease payments over the expected lease term. The ROU asset is also adjusted for any lease prepayments made, lease incentives received, and initial direct costs incurred.

The lease liability is initially and subsequently recognized based on the present value of its future lease payments. Variable payments are included in the future lease payments when those variable payments depend on an index or a rate. Increases (decreases) to variable lease payments due to subsequent changes in an index or rate are recorded as variable lease expense (income) in the future period in which they are incurred.

The discount rate used is the implicit rate in the lease contract, if it is readily determinable, or the Company’s incremental borrowing rate. The Company uses the incremental borrowing rate based on the information available at the commencement date for all leases. The Company’s incremental borrowing rate for a lease is the rate of interest it would have to pay on a collateralized basis to borrow an amount equal to the lease payments under similar terms and in a similar economic environment.

The ROU asset for operating leases is subsequently measured throughout the lease term at the amount of the remeasured lease liability (i.e., present value of the remaining lease payments), plus unamortized initial direct costs, plus (minus) any prepaid (accrued) lease payments, less the unamortized balance of lease incentives received, and any impairment recognized. Operating leases with fluctuating lease payments: For operating leases with lease payments that fluctuate over the lease term, the total lease costs are recognized on a straight-line basis over the lease term. The ROU asset for finance leases is amortized on a straight-line basis over the lease term.

For all underlying classes of assets, the Company has elected to not recognize ROU assets and lease liabilities for short-term leases that have a lease term of 12 months or less at lease commencement and do not include an option to purchase the underlying asset that the Company is reasonably certain to exercise. Leases containing termination clauses in which either party may terminate the lease without cause and the notice period is less than 12 months are generally deemed short-term leases with lease costs included in short-term lease expense. The Company recognizes short-term lease cost on a straight-line basis over the lease term.

Variable Interest Entity

The Company evaluates its ownership, contractual, and other interests in entities to determine if it has any variable interest in a variable interest entity (VIE). These evaluations are complex, involve judgment, and the use of estimates and assumptions based on available historical information, among other factors. If the Company determines that an entity in which it holds a contractual, or ownership, interest is a VIE and that the Company is the primary beneficiary, the Company consolidates such entity in its consolidated financial statements. The primary beneficiary of a VIE is the party that meets both of the following criteria: (i) has the power to make decisions that most significantly affect the economic performance of the VIE; and (ii) has the obligation to absorb losses or the right to receive benefits that in either case could potentially be significant to the VIE. Management performs ongoing reassessments of whether changes in the facts and circumstances regarding the Company’s involvement with a VIE will cause the consolidation conclusion to change.

Changes in consolidation status are applied prospectively. The Company evaluated its transactions with a related party included in Note 12 and concluded that the arrangements do not result in variable interests and do not require consolidation of any of the related party entities.

Concentrations

Customers:

	Year Ended	Year Ended
Revenues	June 30, 2023	June 30, 2022
Customer #1	23.1%	26.8%

Receivable	June 30, 2023	June 30, 2022
Customer #1	*	21.4%
Customer #2	15.5%	14.7%
Customer #3	12.1%	*
Customer #4	10.5%	*

Suppliers:

	Year Ended	Year Ended
Purchases	June 30, 2023	June 30, 2022
Supplier #1	14.6%	11.1%
Supplier #2	12.9%	13.6%
Supplier #3	*	15.6%

Payables	June 30, 2023	June 30, 2022
Supplier #1	12.3%	11.9%

* Less than 10%

Segments

Operating segments are defined as components of an enterprise where discrete financial information is available and evaluated regularly by the chief operating decision maker or decision-making group, in deciding how to allocate resources and in assessing performance. The Company’s chief operating decision makers manage the business, allocate resources, and assess performance on a consolidated basis. Accordingly, the Company has one operating and reportable segment.

Accounting Pronouncements

Recently Issued Accounting Pronouncements

In August 2020, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2020-06, Debt—Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging— Contracts in Entity’s Own Equity (Subtopic 815-40) to improve, simplify, and enhance the financial reporting requirements for convertible instruments and contracts in an entity’s own equity. ASU 2020-06 is effective for public business entities that meet the definition of an SEC filer, excluding entities eligible to be smaller reporting companies as defined by the SEC, for fiscal years beginning after December 15, 2021, including interim periods within those fiscal years. For all other entities, the amendments are effective for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years. The Company adopted this ASU using the modified retrospective method on July 1, 2022. The adoption did not result in any cumulative adjustment to the opening balance of retained earnings.

Recently Issued but Not Yet Adopted Accounting Pronouncements

In October 2021, The FASB issued ASU No. 2021-08, Accounting for contract Assets and Contract Liabilities from contracts with customers (Topic 805) (“ASU 2021-08”). ASU 2021-08 requires an acquirer in a business combination to recognize and measure contract assets and contract liabilities (deferred revenue) from acquired contracts using the revenue recognition guidance in Topic 606. At the acquisition date, the acquirer applies the revenue model as if it had originated the acquired contracts. ASU 2021-08 is effective for annual periods beginning after December 15, 2022, including interim periods within those fiscal years. Adoption of ASU 2021-08 should be applied prospectively. Early adoption is also permitted, including adoption in an interim period. If early adopted, the amendments are applied retrospectively to all business combinations for which the acquisition date occurred during the fiscal year of adoption. The Company is currently evaluating the impact of ASU 2021-08 on its consolidated financial statements.

Note 2: Trade Receivables, Net

Trade Receivables, Net consists of the following at:

($ in thousands)	June 30, 2023	June 30, 2022
Trade Receivables	$106,467	$101,064
Less:
Allowance for Credit Losses	(235)	(557)
Sales Returns Reserve, Net	(1,470)	(1,898)
Customer Rebate and Discount Reserve	177	90
Total Allowances	(1,528)	(2,365)
Trade Receivables, Net	$104,939	$98,699

Trade Receivables, Net as of July 1, 2021 were $111.3 million.

Note 3: Inventory, Net

The Company completed an evaluation of the net realizable value of our inventory during the twelve months ended June 30, 2023. As a result of this evaluation, the Company recorded a $10.8 million inventory write down to reflect it at its net realizable value, which is recorded in cost of revenue in the consolidated financial statements.

Inventory, Net (all finished goods) consists of the following at:

($ in thousands)	June 30, 2023	June 30, 2022
Inventory	$156,016	$255,236
Less: Reserves	(9,253)	(5,797)
Inventory, Net	$146,763	$249,439

Note 4: Other Current and Long-Term Assets

Other Current and Long-Term Assets consists of the following at:

($ in thousands)	June 30, 2023	June 30, 2022
Other Assets - Current
Prepaid Intellectual Property	$2,890	$2,443
Prepaid Insurance	1,365	431
Prepaid Acquisitions	—	2,243
Prepaid Freight	—	216
Prepaid Manufacturing Components	164	79
Prepaid Rent	1,054	—
Prepaid Maintenance	1,572	885
Prepaid Shipping Supplies	1,254	2,831
Total Other Assets - Current	$8,299	$9,128

Other Long-Term Assets
Deposits	$270	$3,748
Income tax receivable	747	—
Total Other Long-Term Assets	$1,017	$3,748

Note 5: Property and Equipment, Net

Property and Equipment, Net consists of the following at:

($ in thousands)	June 30, 2023	June 30, 2022
Property and Equipment
Leasehold Improvements	$1,680	$1,680
Machinery and Equipment	29,537	19,440
Furniture and Fixtures	1,749	3,530
Capitalized Software	10,508	11,451
Equipment Under Capital Leases	12,488	12,917
Computer Equipment	1,626	2,662
Construction in Progress	154	154
	57,742	51,834
Less: Accumulated Depreciation and Amortization	(44,321)	(48,550)
Total Property and Equipment, Net	$13,421	$3,284

Depreciation Expense for the year ended June 30, 2023, and 2022 was $2.2 million and $3.1 million respectively.

Note 6: Goodwill and Intangibles, Net

($ in thousands)
Goodwill, as of June 30, 2022	$79,903
Additions from business acquisition	9,213
Goodwill, as of June 30, 2023	$89,116

Intangibles, Net consists of the following at:

($in thousands)	June 30, 2023	June 30, 2022
Intangibles:
Customer Relationships	$78,000	$78,000
Trade Name - Alliance	5,200	5,200
Covenant Not to Compete	10	10
Mecca Customer Relationships	8,023	8,023
Customer List	12,760	9,760
Total	$103,993	$100,993
Accumulated Amortization	(86,637)	(82,229)
Intangibles, Net	$17,356	$18,764

During the year ended June 30, 2023, and 2022, the Company recorded amortization expense of $4.4 million and $5.2 million, respectively.

Expected amortization over the next five years and thereafter, as of June 30, 2023, is as follows:

($ in thousands)	Intangible Assets
Year Ended June 30
2024	$3,824
2025	3,251
2026	2,939
2027	2,879
2028	1,855
Thereafter	2,608
Total Expected Amortization	$17,356

Note 7: Accrued Expenses

Accrued Expenses consists of the following at:

($ in thousands)	June 30, 2023	June 30, 2022
Marketing Funds Accruals	$5,203	$2,738
Payroll and Payroll Tax Accruals	2,765	3,904
Accruals for Other Expenses	1,372	4,931
Total Accrued Expenses	$9,340	$11,573

Note 8: Revolving Credit Facility

The Company has a Revolving Credit Facility with Bank of America (the “Credit Facility”). The Credit Facility was increased from $175 million to $225 million on June 30, 2022, but was reduced to $175 million on June 30, 2023, in connection with Amendment No. 12, as defined below. The Credit Facility carries a variable annual interest rate equal to the higher of the Prime rate, Federal Funds rate plus .5% or Bank of America Libor rate plus 2%, up to January 1, 2022, and SOFR plus a spread of 2.11% thereafter. The Company executed an amendment to its Credit Facility on January 24, 2022, (retroactive to January 1, 2022), to transition the interest rate benchmark from Libor to a Secured Overnight Financing Rate (SOFR). The effective interest rate on the revolver using SOFR for the year ended June 30, 2023, was 6.00% (SOFR plus a spread of 2.11%). The effective interest rate for the year ended June 30, 2022, was 3.61%. All assets (with certain capitalized lease exceptions) and interest in the assets of the Company are pledged as collateral under the Credit Facility.

The Credit Facility, which had its original maturity on September 29, 2023, was extended for 93-days in connection with Amendment No. 13, as defined below. Management is in active discussions with lenders to renew the Credit Facility.

The Credit Facility contains certain financial covenants with which the Company is required to comply. Failure to comply with the financial covenants contained in the Credit Facility could result in an event of default. An event of default, if not cured or waived, would permit acceleration of any outstanding indebtedness under the Credit Facility. The Company obtained a waiver for non-compliance with one non-financial covenant related to its delivery of the monthly financial statements and compliance certificates for the periods pertaining to June 30, 2022, July 31, 2022, and August 31, 2022. These non-compliances resulted in events of default under the Revolving Credit Facility and accordingly, the Credit Facility was classified as a current liability as of June 30, 2022.

On April 21, 2023, certain subsidiaries of the Company, as Borrowers thereunder (the “Borrowers”), entered into an Amendment Number Twelve and Waiver (“Amendment No. 12”) to the Credit Facility. Amendment No. 12 provides for the waiver by Bank of America and the Required Lenders (as defined in the Credit Facility) of certain specified events of default under the Credit Facility, including the failure by the Borrowers to meet the Fixed Charge Coverage Ratio covenant requirement for the twelve trailing months ended November 30, 2022, December 31, 2022, January 31, 2023 and February 28, 2023 and certain other non-financial covenant breaches, and modifies the Credit Facility to, among other things, (i) suspend the Fixed Charge Coverage Ratio covenant requirement until the first calendar month end for which the Borrowers are in compliance with such requirement (the “Fixed Charge Coverage Compliance Date”), and (ii) add an additional covenant requiring the Borrowers to maintain specified minimum levels of EBITDA, which requirement will remain in effect until the Fixed Charge Coverage Compliance Date. Pursuant to Amendment No. 12, the Borrowers agreed to pay a waiver fee in the amount of approximately $180,000.

On September 13, 2023, the Borrowers entered into Amendment Number Thirteen and Waiver (“Amendment No. 13”) to the Credit Facility. Amendment No. 13 provides for the waiver by Bank of America and the Required Lenders (as defined in the Credit Facility) of certain specified events of default under the Credit Facility, as of June 30, 2023 and thereafter, including a favored Equipment Lease Guaranty with Fifth Third Bank and short-term loans known as Ogilvie Loan Transactions ranging from $7.6 million to $17.0 million during the months of June, July and August, 2023 (Note 12). The parties acknowledge these are breaches of the covenants of the Credit Facility; however, the Borrowers have requested, and the Required Lenders have agreed, to waive the Specified Events of Default and amend the Credit Facility Agreement to extend the Revolver Termination Date for a period of 93 days to December 31, 2023.

Availability under the Credit Facility is limited by the Company’s borrowing base calculation, as defined in the Credit Agreement. In addition, there is a commitment fee of 0.25% for unused credit line with fees for the twelve months ended June 30, 2023, and 2022 of

$147,000 and $141,000, respectively. Availability at June 30, 2023, was approximately $2 million with an outstanding revolver balance of $133 million. Availability at June 30, 2022, was $48 million with an outstanding revolver balance of $136 million.

Revolving Credit Facility, net consists of the following at:

($ in thousands)	June 30, 2023	June 30, 2022
Outstanding Balance	$133,323	$136,176
Less: Deferred Finance Costs	(42)	(208)
Revolving Credit Facility, Net	$133,281	$135,968

Note 9: Employee Benefits

Company Health Plans

The Company sponsors the Alliance Health & Benefits Plan (AHBP) consisting of the following plans: self-insured medical (PPO and HDHP), dental (PPO and HMO), vision, life Insurance, and short & long-term disability. The medical insurance is self-insured to a maximum company exposure of $225,000 per individual occurrence, at which time a stop loss policy covers the balance of covered claims. The Company contributes various percentages to different levels of premium coverage. As of June 30, 2023, the Company fully accrued for estimated run out exposure on a mature claim basis, as provided and calculated by our plan administrator.

The Dental insurance HMO is self-insured to a maximum per individual procedure based on a published schedule which measures exposure. The PPO policy is fully insured. The Company contributes various percentages to different levels of premium coverage. As of June 30, 2023, the Company was fully accrued for estimated run out exposure on a mature claim basis, as provided and calculated by the plan administrator. The vision plan, life insurance plan, and short and long-term disability plans are fully insured, sponsored by the Company and premiums are paid by the employer and employee based on various Board approved schedules. At June 30, 2023 and June 30, 2022, the accrued estimated run out exposure totaled approximately $218,000 and $218,000, respectively, for the medical and dental insurance plans. Accrued estimated runout exposure is included in accrued expenses on the consolidated balance sheets.

401(k) Plan

The Company has the Alliance Entertainment 401(k) Plan (the Plan) covering all eligible employees of the Company. All employees over the age of 18 are eligible to participate in the Plan at the beginning of the month following date of hire. The Plan has automatic deferral at the beginning of the month following date of hire. Employees are automatically enrolled in the Plan with a 3% contribution; however, they have the option to increase/decrease their deferrals or opt out of the Plan at any time. The Company currently offers a match contribution of $.50 of every dollar up to 4% of contribution percentage. The Company conducts a retirement plan review on an annual basis.

Note 10: Income Taxes

The Company accounts for income taxes under an asset and liability approach that requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Company’s consolidated financial statements or tax returns as well as tax credits carry forward. In estimating future tax consequences, the Company generally considers all expected future events other than enactments of changes in the tax laws or rates. Valuation allowances are established as necessary to reduce deferred tax assets to an amount more likely than not to be realized.

The Company's policy on income statement classification of interest and penalties related to income tax obligations is to include such items as part of total interest expense and other expense, respectively. As of June 30, 2023, and 2022, the Company did not have any material uncertain tax positions and thus has not recognized any interest or penalties in these consolidated financial statements. The

Federal income tax return remains open for examination by the U.S. tax authorities for all years subsequent to 2019. In addition, due to the Florida tax examination, tax years 2008-2016 also remains open.

Domestic income (loss) before income taxes and details of the income tax expense (benefit) are as follows:

	Year Ended June 30
($ in thousands)	2023	2022
Income Tax (Benefit) Expense:
Current:
Federal	$(27)	$7,937
State	(860)	2,663
Total Current	$(887)	$10,600
Deferred:
Federal	(5,584)	(951)
State	(2,587)	(226)
Total Deferred	(8,171)	(1,177)
Income Tax (Benefit) Expense	$(9,058)	$9,423

The items accounting for the difference between income taxes computed at the U.S. federal statutory income tax rate and the income tax expense (benefit) at the effective tax rate for each of the years are as follows:

	Year Ended June 30
($ in thousands)	2023		2022
Federal Income Tax Provision at Statutory Rate	$(9,337)	(21)%	$7,484	21%
State Taxes, Net of Federal Benefits	(3,446)	(8)%	2,437	6%
Meals and Entertainment	—	0%	—	0%
Foreign Derived Intangible Income	—	0%	(618)	(2)%
Immaterial income tax out-of-period adjustment	2,914	7%	—	0%
Other	811	1%	120	1%
Income Tax (Benefit) Expense	$(9,058)	(21)%	$9,423	26%

Deferred income taxes reflect the net tax effects of temporary differences between the amount of assets and liabilities for accounting purposes and the amounts used for tax purposes.

The components of deferred taxes consist of the following (amounts in thousands):

	Year Ended	Year Ended
($in thousands)	June 30, 2023	June 30, 2022
Deferred Tax Assets:
Other Deferred Tax Assets (ICDISC)	$590	$583
Net Operating Losses	12,076	30
Bad Debt	42	39
Section 248 Organization Costs	1,285	—
Accruals Not Currently Deductible	1,343	—
Lease Liability	1,390	—
Total Deferred Tax Assets	16,726	652
Deferred Tax Liabilities:
Inventory	(946)	(324)
Accruals Not Currently Deductible	—	(792)
Prepaids	(1,426)	(1,004)
Property and Equipment	(3,871)	(1,399)
Operating Lease Assets	(1,244)	—
Goodwill/Intangibles	(6,340)	(2,404)
Total Deferred Tax Liabilities	(13,827)	(5,923)
Net Deferred Tax Asset (Liability)	$2,899	$(5,271)

As of June 30, 2023, 2022 and 2021, the Company had recorded no unrecognized tax benefits and, therefore, no accrued interest or penalties for unrecognized tax positions. In addition, the Company is under examination by the Florida tax authorities. These proceedings may lead to adjustments or proposed adjustments to their taxes or provisions for uncertain tax provisions. The Company believes that it would prevail under such examination and, accordingly, has not recorded a provision for uncertain tax positions.

The Company evaluates deferred tax assets each period for recoverability. The Company records a valuation allowance for assets that do not meet the threshold of “more likely than not” to be realized in the future. To make that determination, the Company evaluates the likelihood of realization based on the weight of all positive and negative evidence available. As of June 30, 2023 and 2022, The Company has not recorded a valuation allowance.

The Company will reevaluate this determination quarterly and record a tax expense if and when future evidence requires a valuation allowance.

As of June 30, 2023, the Company had federal net operating loss carryforwards ("NOLs") of $46.4 million and state NOLs of $40.1 million. Of these carryforwards, approximately $40.4 million will expire, if not utilized, in various years through 2043. The remaining carryforwards have no expiration.

The Internal Revenue Code of 1986, as amended, imposes restrictions on the utilization of net operating losses and certain credits in the event of an “ownership change” of a corporation. Accordingly, a company’s ability to use net operating losses and certain credits may be limited as prescribed under.

The federal and state net operating loss and credit carryforwards may be subject to significant limitations under Sections 382 and 383 of the Internal Revenue Code (Code) and similar provisions of state law. These Code sections limit the federal net operating loss and credit carryforwards that may be used in any year in the event of an “ownership change.” A Section 382 “ownership change” generally occurs if one or more shareholders or groups of shareholders, who own at least 5% of the Company’s stock, increase their ownership by more than 50 percentage points over their lowest ownership percentage within a rolling three year period. The Company may experience one or more Section 382 “ownership changes”. If so, the Company may lose some or all of the tax benefits of its NOLs and tax credits.

Note 11: Commitments and Contingencies

Commitments

The Company enters into various agreements with suppliers for the products it distributes. The Company had no long-term purchase commitments or arrangements with its suppliers as of June 30, 2023, and June 30, 2022.

Litigation, Claims and Assessments

We are exposed to claims, litigation and/or cyber-attacks of varying degrees arising in the ordinary course of business and use various methods to resolve these matters. When a loss is probable, we record an accrual based on the reasonably estimable loss or range of loss. When no point of loss is more likely than another, we record the lowest amount in the estimated range of loss and, if material, disclose the estimated range of loss. We do not record liabilities for reasonably possible loss contingencies but do disclose a range of reasonably possible losses if they are material and we are able to estimate such a range. If we cannot provide a range of reasonably possible losses, we explain the factors that prevent us from determining such a range. Historically, adjustments to our estimates have not been material. We believe the recorded reserves in our consolidated financial statements are adequate in light of the probable and estimable liabilities. We do not believe that any of these identified claims or litigation will be material to our results of operations, cash flows, or financial condition.

On March 31, 2023, a class action complaint, titled Matthew McKnight v. Alliance Entertainment Holding Corp. f/k/a Alliance Acquisition Corp., Alliance Sponsor LLC, Thomas Finke, Paul G. Porter, Beatriz Acevedo-Greiff, W. Tom Donaldson III, Dylan Glenn, and Frank Quintero, was filed in the Delaware Court of Chancery against our pre-Business Combination board of directors and executive officers and the Sponsor, alleging breaches of fiduciary duties by purportedly failing to disclose certain information in connection with the Business Combination and by approving the Business Combination. We intend to vigorously defend the lawsuit. There can be no assurance, however, that we will be successful. The Company has accrued $150,000 as of June 30, 2023, based on the expected loss.

Note 12: Related Party Transactions

Interest-Charge Domestic International Sales Corporation (“IC-DISC”)

The Company had an affiliate, My Worldwide Market Place, Inc. which was an IC-DISC and was established February 12, 2013. The IC-DISC was owned by the same shareholders of the Company, pre-Merger. Effective December 31, 2022, the IC-DISC was discontinued and there will be no future accruals or commissions paid out.

The IC-DISC was organized to manage sales to certain qualified customers and receive commissions from the Company for this activity. The commissions expenses were $2.8 million and $9.9 million for the twelve months ended June 30, 2023, and 2022, respectively. The commission was determined under formulas and rules defined in the law and regulations of the US tax code, and under these regulations, the commission was deductible by the Company and results in a specified profit to the IC-DISC. This net profit was not subject to federal income tax. The IC-DISC distributed the profit to its stockholders, who were taxed on the income as a dividend. In December 2022, the owners of the IC-DISC elected to forgive the commissions earned for the twelve months ended December 31, 2022. The forgiveness of $6.6 million was recorded as a deemed capital contribution by the Company Stockholders.

Captive Insurance Policies

Bruce Ogilvie, Executive Chairman and a principal stockholder of Alliance, and Jeff Walker, Chief Executive Officer, a director, and a principal stockholder of Alliance, established two insurance companies: Airlie Protection Ins. Co., Inc. and Protection for You Ins. Co., Inc. These insurance companies insured the general assets, liabilities, and claims of Alliance through March 30, 2022, and were not renewed for future periods. Premium payments were allowed based on the Loan Agreement dated February 21, 2017. The Company was not a guarantor and did not have exposure in the event of a loss. Total captive policy expenses for the year ended June 30, 2023, and 2022, were $0.0 million and $1.6 million, respectively.

Other Related Party Transactions

During the year ended June 30, 2023, two promissory notes of approximately $0.25 million were outstanding between Adara and two of its then shareholders to provide cash to pay operating costs. The notes do not accrue interest and were payable no earlier than when the Merger closes or February 10, 2023. On June 30, 2023, approximately $0.50 million was outstanding under the Promissory Note.

During the twelve-month periods ended June 30, 2023, and 2022, the Company had sales to a related party company owned by the Company’s shareholders of $16.8 million, and $7.5 million, respectively. During the same periods, the Company had costs incurred with another related party company in the amount of $8.3 million and $11.4 million, respectively.

On February 1, 2023, Alliance entered into a Distribution Agreement (the “Agreement”) with GameFly Holdings, Inc., a customer of Alliance that is owned by the principal stockholders of Alliance, which is effective from February 1, 2023 through March 31, 2028, at which time the Agreement continues indefinitely until either party provides the other party with six month advance notice to terminate the Agreement. During the year Alliance had distribution revenue in the amount of $0.22 million.

As described in Note 8, the Company borrowed approximately $7.6 million from Bruce Ogilvie on June 6, 2023, and repaid it in full on June 28, 2023. On July 3, 2023, the Company entered into a $17 million line of credit with Bruce Ogilvie (the “Ogilvie 2023 Line of Credit”), whereas it borrowed $10 million on that date, and $5 million on July 10, 2023. These borrowings were paid in full on July 26, 2023. On August 10, 2023, the Company borrowed $17 million. As of September 27, 2023, the amount outstanding under the Ogilvie 2023 Line of Credit amounts to $10 million.

Note 13: Leases

The Company leases offices and warehouses, computer equipment and vehicles. Certain operating leases may contain one or more options to renew. The renewal terms can extend the lease term from one to 13 years. The exercise of lease renewal options is at the Company’s sole discretion. Renewal option periods are included in the measurement of the ROU asset and lease liability when the exercise is reasonably certain to occur.

The depreciable lives of assets and leasehold improvements are limited by the expected lease term, unless there is a transfer of title or purchase option reasonably certain of exercise.

The Company’s lease agreements do not contain any material residual value guarantees or material restrictive covenants. Payments due under the lease contracts include fixed payments plus, may include variable payments. The Company’s office space leases require it to make variable payments for the Company’s proportionate share of the building’s property taxes, insurance, and common area maintenance. These variable lease payments are not included in lease payments used to determine the lease liability and are recognized as variable costs when incurred. Fixed payments may contain predetermined fixed rent escalations.

Operating leases are included in the following asset and liability accounts on the Company’s Balance Sheet: Operating Lease Right-of-Use Assets, Current Portion of Operating Lease Obligations, and Noncurrent Operating Lease Obligations. ROU assets and liabilities arising from finance leases are included in the following asset and liability accounts on the Company’s Consolidated Balance Sheet: Property & Equipment - Net, Current Portion of Finance Lease Obligation, and Noncurrent Finance Lease Obligations.

Components of lease expense were as follows for the twelve months ended June 30, 2023, and 2022:

	Year	Year
	Ended	Ended
	June 30,	June 30,
	2023	2022
Lease Cost ($ in thousands)
Finance Lease Cost:
Amortization of Right of Use Assets	$204	$675
Interest on lease liabilities	12	27
Operating Lease Cost	3,852	4,515
Short - Term Lease Cost	46	1,140
Variable Lease Cost	954	1,633
Total Lease Cost	$5,068	$7,990
Other Information ($ in thousands)
Cash paid for amounts included in the measurement of lease liabilities:
Operating cash flows from finance leases	$12	$30
Operating cash flows from operating leases	$4,193	$4,820
Financing cash flows from finance leases	$208	$1,070
Right of use assets obtained in exchange for new finance lease liabilities	$10,080	—
Right of use assets obtained in exchange for new operating lease liabilities	—	—
Net Right of use asset remeasurement	$(9)	$(651)
Weighted average remaining lease term - finance leases (in Years)	1.13	2.06
Weighted average remaining lease term - operating leases (in Years)	1.48	2.33
Weighted average discount rate - finance leases	3.68%	3.70%
Weighted average discount rate - operating leases	4.14%	4.10%

Maturities of operating and finance lease liabilities as of June 30, 2023 are as follows:

($ in thousands)	Operating Leases	Finance Leases
2024	4,033	3,064
2025	1,415	3,062
2026	113	2,977
2027	14	1,688
2028	4	—
Total Lease Payments	5,579	10,791
Less Imputed Interest	(155)	(1,313)
Total	5,424	9,478

Note 14: Business Acquisition

On July 1, 2022, Alliance purchased 100% of the stock of Think3Fold, a collectibles distribution company for contingent consideration with a fair value of zero at the acquisition date. The transaction expanded and diversified the Company’s portfolio of products and enabled scale and fixed cost leverage.

The results of operations of the acquired entity are included in the Consolidated Financial Statements from July 1, 2022, through June 30, 2023. The Company recognized $694,000 of acquisition-related costs that were expensed in year ended June 30, 2023. These costs are included in the consolidated statements of operations and comprehensive income within transaction costs.

Think3Fold revenue and earnings included in the Company’s consolidated statements of operations for the periods July 1, 2022, through June 30, 2023, are as follows:

Year Ended
($ in thousands)	June 30, 2023
Revenue	$16,112
Net Income	$1,881

The company has not presented pro forma financial information for the acquisition of Think3Fold in accordance with ASC 805, as historical financial information was not available in a reliable format and because the omission of such information is considered immaterial to the consolidated financial statements as a whole.

As part of the Think3Fold acquisition, a contingent consideration, or earn-out, arrangement was established. The contingent consideration is contingent upon the achievement of certain predefined performance milestones from July 1, 2022, to June 30, 2025. The fair value of the contingent consideration was zero at the acquisition date and as of June 30, 2023. Any subsequent changes in the fair value of the contingent consideration will be accounted for as an adjustment to the statement of operations and comprehensive (loss) income.

The Think3Fold acquisition was treated for accounting purposes as a purchase of Think3Fold using the acquisition method of accounting in accordance with ASC 805, Business Combination. Under the acquisition method of accounting, the aggregate consideration was allocated to the acquired assets and assumed liabilities, in each case, based on their respective fair value as of the closing date, with the excess of the consideration transferred over the fair value of the net assets acquired (or net liabilities assumed) being allocated to intangible assets and goodwill.

The purchase price allocation for this business acquisition was completed in the fourth quarter of the fiscal year ended June 30, 2023 and the following assets and liabilities are recognized based on the purchase price allocation and the fair value measurements. During the twelve-month period ended June 30, 2023, the Company recorded a measurement period adjustment to reduce the fair value of the inventory acquired by $5.2 million, which resulted in a corresponding increase in goodwill.

Allocation of purchase price consideration ($ in thousands)

Cash Acquired	$1
Trade Receivables	2,212
Inventory	7,853
Customer Relationship Intangibles	3,000
Other Assets	19
Accounts Payable	(22,298)
Total identifiable net assets (liabilities)	(9,213)
Goodwill	9,213
Total Consideration	$—

Goodwill resulting from the Think3Fold acquisition is not deductible for tax purposes. This non-deductibility arises from the intrinsic nature of the transaction and applicable tax regulations. The recognized goodwill associated with the Think3Fold acquisition primarily comprises expected synergies, since the acquisition is expected to generate synergies in various aspects, including operational efficiencies and revenue growth. These synergies are a significant component of recognized goodwill, as they are anticipated to enhance the overall value of the combined entity.

Note 15: Merger

As disclosed in Note 1, on February 10, 2023, the Company completed the Merger with Alliance and a Merger Sub, resulting in the Company becoming a publicly traded company. While Alliance was the legal acquirer in the Merger, for financial accounting and reporting purposes under U.S. GAAP, Legacy Alliance was the accounting acquirer, and the Merger was accounted for as a “reverse recapitalization.” A reverse recapitalization (i.e., a capital transaction involving the exchange of stock by Alliance for Legacy Alliance’s stock) does not result in a new basis of accounting, and the consolidated financial statements of the combined entity represent the continuation of the consolidated financial statements of Legacy Alliance. Accordingly, the consolidated assets, liabilities, and results of operations of Legacy Alliance became the historical consolidated financial statements of the combined company, and Alliance’s assets, liabilities and results of operations were consolidated with Legacy Alliance beginning on the acquisition date. Operations prior to the Merger are presented as those of Legacy Alliance in future reports. The net assets of Alliance were recognized at historical cost (which was consistent with carrying value), with no goodwill or other intangible assets recorded.

At the closing of the Merger, each of the then issued and outstanding shares of Alliance common stock were cancelled and automatically converted into the right to receive the number of shares of Alliance common stock equal to the exchange ratio (determined in accordance with the Business Combination Agreement). The Company’s 900 shares of previously outstanding common stock were exchanged for 47,500,000 shares of Class A Common Stock. In addition, the treasury stock was cancelled. This change in equity structure has been retroactively reflected in the financial statements for all periods presented.

The following table summarizes the shares of Class A outstanding following consummation of the Merger:

Alliance Public Shares	167,170
Alliance Sponsor Shares	1,500,000
Legacy Alliance Shares	47,500,000
Total Shares of Common Stock Outstanding after Merger	49,167,170

Up to 60 million additional Class E shares may be issued to the Legacy Alliance shareholders at no cost based on future performance of the company’s stock price, and 9.9 million warrants (Class A) that can be exercised for common shares at $11.50 per share (See Note 17). The 60 million Class E shares are set aside in an escrow account as additional consideration contingent on triggering events occurring within 10 years after the Merger. Upon reaching the following triggering events, the Class E shares will be released from the escrow account to the three major shareholders, and converted to Class A shares on a 1:1 basis:

➢	If the stock price increases to $20 per share within 5 years, 20 million Class E shares will be released.
➢	If the stock price increases to $30 per share within 7 years, 20 million Class E shares will be released.
➢	If the stock price increases to $50 per share within 10 years, 20 million Class E shares will be released.

Each share of Class A and Class E common stock has one vote, and the common shares collectively will possess all voting power and will have the exclusive right to vote for the election of directors and on all other matters properly submitted to a vote of the stockholders. Since the Class E shares are subject to vesting conditions and meet the contingent exercise and settlement provisions to be considered indexed to the Company’s stock, they are accounted for as equity instruments, and are reflected as a reduction of retained earnings, at their fair value on the date of the Merger.

The Company incurred total transaction costs of approximately $5.0 million, including legal, financial advisory and other professional fees related to the Merger, which was recorded as an expense as the offering costs exceeded the proceeds received in the Merger.

In connection with the Merger, the Company’s 2023 Omnibus Equity Incentive Plan (the “2023 Plan”) became effective. The 2023 Plan is a comprehensive incentive compensation plan under which the Company can grant equity-based and other incentives awards to based officers, employees and directors of, and consultants and advisers to, Alliance and its subsidiaries. The Company has reserved a total of 600,000 shares of common stock for issuance as or under awards to be made under the 2023 Plan. To the extent that an award lapses, expires, is canceled, is terminated unexercised or ceases to be exercisable for any reason, or the rights of its holder terminate, any common stock subject to such award shall again be available for the grant of a new award. The 2023 Plan shall continue in effect, unless sooner terminated, until the tenth anniversary of the date on which it is adopted by the Board of Directors (except as to awards outstanding on that date), and the Board of Directors in its discretion may terminate it at any time with respect to any shares for which awards have not theretofore been granted, provided certain conditions are met, in accordance with the 2023 Plan. The price at which a share may be purchased upon exercise of a share option shall be determined by the Plan Committee; provided, however, that such option price (i) shall not be less than the fair market value of a share on the date such share option is granted, and (ii) shall be subject to adjustment as provided in the 2023 Plan. As of June 30, 2023, 463,800 shares were awarded under the 2023 Plan.

Note 16: Stock-Based Compensation:

As part of the merger with Adara on February 10, 2023, 600,000 shares were authorized for a one-time employee stock plan. Total restricted stock awards of 463,800 shares were granted to employees on June 15, 2023, by approval of the compensation committee. The shares fully vest on October 4, 2023.The company does not have an annual stock-based compensation plan.

Number of RSAs
Outstanding as of February 10, 2023	—
Granted on June 15, 2023	463,800
Forfeited	(4,600)
Outstanding June 30, 2023	459,200

In connection with awards granted, the Company recognized $216,000 in stock-based compensation during the year ended June 30, 2023.

Note 17: Warrants

As a result of the Merger, at June 30, 2023, there were 5,750,000 Public Warrants, 4,120,000 Private Placement Warrants and 50,000 Representatives Warrants issued and outstanding, each exercisable for one share of Class A Common Stock with an exercise price of $11.50 (the “Warrants”).

The Company will not be obligated to deliver any shares of Class A common stock pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act covering the issuance of the shares of Class A common stock underlying the Warrants is then effective and a prospectus relating thereto is current, subject to the Company satisfying its obligations with respect to registration. Additionally, no warrant will be exercisable, and the Company will not be obligated to issue shares of Class A common stock upon exercise of a warrant unless Class A common stock issuable upon such warrant exercise has been registered, qualified, or deemed to be exempt under the securities laws of the state of residence of the registered holder of the Warrants.

The Company filed with the SEC on April 11, 2023, its registration statement covering the shares of Class A common stock issuable upon exercise of the Warrants, to cause such registration statement to become effective and to maintain a current prospectus relating to those shares of Class A common stock until the warrants expire or are redeemed, as specified in the warrant agreement. The registration, as amended, became effective June 29, 2023.

Public Warrants:

The Public Warrants qualify for the derivative scope exception under ASC 815 and are therefore classified as equity on the consolidated balance sheets. They may only be exercised for a whole number of shares. The Public Warrants are currently exercisable at $11.50 per share and will expire five years after the completion of the Merger or earlier upon redemption or liquidation. The Company may redeem for cash the outstanding Public Warrants:

➢	in whole and not in part.
➢	at a price of $0.01 per Public Warrant.
➢	upon not less than 30 days’ prior written notice of redemption after the warrants become exercisable to each warrant holder; and
➢	if, and only if, the reported last sale price of the Class A common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations, and the like) for any 20 trading days within a 30-trading day period commencing once the Public Warrants become exercisable and ending three business days before the Company sends the notice of redemption to the warrant holders. If and when the Public Warrants become redeemable by the Company, the Company may exercise its redemption right.

Even if it is unable to register or qualify the underlying securities for sale under all applicable state securities laws.

If the Company calls the Public Warrants for redemption, management will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement. The exercise price and number of shares of Class A common stock issuable upon exercise of the Public Warrants may be adjusted in certain circumstances including in the event of a stock dividend, or recapitalization, reorganization, merger, or consolidation. However, the Public Warrants will not be adjusted for issuances of Class A common stock at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the Public Warrants.

Private Placement Warrants:

The Private Placement Warrants are identical to the Public Warrants underlying the Units sold in the Initial Public Offering but are classified as liabilities on the consolidated balance sheet as they are not considered indexed to the company’s own stock. Additionally, the Private Placement Warrants are exercisable on a cashless basis and are non-redeemable, so long as they are held by the initial purchasers or their permitted transferees. If the Private Placement Warrants are held by someone other than the initial purchasers or their permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants as described above.

Representative Warrants

The Company issued Representative Warrants, for minimal consideration to ThinkEquity, a division of Fordham Financial Management, Inc. (and/or its designees), in a private placement simultaneously with the closing of Alliance’s initial public offering, which are also classified as liabilities on the consolidated balance sheet. The Representative Warrants are identical to the Private Warrants except that so long as the Representative Warrants are held by ThinkEquity (and/or its designees) or its permitted transferees, the Representative Warrants (i) will not be redeemable by the Company, (ii) may be exercised by the holders on a cashless basis, (iii) are entitled to registration rights and (iv) are not exercisable more than five years from the effective date of the Merger.

Note 18: Fair Value

The Company complies with the provisions of ASC 820, Fair Value Measurements, for its financial and non-financial assets and liabilities. ASC 820 defines fair value, establishes a framework for measuring fair value and expands disclosure for each major asset and liability category measured at fair value on either a recurring or nonrecurring basis.

The Company accounts for certain assets and liabilities at fair value. The hierarchy below lists three levels of fair value based on the extent to which inputs used in measuring fair value are observable in the market. The company categorizes each of its fair value measurements in one of these three levels based on the lowest level input that is significant to the fair value measurement in its entirety. These levels are:

1.Level 1 – Quoted prices are available in active markets for identical assets or liabilities at the reporting date. Generally, this includes debt and equity securities that are traded in an active market.

2.Level 2 – Observable inputs other than Level 1 prices such as quote prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities. Generally, this includes debt and equity securities that are not traded in an active market.

3.Level 3 – Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities. Level 3 assets and liabilities include financial instruments whose value is determined using pricing models, discounted cash flow methodologies, or other valuation techniques, as well as instruments for which the determination of fair value requires significant management judgment or estimation. As of June 30, 2023, the Company has classified the Private Placement Warrants and the Representative Warrants as Level 3 fair value measurements. Management evaluates a variety of inputs and then estimates fair value based on those inputs. As discussed below, the Company utilized the Lattice Model in valuing the Private Placement Warrants and Representative Warrants.

The fair value of cash and cash equivalents, other assets, line of credit, accounts payable and accrued expenses approximate their carrying value due to the short-term maturities of these items. The fair value of the company’s line of credit, which is considered a Level 2 fair value measurement, approximates it carrying value because it has a variable interest rate.

The Company recomputes the fair value of the Private and the Representative Warrants at the issuance date and the end of each quarterly reporting period. Such value computation includes subjective input assumptions that are consistently applied each period. If the Company were to alter its assumptions or the numbers input based on such assumptions, the resulting fair value could be materially different.

The Company utilized the following assumptions to estimate fair value of the Private Warrants and Representative Warrants as of:

	June 30,	February 10,
	2023	2023
Stock Price	$2.55	$3.30
Exercise price per share	$11.50	$11.50
Risk-free interest rate	4.16%	3.58%
Expected term (years)	4.6	4.8
Expected volatility	34.6%	28.6%
Expected dividend yield	—	—

The significant assumptions using the Lattice model approach for valuation of the Private Placement Warrants and Representative Warrants were determined in the following manner:

(i)	Risk-free interest rate: the risk-free interest rate is based on the U.S. Treasury rate with a term matching the time to expiration.
(ii)	Expected term: the expected term is estimated to be equivalent to the remaining contractual term.
(iii)	Expected volatility: expected stock volatility is based on daily observations of the Company’s historical stock value and implied by market price of the Public Warrants, adjusted by guideline public company volatility.
(iv)	Expected dividend yield: expected dividend yield is based on the Company’s anticipated dividend payments. As the Company has never issued dividends, the expected dividend yield is 0% and this assumption will be continued in future calculations unless the Company changes its dividend policy.

The table below presents the balances of assets and liabilities measured at fair value on a recurring basis by level within the hierarchy as follows: (in thousands)

	As of June 30, 2023
	Total	Level 1	Level 2	Level 3
Private Placement and Representative Warrants	$206	$—	$—	$206

The table below presents the change in number and fair value of the Private and Representative Warrants since the Merger on February 10, 2023: (in thousands, except the number of shares)

	Private Warrants		Representative Warrants		Total
	Shares	Value	Shares	Value	Shares	Value
February 10, 2023	4,120,000	$203	50,000	$2	4,170,000	$205
Exercised	—	—	—	—	—	—
Change in value	—	$—	—	$1	—	$1
June 30, 2023	4,120,000	$203	50,000	$3	4,170,000	$206

Note 19: Subsequent Events

On July 5, 2023, the Company sold an aggregate of 1,335,000 shares of the Company’s Class A Common Stock at a public offering price to the public of $3.00 per share (the “Offering”), pursuant to an Underwriting Agreement, dated as of June 29, 2023 (the “Underwriting Agreement”), by and between the Company and ThinkEquity, as representative of the underwriters of the Offering (the “Underwriters”).

In addition, pursuant to the Underwriting Agreement, the Company granted ThinkEquity a 45-day option to purchase up to 200,250 additional shares of Class A Common Stock to cover over-allotments in connection with the Offering. The Class A Common Stock was offered and sold to the public pursuant to the Company’s registration statement on Form S-1, initially filed by the Company with the SEC under the Securities Act of 1933, as amended (the “Securities Act”), on April 12, 2023, as amended, which became effective on July 4, 2023.

The Company received gross proceeds of $4,005,000, before deducting underwriting discounts and commissions of 7.5% of the gross proceeds and estimated Offering expenses.

As described in Note 8, on September 13, 2023, certain subsidiaries of Alliance Entertainment Holding Corporation, a Delaware corporation (the “Company” or “Alliance”), as Borrowers thereunder (the “Borrowers”), entered into an Amendment Number Thirteen and Waiver (“Amendment No. 13”) to the Loan and Security Agreement (the “Credit Facility”) with Bank of America, N.A. (the “Agent”), as agent for the Lenders thereunder. Pursuant to Amendment No. 13, (i) the termination date of the Credit Facility was extended to December 31, 2023, (ii) the definitions of Subordinated Debt and Permitted Contingent Obligations were amended, (iii) the Borrowers are not permitted to create, incur, guarantee or offer to exit any new debt or liens, other than certain specified liens, or to make or declare any distribution, other than certain permitted distributions, (iv) loans and advances that were previously permitted, as well as previously permitted acquisitions, will be considered restricted investments and may not be made, (v) the Borrowers may not make any loans or advances of money to any persons, and (vi) the lenders waived certain events of default, including certain breaches of negative covenants.

1,250,000 Shares of Class A Common Stock

Alliance Entertainment Holding Corporation

PRELIMINARY PROSPECTUS

ThinkEquity

, 2024

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth the estimated expenses to be borne by the registrant in connection with the issuance and distribution of the shares of common stock being registered hereby.

Estimated
Expense	Amount
Securities and Exchange Commission registration fee	$1,803
Accounting fees and expenses	$150,000
Legal fees and expenses	$200,000
Financial printing and miscellaneous expenses	$348,897
Total	$700,000

Item 14. Indemnification of Officers and Directors

The Certificate of Incorporation contains provisions limiting the liability of directors, and our Bylaws provide that we will indemnify each of our directors to the fullest extent permitted under Delaware law. The Certificate of Incorporation and our Bylaws also provide us with discretion to indemnify officers and employees when determined appropriate by the Board.

We intend to enter into indemnification agreements with each of our directors and executive officers and certain other key personnel. The indemnification agreements provide that we indemnify each of our directors, executive officers and such other key personnel against any and all expenses incurred by that director, executive officer or other key personnel because of his or her status as one of our directors, executive officers or other key personnel, to the fullest extent permitted by Delaware law, the Certificate of Incorporation and our Bylaws. In addition, the indemnification agreements provide that, to the fullest extent permitted by Delaware law, we will advance all expenses incurred by our directors, executive officers, and other key personnel in connection with a legal proceeding involving his or her status as a director, executive officer or key personnel.

Item 15. Recent Sales of Unregistered Securities.

Warrants

In connection with the closing of the a public offering on July 5, 2023, we issued warrants to purchase 50,000 shares of Class A common stock to the underwriter of its IPO and certain affiliates of the underwriter. Each such warrant entitles the holder to purchase one share of Class A common stock at a price of $3.75 per share, subject to adjustment. These warrants are non-redeemable and exercisable on a cashless basis. The sales of the Private Warrants were made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act.

		Incorporated by Reference
Exhibit Number	Description of Document	Schedule/ Form	File Number	Exhibits	Filing Date
1.1***	Underwriting Agreement	Form 8-K	001-40014	2.1	June 23, 2022
2.1*	Business Combination Agreement, dated as of June 22, 2022, by and among Adara, Merger Sub and Alliance
3.1	Amended and Restated Certificate of Incorporation	Form S-4	333-266098	3.2	October 18, 2022
3.2	Amended and Restated Bylaws	Form S-4	333-266098	3.3	October 18, 2022
4.1	Specimen Class A Common Stock Certificate	Form S-4	333-266098	4.5	October 18, 2022
4.2	Specimen Warrant Certificate.	Form S-4	333-266098	4.6	October 18, 2021
4.3	Warrant Agreement, dated February 8, 2021, by and between Adara and Continental Stock Transfer & Trust Company, as warrant agent.	Form 8-K	001-40014	4.1	February 11, 2021
4.4	Form of 2023 Representative’s Warrant Agreement	Form 8-K	001-40014	4.1	July 6, 2023
4.5***	Form of Representative’s Warrant Agreement
5.1***	Opinion of Blank Rome LLP regarding the validity of the securities.
10.1	Form of Lock-Up Agreement (included in Exhibit 2.1).	Form 8-K	001-40014	2.1	June 23, 2022
10.2(a) †	Alliance Entertainment Holding Corporation 2022 Equity Incentive Plan.	Form S-4	333-266098	10.10	October 18, 2022
10.3	Form of Indemnity Agreement	Form S-4	333-266098	10.11	October 18, 2022
10.4	Lease Agreement, dated as of August 18, 2017, by and between Liberty Property Limited Partnership and COKeM International, Ltd.	Form S-4	333-266098	10.16	October 18, 2022
10.5	First Amendment to Lease, dated as of January 22, 2018, by and among Liberty Property Limited Partnership and COKeM International, Ltd.	Form S-4	333-266098	10.17	October 18, 2022
10.6	Multi-Tenant Industrial Triple Net Lease, dated as of December 14, 2007, by and between Cedar Grove - Crossdock, LLC and Alliance Entertainment, LLC	Form S-4	333-266098	10.18	October 18, 2022
10.7	First Amendment to Lease Agreement, dated as of January 18, 2013, by and between KTR LOU I LLC and Alliance Entertainment, LLC	Form S-4	333-266098	10.19	October 18, 2022
10.8	Second Amendment to Lease Agreement, dated as of August 1, 2014, by and between KTR LOU I LLC and Alliance Entertainment, LLC	Form S-4	333-266098	10.20	October 18, 2022
10.9	Guaranty Agreement, dated as of November 9, 2012, by and between Project Panther Acquisition Corporation and KTR LOU I LLC	Form S-4	333-266098	10.21	October 18, 2022

		Incorporated by Reference
Exhibit Number	Description of Document	Schedule/ Form	File Number	Exhibits	Filing Date
10.10	Office Lease, dated as of January 7, 2011, by and between French Overseas Company, LLC and Alliance Entertainment, LLC	Form S-4	333-266098	10.22	October 18, 2022
10.11	First Amendment to Lease, dated as of January 31, 2012, by and between French Overseas Company, LLC and Alliance Entertainment, LLC	Form S-4	333-266098	10.23	October 18, 2022
10.12	Second Amendment to Lease, dated August 2016, by and between French Overseas Company, LLC and Alliance Entertainment, LLC	Form S-4	333-266098	10.24	October 18, 2022
10.13	Standard Industrial Lease, dated as of August 12, 2020, by and between SCRS Valley Park Business Center, LLC and COKeM International, Ltd.	Form S-4	333-266098	10.25	October 18, 2022
10.14	Second Amendment to Lease, dated as of June 26, 2020, by and between Liberty Property Limited Partnership and COKeM International, Ltd.	Form S-4	333-266098	10.26	October 18, 2022
10.16 †	Form of Employment Agreement, by and between Alliance Entertainment Holding Corporation and Bruce Ogilvie	Form S-4	333-266098	10.27	October 18, 2022
10.17 †	Form of Employment Agreement, by and between Alliance Entertainment Holding Corporation and Jeffrey Walker	Form S-4	333-266098	10.28	October 18, 2022
10.18	Contingent Consideration Escrow Agreement by and among Alliance Entertainment Holding Corporation, Bruce Ogilvie and Continental Stock Transfer and Trust Company dated February 10, 2023	Form 8-K	001-40014		February 13, 2023
10.19	Loan and Security Agreement, dated as of December 31, 2023 by and among Alliance Entertainment Holding Corporation, as Parent and Guarantor, each of its subsidiaries from time to time party thereto, as Borrowers and Guarantors, the Lenders from time to time parties thereto, and White Oak Commercial Finance LLC, as Administration Agent and Collateral Agent	Form 8-K	001-40014	10.1	December 26, 2023
10.20	GameFly, Distribution Agreement	Form 10-Q	001-40014	10.1	February 8, 2024
14	Code of Ethics for Alliance Entertainment Holding Corporation	Form 8-K	001-40014	14	February 13, 2023
23.1	Consent of BDO USA, P.C.
23.3	Consent of Blank Rome LLP. (included in Exhibit 5.1)***
99.1	Audit Committee Charter of Alliance Entertainment Holding Corporation	Form 8-K	001-40014	14	February 13, 2023
99.2	Compensation Committee Charter of Alliance Entertainment Holding Corporation	Form 8-K	001-40014	14	February 13, 2023
99.3	Nominating Committee Charter of Alliance Entertainment Holding Corporation	Form 8-K	001-40014	14	February 13, 2023
101.INS	XBRL Instance Document
101.CAL	XBRL Taxonomy Extension Calculation Linkbase Documents
101.SCH	XBRL Taxonomy Extension Schema Document

Incorporated by Reference
Exhibit Number	Description of Document	Schedule/ Form	File Number	Exhibits	Filing Date
101.DEF	XBRL Taxonomy Extension Definition Linkbase Document
101.LAB	XBRL Taxonomy Extension Label Linkbase Document
101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document
107.1+	Filing Fee Table

*

Certain of the exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The Company agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.

**	Filed herewith.
***	To be filed by amendment.

+ Calculation of Filing Fee Tables. The information as to each type of and class of securities being registered under this registration statement in the manner required by Item 601(b)(107) of Regulation S-K is set forth in Exhibit 107.1 to this registration statement, which is incorporated herein by reference.

†	Indicates a management contract or compensatory plan, contract or arrangement.

Item 17. Undertakings.

The undersigned registrant, hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
i.	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;
ii.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)	That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
(5)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
iii.	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Planation, in the state of Florida, on the 10th day of June, 2024.

ALLIANCE ENTERTAINMENT HOLDING CORPORATION

By:	/s/ Jeffrey Walker
Jeffrey Walker
Chief Executive Officer and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Jeffrey Walker and John Kutch his true and lawful attorney-in-fact, each with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments including post-effective amendments to this registration statement and any and all registration statements filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, hereby ratifying and confirming all that said attorney-in-fact or his substitute, acting alone, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Name	Title	Date

/s/ Bruce Ogilvie	Executive Chairman	June 10, 2024
Bruce Ogilvie

/s/ Jeffrey Walker	Chief Executive Officer, Chief Financial Officer and Director (Principal Executive Officer and Principal Financial Officer)	June 10, 2024
Jeffrey Walker

/s/ Amanda Gnecco	Chief Accounting Officer (and Principal Accounting Officer)	June 10, 2024
Amanda Gnecco

/s/ W. Tom Donaldson III	Director	June 10, 2024
W. Tom Donaldson III

/s/ Thomas Finke	Director	June 10, 2024
Thomas Finke

/s/ Chris Nagelson	Director	June 10, 2024
Chris Nagelson

/s/ Terilea J. Wielenga	Director	June 10, 2024
Terilea J. Wielenga